FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-228697-01

PROSPECTUS

$586,666,559 (Approximate)

CF 2019-CF1 Mortgage Trust

(Central Index Key Number 0001771200)

Issuing Entity

CCRE Commercial Mortgage Securities, L.P.

(Central Index Key Number 0001515166)

Depositor

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

KeyBank National Association
(Central Index Key Number 0001089877)

CIBC Inc.

(Central Index Key Number 0001548567)

Sponsors and Mortgage Loan Sellers

CF 2019-CF1 Mortgage Trust Commercial Mortgage Pass-Through Certificates,
Series 2019-CF1

CCRE Commercial Mortgage Securities, L.P. is offering certain classes of the CF 2019-CF1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-CF1, consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named CF 2019-CF1 Mortgage Trust. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and (ii) a subordinate note evidencing a portion of a commercial whole loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in May 2019. The rated final distribution date for the certificates is the distribution date in May 2052.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate(4)	Pass-Through Rate Description	Assumed Final Distribution Date(5)
Class A-1	$9,039,000		2.8546%	Fixed	March 2024
Class A-2	$47,743,000		3.6234%	Fixed	April 2024
Class A-SB	$18,934,000		3.6602%	Fixed	November 2028
Class A-3	$50,595,000		3.8356%	Fixed	March 2026
Class A-4	$154,167,000		3.5230%	Fixed	February 2029
Class A-5	$182,897,561		3.7857%	Fixed	April 2029
Class X-A	$463,375,561	(7)	1.1448%	Variable(8)	April 2029
Class X-B	$123,290,998	(7)	0.6609%	Variable(8)	April 2029
Class A-S	$60,404,315		4.0273%	Fixed	April 2029
Class B	$32,270,798		4.1784%	WAC Cap(9)	April 2029
Class C	$30,615,885		4.3524%	WAC Cap(9)	April 2029

(Footnotes on table on pages 3, 4 and 5)

You should carefully consider the risk factors beginning on page 65 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CCRE COMMERCIAL MORTGAGE SECURITIES L.P. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CIBC World Markets Corp., CastleOak Securities, L.P. and Drexel Hamilton, LLC will purchase the offered certificates from CCRE Commercial Mortgage Securities, L.P. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Cantor Fitzgerald & Co., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 84.6% of each class of offered certificates and KeyBanc Capital Markets Inc. is acting as sole bookrunning manager with respect to approximately 15.4% of each class of offered certificates. CIBC World Markets Corp., CastleOak Securities, L.P. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 30, 2019. CCRE Commercial Mortgage Securities, L.P. expects to receive from this offering approximately 110.37095% of the initial aggregate certificate balance of the offered certificates, plus accrued interest from April 1, 2019, before deducting expenses payable to the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$586,666,559	100%	$586,666,559	$71,104

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

CANTOR FITZGERALD & CO.	KEYBANC CAPITAL MARKETS	DEUTSCHE BANK SECURITIES
Co-Lead Managers and Joint Bookrunners

CIBC WORLD MARKETS	DREXEL HAMILTON	CASTLEOAK SECURITIES, L.P.
Co-Managers

April 16, 2019

CF 2019-CF1

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Utah
1 property
$13,500,000
2.0% of total
Missouri
2 properties
$13,555,556
2.0% of total
Illinois
2 properties
$55,489,538
8.4% of total
Wisconsin
1 property
$7,930,000
1.2% of total
Indiana
4 properties
$14,360,000
2.2% of total
Michigan
2 properties
$37,000,000
5.6% of total
Pennsylvania
3 properties
$53,635,385
8.1% of total
New York
4 properties
$112,650,000
17.0% of total
New Hampshire
1 property
$4,733,333
0.7% of total
Washington
1 property
$7,605,000
1.1% of total
Ohio
3 properties
$36,490,000
5.5% of total
Oregon
1 property
$15,500,000
2.3% of total
Massachusetts
1 property
$11,339,207
1.7% of total
Nevada
3 properties
$12,252,234
1.9% of total
Delaware
4 properties
$21,750,000
3.3% of total
California
3 properties
$43,027,439
6.5% of total
Virginia
4 properties
$55,000,000
8.3% of total
South Carolina
3 properties
$11,769,691
1.8% of total
Georgia
4 properties
$13,950,000
2.1% of total
Oklahoma
1 property
$5,611,833
0.8% of total
Texas
3 properties
$57,300,000
8.7% of total
Mississippi
1 property
$11,500,000
1.7% of total
Kentucky
1 property
$2,200,000
0.3% of total
Florida
6 properties
$37,371,429
5.6% of total
Tennessee
1 property
$6,444,444
1.0% of total
% of Initial Outstanding Pool Balance
0.3% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 17.0%

Summary of Certificates

Set forth below are the indicated characteristics of the respective classes of the Series 2019-CF1 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Available Certificate Balance or Notional Amount(1)		Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)		Approximate Initial Credit Support(3)	Approximate Initial Pass- Through Rate(4)	Pass-Through Rate Description	Assumed Final Distribution Date(5)	Expected Weighted Average Life (Years)(6)	Expected Principal Window (Months)(6)
Offered Certificates
Class A-1	$9,039,000		$8,685,000		$354,000		30.000%	2.8546%	Fixed	March 2024	2.98	1 – 59
Class A-2	$47,743,000		$45,873,000		$1,870,000		30.000%	3.6234%	Fixed	April 2024	4.95	59 – 60
Class A-SB	$18,934,000		$18,192,000		$742,000		30.000%	3.6602%	Fixed	November 2028	7.38	60 – 115
Class A-3	$50,595,000		$48,613,000		$1,982,000		30.000%	3.8356%	Fixed	March 2026	6.88	83 – 83
Class A-4	$154,167,000		$148,129,000		$6,038,000		30.000%	3.5230%	Fixed	February 2029	9.71	115 – 118
Class A-5	$182,897,561		$175,735,000		$7,162,561		30.000%	3.7857%	Fixed	April 2029	9.89	118 – 120
Class X-A	$463,375,561	(7)	$445,227,000	(7)	$18,148,561	(7)	N/A	1.1448%	Variable(8)	April 2029	N/A	N/A
Class X-B	$123,290,998	(7)	$118,461,000	(7)	$4,829,998	(7)	N/A	0.6609%	Variable(8)	April 2029	N/A	N/A
Class A-S	$60,404,315		$58,038,000		$2,366,315		20.875%	4.0273%	Fixed	April 2029	9.96	120 – 120
Class B	$32,270,798		$31,007,000		$1,263,798		16.000%	4.1784%	WAC Cap(9)	April 2029	9.96	120 – 120
Class C	$30,615,885		$29,416,000		$1,199,885		11.375%	4.3524%	WAC Cap(9)	April 2029	9.96	120 – 120
Non-Offered Pooled Certificates(10)
Class X-D	$33,098,255	(7)	$31,801,000	(7)	$1,297,255	(7)	N/A	1.8085%	Variable(8)	May 2029	N/A	N/A
Class X-F	$13,239,301	(7)	$12,720,000	(7)	$519,301	(7)	N/A	1.3085%	Variable(8)	May 2029	N/A	N/A
Class X-G	$6,619,651	(7)	$6,360,000	(7)	$259,651	(7)	N/A	1.3085%	Variable(8)	May 2029	N/A	N/A
Class D	$19,031,496		$18,286,000		$745,496		8.500%	3.0000%	Fixed	April 2029	9.96	120 – 120
Class E	$14,066,759		$13,515,000		$551,759		6.375%	3.0000%	Fixed	May 2029	9.99	120 – 121
Class F	$13,239,301		$12,720,000		$519,301		4.375%	3.5000%	Fixed	May 2029	10.04	121 – 121
Class G	$6,619,651		$6,360,000		$259,651		3.375%	3.5000%	Fixed	May 2029	10.04	121 – 121
Class NR-RR	$22,341,322		$21,466,000		$875,322		0.000%	4.8085%	WAC(11)	May 2029	10.04	121 – 121
Class S(12)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Loan-Specific Certificates(10)(13)
Class 65A	$15,698,000		N/A		N/A		53.005%	4.4114%	Fixed	April 2024	4.96	60 – 60
Class 65B	$10,481,000		N/A		N/A		46.086%	4.1396%	Fixed	April 2024	4.96	60 – 60
Class 65C	$14,240,000		N/A		N/A		36.687%	4.1226%	Fixed	April 2024	4.96	60 – 60
Class 65D	$13,784,000		N/A		N/A		27.589%	4.6602%	Fixed	April 2024	4.96	60 – 60
Class 65E	$35,597,000		N/A		N/A		4.092%	4.9108%	Net Mortgage Rate(14)	April 2024	4.96	60 – 60
Class 65RR(15)	$6,200,000		N/A		N/A		0.000%	4.9108%	Net Mortgage Rate(14)	April 2024	4.96	N/A
Class 65X1	$26,179,000	(16)	N/A		N/A		N/A	0.6082%	Variable(17)	April 2024	N/A	N/A
Class 65X2	$28,024,000	(16)	N/A		N/A		N/A	0.5237%	Variable(17)	April 2024	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%

(2)	On the Closing Date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as such term is defined in the credit risk retention rules) for the securitization constituted by the issuance of the pooled certificates, is expected to cause two separate majority-owned affiliates to purchase (i) an “eligible vertical interest” (as defined in the credit risk retention rules), in the form of certificates representing at least 3.916% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of pooled certificates (collectively referred to herein as the “VRR interest”) and (ii) an “eligible horizontal residual interest” (as defined in the credit risk retention rules), in the form of the Class NR-RR certificates (excluding the portion comprising the VRR interest) (referred to herein as the “HRR interest”), representing approximately 1.0888% of the aggregate fair value of all the pooled certificates. See “Credit Risk Retention”. The entity purchasing the VRR interest is expected to purchase slightly more than 3.916% of some or all of the classes of the pooled certificates as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”. The “pooled certificates” consist of: (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates (collectively, the “pooled principal balance certificates”); (ii) the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively, the “pooled Class X certificates”); and (iii) the Class S certificates.

(3)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan (as defined in footnote (13) below) related to the 65 Broadway mortgage loan included in the mortgage pool. None of the loan-specific certificates (as defined in footnote (13) below) will provide credit support to any class of pooled certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the 65 Broadway mortgage loan. The initial credit support percentages of the loan-specific certificates are based on the 65 Broadway whole loan.

(4)	Approximate per annum rate as of the closing date.

(5)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(6)	The expected weighted average life and expected principal window set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific principal balance certificates (as defined in footnote (13) below), the trust subordinate companion loan) and that there are no extensions or forbearances of the maturity dates or anticipated repayment dates of the mortgage loans (or, in the case of the loan-specific principal balance certificates, the trust subordinate companion loan).

(7)	The pooled Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of pooled Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the pooled Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the pooled principal balance certificates identified in the same row as such class of pooled Class X certificates in the chart below (as to such class of pooled Class X certificates, the “corresponding pooled principal balance certificates”):

Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G

(8)	The pass-through rate for each class of pooled Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding pooled principal balance certificates as in effect from time to time, as described in this prospectus. The trust subordinate companion loan will not be taken into account in determining pass-through rates on the pooled Class X certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(9)	The pass-through rates for the Class B and Class C certificates will each generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for the applicable class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

(10)	The classes of certificates set forth below “Non-Offered Pooled Certificates” and “Non-Offered Loan-Specific Certificates” in the table are not offered by this prospectus.

(11)	The pass-through rate for the Class NR-RR certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

(12)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of three separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest. The Class S certificates will not be entitled to distributions of principal or interest other than excess interest.

(13)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the 65 Broadway subordinate companion loan (the “trust subordinate companion loan”). The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. The “loan-specific certificates” consist of: (i) the Class 65A, Class 65B, Class 65C, Class 65D, Class 65E and Class 65RR certificates (the “loan-specific principal balance certificates”); and (ii) the Class 65X1 and Class 65X2 certificates (collectively, the “loan-specific Class X certificates”). See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”.

(14)	The pass-through rates for the Class 65E and Class 65RR certificates will each generally be a per annum rate equal to the net mortgage rate on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

(15)	Cantor Commercial Real Estate Lending, L.P. is the only sponsor (and will act as “retaining sponsor” (as such term is defined in Regulation RR)), with respect to the securitization transaction constituted by the issuance of the loan-specific certificates. In connection therewith, the Class 65RR certificates will be purchased and retained by a third party purchaser contemplated by Rule 7 of Regulation RR (a “Retaining Third Party Purchaser”), in accordance with the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the loan-specific certificates.

(16)	The loan-specific Class X certificates will not have certificate balances and will not be entitled to distributions of principal. Interest will accrue on each class of loan-specific Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the loan-specific Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the loan-specific principal balance certificates identified in the same row as such class of loan-specific Class X certificates in the chart below (as to such class of loan-specific Class X certificates, the “corresponding loan-specific principal balance certificates”).

Class of Loan-Specific Class X Certificates	Class(es) of Corresponding Loan-Specific Principal Balance Certificates
Class 65X1	Class 65A and Class 65B
Class 65X2	Class 65C and Class 65D

(17)	The pass-through rate applicable to each class of loan-specific Class X certificates for each distribution date will equal the weighted average of the respective strip rates (the “Class 65X Strip Rate”) at which interest accrues from time to time on the respective components of the notional amount of such class of loan-specific Class X certificates outstanding immediately prior to the related distribution date. Each of those components will have a component notional balance that corresponds to the certificate balance of one of the classes of corresponding loan-specific principal balance certificates. The applicable Class 65X strip rate with respect to such component for any distribution date will equal the excess, if any, of (a) the net mortgage rate on the trust subordinate companion loan, over (b) the pass-through rate for such distribution date for the applicable class of corresponding loan-specific principal balance certificates that comprises such component.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR, Class S, Class R, Class 65A, Class 65B, Class 65C, Class 65D, Class 65E, Class 65RR, Class 65X1 and Class 65X2 certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	23
Risk Factors	65
The Certificates May Not Be a Suitable Investment for You	65
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	65
Risks Related to Market Conditions and Other External Factors	65
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	65
Other Events May Affect the Value and Liquidity of Your Investment	66
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
Office Properties Have Special Risks	73
Multifamily Properties Have Special Risks	74
Mixed Use Properties Have Special Risks	77
Retail Properties Have Special Risks	77
Hospitality Properties Have Special Risks	79
Risks Relating to Affiliation with a Franchise or Hotel Management Company	81
Self Storage Properties Have Special Risks	82
Industrial Properties Have Special Risks	83
Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks Have Special Risks	84
Health Care-Related Properties Have Special Risks	86
Restaurants and Taverns Have Special Risks	88
Charitable Organizations and Other Non-Profit Tenants Have Special Risks	89
Churches and Other Religious Facilities Have Special Risks	90
Private Schools and Other Cultural and Educational Institutions Have Special Risks	90
Parking Properties Have Special Risks	90
Leased Fee Properties Have Special Risks	91
Condominium Ownership May Limit Use and Improvements	91
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	93
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	94
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	95
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	96

Risks Related to Zoning Non-Compliance and Use Restrictions	98
Risks Relating to Inspections of Properties	99
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	99
Insurance May Not Be Available or Adequate	100
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	103
Terrorism Insurance May Not Be Available for All Mortgaged Properties	103
Risks Associated with Blanket Insurance Policies or Self-Insurance	104
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	104
Limited Information Causes Uncertainty	105
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	105
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	106
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	107
Static Pool Data Would Not Be Indicative of the Performance of this Pool	107
Appraisals May Not Reflect Current or Future Market Value of Each Property	108
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	109
The Borrower’s Form of Entity May Cause Special Risks	109
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	111
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	112
Other Financings or Ability to Incur Other Indebtedness Entails Risk	113
Tenancies-in-Common May Hinder Recovery	114
Risks Relating to Enforceability of Cross-Collateralization	115
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	115
Risks Associated with One Action Rules	115
State Law Limitations on Assignments of Leases and Rents May Entail Risks	116
Various Other Laws Could Affect the Exercise of Lender’s Rights	116
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	116
Risks of Anticipated Repayment Date Loans	117
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	117
Risks Related to Ground Leases and Other Leasehold Interests	118
Increases in Real Estate Taxes May Reduce Available Funds	120
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	120
Risks Related to Conflicts of Interest	120

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	120
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	123
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	123
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Non-Serviced Master Servicer and any Non-Serviced Special Servicer	125
Potential Conflicts of Interest of the Operating Advisor	127
Potential Conflicts of Interest of the Asset Representations Reviewer	128
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	128
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	131
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	132
Other Potential Conflicts of Interest May Affect Your Investment	132
Other Risks Relating to the Certificates	133
The Certificates Are Limited Obligations	133
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	133
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	134
Nationally Recognized Statistical Rating
Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	137
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	139
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	143
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	143
Risks Relating to Modifications of the Mortgage Loans	148
The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	149
Risks Relating to Interest on Advances and Special Servicing Compensation	150
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	150
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	150
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	152
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected

by the Rights of the Holder of the Related Serviced Companion Loan	152
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	152
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	152
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	153
General	153
Tax Considerations Relating to Foreclosure	153
No Gross Up in Respect of the Certificates Held by Non-U.S. Persons	154
Federal Tax Considerations Regarding Original Issue Discount	154
State, Local and Other Tax Considerations	154
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	155
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	155
Description of the Mortgage Pool	158
General	158
Certain Calculations and Definitions	160
Definitions	161
Mortgage Pool Characteristics	170
Overview	170
Property Types	172
Mortgage Loan Concentrations	177
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	177
Geographic Concentrations	179
Mortgaged Properties With Limited Prior Operating History	180
Tenancies-in-Common or Diversified Ownership	180
Condominium Interests	180
Fee & Leasehold Estates	181
Environmental Considerations	181
Redevelopment, Renovation and Expansion	183
Assessment of Property Value and Condition	183
Appraisals	183
Engineering Reports	184
Zoning and Building Code Compliance and Condemnation	184
Litigation and Other Considerations	185
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	185
Loan Purpose	185
Default History, Bankruptcy Issues and Other Proceedings	185
Tenant Issues	188
Tenant Concentrations	188
Lease Expirations and Terminations	189
Rights to Cease Operations (Go Dark) at the Leased Property	194
Rights to Sublease	194
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	194
Charitable Institutions / Not-For-Profit Tenants	195
Purchase Options and Rights of First Refusal	196
Affiliated Leases	197
Insurance Considerations	198
Use Restrictions	199
Non-Recourse Carveout Limitations	199
Real Estate and Other Tax Considerations	200
Delinquency Information	201
Certain Terms of the Mortgage Loans	201
Amortization of Principal	201
Due Dates; Mortgage Rates; Calculations of Interest	201
ARD Loan(s)	202
Prepayment Protections and Certain Involuntary Prepayments	202
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	205
Defeasance; Collateral Substitution	206
Partial Releases	207
Escrows	208
Mortgaged Property Accounts	209
Lockbox Accounts	209

Delaware Statutory Trusts	209
Exceptions to Underwriting Guidelines	209
Additional Indebtedness	210
General	210
Whole Loans	210
Mezzanine Indebtedness	210
Other Secured Indebtedness	212
Preferred Equity	212
Other Unsecured Indebtedness	213
The Whole Loans	213
General	213
The Serviced Pari Passu Whole Loans	218
The Non-Serviced Pari Passu Whole Loans	221
The 3 Columbus Circle Pari Passu-AB Whole Loan	224
The 65 Broadway Pari Passu-AB Whole Loan	232
The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan	236
Additional Information	240
Transaction Parties	242
The Sponsors and Mortgage Loan Sellers	242
Cantor Commercial Real Estate Lending, L.P.	242
Starwood Mortgage Capital LLC	250
KeyBank National Association	256
CIBC Inc.	262
The Depositor	270
The Issuing Entity	271
The Trustee and the Certificate Administrator	272
The Master Servicer and Excluded Special Servicer With Respect to the Irving Market Center Mortgage Loan	274
The Special Servicer	278
LNR Partners, LLC	278
Trimont Real Estate Advisors, LLC	283
KeyBank National Association	285
The Non-Serviced Master Servicers and the Non-Serviced Special Servicers	285
The Primary Servicer	285
Berkeley Point Capital LLC dba Newmark Knight Frank	285
The Operating Advisor and the Asset Representations Reviewer	292
Credit Risk Retention	295
General	295
Qualifying CRE Loans; Required Credit Risk Retention Percentage	296
Material Terms of the Eligible Vertical Interest	296
Eligible Horizontal Residual Interest	296
Material Terms of the Eligible Horizontal Residual Interest	296
Hedging, Transfer and Financing Restrictions	297
Description of the Certificates	298
General	298
Distributions	300
Method, Timing and Amount	300
Available Funds	301
Priority of Distributions	304
Pass-Through Rates	307
Interest Distribution Amount	308
Principal Distribution Amount	309
Certain Calculations with Respect to Individual Mortgage Loans	310
Excess Interest	311
Application Priority of Mortgage Loan Collections or Whole Loan Collections	311
Allocation of Yield Maintenance Charges and Prepayment Premiums	314
Assumed Final Distribution Date; Rated Final Distribution Date	316
Prepayment Interest Shortfalls	316
Subordination; Allocation of Realized Losses	318
Reports to Certificateholders; Certain Available Information	320
Certificate Administrator Reports	320
Information Available Electronically	327
Voting Rights	331
Delivery, Form, Transfer and Denomination	332
Book-Entry Registration	332
Definitive Certificates	335
Certificateholder Communication	335
Requests to Communicate	335
List of Certificateholders	336
Description of the Mortgage Loan Purchase Agreements	337
General	337
Dispute Resolution Provisions	345
Asset Review Obligations	346
Pooling and Servicing Agreement	347
General	347
Assignment of the Mortgage Loans	348

Servicing Standard	348
Subservicing	350
Advances	351
P&I Advances	351
Servicing Advances	352
Nonrecoverable Advances	352
Recovery of Advances	354
Accounts	355
Withdrawals from the Collection Account	358
Servicing and Other Compensation and Payment of Expenses	360
General	360
Master Servicing Compensation	366
Special Servicing Compensation	368
Disclosable Special Servicer Fees	372
Certificate Administrator and Trustee Compensation	373
Operating Advisor Compensation	373
Asset Representations Reviewer Compensation	374
CREFC® Intellectual Property Royalty License Fee	375
Appraisal Reduction Amounts	375
Maintenance of Insurance	381
Modifications, Waivers and Amendments	384
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	388
Inspections	390
Collection of Operating Information	390
Special Servicing Transfer Event	391
Asset Status Report	393
Realization Upon Mortgage Loans	397
Sale of Defaulted Loans and REO Properties	399
The Directing Holder	402
General	402
Major Decisions	404
Asset Status Report	407
Replacement of Special Servicer	407
Control Termination Event, Consultation Termination Event and 65 Broadway Operating Advisor Consultation Event	407
Servicing Override	409
Rights of Holders of Companion Loans	409
Limitation on Liability of Directing Holder	410
The Operating Advisor	411
General	411
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	411
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	412
Duties of Operating Advisor With Respect to the 65 Broadway Whole Loan In General	413
Annual Report	414
Additional Duties of the Operating Advisor While a 65 Broadway Operating Advisor Consultation Event Has Occurred and is Continuing	416
Recommendation of the Replacement of the Special Servicer	416
Eligibility of Operating Advisor	417
Other Obligations of Operating Advisor	417
Termination of the Operating Advisor With Cause	418
Rights Upon Operating Advisor Termination Event	419
Termination of the Operating Advisor Without Cause	420
Resignation of the Operating Advisor	420
Operating Advisor Compensation	420
The Asset Representations Reviewer	421
Asset Review	421
Eligibility of Asset Representations Reviewer	425
Other Obligations of Asset Representations Reviewer	426
Delegation of Asset Representations Reviewer’s Duties	426
Assignment of Asset Representations Reviewer’s Rights and Obligations	426
Asset Representations Reviewer Termination Events	427

Rights Upon Asset Representations Reviewer Termination Event	427
Termination of the Asset Representations Reviewer Without Cause	428
Resignation of Asset Representations Reviewer	428
Asset Representations Reviewer Compensation	428
Replacement of Special Servicer Without Cause	429
Termination of Master Servicer and Special Servicer for Cause	434
Servicer Termination Events	434
Rights Upon Servicer Termination Event	436
Waiver of Servicer Termination Event	438
Resignation of the Master Servicer and Special Servicer	438
Limitation on Liability; Indemnification	438
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	441
Dispute Resolution Provisions	441
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	441
Repurchase Request Delivered by a Party to the PSA	442
Resolution of a Repurchase Request	442
Mediation and Arbitration Provisions	445
Servicing of the Non-Serviced Mortgage Loans	446
Rating Agency Confirmations	448
Evidence as to Compliance	450
Limitation on Rights of Certificateholders to Institute a Proceeding	451
Termination; Retirement of Certificates	452
Amendment	454
Resignation and Removal of the Trustee and the Certificate Administrator	456
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	457
Certain Legal Aspects of Mortgage Loans	458
Legal Aspects of Mortgage Loans in New York	458
Types of Mortgage Instruments	458
Leases and Rents	458
Personalty	459
Foreclosure	459
General	459
Foreclosure Procedures Vary from State to State	459
Judicial Foreclosure	459
Equitable and Other Limitations on Enforceability of Certain Provisions	460
Nonjudicial Foreclosure/Power of Sale	460
Public Sale	460
Rights of Redemption	461
Anti-Deficiency Legislation	462
Leasehold Considerations	462
Cooperative Shares	463
Bankruptcy Laws	463
Environmental Considerations	468
General	468
Superlien Laws	468
CERCLA	469
Certain Other Federal and State Laws	469
Additional Considerations	470
Due-on-Sale and Due-on-Encumbrance Provisions	470
Subordinate Financing	470
Default Interest and Limitations on Prepayments	470
Applicability of Usury Laws	471
Americans with Disabilities Act	471
Servicemembers Civil Relief Act	471
Anti-Money Laundering, Economic Sanctions and Bribery	472
Potential Forfeiture of Assets	472
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	473
Transaction Party and Related Party Affiliations	473
Interim Servicing Arrangements	474
Interim and Other Custodial Arrangements	474
Whole Loans and Mezzanine Loan Arrangements	474
Other Arrangements	474
Pending Legal Proceedings Involving Transaction Parties	475
Use of Proceeds	475
Yield and Maturity Considerations	475
Yield Considerations	475

General	475
Rate and Timing of Principal Payments	475
Losses and Shortfalls	476
Delay in Payment of Distributions	478
Yield on the Certificates with Notional Amounts	478
Weighted Average Life	479
Pre-Tax Yield to Maturity Tables	484
Material Federal Income Tax Considerations	489
General	489
Qualification as a REMIC	490
Status of Offered Certificates	491
Taxation of Regular Interests	492
General	492
Original Issue Discount	492
Acquisition Premium	494
Market Discount	494
Premium	495
Election To Treat All Interest Under the Constant Yield Method	495
Treatment of Losses	496
Yield Maintenance Charges and Prepayment Premiums	497
Sale or Exchange of Regular Interests	497
Taxes That May Be Imposed on a REMIC	498
Prohibited Transactions	498
Contributions to a REMIC After the Startup Day	498
Net Income from Foreclosure Property	498
Bipartisan Budget Act of 2015.	499
Taxation of Certain Foreign Investors	499
FATCA	500
Backup Withholding	500
Information Reporting	501
3.8% Medicare Tax on “Net Investment Income”	501
Reporting Requirements	501
Certain State, Local and Other Tax Considerations	502
Method of Distribution (Underwriter)	503
Incorporation of Certain Information by Reference	505
Where You Can Find More Information	505
Financial Information	506
Certain ERISA Considerations	506
General	506
Plan Asset Regulations	506
Administrative Exemptions	507
Insurance Company General Accounts	509
Legal Investment	509
Legal Matters	510
Ratings	510
Index of Defined Terms	513

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATES DISCUSSED IN THESE MATERIALS.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates; and

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans.

Additionally, Risk Factors describes the material risks that apply to the offered certificates.

This prospectus includes cross references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to CCRE Commercial Mortgage Securities, L.P.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR

OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY underwriter MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

(i)       THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)       A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR

(B)       A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)       NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE; AND

(ii)        THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE OFFERED CERTIFICATES.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER

REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR

ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership. The depositor’s principal offices are located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 915-1700. See “Transaction Parties—The Depositor”.

Issuing Entity	CF 2019-CF1 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (15 mortgage loans (55.6%));

●	Starwood Mortgage Capital LLC, a Delaware limited liability company (10 mortgage loans (21.4%));

●	KeyBank National Association, a national banking association (5 mortgage loans (12.8%));

●	Cantor Commercial Real Estate Lending, L.P. and KeyBank National Association (1 mortgage loans (5.3%)); and

●	CIBC Inc., a Delaware corporation (6 mortgage loans (5.0%)).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	10	$249,750,115	37.7%
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	10	141,780,000	21.4
KeyBank National Association	KeyBank National Association	5	84,500,000	12.8
Deutsche Bank AG, New York Branch(1)	Cantor Commercial Real Estate Lending, L.P.(1)	3	62,468,718	9.4
JPMorgan Chase Bank National Association(2)	Cantor Commercial Real Estate Lending, L.P.(2)	1	50,000,000	7.6
Cantor Commercial Real Estate Lending, L.P.(3)	Cantor Commercial Real Estate Lending, L.P. / KeyBank National Association(3)	1	35,000,000	5.3
CIBC Inc.	CIBC Inc.	6	32,854,423	5.0
Greystone Servicing Corporation, Inc.(4)	Cantor Commercial Real Estate Lending, L.P.(4)	1	5,611,833	0.8
	Total	37	$661,965,089	100.0%

(1)	Cantor Commercial Real Estate Lending, L.P. has acquired or will acquire on or prior to the closing date, 2 mortgage loans that were originated by Deutsche Bank AG, New York Branch and 1 mortgage loan that was originated by its affiliate German American Capital Corporation.

(2)	Cantor Commercial Real Estate Lending, L.P. has acquired or will acquire on or prior to the closing date, 1 mortgage loan that was originated by JPMorgan Chase Bank National Association.

(3)	Cantor Commercial Real Estate Lending, L.P. is the originator of the entire Fairfax Multifamily Portfolio mortgage loan (5.3%), which is part of a whole loan evidenced by multiple promissory notes. The Fairfax Multifamily Portfolio mortgage loan is evidenced by: (i) notes A-1-C3 and A-1-C4, with an aggregate outstanding principal balance of $17,500,000 as of the cut-off date, as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller; and (ii) note A-2-C1, with an outstanding principal balance of $17,500,000 as of the cut-off date, as to which KeyBank National Association is acting as mortgage loan seller. KeyBank National Association has acquired or will acquire note A-2-C1 from Cantor Commercial Real Estate Lending, L.P. on or prior to the closing date.

(4)	Cantor Commercial Real Estate Lending, L.P. has acquired or will acquire 1 mortgage loan on or prior to the closing date that was originated by Greystone Servicing Corporation, Inc.

In addition, Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor the 65 Broadway trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table entitled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table). The principal master servicing offices of the master servicer are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer and Excluded Special Servicer With Respect to the Irving Market Center Mortgage Loan” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related non-serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The master servicer of each non-serviced mortgage loan, to the extent definitively identified, is set forth in the table below under the heading “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan and the 65 Broadway whole loan) and the related companion loans other than with respect to the non-serviced whole loans set forth in the table entitled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below.

The principal servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicer—LNR Partners, LLC” and “Pooling and Servicing Agreement”.

Trimont Real Estate Advisors, LLC, a Georgia limited liability company, is expected to act as special servicer with respect to the 65 Broadway whole loan. The principal servicing office of Trimont Real Estate Advisors, LLC is located at One Alliance Center, 3500 Lenox Road NE, Suite G1, Atlanta, Georgia 30326. See “Transaction Parties—The Special Servicer—Trimont Real Estate Advisors, LLC” and “Pooling and Servicing Agreement”.

KeyBank National Association, a national banking association, is expected to act as special servicer with respect to the Irving Market Center mortgage loan. The principal servicing office of KeyBank National Association is located at 11501 Overlook Street, Suite 300, Overland Park, Kansas 66211. See

“Transaction Parties—The Special Servicer—KeyBank National Association” and “Pooling and Servicing Agreement”.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and special servicer decisions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

Prior to the related servicing shift securitization date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related non-serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to in this prospectus as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” in this prospectus.

As of the closing date for this securitization transaction, the Irving Market Center mortgage loan (3.4%) will be an excluded special servicer loan, based on the fact that the related borrower is an affiliate of LNR Partners, LLC. KeyBank National Association will act as excluded special servicer with respect to the Irving Market Center mortgage loan.

LNR Partners, LLC was selected to be the initial special servicer (other than with respect to the 65 Broadway whole loan and Irving Market Center mortgage loan) by LNR Securities Holdings, LLC, which is an affiliate of LNR Partners, LLC, Starwood Mortgage Capital LLC, the retaining sponsor for the securitization constituted by the issuance of the pooled certificates and an originator and mortgage loan seller, Starwood Conduit CMBS Vertical Retention I LLC, the expected holder of the VRR interest, and Starwood CMBS Horizontal Retention CF 2019-CF1 LLC, the expected holder of the HRR interest. LNR Securities Holdings, LLC is also expected (i) on the closing date to purchase an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates

(excluding the portion comprising the VRR interest) and may purchase other classes of certificates, (ii) to be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than the 65 Broadway whole loan (for so long as no 65 Broadway control appraisal period is continuing)), any servicing shift whole loan and any excluded loan) and (iii) to be designated as the risk retention consultation party. See “Pooling and Servicing Agreement—The Directing Holder”.

The special servicer of each non-serviced mortgage loan is set forth in the table entitled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

References in this prospectus to “special servicer” mean, with respect to each serviced mortgage loan or serviced whole loan, the applicable special servicer that acts as the special servicer for such serviced mortgage loan or serviced whole loan (i.e., (i) with respect to all serviced mortgage loans and serviced whole loans other than the 65 Broadway whole loan and the Irving Market Center mortgage loan, LNR Partners, LLC, (ii) with respect to the 65 Broadway whole loan, Trimont Real Estate Advisors, LLC, and (iii) with respect to the Irving Market Center mortgage loan, KeyBank National Association).

Primary Servicer	Berkeley Point Capital LLC dba Newmark Knight Frank, a Delaware limited liability company, will act as primary servicer with respect to the Amazon Distribution Livonia mortgage loan (5.1%) and the Shelbourne Global Portfolio II mortgage loan (2.6%), which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicer—Berkeley Point Capital LLC dba Newmark Knight Frank”. In addition, with respect to ten (10) mortgage loans (32.7%), that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC dba Newmark Knight Frank will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC dba Newmark Knight Frank is located at 8 Springhouse Innovation Park, Suite 200, 727 Norristown Road, Lower Gwynedd, Pennsylvania 19002. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC dba Newmark Knight Frank is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., an underwriter.

The master servicer (or related non-serviced master servicer, in the case of a non-serviced mortgage loan) will be responsible to pay the fees of Berkeley Point Capital LLC dba Newmark Knight Frank and each other primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction (or the related non-serviced PSA, as applicable).

Trustee	Citibank, N.A., a national banking association organized under the laws of the United States will act as trustee. The corporate trust office of the trustee is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CF 2019-CF1. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to any servicing shift whole loan will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift whole loan will be the trustee designated in the related non-serviced PSA.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the non-serviced PSA for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CF 2019-CF1, and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window.

See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift whole loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note(s) evidencing such servicing shift mortgage loan) will be the custodian under the related non-serviced PSA. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table entitled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, the custodian under the non-serviced PSA for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances, may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, any servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company, will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The applicable “directing holder” with respect to any serviced mortgage loan or serviced whole loan means:

●	except in the case of the 65 Broadway whole loan, an excluded loan or a servicing shift whole loan, the controlling class representative;

●	with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling note; and

●	with respect to the 65 Broadway whole loan so long as it is not an excluded loan (i) for so long as no 65 Broadway control appraisal period exists, the 65 Broadway controlling class representative and (ii) for so long as a 65 Broadway control appraisal period exists, the controlling class representative.

The “controlling class representative” will generally be the controlling class certificateholder (or other representative) selected by the holders of at least a majority of the controlling class of pooled certificates (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances there may be no controlling class representative even if there is a controlling class, and in other circumstances there will be no controlling class.

The “controlling class” will generally be the most subordinate class of control eligible certificates then-outstanding that has a certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts with respect to the mortgage loans that are allocable to such class, at least equal to 25% of the initial certificate balance of that class (or if no such class meets the preceding requirement, the Class F certificates; provided that if, at any time, the certificate balances of the pooled principal balance certificates other than the control eligible certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero (without regard to any cumulative appraisal reduction amounts). No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded loan.

The “control eligible certificates” will be any of the Class F, Class G and Class NR-RR certificates.

The “65 Broadway controlling class representative” will generally be the 65 Broadway controlling class certificateholder (or other representative) selected by the holders of at least a majority of the 65 Broadway controlling class of loan-specific certificates (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances there may be no 65 Broadway controlling class representative even if there is a 65 Broadway controlling class, and in other circumstances there will be no 65 Broadway controlling class.

The “65 Broadway controlling class” will generally be the most subordinate class of 65 Broadway control eligible certificates then-outstanding that has a certificate balance, as notionally reduced by any appraisal reduction amount and/or collateral deficiency amount with respect to the 65 Broadway whole loan that is allocable to the trust subordinate companion loan and, in turn, to such class, at least equal to 25% of the initial certificate balance of that class (or if no such class meets the preceding requirement, the Class 65C certificates). No class of certificates, other than as described above, will be eligible to act as the 65 Broadway controlling class or appoint a 65 Broadway controlling class representative. No person may exercise any of the rights and powers of the 65 Broadway controlling class representative with respect to an excluded loan.

The “65 Broadway control eligible certificates” will be any of the Class 65C, Class 65D, Class 65E and Class 65RR certificates.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or, with respect to the 65 Broadway whole loan, unless a 65 Broadway control appraisal period is continuing, the 65 Broadway controlling class representative or the holder of a majority of the 65 Broadway controlling class certificates), is (i) a borrower, a mortgagor or a manager of a mortgaged property, (ii) a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or (iii) (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine holder, as applicable, (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, or mezzanine holder, as applicable. As of the closing date for this securitization transaction, the Irving Market Center mortgage loan will be an excluded loan, based on the fact that the related borrower is an affiliate of LNR Securities Holdings, LLC.

See “Pooling and Servicing Agreement—The Directing Holder”.

LNR Securities Holdings, LLC is expected to (i) purchase an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR interest) and may purchase certain other classes of certificates and (ii) on the closing date, be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than the 65 Broadway whole loan (for so long as no 65 Broadway control appraisal period is continuing), any servicing shift whole loan and any excluded loan). Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) is expected to purchase an approximately 49% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR interest) and may purchase certain other classes of certificates.

With respect to any servicing shift whole loan, the holder of the related companion loan identified in the related co-lender agreement as the controlling note will be the related controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the controlling class representative under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the directing holder of the servicing shift whole loan is expected to be the directing holder (or its equivalent) under the related non-serviced PSA. The directing holder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting any servicing shift mortgage loan.

See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the non-serviced PSA for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holders of the Loan-Specific
Certificates	The 65 Broadway mortgage loan (6.0%) has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no 65 Broadway control appraisal period is continuing as described under “Pooling and Servicing Agreement—The Directing Holder”, the 65 Broadway controlling class representative will be the directing holder for 65 Broadway whole loan. During the continuation of a 65 Broadway control appraisal period with respect to the 65 Broadway whole loan, holders of the loan-specific certificates will no longer be the directing holder for the 65 Broadway whole loan, and the controlling class representative will be the directing holder for the 65 Broadway whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”.

Risk Retention Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans, as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor. LNR Securities Holdings, LLC is expected to be appointed as the initial risk retention consultation party.

If the risk retention consultation party or the holder of more than 50% of the VRR Interest becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded risk retention consultation party loan”), the rights of the risk retention consultation party with respect to such mortgage loan will be limited as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

For so long as LNR Partners is the special servicer, it will not be required to consult with the risk retention consultation party.

Certain Affiliations and
Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and the trust subordinate companion loan, its respective due date in April 2019 (or, in the case of any mortgage loan or trust subordinate companion loan that has its first due date in May 2019, the date that would have been its due date in April 2019 under the terms thereof if a monthly payment were scheduled to be due in that month).

Closing Date	On or about April 30, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in May 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date, the calendar month immediately preceding such distribution date. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity, with respect to any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which such distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month in which such distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments due or received, as the context may require, with respect to the mortgage loans or trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been due or received, as applicable, during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	March 2024
Class A-2	April 2024
Class A-SB	November 2028
Class A-3	March 2026
Class A-4	February 2029
Class A-5	April 2029
Class X-A	April 2029
Class X-B	April 2029
Class A-S	April 2029
Class B	April 2029
Class C	April 2029

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of a class of pooled Class X certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The rated final distribution date for the offered certificates will be the distribution date in May 2052.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans (including in the case of Cantor Commercial Real Estate Lending, L.P., the trust subordinate companion loan) to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below(1):

(1)	In addition, Cantor Commercial Real Estate Lending, L.P. will sell the trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable with respect to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of CF 2019-CF1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-CF1:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2019-CF1 certificates will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR, Class S, Class R, Class 65A, Class 65B, Class 65C, Class 65D, Class 65E, Class 65RR, Class 65X1 and Class 65X2 certificates.

The 65 Broadway mortgage loan will be pooled together with the other mortgage loans and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates.

Certificate Balances and

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Summary of Certificates” in this prospectus, subject to a variance of plus or minus 5%. The certificate balance of any class of pooled principal balance certificates or loan-specific principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans

(or, in the case of the loan-specific principal balance certificates, the trust subordinate companion loan) and the other assets in the issuing entity, subject to reduction as described below in this “—Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

Pass-Through Rates

A. Offered Certificates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Summary of Certificates” in this prospectus.

The pass-through rates with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-S certificates will each be fixed at the initial pass-through rate for the applicable class set forth in the table under “Summary of Certificates” in this prospectus.

The pass-through rates with respect to the Class B and Class C certificates will each generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for the applicable class set forth in the table under “Summary of Certificates” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to each class of the Class X-A and Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the classes of corresponding pooled principal balance certificates as in effect from time to time, as described in this prospectus.

The trust subordinate companion loan will not be taken into account in determining pass-through rates on the pooled certificates.

See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that (subject to certain adjustments) the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only) and each serviced companion loan (including any such loans as to which the related mortgaged property has become an REO property) and, with respect to the special servicing fees on mortgage loans (other than non-serviced mortgage loans) in the mortgage pool, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan (including the non-serviced mortgage loans) and each serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.05125%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each mortgage loan (other than any non-serviced mortgage loan) and each serviced companion loan as to which a special servicing transfer event has occurred (including any such loans as to which the related mortgaged property has become an REO property), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected loan, in an amount generally equal to 1.0% of each such collection of interest and principal, subject to certain maximum and minimum aggregate amounts and other adjustments described under “Pooling and Servicing Agreement—Special Servicing Compensation”.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount generally equal to the lesser of (i) 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000, subject to certain maximum amounts described under “Pooling and Servicing Agreement—Special Servicing Compensation”.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loans) and any related serviced companion loans will be paid by the related master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the stated principal amount of each mortgage loan and the trust subordinate companion loan (including any such loans as to which the related mortgaged property has become an REO property) at a per annum rate equal to 0.01120%. The trustee fee for each distribution date is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and the trust subordinate companion loan (including any such loans as to which the related mortgaged property has become an REO property) at a per annum rate equal to (i) 0.00250% with respect to each such mortgage loan other than the 65 Broadway mortgage loan, the AC by Marriott San Jose mortgage loan and the Atrium Two mortgage loan, (ii) 0.00375% with respect to the 65 Broadway mortgage loan, (iii) 0.00393% with respect to the AC by Marriott San Jose mortgage loan, and (iv) 0.00417% with respect to the Atrium Two mortgage loan. The operating advisor fee rate with respect to the trust subordinate companion loan will accrue at a rate equal to 0.00250% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan (including each non-serviced mortgage loan and any mortgage loan as to which the related mortgaged property has become an REO property) at a per annum rate equal to 0.00038%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount accrued at 0.00050% per annum on the stated principal amount of each mortgage loan and the trust subordinate companion loan (including any such loans as to which the related mortgaged property has become an REO property) will be payable to Commercial Real Estate Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related non-serviced PSA will be entitled to a primary servicing fee (which includes any subservicing fee payable to a subservicer) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related non-serviced PSA will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Non-Serviced (Primary) Servicer Fee Rate (per annum)(2)	Non-Serviced Special Servicer Fee Rate(3) (per annum)	Non-Serviced Workout Fee Rate(3)	Non-Serviced Liquidation Fee Rate(3)
3 Columbus Circle	Non-Serviced	0.00250%	0.25000%	1.0%	1.0%
SSTII Self Storage Portfolio II	Servicing Shift	0.01000%(4)	0.25000%(4)	1.0%(4)	1.0%(4)
Fairfax Multifamily Portfolio	Non-Serviced	0.00125%	0.25000%	0.75%	0.75%
Stern Multifamily Portfolio	Non-Serviced	0.00250%	0.25000%	1.0%	1.0%
Shelbourne Global Portfolio II	Non-Serviced	0.00125%	0.25000%	1.0%	1.0%

(1)	Includes the servicing shift mortgage loan which will become a non-serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	Includes any applicable sub-servicing fee rate.

(3)	Subject to such limitations and minimum thresholds as may be provided in the related non-serviced PSA.

(4)	The fees set forth are those specified in the related co-lender agreement as being the maximum fees being permitted under the related future non-serviced PSA following the occurrence of the servicing shift securitization date. Prior to the occurrence of the related servicing shift securitization date, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each non-serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum primary servicing fee rate payable to the non-serviced master servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the certificate administrator/trustee fee rate and is set forth on Annex A-1 to this prospectus for each mortgage loan.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the certificates (exclusive of, without duplication, any portion thereof that represents (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums, (iii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date, and/or (iv) collections on the trust subordinate loan) (the “pooled available funds”) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes.

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, to the extent of pooled available funds allocable to principal received or advanced on the mortgage loans, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero;

Sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero; and

Seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero;

provided that, if the certificate balances of all classes of pooled principal balance certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, have been (or, on the subject distribution date, are expected to be) reduced to zero, pooled available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-S certificates, as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered pooled certificates (other than the Class X-D, Class X-F, Class X-G and Class S certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions” in this prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the 65 Broadway whole loan and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of interest-bearing pooled certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the respective classes of pooled certificates (other than the Class S certificates) as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.

On any distribution date, principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) will be allocated to the specified classes of the pooled certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates and each class of pooled Class X certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates and each class of pooled Class X certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, losses on mortgage loans in the mortgage pool will be allocated to the specified classes of pooled certificates in ascending order (beginning with certain Series 2019-CF1 certificates that are not being offered by this prospectus), as set forth in the chart below.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(2)	Interest-only certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class S and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of the trust subordinate companion loan to the 65 Broadway mortgage loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”.

Principal losses on the mortgage loans in the mortgage pool allocated to a class of pooled principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of pooled Class X certificates or the Class S or Class R certificates or the loan-specific certificates, although such mortgage loan losses will reduce the notional amount of each class of pooled Class X certificates (in each case, to the extent such losses reduce the certificate balance of a class of corresponding pooled principal balance certificates) and, therefore, the amount of interest they accrue. Principal losses on the trust subordinate companion loan will be allocated to the loan-specific principal balance certificates, and any such loss allocated to a class of loan-specific principal balance certificates will reduce the certificate balance of that class of certificates.

Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in pooled available funds will reduce distributions to the classes of pooled certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and certain other compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance;

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity; and

●	to the extent that a non-serviced mortgage loan is affected, shortfalls comparable to those described above arising under the related non-serviced PSA.

In addition, prepayment interest shortfalls on the mortgage loans in the mortgage pool that are not covered by certain compensating interest payments made by the master servicer or a non-serviced master servicer are required to be allocated between the respective classes of pooled certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions” and —Distributions—Interest Distribution Amount”.

With respect to a whole loan that is comprised of a mortgage loan and one or more pari passu companion loans, shortfalls in payments and other collections will result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans) on a pro rata basis, which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above.

With respect to a whole loan that is comprised of a mortgage loan and one or more pari passu companion loans and one or more subordinate companion loans, in accordance with the related co-lender agreement, shortfalls in payments and other collections will result in a reduction in amounts distributable first (a) to the related subordinate companion loan(s) and then (b) in respect of the related mortgage loan and any pari passu companion loans (on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement,” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a periodic payment that has not been received by a specific date after its due date on each mortgage loan and the trust subordinate companion loan, including any non-serviced mortgage loan and any such loan as to which the related mortgaged property has become an REO property, unless the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

None of the master servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than the trust subordinate companion loan).

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a servicing advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the non-serviced PSA will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, New York Edition, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related non-serviced PSA will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be (i) a pool of 37 fixed rate commercial mortgage loans and (ii) the trust subordinate companion loan, each evidenced by one or more promissory notes, secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrowers in 60 commercial, multifamily or manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $661,965,089. The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $96,000,000.

Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 37 commercial mortgage loans to be held by the issuing entity and backing the pooled certificates. Of the mortgage loans, however, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and (i) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or (ii) one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loan(s) (each referred to in this prospectus as a “subordinate companion loan”). A pari passu companion loan and a subordinate companion loan are each referred to as a “companion loan”. The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”. With respect to the 65 Broadway whole loan set forth below, the trust subordinate companion loan is evidenced by 1 junior promissory note (referred to in this prospectus as the “trust subordinate companion loan”). The trust subordinate companion loan is the only companion loan held by the issuing entity.

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Companion Loan(s)	Controlling Note Included in Issuing Entity (Y/N)
3 Columbus Circle	CCRE Lending	$50,000,000	7.6%	$440,000,000	$105,000,000	$595,000,000	Non-Serviced	Pari Passu / Subordinate	N
SSTII Self Storage Portfolio II	KeyBank	$46,800,000	7.1%	$57,200,000	—	$104,000,000	Servicing Shift	Pari Passu	N
65 Broadway	CCRE Lending	$40,000,000	6.0%	$15,500,000	$96,000,000	$151,500,000	Serviced	Pari Passu / Subordinate	Y(2)
Fairfax Multifamily Portfolio	CCRE Lending / KeyBank	$35,000,000	5.3%	$50,000,000	$67,000,000	$152,000,000	Non-Serviced	Pari Passu / Subordinate	N
AC by Marriott San Jose	CCRE Lending	$35,000,000	5.3%	$25,000,000	—	$60,000,000	Serviced	Pari Passu	Y
Atrium Two	CCRE Lending	$30,000,000	4.5%	$25,500,000	—	$55,500,000	Serviced	Pari Passu	Y
Stern Multifamily Portfolio	CCRE Lending	$20,000,000	3.0%	$25,000,000	—	$45,000,000	Non-Serviced	Pari Passu	N
Shelbourne Global Portfolio II	CCRE Lending	$17,500,000	2.6%	$37,500,000	—	$55,000,000	Non-Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.

(2)	The control rights with respect to the 65 Broadway whole loan will be exercised by certain holders of the loan-specific certificates until the occurrence and during the continuation of a 65 Broadway control appraisal period. See “Pooling and Servicing Agreement—The Directing Holder” for additional information.

The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to any servicing shift mortgage loans, are expected to become) non-serviced mortgage loans are set forth in the table entitled “Non-Serviced Whole Loans” below. See also “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for

information regarding the servicing of the non-serviced whole loans.

The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”.

Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (a “non-serviced PSA”) governing the securitization of one or more related companion loans, are referred to as “non-serviced mortgage loans,” “non-serviced companion loans,” and “non-serviced whole loans,” respectively. A non-serviced mortgage loan and a non-serviced companion loan may each also be referred to as a “non-serviced loan”.

The SSTII Self Storage Portfolio II mortgage loan is part of a whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, upon the inclusion of the related controlling companion loan in a future securitization transaction, the servicing of the related whole loan will shift to the servicing agreement (which will then become a non-serviced PSA) governing that future securitization transaction. Accordingly, that mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) a non-serviced mortgage loan, non-serviced companion loan(s) and a non-serviced whole loan, respectively, after the related shift in servicing occurs. The SSTII Self Storage Portfolio II mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively. The closing date of the future securitization transaction that ultimately includes the related controlling companion loan is sometimes referred to herein as the “servicing shift securitization date.”

Each whole loan identified in the table below is or will be a non-serviced whole loan that is or will be serviced under the non-serviced PSA identified below relating to the securitization of a related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Mortgaged Property Name	Non-Serviced PSA(2)	% of Initial Pool Balance	Non-Serviced Master Servicer	Non-Serviced Special Servicer	Non-Serviced Trustee	Non-Serviced Certificate Administrator and Non-Serviced Custodian	Initial Non-Serviced Directing Holder(3)	Non-Serviced Operating Advisor	Non-Serviced Asset Representations Reviewer
3 Columbus Circle	Benchmark 2019-B10	7.6%	KeyBank National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.(4)	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
SSTII Self Storage Portfolio II(5)	(5)	7.1%	(5)	(5)	(5)	(5)	(6)	(5)	(5)
Fairfax Multifamily Portfolio	CFK 2019-FAX	5.3%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Blackrock Financial Management, Inc.	N/A	N/A
Stern Multifamily Portfolio	MSC 2019-L2	3.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III-D AIV RR, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Shelbourne Global Portfolio II	BBCMS 2018-C2	2.6%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Includes servicing shift mortgage loans which, in each case, will become non-serviced mortgage loans after the related shift in servicing occurs. However, until the securitization of the related controlling companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	Refers to the pooling and servicing agreement or trust and servicing agreement that governs the servicing of the related non-serviced whole loan.

(3)	The entity named under the indicated PSA or TSA under the heading “Non-Serviced PSA” as the initial directing holder or initial controlling class representative (or an equivalent term), or an affiliate thereof. See “—Directing Holder” above.

(4)	With respect to the 3 Columbus Circle whole loan, the initial directing holder will be Prima Capital Advisors LLC.

(5)	The SSTII Self Storage Portfolio II mortgage loan is a servicing shift mortgage loan that (i) will initially be serviced and administered by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this securitization transaction, and (ii) upon the inclusion of the related controlling companion loan in a future commercial mortgage securitization transaction, will be a non-serviced mortgage loan, and will be serviced and administered by the parties (who have not yet been definitively identified) to the non-serviced PSA governing that future commercial mortgage securitization transaction.

(6)	With respect to the SSTII Self Storage Portfolio II mortgage loan, the holder of the control note, KeyBank National Association, will be the directing holder until the securitization of the controlling companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling holder for each related whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to a non-serviced PSA of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject non-serviced whole loan.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

Mortgage Loan Characteristics	The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$661,965,089
Number of Mortgage Loans	37
Number of Mortgaged Properties	60
Range of Cut-off Date Balances	$2,850,000 to $50,595,115
Average Cut-off Date Balance	$17,890,948
Range of Mortgage Rates	3.7300% to 6.1500%
Weighted Average Mortgage Rate	4.8368%
Range of original terms to maturity/ARD(3)	60 to 121 months
Weighted average original term to maturity/ARD(3)	113 months
Range of remaining terms to maturity/ARD(3)	59 to 121 months
Weighted average remaining term to maturity/ARD(3)	112 months
Range of original amortization terms(4)	300 to 360 months
Weighted average original amortization term(4)	358 months
Range of remaining amortization terms(4)	300 to 360 months
Weighted average remaining amortization term(4)	358 months
Range of Cut-off Date LTV Ratios(5)(6)	25.8% to 74.8%
Weighted average Cut-off Date LTV Ratio(5)(6)	57.2%
Range of Maturity Date/ARD LTV Ratios(3)(5)(7)	25.8% to 67.0%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)(7)	54.2%
Range of UW NCF DSCR(5)	1.28x to 3.48x
Weighted average UW NCF DSCR(5)	2.04x
Range of UW NOI Debt Yield(5)(8)	7.2% to 17.2%
Weighted average UW NOI Debt Yield(5)(8)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest Only Amortizing Balloon	58.2%
Partial Interest-Only Balloon	29.1%
Full Term Amortizing Balloon	7.6%
Interest-Only-ARD	5.1%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to Amazon Distribution Livonia mortgage loan (5.1%), which has an anticipated repayment date, calculated as of the related anticipated repayment date.

(4)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates, as applicable.

(5)	With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loans are included for the purposes of calculating the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(6)	Unless otherwise indicated in the definitions of “Appraised Value” or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Cut-off Date LTV Ratio has been calculated using the “as-is” appraised value. However, with respect to six (6) mortgage loans (26.7%), the related Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “as-complete”, portfolio premium or similar hypothetical values. In addition, in the case of one (1) mortgage loan (3.0%), the related Cut-off Date LTV Ratio has been calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve, divided by the related “as-is” appraised value. Such mortgage loans are identified in the definitions of “Appraised Value” and “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 58.4%.

(7)	Unless otherwise indicated in the definitions of “Appraised Value” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. However, with respect to six (6) mortgage loans (26.7%), the related Maturity Date/ARD LTV Ratios have been calculated using “as-stabilized”, “as-complete” portfolio premium or similar hypothetical values. Such mortgage loans are identified in the definitions of “Appraised Value” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 55.3%.

(8)	Unless otherwise indicated, the UW NOI Debt Yield for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan. In the case of one (1) mortgage loan (3.0%), the UW NOI Debt Yield was calculated based on the related Underwritten NOI divided by the related Cut-off Date Balance less a related earnout or holdback reserve. See the definition of “Underwritten NOI Debt Yield” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

Except as specifically provided in this prospectus, various information presented in the foregoing table and elsewhere in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pads, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;

●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A-1 to this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	With respect to five (5) of the mortgaged properties (5.5% by allocated loan amount), such mortgaged properties (i) were constructed, the subject of a major renovation that was completed, or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history or the related mortgage loan seller did not take the limited operating history into account in the underwriting of the related mortgage loan, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines and origination practices, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex A-3 to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “Description of The Mortgage Loan Purchase Agreements—General”, “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. Starwood Mortgage Capital LLC is expected to act as the “retaining sponsor” for the securitization constituted by the issuance of the pooled certificates and intends to satisfy the U.S. credit risk retention requirements through (i) the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC, from the underwriters and initial purchasers, on the closing date, of an “eligible vertical interest”, in the form of pooled certificates representing at least 3.916% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of pooled certificates (collectively referred to herein as the “VRR interest”) and (ii) the purchase by Starwood CMBS Horizontal Retention CF 2019-CF1 LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC, from the underwriters, on the closing date, of an “eligible horizontal residual interest”, in the form of the Class NR-RR certificates (excluding the portion comprising the VRR interest) (referred to herein as the “HRR interest”), representing approximately 1.0888% of the aggregate fair value of all pooled certificates. Starwood Mortgage Capital LLC, as the “retaining sponsor” for the securitization constituted by the issuance of the pooled certificates, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For additional information, see “Credit Risk Retention” and “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the pooled certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., CMBS.com, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at https://sf.citidirect.com; and

●	The master servicer’s website initially located at www.keybank.com/key2cre.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loan is less than 1.0% of the aggregate principal balance of all of the mortgage loans and the trust subordinate companion loan as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

On any distribution date on which the principal balance of the trust subordinate companion loan is less than 1.0% of the principal balance of the trust subordinate companion loan as of the cut-off date, certain entities specified in this prospectus will have the option to purchase the trust subordinate companion loan at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates but excluding the Class S and Class R certificates) for the mortgage loans and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates).

Similarly, the trust subordinate companion loan REMIC only may be terminated in connection with a voluntary exchange of all the then-outstanding loan-specific certificates for the trust subordinate companion loan, provided that (i) the Class 65X1, Class 65X2, Class 65A, Class 65B, Class 65C and Class 65D certificates are no longer outstanding as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding loan-specific certificates.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or trust subordinate companion loan, as applicable, or the mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage Loans

and REO Properties	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (and any related defaulted pari passu companion loans and, in the case of the 65 Broadway mortgage loan, the trust subordinate companion loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or a defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage

Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related pari passu companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related non-serviced PSA determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to the co-lender agreement with respect to any AB whole loan (except for the 65 Broadway whole loan and the Fairfax Multifamily Portfolio whole loan), the holder of any related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

Federal Income

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of excess interest accrued on the mortgage loan with an anticipated repayment date and the excess interest distribution account) as three separate REMICs (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”), for federal income tax purposes.

In addition, the portion of the issuing entity consisting of collections of post-anticipated repayment date excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates, will be treated as a grantor trust for federal income tax purposes (the “Grantor Trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally

The mortgage loans will be secured by various income producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily loan or manufactured housing community is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Also Have Risks

A portion of the Mortgaged Property securing the 3 Columbus Circle Mortgage Loan (7.6%) was the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower. The applicable portion of the 3 Columbus Circle Mortgaged Property is leased to a tenant, who is the former owner of the related condominium unit at the mortgaged property, pursuant to a lease. We cannot assure you that this tenant will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgage property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loan that is subject to a sale-leaseback transaction.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	outstanding building code violations or tenant complaints at the property;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in
“—Risks of Commercial and Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants or another major tenant does not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment venues is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Community Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties.

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Health Care-Related Properties Have Special Risks

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns Have Special Risks

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Charitable Organizations and Other Non-Profit Tenants Have Special Risks

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national.

A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities Have Special Risks

Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions Have Special Risks

The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Loss of accreditation and consequent loss of eligibility of students for federal or state student loans can have a material adverse effect on private schools. Certain for-profit schools have been subject to governmental investigations and/or lawsuits, or private litigation, alleging that their recruitment practices are predatory, and/or that they fail to adequately prepare students for employment in the professions or areas in which they offer to provide training.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily or readily convertible (or convertible at all) to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Furthermore, in the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners’ association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Range of Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the pooled certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, mixed use, retail, hospitality, self storage and industrial properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Texas, Illinois, Virginia, Pennsylvania, California, Florida, Michigan and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including

Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”, “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undertake future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could

Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or description of the related use. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, regulatory agreements, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the

Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides, sinkholes and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained

There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, seven (7) mortgaged properties (13.0%) are located in areas with a high degree of seismic activity. Seismic reports were prepared for each of such mortgaged properties and no such mortgaged property has a seismic expected loss (SEL) greater than 15.0%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) will expire on May 31, 2019. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1 and any related exceptions identified on Annex D-2 for additional information.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in
“—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the determination date in any calendar month, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the distribution date in the subsequent calendar month, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”, “—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans”, “—KeyBank National Association—Review of KeyBank Mortgage Loans” and “—CIBC Inc.—Review of CIBC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as-stabilized” or other similar values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.”, “—Starwood Mortgage Capital LLC”, “—Key Bank National Association” and “—CIBC Inc.” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan), as applicable, their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See
“—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”,
“—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1 and any related exceptions identified on Annex D-2 for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 31 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any mortgage loan that is part of a whole loan, although each related companion loan (other than the trust subordinate companion loan) is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each non-serviced PSA governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the non-serviced PSA governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 34 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or right of first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and CCRE Lending will sell the trust subordinate companion loan) to the depositor (an affiliate of Cantor Commercial Real Estate Lending, L.P., one of the sponsors and originators, and of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, a majority-owned affiliate of Starwood Mortgage Capital LLC, a sponsor and an affiliate of the special servicer (with respect to all serviced mortgage loans other than the 65 Broadway whole loan and the Irving Market Center mortgage loan), is expected to hold the VRR Interest as described in “Credit Risk Retention” and its affiliate, LNR Securities Holdings, LLC, is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the risk retention consultation party is affiliated with the special servicer (with respect to all serviced mortgage loans other than the 65 Broadway whole loan and the Irving Market Center mortgage loan) and is also one of the B-piece buyers. While only the risk retention consultation party has consultation rights, the B-piece buyer and special servicer have rights which are not merely consultative. The risk retention consultation party and the holder of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the VRR Interest holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans.

Accordingly, Starwood Mortgage Capital LLC and its affiliates have multiple roles in this securitization transaction. Starwood Mortgage Capital LLC is (i) a sponsor, mortgage loan seller and originator, (ii) the retaining sponsor whose majority-owned affiliates are the holders of the VRR Interest and the HRR Interest, (iii) an affiliate of the initial risk retention consultation party, (iv) an affiliate of LNR Partners, LLC, the special servicer (with respect to all serviced mortgage loans other than the 65 Broadway whole loan and any excluded special servicer mortgage loan) and a non-serviced special servicer, and (v) an affiliate of the initial controlling class representative and an initial directing holder (other than with respect to the 65 Broadway whole loan (for so long as no 65 Broadway control appraisal period is continuing), any servicing shift whole loan and any excluded loan). The interests of such sponsor and its affiliates acting in their respective capacities with respect to this transaction may differ from, and conflict with, the interest of the holders of the offered certificates.

In order to minimize the effect of certain of these conflicts of interest, for so long as the risk retention consultation party or the holder of the majority of the VRR Interest is a Borrower Party, then the risk retention consultation party will not have consultation rights with respect to such mortgage loan and will be required to certify that it will forego access to any “excluded information” relating to such mortgage loan and the related mortgaged properties. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. In addition, for so long as the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” relating to such excluded loan and/or the related mortgaged properties. Notwithstanding such restriction, there can be no assurance that the risk retention consultation party or such holder of the VRR Interest will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Notwithstanding any of the foregoing as long as LNR Partners is a special servicer, it will have no obligation to consult with the Risk Retention Consultation Party.

In addition, CF Real Estate Holdings, LLC, an affiliate of Cantor Commercial Real Estate Lending, L.P., an originator, mortgage loan seller and sponsor, has an ownership interest in the borrower with respect to the Amazon Distribution Livonia mortgage loan (5.1%).  The interests of such borrowers or borrower sponsor may conflict with the interests of the certificateholders, and neither CF Real Estate Holdings, LLC nor the affiliated borrower has any obligation to act in the best interest of the certificateholders. In addition, we cannot assure you that the related mortgage loans do not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to an affiliate of the originator.

In addition, an affiliate of Starwood Mortgage Capital LLC has a controlling equity interest in the borrower with respect to the Irving Market Center mortgage loan (3.4%). The interests of such borrower or borrower sponsor may conflict with the interests of the certificateholders, and Starwood Mortgage Capital LLC has no obligation to act in the best interest of the certificateholders. In addition, we cannot assure you that the related mortgage loan does not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to an affiliate of the originator.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the SSTII Self Storage Portfolio II whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the servicing shift securitization date. At that time, the servicing and administration of the servicing shift whole loan will shift to the master servicer and special servicer under the related non-serviced PSA and will be governed exclusively by such non-serviced PSA and the related co-lender agreement. Neither the closing date of such securitization nor the identities of such other master servicers or special servicers have been determined. In addition, the provisions of such non-serviced PSA have not yet been determined. Prospective investors should be aware that they will not have any control over the identities of such other master servicer or special servicers, nor will they have any assurance as to the particular terms of such non-serviced PSA except to the extent of compliance with certain requirements set forth in the related co-lender agreement. Moreover, the directing holder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the directing holder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”,
“—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Method of Distribution (Underwriter)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Non-Serviced Master Servicer and any Non-Serviced Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each non-serviced PSA governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under a non-serviced PSA governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, acts as servicer or special servicer or in any other capacity with respect to any applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

For example, LNR Partners, LLC is currently (i) the special servicer under the pooling and servicing agreement for the Benchmark 2019-B10 securitization, which governs the servicing and administration of the 3 Columbus Circle whole loan and (ii) the special servicer under the pooling and servicing agreement for the BBCMS 2018-C2 securitization, which governs the servicing and administration of the Shelbourne Global Portfolio II whole loan. In addition, LNR Partners, LLC is an affiliate of the entity that is an initial controlling class certificateholder and the initial controlling class representative under the pooling and servicing agreement for the BBCMS 2018-C2 securitization.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan. As of the closing date of this transaction, the Irving Market Center Mortgage Loan will be an excluded special servicer loan, based on the fact that the related borrower is an affiliate of LNR Partners, LLC. KeyBank National Association will act as excluded special servicer with respect to the Irving Market Center mortgage loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2019-CF1 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

LNR Partners, LLC, the initial special servicer with respect to all serviced mortgage loans (other than the 65 Broadway whole loan and any excluded special servicer mortgage loan) and a non-serviced special servicer, is affiliated with Starwood Mortgage Capital LLC (the retaining sponsor for the securitization constituted by the issuance of the pooled certificates and an originator and mortgage loan seller), the expected holders of the VRR interest and the HRR interest, and LNR Securities Holdings, LLC, the initial controlling class representative, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than the 65 Broadway whole loan (for so long as no 65 Broadway control appraisal period is continuing), any servicing shift whole loan and any excluded loan) and the risk retention consultation party. See “Pooling and Servicing Agreement—The Directing Holder”. Each of these relationships may create a conflict of interest.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation party, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement. In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, or the account of affiliates or third parties, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park

Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, or the account of affiliates or third parties, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that LNR Securities Holdings, LLC or its affiliate will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than the 65 Broadway whole loan (for so long as no 65 Broadway control appraisal period is continuing), any servicing shift whole loan and any excluded loan). The special servicer may, at the direction of the controlling class representative (for so long as a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) does not exist and other than with respect to the 65 Broadway whole loan (for so long as no 65 Broadway control appraisal period is continuing), any excluded loan and any servicing shift whole loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

In addition, LNR Partners, LLC, the special servicer with respect to all serviced mortgage loans (other than the 65 Broadway whole loan and any excluded special servicer mortgage loan) and a non-serviced special servicer, is an affiliate of (a) the entity that is expected to purchase an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR interest) and may purchase other classes of certificates, (b) the entity that is expected to be appointed as the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than the 65 Broadway whole loan (for so long as no 65 Broadway control appraisal period is continuing), any servicing shift whole loan and any excluded loan), (c) Starwood Mortgage Capital LLC, a sponsor, a mortgage loan seller and an originator, and (d) the entities that are expected to be the holders of the VRR interest and the HRR interest and the initial risk retention consultation party. Such affiliations may create a conflict of interest for such entities in acting in their respective capacities with respect to the issuing entity and the offered certificates.

With respect to the 65 Broadway whole loan, the mortgage loan, the related pari passu companion loan and the related subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the 65 Broadway mortgage loan and the trust subordinate companion loan will be assets in the trust fund. The initial directing holder for the 65 Broadway whole loan is expected to be CRE Fund Investments III LLC, a Delaware limited liability company, which entity’s equity owner is advised by Shelter Growth Capital Partners LLC. For so long as no 65 Broadway control appraisal period is continuing, the directing holder for the 65 Broadway whole loan will be the 65 Broadway controlling class representative (i.e., the 65 Broadway controlling class certificateholder (or its representative) selected by a majority of the 65 Broadway controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time)). The 65 Broadway controlling class will be the most subordinate class of the 65 Broadway control eligible certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts and/or collateral deficiency amounts with respect to the 65 Broadway whole loan allocable to the trust subordinate companion loan and, in turn, to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a 65 Broadway control appraisal period with respect to the 65 Broadway whole loan, the directing holder for the 65 Broadway whole loan will be the controlling class representative. The directing holder for the 65 Broadway whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the 65 Broadway whole loan, and (ii) if a 65 Broadway control appraisal period is not in effect with respect to the 65 Broadway whole loan, replace the special servicer with respect to the 65 Broadway whole loan, with or without cause. The special servicer with respect to the 65 Broadway whole loan may, at the direction of the related directing holder, take actions with respect to the 65 Broadway whole loan that could adversely affect the holders of some or all of the classes of pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan), the directing holder of a servicing shift whole loan, the 65 Broadway controlling class representative with respect to the 65 Broadway whole loan (for so long as a 65 Broadway control appraisal period is not continuing and other than with respect to any excluded loan) or the directing holder (or equivalent entity) under the related non-serviced PSA with respect to a non-serviced whole loan may direct the special servicer under the pooling and servicing agreement for this securitization transaction or such non-serviced PSA, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” in “Summary of Terms—The Mortgage Pool” is the identity of the initial directing holder (or equivalent entity) for each non-serviced whole loan and each servicing shift whole loan, and the servicing agreement under which it is expected to be serviced.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that following non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan), such serviced companion loan holder may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be terminated and replaced by the directing holder (for so long as an applicable control termination event does not exist and other than with respect to any excluded loan), provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 25% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer (with respect to all serviced mortgage loans other than the 65 Broadway whole loan (for so long as a 65 Broadway control appraisal period is not continuing) and any excluded special servicer loan) without cause. See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to any servicing shift whole loan, prior to the servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, with or without cause.

Similarly, the applicable controlling class related to the securitization trust of a non-serviced whole loan (or, after the servicing shift securitization date, the securitization trust for the related controlling companion loan) has (or is expected to have) certain consent and/or consultation rights with respect to any non-serviced whole loan under the non-serviced PSA, and will have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, LNR Partners, LLC is currently (i) the special servicer under the pooling and servicing agreement for the Benchmark 2019-B10 securitization, which governs the servicing and administration of the 3 Columbus Circle whole loan and (ii) the special servicer under the pooling and servicing agreement for the BBCMS 2018-C2 securitization, which governs the servicing and administration of the Shelbourne Global Portfolio II whole loan. In addition, LNR Partners, LLC is also an affiliate of the entity that is an initial controlling class certificateholder and the initial controlling class representative under the pooling and servicing agreement for the BBCMS 2018-C2 securitization. Such entities acting in such other capacities may take actions that are not in the best interest of the Certificateholders.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the non-serviced PSA and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or with respect to the 65 Broadway whole loan, unless a 65 Broadway control appraisal period is continuing, the 65 Broadway controlling class representative or the holder of the majority of the 65 Broadway controlling class certificates (by certificate balance)) (any such loan referred to in this prospectus as an “excluded loan” as to such party), the controlling class representative (or the 65 Broadway controlling class representative, as applicable) will not have consent or consultation rights solely with respect to the related excluded loan (however, the controlling class representative (or the 65 Broadway controlling class representative, as applicable) will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the controlling class representative, any controlling class certificateholder, the 65 Broadway controlling class representative or any 65 Broadway controlling class certificateholder (each, as applicable, an “excluded controlling class holder”), as applicable, the controlling class representative, such controlling class certificateholder, the 65 Broadway controlling class representative or any 65 Broadway controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related mortgage loan (an “excluded controlling class loan”) and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that such excluded controlling class holder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded controlling class loan or otherwise seek to exert its influence over the special servicer in the event an applicable excluded controlling class loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

As of the closing date for this securitization transaction, the Irving Market Center mortgage loan will be an excluded loan and an excluded controlling class loan, in each case, based on the fact that the related borrower is an affiliate of LNR Securities Holding, LLC.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class F, Class G and Class NR-RR certificates, which are collectively referred to in this prospectus as the “B-piece buyers” (see “Pooling and Servicing Agreement—The Directing Holder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyers or that the final pool as influenced by the B-piece buyers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyers’ certificates. Because of the differing subordination levels, the B-piece buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyers but that does not benefit other investors. In addition, the B-piece buyers may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyers performed due diligence solely for their own benefit and have no liability to any person or entity for conducting its due diligence. The B-piece buyers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyers’ acceptance of a mortgage loan. The B-piece buyers’ acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The controlling class representative will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is expected that LNR Securities Holdings, LLC, which is an affiliate of LNR Partners, LLC, the special servicer (with respect to all serviced mortgage loans other than the 65 Broadway whole loan and any excluded special servicer mortgage loan), Starwood Mortgage Capital LLC, a sponsor, a mortgage loan seller and an originator, and the entities that will be the holders of the VRR interest and the HRR interest, will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans (other than any servicing shift whole loan, any excluded loan and the 65 Broadway mortgage loan (for so long as no 65 Broadway control appraisal period is continuing)). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the non-serviced PSA and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the B-piece buyers’ due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the related directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement for this securitization or the applicable non-serviced PSA, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any non-serviced PSA, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer (whether the special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the 65 Broadway controlling class representative, a 65 Broadway controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties that compete with the mortgaged property for tenants and/or customers; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the trust subordinate companion loan, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans (in the case of the pooled certificates) or the trust subordinate companion loan (in the case of the loan-specific certificates), as applicable. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with the Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

●	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by either the issuance of the pooled certificates or the issuance of the loan-specific certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or to take any other action which may be required by prospective investors for the purposes of their compliance with any EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the PSA and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If it is ultimately determined in the American Fidelity Assurance Co. case, which is pending for trial, that the subject mortgage-backed securities are not exempt under Section 304(a)(2) of the TIA and that holding is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the PSA is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction constituted by the issuance of the pooled certificates is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. Further, Cantor Commercial Real Estate Lending, L.P. is the only sponsor, and will act as “retaining sponsor” (as such term is defined in Regulation RR), with respect to the securitization transaction constituted by the issuance of the loan-specific certificates. In connection therewith, the Class 65RR certificates will be purchased and retained by a third party purchaser contemplated by Rule 7 of Regulation RR, in accordance with the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the loan-specific certificates. We cannot assure you that the retaining parties will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining parties or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor for the securitization constituted by the issuance of the pooled certificates nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor, the mortgage loan sellers or affiliates thereof had initial discussions with and submitted certain materials to six (6) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of pooled certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the pooled certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the pooled certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates and, in certain circumstances involving a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the pooled certificates, and the ratings initially assigned to the pooled certificates by any or all of the rating agencies engaged by the depositor to rate the pooled certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the pooled certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in certain circumstances involving a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the pooled certificates will depend on the terms of those certificates, more particularly:

●	a class of pooled certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of pooled certificates that entitles the holders of those certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the pooled certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, a mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and any other pooled certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The pooled certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class(es) of corresponding pooled principal balance certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related class(es) of corresponding pooled principal balance certificates.

Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G

 A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B, Class X-D, Class X-F and/or Class X-G certificates. Investors in the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the pooled certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a non-serviced PSA governing the servicing of any non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the pooled principal balance certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled principal balance certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled principal balance certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the pooled principal balance certificates and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans underlying the pooled principal balance certificates, first the Class NR-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. Because the notional amount of each class of pooled Class X certificates is based upon the outstanding certificate balances of the related class(es) of corresponding pooled principal balance certificates, a reduction in the certificate balance of the related classes of corresponding pooled principal balance certificates will result in a corresponding reduction in the notional amount of such pooled Class X certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A and Class X-B, Class X-D, Class X-F, Class X-G certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class NR-RR certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the related non-serviced PSA, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a non-serviced PSA.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing holder will have (i) certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any excluded loan) (and, in the case of the controlling class representative, with respect to the non-serviced mortgage loans and the servicing shift whole loans, will have limited consultation rights) and (ii) the right to replace the special servicer with or without cause (provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 25% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer (with respect to all serviced mortgage loans other than the 65 Broadway whole loan (for so long as a 65 Broadway control appraisal period is not continuing) and any excluded special servicer loan) without cause), except that if any applicable control termination event occurs and is continuing, the directing holder will lose the consent rights and the right to replace the special servicer (and if any applicable consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class is less than 25% of its initial certificate balance) occurs, then the controlling class representative will lose any consultation rights). See “Pooling and Servicing Agreement—The Directing Holder”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans. See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the non-serviced PSA governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no applicable control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that each of the risk retention consultation party, the directing holder and the directing holder (or equivalent entity) under the non-serviced PSA governing the servicing of each non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)      may act solely in the interests of the holders of (a) in the case of the controlling class representative, the controlling class, (b) in the case of the 65 Broadway controlling class representative, the 65 Broadway controlling class, (c) in the case of the directing holder (or equivalent entity) under a non-serviced PSA, the controlling class of the securitization trust formed under the non-serviced PSA, and (d) in the case of the risk retention consultation party, the holders of the VRR Interest;

(iii)     does not have any duties to the holders of any class of certificates other than (a) in the case of the controlling class representative, the controlling class, (b) in the case of the 65 Broadway controlling class representative, the 65 Broadway controlling class, (c) in the case of the directing holder (or equivalent entity) under a non-serviced PSA, the controlling class of the securitization trust formed under the non-serviced PSA, or (d) in the case of the risk retention consultation party, the holders of the VRR Interest;

(iv)      may take actions that favor the interests of the holders of (a) in the case of the controlling class representative, the controlling class, (b) in the case of the 65 Broadway controlling class representative, the 65 Broadway controlling class, (c) in the case of the directing holder (or equivalent entity) under a non-serviced PSA, the controlling class of the securitization trust formed under the non-serviced PSA, and (d) in the case of the risk retention consultation party, the VRR Interest, over the interests of the holders of one or more other classes of certificates; and

(v)       will have no liability whatsoever for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, the risk retention consultation party or the directing holder (or equivalent entity) under the non-serviced PSA or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event (with respect to any Mortgage Loan other than the 65 Broadway Whole Loan) or a 65 Broadway operating advisor consultation event (with respect to the 65 Broadway Whole Loan) has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing (or with respect to the 65 Broadway Whole Loan, at any time), the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the non-serviced PSA governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, any servicing shift mortgage loan or any related REO Property. Additionally, with respect to a servicing shift mortgage loan, in the event the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, so long as no applicable control termination event has occurred and is continuing as described in this prospectus, the directing holder will have the right to terminate and replace the special servicer, provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 25% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer (with respect to all serviced mortgage loans other than the 65 Broadway whole loan (for so long as a 65 Broadway control appraisal period is not continuing) and any excluded special servicer loan) without cause. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement (other than with respect to the 65 Broadway whole loan and any servicing shift whole loan), the special servicer may also be removed in certain circumstances in connection with a vote to do so on the part of the holders of pooled certificates evidencing the requisite percentage of voting rights. After the occurrence and during the continuance of both a control termination event under the pooling and servicing agreement and a 65 Broadway control appraisal period, the special servicer may be removed with respect to the 65 Broadway whole loan in certain circumstances in connection with a vote to do so on the part of the holders of the certificates (including the loan-specific certificates) evidencing the requisite percentage of voting rights. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, (x) at any time after the occurrence of a consultation termination event with respect to the mortgage loans other than the 65 Broadway mortgage loan and (y) at any time with respect to the 65 Broadway mortgage loan, in each case, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interests of the applicable certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of (i) in the case of mortgage loans other than the 65 Broadway whole loan, pooled principal balance certificates, or (ii) in the case of the 65 Broadway whole loan, loan-specific principal balance certificates, in any event evidencing the requisite voting rights. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain limited consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to: (i) other than with respect to the trust subordinate companion loan and the Fairfax Multifamily Portfolio mortgage loan, to cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan; and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, to approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender may have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that a holder of a subordinate companion loan or mezzanine debt generally holds pursuant to the related co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

To the extent provided in the pooling and servicing agreement, the master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the pooled principal balance certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Cantor Commercial Real Estate Lending, L.P., in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

In the event of a receivership or conservatorship of KeyBank National Association (“KeyBank”), an originator and mortgage loan seller, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

KeyBank, a sponsor and an originator, is a national banking association, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If KeyBank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if KeyBank were to become subject to conservatorship, the agency appointed as a conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company's estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained. See also representation and warranty number 41 on Annex D-1 and any related exceptions identified on Annex D-2 to this prospectus.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related pari passu companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan (or, in the case of the 65 Broadway whole loan, the trust subordinate companion loan) will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this prospectus), with respect to each serviced whole loan, the related pari passu companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan (and, in the case of the 65 Broadway whole loan, the trust subordinate companion loan) were subject to such sale.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If you acquire certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Trust Subordinate Companion Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Considerations—Taxation of Certain Foreign Investors” and “—FATCA”.

Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Code Section 166. See “Material Federal Income Tax Considerations—Taxation of Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR interest, Starwood Conduit CMBS Vertical Retention I LLC (“Vertical MOA”), a majority-owned affiliate of Starwood Mortgage Capital LLC (“SMC”), in its capacity as seller, is expected to enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Vertical MOA and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Vertical MOA to finance a portion of the purchase price of the VRR interest to be acquired by Vertical MOA. The VRR interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to the securitization constituted by the issuance of the pooled certificates under the risk retention rules.

Although the risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the risk retention rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Vertical MOA, in its capacity as retaining party, to fail to comply with the risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Cantor Commercial Real Estate Lending, L.P., KeyBank National Association or CIBC Inc. makes any representation as to the compliance of SMC or Vertical MOA in any respect with the risk retention rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR interest satisfies such rules, (ii) Vertical MOA is eligible to retain the VRR interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the risk retention rules.

In connection with the repurchase financing transaction, Vertical MOA has represented to the repurchase counterparty that (i) SMC is the “sponsor” (as defined in the Credit Risk Retention Rules), (ii) it is a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of SMC, (iii) its obligations under the repurchase finance facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the Risk Retention Rules. In addition, the obligations of Vertical MOA under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR interest as well as additional CMBS collateral from one or more other transactions. Unless accelerated by the repurchase counterparty or terminated early by Vertical MOA, the end of the term of each repurchase transaction would be six months after the assumed final distribution date of the junior-most rated class of pooled certificates included in the related securitization. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase finance facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Vertical MOA’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Vertical MOA and not transferring legal title to the VRR interest back to Vertical MOA. In addition, Vertical MOA’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities. Although, under the terms of the repurchase finance facility, the repurchase counterparty may agree to first exercise its remedies in respect of the collateral which does not constitute the VRR interest and the other retention interests of Vertical MOA which are the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR interest back to Vertical

MOA upon payment in full of Vertical MOA’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR interest to Vertical MOA when due would likely cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 37 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $661,965,089 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan (as defined below). The “Cut-off Date” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is its respective Due Date in April 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first due date in May 2019, the date that would have been its Due Date in April 2019 under the terms thereof if a Monthly Payment were scheduled to be due in that month).

Eight (8) of the Mortgage Loans (41.4%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and (i) one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and/or (ii) one or more loans that are subordinate in right of payment to the related Mortgage Loan and any related Pari Passu Companion Loan(s) (collectively referred to in this prospectus as “Subordinate Companion Loans”). A Pari Passu Companion Loan and a Subordinate Companion Loan are each referred to as a “Companion Loan”. The Companion Loans, together with their related Mortgage Loans, are each referred to in this prospectus as a “Whole Loan”. If a Whole Loan includes a Pari Passu Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Whole Loan includes a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as an “AB Whole Loan”. If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan. Each Companion Loan is secured by the same mortgages and the same assignments of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the 65 Broadway Whole Loan, there is one Subordinate Companion Loan relating to the 65 Broadway Mortgage Loan, the Subordinate Companion Loan identified as Note B which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $96,000,000. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class 65A, Class 65B, Class 65C, Class 65D, Class 65E, Class 65RR, Class 65X1 and Class 65X2 certificates (the “Loan-Specific Certificates”). The Trust Subordinate Companion Loan is the only Companion Loan held by the issuing entity.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers (or, in certain cases, will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) as set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	15(1)	$367,830,666	55.6%
Starwood Mortgage Capital LLC	10	141,780,000	21.4
KeyBank National Association	5(1)	84,500,000	12.8
Cantor Commercial Real Estate Lending, L.P. / KeyBank National Association(2)	1	35,000,000	5.3
CIBC Inc.	6	32,854,423	5.0
Total	37	$661,965,089	100.0%

(1)	Regarding the Fairfax Multifamily Portfolio Mortgage Loan, (i) although the number of CCRE Mortgage Loans does not take into account the CCRE Fairfax Multifamily Portfolio Notes (as defined below), references to the “CCRE Mortgage Loans” throughout this prospectus are intended to include the CCRE Fairfax Multifamily Portfolio Notes, and (ii) although the number of KeyBank Mortgage Loans does not take into account the KeyBank Fairfax Multifamily Portfolio Note (as defined below), references to the “KeyBank Mortgage Loans” throughout this prospectus are intended to include the KeyBank Fairfax Multifamily Portfolio Note.

(2)	The Fairfax Multifamily Portfolio Mortgage Loan (5.3%) is part of a Whole Loan that was originated by Cantor Commercial Real Estate Lending, L.P. and is evidenced by multiple promissory notes. The Fairfax Multifamily Portfolio Mortgage Loan is evidenced by: (i) notes A-1-C3 and A-1-C4, with an aggregate outstanding principal balance of $17,500,000 as of the Cut-off Date, as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller (the “CCRE Fairfax Multifamily Portfolio Notes”); and (ii) note A-2-C1, with an outstanding principal balance of $17,500,000 as of the Cut-off Date, as to which KeyBank National Association is acting as mortgage loan seller (the “KeyBank Fairfax Multifamily Portfolio Note”). KeyBank National Association acquired note A-2-C1 from Cantor Commercial Real Estate Lending, L.P. on or prior to the Closing Date.

The mortgage loan sellers originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	10	$249,750,115	37.7%
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	10	141,780,000	21.4
KeyBank National Association	KeyBank National Association	5	84,500,000	12.8
Deutsche Bank AG, New York Branch(1)	Cantor Commercial Real Estate Lending, L.P. (1)	3	62,468,718	9.4
JPMorgan Chase Bank National Association(2)	Cantor Commercial Real Estate Lending, L.P. (2)	1	50,000,000	7.6
Cantor Commercial Real Estate Lending, L.P. (3)	Cantor Commercial Real Estate Lending, L.P. / KeyBank National Association(3)	1	35,000,000	5.3
CIBC Inc.	CIBC Inc.	6	32,854,423	5.0
Greystone Servicing Corporation(4)	Cantor Commercial Real Estate Lending, L.P. (4)	1	5,611,833	0.8
	Total	37	$661,965,089	100.0%

(1)	Cantor Commercial Real Estate Lending, L.P. has acquired or will acquire on or prior to the closing date, 2 Mortgage Loans that were originated by Deutsche Bank AG, New York Branch and 1 Mortgage Loan that was originated by its affiliate German American Capital Corporation.

(2)	Cantor Commercial Real Estate Lending, L.P. has acquired or will acquire on or prior to the closing date, 1 Mortgage Loan that was originated by JPMorgan Chase Bank National Association.

(3)	Cantor Commercial Real Estate Lending, L.P. is the originator of the entire Fairfax Multifamily Portfolio Mortgage Loan (5.3%), which is part of a Whole Loan evidenced by multiple promissory notes. The Fairfax Multifamily Portfolio Mortgage Loan is evidenced by: (i) notes A-1-C3 and A-1-C4, with an aggregate outstanding principal balance of $17,500,000 as of the Cut-off Date, as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller; and (ii) note A-2-C1, with an outstanding principal balance of $17,500,000 as of the Cut-off Date, as to which KeyBank National Association is acting as mortgage loan seller. KeyBank National Association has acquired or will acquire note A-2-C1 from Cantor Commercial Real Estate Lending, L.P. on or prior to the Closing Date.

(4)	Cantor Commercial Real Estate Lending, L.P. has acquired or will acquire 1 Mortgage Loan on or prior to the closing date that was originated by Greystone Servicing Corporation, Inc.

Cantor Commercial Real Estate Lending, L.P. originated the 65 Broadway Whole Loan and will sell the Trust Subordinate Companion Loan to the depositor, which will in turn sell the Trust Subordinate Companion Loan to the issuing entity.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 30, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, (except in the case of the Wells County MHC Portfolio Mortgage Loan (1.5%) for which no allocated amount was assigned to the individual Mortgaged Properties), the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents; and (c) with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter or (ii) in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states a value (which may be described as an “as-stabilized”, “as complete” or other value other than an “as-is” value) for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. Any Appraised Value reflected in this prospectus with respect to each Mortgaged Property that is identified as an “as-is” value may also be based on certain assumptions (including extra-ordinary assumptions), such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to a

Mortgage Loan secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” or “as-stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or “as-stabilized” appraised values of the individual Mortgaged Properties. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 or Annex A-2 to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment):

●	With respect to the 625 North Michigan Avenue Mortgage Loan (7.6%), the Appraised Value of $79,700,000 for the Mortgaged Property represents the “as-stabilized” value of the Mortgaged Property as of November 1, 2019, based on the Mortgaged Property reaching a stabilized occupancy of 90% (with a 1% credit loss) by that date. The “as-is” appraised value of the Mortgaged Property is $73,600,000 as of December 17, 2018, based on the then-current occupancy of 87.7%.

●	With respect to the SSTII Self Storage Portfolio II Mortgage Loan (7.1%), the Appraised Value of $175,000,000 as of January 9, 2019 represents the “portfolio value” conclusion. The sum of the values of the individual Mortgaged Properties on a stand-alone basis is $158,900,000.

●	With respect to the Fairfax Multifamily Portfolio Mortgage Loan (5.3%), the Appraised Value of the Mortgaged Properties is aggregate “as-complete” value of $251,500,000 as of October 30, 2018. The “as-complete” Appraised Value is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain. In addition, the “as complete” Appraised Value assumes that all required immediate repairs have been completed or cured. At origination, the lender reserved $11,136,554, which represents 100% of the estimated cost of these projected capital improvements and reserved $216,938, which represents 125% of the estimated cost of the immediate repairs pursuant to the related loan agreement. The “as-is” appraised value of the Mortgaged Property is $235,700,000 as of October 30, 2018, without consideration of the completion of the capital improvements.

●	With respect to the FIGO Multifamily Portfolio I Mortgage Loan (3.4%), the Appraised Value of $33,000,000 as of March 29, 2019 represents the “bulk portfolio value” of the Mortgaged Properties. The sum of the values of the individual Mortgaged Properties on a standalone basis is $31,575,000 as of November 2018.

●	With respect to the Gettysburg Marketplace Mortgage Loan (2.6%), the Appraised Value of $23,500,000 represents the “as-stabilized” value of the Mortgaged Property as of January 1, 2020, based on the Mortgaged Property reaching a stabilized occupancy of 94% by that date. The “as-is” appraised value of the Mortgaged Property is $22,800,000 as of December 29, 2018, based on the then-current occupancy of 92%.

●	With respect to the Fairfield Inn & Suites Marion Mortgage Loan (0.7%), the Appraised Value of $8,000,000 represents the “as-complete” value of the Mortgaged Property as of February 1, 2020, based on the completion of a property improvement plan in accordance with the related franchise agreement, which the related borrower is required to complete by February 28, 2020. At origination, the lender reserved $1,132,000, representing 110% of the property improvement plan budget. The “as-is” appraised value of the Mortgaged Property is $6,500,000 as of January 17, 2019, without consideration of the completion of the property improvement plan.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal amount that will be due at maturity (or, in the case of the ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan or Companion Loan, assuming no payment defaults or principal prepayments.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group, if any, is identified by a separate letter on Annex A-1 to this prospectus. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date.

“Loan-to-Value Ratio”, “Cut-off Date LTV Ratio”, “LTV Ratio” or “Current LTV” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), unless expressly stated otherwise but not including any related Subordinate Companion Loan(s).

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth in Annex A-1 to this prospectus, which is subject to certain adjustments and assumptions as described under “Appraised Value” above, each as set forth in the following table:

Mortgaged Property Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Un- Adjusted “As-Is” Appraised Value)	Un-Adjusted “As- Is” Appraised Value
625 North Michigan Avenue	7.6%	63.5%	$79,700,000	68.7%	$73,600,000
SSTII Self Storage Portfolio II	7.1%	59.4%	$175,000,000	65.4%	$158,900,000
Fairfax Multifamily Portfolio	5.3%	33.8%	$251,500,000	36.1%	$235,700,000
FIGO Multifamily Portfolio I	3.4%	67.9%	$33,000,000	70.9%	$31,575,000
Gettysburg Marketplace	2.6%	72.2%	$23,500,000	74.4%	$22,800,000
Fairfield Inn & Suites Marion	0.7%	61.2%	$8,000,000	75.3%	$6,500,000

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A-1 to this prospectus:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
Stern Multfamily Portfolio	3.0%	68.6%	$1,000,000	67.1%

“Loan-to-Value Ratio at Maturity/ARD”, “LTV Ratio at Maturity/ARD”, or “Maturity Date/ARD LTV Ratio” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the Loan-to-Value Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity or Anticipated Repayment Date of such Mortgage Loan and the related Pari Passu Companion Loan(s), unless expressly stated otherwise but not including any related Subordinate Companion Loan(s).

●	in the case of an ARD Loan, the Loan-to-Value Ratio at Maturity/ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Loan-to-Value Ratio at Maturity/ARD was calculated using the related Appraised Value set forth in Annex A-1 to this prospectus, which is subject to certain adjustments and assumptions as described under “Appraised Value” above, each as set forth in the following table:

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “As-Is” Appraised Value)	Unadjusted “As- Is” Appraised Value
625 North Michigan Avenue	7.6%	63.5%	$79,700,000	68.7%	$73,600,000
SSTII Self Storage Portfolio II	7.1%	59.4%	$175,000,000	65.4%	$158,900,000
Fairfax Multifamily Portfolio	5.3%	33.8%	$251,500,000	36.1%	$235,700,000
FIGO Multifamily Portfolio I	3.4%	58.9%	$33,000,000	61.5%	$31,575,000
Gettysburg Marketplace	2.6%	59.1%	$23,500,000	60.9%	$22,800,000
Fairfield Inn & Suites Marion	0.7%	56.0%	$8,000,000	69.0%	$6,500,000

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but not including any related Subordinate Companion Loan(s).

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Underwritten NCF Debt Yield was calculated based on the related Underwritten Net Cash Flow divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Underwritten NCF Debt Yield	Earnout or Holdback Amount	Underwritten NCF Debt Yield
Stern Multifamily Portfolio	3.0%	8.6%	$1,000,000	8.8%

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but not including any related Subordinate Companion Loan(s).

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Underwritten NOI Debt Yield was calculated based on the related Underwritten Net Operating Income divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Underwritten NOI Debt Yield	Earnout or Holdback Amount	Underwritten NOI Debt Yield
Stern Multifamily Portfolio	3.0%	9.1%	$1,000,000	9.3%

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF“, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. Underwritten Net Cash Flow does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental and self storage properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12 month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one to 12 month periods.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,” “UW NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but not including any related Subordinate Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income”, “Underwritten NOI”, or “UW NOI“, with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan but not including any related Subordinate Companion Loan(s).

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Units”, “Rooms”, “Spaces”, “Acres”, and “Pads”, means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a parking lot or garage, the number of parking spaces, (d) in the case of a Mortgaged Property that is a leased fee, the number of acres, and (e) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$661,965,089
Number of Mortgage Loans	37
Number of Mortgaged Properties	60
Range of Cut-off Date Balances	$2,850,000 to $50,595,115
Average Cut-off Date Balance	$17,890,948
Range of Mortgage Rates	3.7300% to 6.1500%
Weighted Average Mortgage Rate	4.8368%
Range of original terms to maturity/ARD(3)	60 to 121 months
Weighted average original term to maturity/ARD(3)	113 months
Range of remaining terms to maturity/ARD(3)	59 to 121 months
Weighted average remaining term to maturity/ARD(3)	112 months
Range of original amortization terms(4)	300 to 360 months
Weighted average original amortization term(4)	358 months
Range of remaining amortization terms(4)	300 to 360 months
Weighted average remaining amortization term(4)	358 months
Range of Cut-off Date LTV Ratios(5)(6)	25.8% to 74.8%
Weighted average Cut-off Date LTV Ratio(5)(6)	57.2%
Range of Maturity Date/ARD LTV Ratios(3)(5)(7)	25.8% to 67.0%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)(7)	54.2%
Range of UW NCF DSCR(5)	1.28x to 3.48x
Weighted average UW NCF DSCR(5)	2.04x
Range of UW NOI Debt Yield(5)(8)	7.2% to 17.2%
Weighted average UW NOI Debt Yield(5)(8)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest Only Amortizing Balloon	58.2%
Partial Interest-Only Balloon	29.1%
Full Term Amortizing Balloon	7.6%
Interest-Only-ARD	5.1%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to Amazon Distribution Livonia Mortgage Loan (5.1%), which has an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(4)	Does not include Mortgage Loans that pay interest-only until their maturity dates or Anticipated Repayment Dates, as applicable.

(5)	With respect to each Mortgage Loan that is part of a Whole Loan, the related Pari Passu Companion Loan(s) are included for the purposes of calculating the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(6)	Unless otherwise indicated in the definitions of “Appraised Value” or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Cut-off Date LTV Ratio has been calculated using the “as-is” appraised value. However, with respect to six (6) Mortgage Loans (26.7%), the related Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “as-complete”, portfolio premium or similar hypothetical values. In addition, in the case of one (1) Mortgage Loan (3.0%), the related Cut-off Date LTV Ratio has been calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve, divided by the related “as-is” appraised value based on the “as-is” appraised value net of a performance holdback reserve. Such Mortgage Loans are identified in the definitions of “Appraised Value” and “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 58.4%.

(7)	Unless otherwise indicated in the definitions of “Appraised Value” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. However, with respect to six (6) Mortgage Loans (26.7%), the related Maturity Date/ARD LTV Ratios have been calculated using “as-stabilized”, “as-complete” portfolio premium or similar hypothetical values. Such Mortgage Loans are identified in the definitions of “Appraised Value” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 55.3%.

(8)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each Mortgage Loan is the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan. In the case of one (1) Mortgage Loan (3.0%), the UW NOI Debt Yield was calculated based on the related Underwritten NOI divided by the related Cut-off Date Balance less a related earnout or holdback reserve. See the definition of “Underwritten NOI Debt Yield” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The issuing entity will include eleven (11) Mortgage Loans (43.4%), that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	Approx. % of Initial Pool Balance
Office	9	$215,200,115	32.5%
CBD	4	$170,595,115	25.8%
Suburban	4	$37,000,000	5.6%
Medical	1	$7,605,000	1.1%
Multifamily	19	$115,121,833	17.4%
Garden	19	$115,121,833	17.4%
Mixed Use	4	$72,350,000	10.9%
Retail/Office	3	$67,150,000	10.1%
Office/Retail	1	$5,200,000	0.8%
Retail	6	$72,018,718	10.9%
Anchored	3	$61,468,718	9.3%
Unanchored	3	$10,550,000	1.6%
Hospitality	5	$64,574,423	9.8%
Select Service	1	$35,000,000	5.3%
Limited Service	3	$21,644,423	3.3%
Full Service	1	$7,930,000	1.2%
Self Storage	11	$49,800,000	7.5%
Industrial	1	$34,000,000	5.1%
Warehouse/Distribution	1	$34,000,000	5.1%
Manufactured Housing	3	$19,500,000	2.9%
Other	2	$19,400,000	2.9%
Leased Fee	2	$19,400,000	2.9%
Total	60	$661,965,089	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth on Annex A-1 to this prospectus.

Office Properties

With respect to the office properties and mixed use and industrial properties with office components set forth in the above chart:

●	With respect to the 3 Columbus Circle Mortgage Loan (7.6%), the related borrower sponsor owns one or more properties that compete with the related Mortgaged Property within a five mile radius of the related Mortgaged Property.

Certain of the other Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

●	With respect to the Stern Multifamily Portfolio Mortgage Loan (3.0%), 20 of the 384 units at the Abington Apartments Mortgaged Property are occupied by tenants whose rent is subsidized, in whole or in part, by Section 8 vouchers.

●	With respect to the Fairfax Multifamily Portfolio – Ellipse at Fairfax Corner Mortgaged Property (2.3%) and the Fairfax Multifamily Portfolio – Windsor at Fair Lakes Mortgaged Property (1.5%), both Mortgaged Properties are located in Fairfax, Virginia and compete with each other.

●	With respect to the Meadowlands Apartments Mortgage Loan (2.3%), 17 of the 168 tenants receive government assistance through the Oregon Housing and Community Services Housing Assistance Payment program.

●	With respect to the Twin Keys Apartments Mortgage Loan (0.8%), the related borrower sponsor or its affiliates currently own properties within a 5-mile radius which compete with the related Mortgaged Property.

●	With respect to the Shannon Park Apartments Mortgage Loan (0.7%), the related Mortgaged Property is administered entirely under a Section 8 project-based contract with the U.S. Department of Housing and Urban Development that expires July 2032. We cannot assure you that such programs will be continued in their present form or that the Mortgaged Property will continue to qualify under such programs or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

●	With respect to the 1021-1051 Tower Boulevard Mortgage Loan (0.4%), 12 of the 108 units at the 1021-1051 Tower Boulevard Mortgaged Property are occupied by tenants whose rent is subsidized, in whole or in part, by Section 8 vouchers. There is no requirement or restriction at the Mortgaged Property that a minimum number of units be rented to Section 8 tenants.

For risks relating to the multifamily properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart:

●	Each of the mixed use Mortgaged Properties has one or more office or retail components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”, as applicable.

●	With respect to the Loudoun Station – Building C Mortgaged Property (3.0%), the related borrower sponsor owns one or more properties that compete with the Mortgaged Property within a five mile radius of the Mortgaged Property.

●	With respect to the Loudoun Station – Building C Mortgage Loan (3.0%), the related Mortgaged Property benefits from a parking agreement which grants the borrower rights in and to a parking garage located adjacent to the Mortgaged Property, and terminates at such time when the construction of a future parking garage (the “Phase II Garage”) is completed. A separate parking agreement (the “Building C Parking Agreement”), was entered into simultaneously with the closing of the Loudoun Station – Building C Mortgage Loan and governs the borrower’s rights with regard to the Phase II Garage. The Building C Parking Agreement has a 50-year term and grants the borrower non-exclusive rights in and to the Phase II Garage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties set forth in the above chart and mixed use properties and office properties with retail components:

●	With respect to the Irving Market Center Mortgage Loan (3.4%), the related Mortgaged Property benefits from a parking lease, which is part of the collateral securing the related Mortgage Loan, with the borrower, as lessee and the Texas Department of Transportation (“Texas DOT”), as lessor. In 2010, the Texas DOT acquired a plot of land, which included a portion of the parking area on the related Mortgaged Property, in a condemnation proceeding to expand a right of way. Tenant Chuck E Cheese’s lease provides that in the event of a partial condemnation, the landlord is required to promptly restore the leased space, including its parking area, to a condition comparable to its condition prior to the condemnation. The borrower entered into the parking lease with the Texas DOT to restore the related parking area to its pre-condemnation condition. The related lease is scheduled to expire in 2036.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

Furthermore, there are likely similar situations at other Mortgaged Properties where increased competition will occur in the future of which we are not aware.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart, the following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Franchise Agreement, License Agreement or Management Agreement	Maturity Date of the related Mortgage Loan	Upfront PIP Reserve	Renewal Option
AC by Marriott San Jose	CCRE Lending	$35,000,000	5.3%	1/31/2047	4/1/2029	NAP(1)	No
Courtyard by Marriott - Ogden	KeyBank	$13,500,000	2.0%	3/24/2034	3/1/2029	NAP	No
DoubleTree Neenah	SMC	$7,930,000	1.2%	11/30/2032	4/6/2029	NAP
Fairfield Inn & Suites Marion	CIBC	$4,894,423	0.7%	2/28/2034	3/1/2024	$1,132,000	No
Best Western Plus Crawfordsville	SMC	$3,250,000	0.5%	12/31/2020	4/6/2029	NAP	Additional 1 year renewal options

(1)	There will be a franchise-mandated PIP that is estimated to cost approximately $115,000, but no funds were reserved at origination toward such PIP. See “—Redevelopment, Renovation and Expansion”.

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks”. Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to certain Mortgaged Properties, food and beverage revenue may comprise a significant portion of Underwritten Revenues.

Certain of the hospitality properties may have a parking garage or include restaurants (either as part of the hotel or as tenants) as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Mortgage Pool Characteristics—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

With respect to the self-storage properties set forth in the above chart:

●	Certain of the self-storage Mortgaged Properties may also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Manufactured Housing Community Properties

With respect to the manufactured housing community set forth in the above chart:

●	With respect to the Wells County MHC Portfolio Mortgage Loan (1.5%), the related Mortgaged Properties contain approximately 100 homes currently owned by Wells County Series of Bayshore Master, Inc. (“Bayshore”), an affiliate of the related borrower. Pursuant to the related loan documents, Bayshore and other affiliates of the related borrower are permitted to purchase additional homes at the related Mortgaged Properties, provided that, among other things, (i) any such owned homes must subsequently be offered for sale or lease to future residents at the related Mortgaged Properties, (ii) no affiliates of the related borrower, including Bayshore, may own more than 50% (in the aggregate) of the total number of homes at the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community, Mobile Home Parks and Recreational Vehicle Parks Have Special Risks”.

Other Properties

With respect to the “other” properties set forth in the above chart:

●	The Graham Fee Portfolio Mortgage Loan is secured by the fee interest, but not the improvements in the Mortgaged Properties. Certain factors may adversely affect the operation and value of the Mortgaged Properties that consist entirely of a leased fee interest. See “Risk Factors—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table. For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
School, educational facility and/or beauty and cosmetology school(1)	3	18.0%
Grocery(2)	2	7.6%
Gym, fitness center, spa, salon, pool or health club(3)	2	7.6%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(4)	1	6.0%
Restaurant(5)	1	3.0%
Theater(6)	1	3.0%

(1)    Includes the following Mortgaged Properties: 625 North Michigan Avenue, 65 Broadway and Village at Camp Bowie.

(2)    Includes the following Mortgaged Properties: Village at Camp Bowie and Montgomery Commons.

(3)    Includes the following Mortgaged Properties: Village at Camp Bowie and Montgomery Commons.

(4)    Includes the following Mortgaged Properties: 65 Broadway.

(5)    Includes the following Mortgaged Properties: Loudoun Station – Building C.

(6)    Includes the following Mortgaged Properties: Loudoun Station – Building C.

With respect to the Montgomery Commons Mortgage Loan (3.3%), the related Mortgaged Property has a dry cleaning tenant with on-site processing at the related Mortgaged Property.

With respect to the 24025 Katy Freeway Mortgage Loan (1.0%), the related Mortgaged Property has an auto glass repair shop on site.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF/Room/Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W NOI Debt Yield(1)	Property Type
625 North Michigan Avenue	$50,595,115	7.6%	$175	2.00x	63.5%	10.6%	Office
3 Columbus Circle	50,000,000	7.6	$650	2.91x	45.4%	12.3%	Office
SSTII Self Storage Portfolio II	46,800,000	7.1	$130	1.74x	59.4%	8.9%	Self Storage
65 Broadway	40,000,000	6.0	$156	3.30x	25.8%	16.7%	Office
Fairfax Multifamily Portfolio	35,000,000	5.3	$97,701	3.02x	33.8%	14.3%	Multifamily
AC by Marriott San Jose	35,000,000	5.3	$285,714	2.05x	59.7%	11.4%	Hospitality
Amazon Distribution Livonia	34,000,000	5.1	$34	3.48x	38.9%	13.5%	Industrial
Atrium Two	30,000,000	4.5	$85	1.52x	73.0%	11.4%	Office
Village at Camp Bowie	28,500,000	4.3	$159	2.11x	61.6%	10.7%	Mixed Use
Irving Market Center	22,500,000	3.4	$99	1.74x	63.4%	11.6%	Retail
Top 10 Total/Weighted Average	$372,395,115	56.3%		2.42x	51.7%	12.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF/Room/Unit, UW NCF DSCR, U/W NOI Debt Yield and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the 10 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include eight (8) Mortgage Loans (26.4%), set forth in the table below entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
SSTII Self Storage Portfolio II	$46,800,000	7.1%
Fairfax Multifamily Portfolio	35,000,000	5.3
FIGO Multifamily Portfolio I	22,400,000	3.4
Stern Multifamily Portfolio	20,000,000	3.0
Graham Fee Portfolio	19,400,000	2.9
Shelbourne Global Portfolio II	17,500,000	2.6
Wells County MHC Portfolio	9,700,000	1.5
Concord Pike Plaza & Newport Shopping Center	4,250,000	0.6
Total	$175,050,000	26.4%

One (1) group of Mortgage Loans (8.7%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 8.7% of the Initial Pool Balance.

The following table shows the group(s) of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Fairfax Multifamily Portfolio	$ 35,000,000	5.3%
FIGO Multifamily Portfolio I	22,400,000	3.4
Total for Group 1:	$ 57,400,000	8.7%

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	4	$112,650,000	17.0%
Texas	3	$57,300,000	8.7%
Illinois	2	$55,489,538	8.4%
Virginia	4	$55,000,000	8.3%
Pennsylvania	3	$53,635,385	8.1%
California	3	$43,027,439	6.5%
Florida	6	$37,371,429	5.6%
Michigan	2	$37,000,000	5.6%
Ohio	3	$36,490,000	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1 to this prospectus.

The remaining Mortgaged Properties are located throughout sixteen (16) other states, with no more than approximately 3.3% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in Texas, California, Florida, Oregon, Georgia and South Carolina are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, Texas, Virginia, Florida, Georgia, South Carolina and Mississippi among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

●	Seven (7) Mortgaged Properties (13.0% by allocated loan amount), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 15.0%.

Mortgaged Properties With Limited Prior Operating History

Five (5) Mortgaged Properties (5.5% by allocated loan amount) have a limited operating history (i.e., less than 18 months of historical financials), as follows:

●	With respect to the Graham Fee Portfolio Mortgage Loan (2.9%), non-collateral improvements are located on the related Mortgaged Property. For the avoidance of doubt, such non-collateral improvements are not part of the related Mortgaged Property, which secures the Graham Fee Portfolio Mortgage Loan and are operated pursuant to absolute triple net ground leases.

●	Each of the Fresenius Olympia (1.1%), 24025 Katy Freeway (1.0%) and Concord Pike Plaza (0.6%) Mortgaged Properties was constructed, in a lease-up period or was the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history or the related mortgage loan seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

The 3 Columbus Circle (7.6%), 65 Broadway (6.0%), Stern Multifamily Portfolio (3.0%) and Aloha Mobile Home Park (1.5%) Mortgage Loans each have one or more borrowers that own all or a portion of the related Mortgaged Property or Mortgaged Properties as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

With respect to the Granite Landing Apartments Mortgage Loan (0.8%), the borrower is directly or indirectly owned by 25 or more investors. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Each of the 3 Columbus Circle Mortgage Loan (7.6%) and the Montgomery Commons Mortgage Loan (3.3%) are secured, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	60	$661,965,089	100.0%
Total	60	$661,965,089	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age. For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action. In some such cases, even where regulatory closure was documented for past incidents the ESAs may have reported that requests to governmental agencies for any related files are pending. However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the 625 North Michigan Avenue Mortgage Loan (7.6%), in lieu of the guarantor providing an environmental guaranty or indemnity, the borrower purchased an environmental insurance policy with a ten-year term from Sirius International Insurance Corporation, with policy limits of $5,000,000 per occurrence and in the aggregate and with a $25,000 deductible/self-insured retention. The policy will cover the lender and its successors and/or assigns (but does not cover the borrower). The premium for the environmental insurance policy of $32,244 including surplus lines and taxes has been paid in full.

With respect to the Amazon Distribution Livonia Mortgage Loan (5.1%), the related ESA identified a REC related to the Mortgaged Property’s historical use as a General Motors plant.  Corrective actions are not complete for the southeast corner of the Mortgaged Property (the “Southeast Corner”), where trichloroethylene was identified to extend to off-site groundwater towards a residential neighborhood.  Two ground water monitoring wells have been installed at the Southeast Corner, and the Mortgaged Property is connected to municipal water (not groundwater).  The borrower obtained an assignment of a Prospective Purchaser Agreement from the U.S. Environmental Protection Agency (“USEPA”), which affords liability protection against any claims from USEPA. Additionally, the borrower prepared and submitted a Baseline Environmental Assessment to the Michigan Department of Environmental Quality (“MDEQ”) and will implement a “due care plan” to be afforded liability protection from MDEQ. The borrower obtained an environmental insurance policy with a 13-year term from Sirius International Insurance Corporation, with policy limits of $5,000,000 per occurrence and in the aggregate, with a $25,000 deductible/self-insured retention.  The policy covers the lender and its successors and/or assigns (but does not cover the borrower) for known and unknown environmental conditions related to cleanup costs, property damage and bodily injury, and the borrower paid the premium in full at origination. In addition, due to the REC, the Mortgaged Property is subject to a land use restriction that prohibits residential, school related and hospital related uses at the Mortgaged Property.

With respect to the FIGO Multifamily Portfolio I Mortgage Loan (3.4%), the related ESAs noted the presence of asbestos, mold, radon and/or lead at the Mortgaged Properties. The borrower sponsor obtained an environmental insurance policy with a 13-year term from Sirius International Insurance Corporation, with policy limits of $3,000,000 per occurrence and $6,000,000 in the aggregate, with a premium of $25,416 including surplus lines taxes and a $25,000 deductible/SIR. The policy will cover the lender and its successors and/or assigns (but does not cover the borrower). The premium for the environmental insurance policy has been paid in full.

With respect to the Montgomery Commons Mortgaged Property (3.3%), the related ESA identified a REC in connection with a dry-cleaning facility operated on the related Mortgaged Property since 1975. The tenant is currently a small-quantity generator of halogenated solvents, that has been registered under the Resource Conservation and Recovery Act since 1986. The related environmental consultant observed one 30-gallon steel drum of spent tetrachloroethylene stored, with no secondary containment and one dry-to-dry closed-loop dry-cleaning machine within the leased premises. There were no floor drains noted in the general vicinity of the machine or stored chemicals. There is a record of a previous release at the Mortgaged Property related to the dry-cleaning facility in 2004. No recent subsurface investigations have been conducted at this facility since 2004. Based on the duration of the dry-cleaning operations onsite, the lack of recent subsurface investigations and the nature of dry-cleaning chemicals, the current presence of the dry-cleaning business is considered a REC. In lieu of a Phase II investigation, at origination, the related borrower delivered to lender an environmental insurance policy from Great American Insurance Group, naming the lender and its successors and assigns as additional insureds. The environmental insurance policy has a 13-year term and an aggregate and per claim limit of $750,000, with a $25,000 self-insured retention.

With respect to the Graham Fee Portfolio Mortgage Loan (2.9%), the related ESA identified a REC at the Center at Colony Mill Mortgaged Property. In connection with environmental testing and the removal of an underground storage tank at the Center at Colony Mill Mortgaged Property in 1988, the New Hampshire Department of Environmental Services (“NHDES”) was made aware of impacts to soil and groundwater in connection with volatile organic compounds, metals and other petroleum products identified during such environmental testing. Impacted soil was excavated and removed from the Center at Colony Mill Mortgaged Property, or treated and reused onsite. The NHDES issued a groundwater monitoring permit to monitor the hazardous substances in the groundwater at the Center at Colony Mill Mortgaged Property. The related ESA identified that, according to the most recent groundwater sampling conducted twice a year in connection with the NHDES permit, dissolved cadmium was detected at the Center at Colony Mill Mortgaged Property in concentrations above the applicable NHDES water quality standards for cadmium only. The continued exceedances of cadmium above the applicable NHDES water quality standards represents a REC.

With respect to the Concord Pike Plaza & Newport Shopping Center Mortgage Loan (0.6%), the related ESA for the Newport Shopping Center Mortgaged Property identified a REC related to a potential former drycleaner that was identified in the municipal directories as having operated at the Mortgaged Property from 1987 through 1995. The Phase I environmental engineer recommended that a Phase II subsurface investigation, including a vapor intrusion assessment, be performed given the typical drycleaner use of chlorinated solvents and the fact that no prior site investigation had been undertaken at the former tenant’s space at the Mortgaged Property. In lieu of a Phase II investigation, at origination, the related borrower delivered to lender an environmental insurance policy from Great American Insurance Group, naming the lender and its successors and assigns as additional insureds. The environmental insurance policy has a 13-year term and an aggregate and per claim limit of $2,000,000, with a $25,000 self-insured retention.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to the AC by Marriott San Jose Mortgage Loan (5.3%), the franchise agreement requires the borrower to complete a change of ownership PIP estimated to cost approximately $115,000. No upfront PIP reserve was required in connection with the origination of the Mortgage Loan.

●	With respect to the Fairfax Multifamily Portfolio Mortgage Loan (5.3%), the borrower sponsor has budgeted $11,136,554 in future renovations (allocated $4,468,449, $3,293,497 and $3,374,608 to the Ellipse at Fairfax Corner Mortgaged Property, the Townes at Herndon Center Mortgaged Property and the Windsor at Fair Lakes Mortgaged Property, respectively. At origination, the borrower reserved $11,136,554 in an initial replacement reserve, representing 100% of the budgeted cost of the renovations.

●	With respect to the Fairfield Inn & Suites Marion Mortgage Loan (0.7%), the related Mortgaged Property is undergoing renovations in connection with a franchise-mandated property improvement plan that is required to be completed by February 28, 2020. At origination, the lender reserved $1,132,000, representing 110% of the property improvement plan budget.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within four (4) months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”, “—KeyBank

National Association—KeyBank’s Underwriting Guidelines and Process” and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within twelve (12) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”. For example, in this regard we note the following:

●	With respect to the AC by Marriott San Jose Mortgage Loan (5.3%), the Mortgaged Property relies on an adjacent parking garage, which is not part of the collateral for the Mortgage Loan, to satisfy the 74 parking spaces required by local zoning ordinance to be available to the Mortgaged Property. Such parking arrangement is subject to a parking agreement between the borrower and the unaffiliated owner of the parking garage. Among other conditional termination rights, the parking garage owner has the right to demolish the parking garage and terminate the parking agreement with 12 months’ prior notice. The Mortgage Loan documents include loss recourse to the borrower and the guarantor in the event of the failure of the borrower to promptly enter into a replacement parking agreement that provides for adequate parking at a different parking garage in order to comply with zoning requirements. There can be no assurance that the borrower or the guarantor will fulfill its obligations under such recourse provisions.

●	With respect to the 98-104 Jefferson Mortgage Loan (0.6%), there are outstanding housing authority violations at the Mortgaged Property related to a tenant’s unpermitted use of cellar space as a bedroom. The borrower is required to remedy the violation. The lender underwrote in-place rents at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1 and the identified exceptions to such representation and warranty for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Fairfax Multifamily Portfolio Mortgage Loan (5.3%) and the FIGO Multifamily Portfolio I Mortgage Loan (3.4%), in February 2011, Lightstone Commercial Management LLC (“Lightstone”), a member of ABT-ESI LLC (“ABT”), filed a complaint in the Supreme Court of the State of New York, Nassau County against Arbor Realty SR, Inc. (an indirect owner of the borrowers with respect to the Fairfax Multifamily Portfolio Mortgage Loan, and the borrower sponsor with respect to the FIGO Multifamily Portfolio I Mortgage Loan), seeking declaratory and injunctive relief and money damages based on Arbor Realty SR, Inc.’s alleged breach of fiduciary duty related to its ownership and management of ABT. The complaint alleges that Arbor Realty SR, Inc. and related entities (i) improperly diverted approximately $1,800,000 of ABT’s funds for their own use, (ii) failed to account for such funds and (iii) denied Lightstone its right to examine the books, accounts and records of ABT. In July 2018 an order was filed in this action transferring the pre-trial matters to a special referee.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-one (21) of the Mortgage Loans (55.6%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the related Mortgaged Property. Thirteen (13) of the Mortgage Loans (35.7%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property. One (1) of the Mortgage Loans (5.3%) was, in whole or in part, originated in connection with the borrower’s acquisition/refinance of the related Mortgaged Property. One (1) of the Mortgage Loans (2.9%) was, in whole or in part, originated in connection with the borrower’s acquisition/recapitalization of the related Mortgaged Property. One (1) of the Mortgage Loans (0.5%) was, in whole or in part, originated in connection with the borrower’s recapitalization.

Default History, Bankruptcy Issues and Other Proceedings

As of the cut-off date, none of the Mortgage Loans were modified due to a delinquency.

With respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized and cross-defaulted Mortgage Loans:

●	With respect to the 625 North Michigan Avenue Mortgage Loan (7.6%), Wells Fargo acquired the Mortgaged Property in September 2012 via foreclosure sale. The Mortgaged Property was subsequently sold to Lone Star and then to Goldman Sachs, which ultimately sold the Mortgaged Property to the borrower sponsor in September 2015.

●	With respect to the 65 Broadway Mortgage Loan (6.0%), Meyer Chetrit, one of the borrower sponsors, has been an indirect owner of certain properties that secured loans that were transferred to special servicing and an indirect owner of certain properties that were the subject of foreclosure actions.

●	With respect to the AC by Marriott San Jose Mortgage Loan (5.3%), the borrower sponsor (i) transferred an unrelated office property via deed-in-lieu foreclosure in October 2010 and (ii) owned two unrelated hotel properties that were subject to a foreclosure sale in 2011.

●	With respect to the Village at Camp Bowie Mortgage Loan (4.3%), the borrower sponsor previously sponsored four mortgage loans that resulted in foreclosure. The first mortgage loan secured a shopping mall property that lost two major anchor tenants, resulting in the occupancy at the mortgaged property dropping below 60.0%. After defaulting, the sponsor was unable to reach an agreement with the special servicer and the mortgaged property was foreclosed upon in June 2010. The second mortgage loan secured a shopping center, which was anchored by Bally’s Fitness. Bally’s Fitness filed for bankruptcy in 2007 and later vacated the mortgaged property. After defaulting, the mortgaged property was foreclosed upon in August 2012. The third mortgage loan secured a shopping center, which was majority leased by a supermarket tenant. In 2013 the supermarket went dark and the mortgaged property experienced a decline in sales which resulted in an eventual default. The property was foreclosed upon in 2013. The fourth mortgage loan secured a strip mall property, which experienced a major change in the market demographics that caused a decline in sales at the mortgaged property. After defaulting, the property was foreclosed upon in August of 2016.

●	With respect to the Irving Market Center Mortgage Loan (3.4%), the related Mortgaged Property was previously securitized in a CMBS transaction for which LNR Partners, LLC was the special servicer. The borrower sponsor, an affiliate of LNR Partners, LLC, acquired the related Mortgaged Property through the exercise of LNR Partners, LLC’s purchase option under the pooling and servicing agreement of such prior CMBS trust in 2016.

●	With respect to the Montgomery Commons Mortgage Loan (3.3%), the borrower sponsor previously sponsored two mortgage loans that resulted in foreclosure. The first mortgage loan, securing a suburban office property, was securitized in a 2005 commercial mortgage securitization transaction. In February 2013, the mortgaged property experienced default stemming from the occupancy at the mortgaged property dropping below 50.0%. Foreclosure proceeds were instituted in February 2016 and the related securitization trust realized an approximate loss of 26.0%. The second mortgage loan, securing a suburban office property, was securitized in a 2006 commercial mortgage securitization transaction. The sole tenant at the mortgaged property vacated after the expiration of its lease, causing the mortgage loan to default. The mortgage loan was transferred to special servicing with LNR Partners, LLC in August 2010. Foreclosure proceedings were instituted in April 2012 and the trust realized an approximate loss of 3.4%.

●	With respect to the Gettysburg Marketplace Mortgage Loan (2.6%), the sponsor and guarantor, Kenneth Levy, was the defendant (among other defendants) of various shareholder derivative suits filed in state and federal court during 2006-2009 in his capacity as the former chairman of the board of directors, member of the compensation committee, director and former CEO, and active participant in management and affairs of KLA-Tencor, an affiliate of the sponsor. The suits related to an investigation of KLA-Tencor by the Securities and Exchange Commission (the “SEC”), the Department of Justice, and the Department of Labor regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. As a result of such investigation, in mid-2007, KLA-Tencor re-priced all outstanding retroactively priced stock options held by Mr. Levy and other executives following the investigation, which resulted in KLA-Tencor’s restating financial results from mid-1997 to mid-2002 and taking a non-cash charge of $370 million for stock-based compensation expenses. KLA-Tencor reached a settlement with the SEC in mid-2007 and was not required to pay any fine, penalty, or monetary damages to settle the case. The SEC charged KLA-Tencor’s former CEO and director Kenneth Schroeder with fraud, accusing Schroeder the former CEO of backdating more than $200 million worth of stock options.  In early 2008, KLA-Tencor agreed to pay $65 million in cash to settle a class-action shareholder lawsuit over backdated stock-option grants, brought by the City of Philadelphia Board of Pensions and other plaintiffs. In addition, other shareholder derivative suits were filed in state and federal court during 2006-2009 against Mr. Levy (among other defendants) in his capacity as member of board of directors and member of the compensation committee of three other public companies related to similar investigations of alleged illegal backdated stock option grants at such companies; however, each such action has been settled or dismissed with prejudice.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been or currently is involved in a borrower, principal or tenant bankruptcy or the Mortgaged Property has previously secured a defaulted commercial real estate loan. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the 3 Columbus Circle Mortgage Loan (7.6%), the borrower sponsor purchased the Mortgaged Property in 2004 and refinanced the related loan in 2006 with a $250 million loan from Wachovia. The borrower sponsor defaulted on the $250 million loan in 2009, and Related Companies, a private real estate firm based in New York City, subsequently bought the defaulted loan and moved to foreclose. However, in 2011, SL Green acquired a 49.8% interest in the Mortgaged Property, preventing Related Companies from foreclosing on the Mortgaged Property. Subsequently, SL Green and the borrower sponsor refinanced the Mortgaged Property with a $350 million loan from Deutsche Bank, and in 2018 the borrower sponsor repurchased SL Green’s interest in the Mortgaged Property. The borrower sponsor did not default on the loan from Deutsche Bank throughout the loan term before refinancing it with the Mortgage Loan. The borrower sponsor has also been subject to other default and foreclosure proceedings.

●	With respect to the Irving Market Center Mortgage Loan (3.4%), the related Mortgaged Property was previously securitized in a CMBS transaction for which LNR Partners, LLC was the special servicer. The borrower sponsor, an affiliate of LNR Partners, LLC, acquired the related Mortgaged Property through the exercise of LNR Partners, LLC’s purchase option under the pooling and servicing agreement of such prior CMBS trust in 2016.

●	With respect to the FIGO Multifamily Portfolio I Mortgage Loan (3.4%), the Mortgaged Properties were part of the collateral for a 230-property portfolio that secured certain loans with a combined principal balance of $1.05 billion, which loans were securitized in three separate CMBS pools in 2007. The loans were moved to special servicing in November 2010 due to imminent default. Arbor Realty SR, Inc., the borrower sponsor under the FIGO Multifamily Portfolio I Mortgage Loan (which is also a 22%, noncontrolling owner of the borrowers under the Fairfax Multifamily Portfolio Mortgage Loan), held a preferred equity interest in the ownership of the properties and took control of the related borrowers under those 2007 loans in October 2011. In December 2011, the borrower sponsor successfully negotiated a restructuring of two of the pools into a $500.5 million A note and a $214.5 million B note along with an adjustment to the interest rate and extension of the term to June 2019. In connection with the restructuring of those two pools, the borrower sponsor was required to invest an additional $25 million of equity. In June 2018, the prior loans were refinanced and the $214.5 million B note was forgiven.

●	With respect to the Stern Multifamily Portfolio Mortgage Loan (3.0%), the borrower sponsor has sponsored several loans in the last 10 years, of which at least (i) three loans went into default and were foreclosed upon (including loans secured by six multifamily properties located in Williston, North Dakota that defaulted) and (ii) one loan secured by a portfolio of office properties located in Albany, New York that was subject to a discounted payoff following a maturity default. In addition, the borrower sponsor was named in a bankruptcy proceeding with respect to a property in which he had previously had an ownership interest, which bankruptcy was eventually dismissed.

●	With respect to the Graham Fee Portfolio Mortgage Loan (2.9%), the previous owner of the Center at Colony Mill Mortgaged Property acquired the Center at Colony Mill Mortgaged Property in a distressed sale in 2014.

We cannot assure you that there are no bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Three (3) of the Mortgaged Properties (8.0% by allocated loan amount) securing, in whole or in part, two (2) Mortgage Loans, are leased to a single tenant.

●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 5.1% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Certain of the Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties and, in such event, any adverse impact on any such tenant could have a negative impact on the payments on the related Mortgage Loans.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily and Manufactured Housing Community Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, if applicable, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or in the same year of, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date/ARD
Amazon Distribution Livonia	5.1%	9/30/2032	9/1/2032(1)
Entergy Building	1.7%	7/11/2026	4/1/2029

(1)	The Mortgage Loan has an ARD of May 1, 2029 and a maturity date of September 1, 2032.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring(1)	Calendar Year of Expiration	Mortgage Loan Maturity Date/ARD
Loudoun Station – Building C	3.0%	73.9%	2025	4/6/2029
Gettysburg Marketplace	2.6%	82.9%	2028	3/6/2029
24025 Katy Freeway	1.0%	62.4%	2023	3/1/2029

(1)	The % of Leased SF Expiring is calculated based on the occupied square feet.

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii)	if the related borrower fails to provide a designated number of parking spaces,

(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant's use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi)	if a tenant's use is not permitted by zoning or applicable law,

(vii)	if the tenant is unable to exercise an expansion right,

(viii)	if the landlord defaults on its obligations under the lease,

(ix)	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, or

(xiii)	based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the 625 North Michigan Avenue Mortgage Loan (7.6%), the fourth largest tenant, Golub & Company Realty LLC (an affiliate of the borrower), representing approximately 4.6% of the net rentable area at the Mortgaged Property, has the right to terminate its lease any time after June 30, 2019 upon 90 days’ notice.

●	With respect to the Atrium Two Mortgage Loan (4.5%), (i) the largest tenant, Cincinnati Bell, representing approximately 36.6% of the net rentable area at the Mortgaged Property, has the right to terminate up to 40,124 of its 239,943 square feet of space at any time after October 1, 2019; (ii) the third largest tenant, Kroger, representing approximately 11.3% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease on September 30, 2021 upon 180 days’ notice; (iii) the fourth largest tenant, GSA – U.S. Bankruptcy Court, representing approximately 6.1% of the net rentable area at the Mortgaged Property, has the right to terminate its lease at any time after May 24, 2020 upon 180 days’ notice; and (iv) the fifth largest tenant, GSA – U.S. Attorney’s Office, representing approximately 5.3% of the net rentable area at the Mortgaged Property, has the right to terminate its lease at any time upon 90 days’ notice.

●	With respect to the Loudoun Station – Building C Mortgage Loan (3.0%), the second largest tenant at the related Mortgaged Property, IT Cadre (representing approximately 15.3% of the net rentable area), has a one-time right to terminate its lease effective November 2023, upon 12 months’ prior written notice to the landlord and payment of a termination fee.

●	With respect to the 394 Broadway Mortgage Loan (2.8%), the fifth largest tenant, Fatherly (IR Media Ventures), representing approximately 15.2% of the net rentable area at the Mortgaged Property, has the right to terminate its lease at any time on or after September 15, 2019 upon 90 days’ notice.

●	With respect to the Shelbourne Global Portfolio II – White Clay Office Park Mortgaged Property (1.7%), the largest tenant, Chase Bank USA, representing approximately 38.7% of the net rentable area at the Mortgaged Property, has the right to terminate its lease upon 12 months’ notice, effective on either July 31, 2021 or July 31, 2022.

●	With respect to the Entergy Building Mortgaged Property (1.7%), the sole tenant, Entergy Operations, Inc., has a right to terminate a designated 12,626 square feet portion of the Mortgaged Property (the “Additional Space”, which represents approximately 8.9% of the net rentable area) upon thirty days’ prior notice to the landlord without payment of a termination fee. Within ten (10) days of providing such notice, the tenant is required to return the Additional Space to the landlord in the same condition as received. The lease does not require the tenant to pay a termination fee in connection with its exercise of such right.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the Village at Camp Bowie Mortgage Loan (4.3%), the second largest tenant at the related Mortgaged Property, Tuesday Morning, Inc. (“Tuesday Morning”) (representing approximately 9.7% of the net rentable area), has a one-time right to terminate its lease at any point during the 30-day period after the expiration of the fifth lease year, ending in February 2021, in the event that Tuesday Morning’s gross sales fall below $1,600,000 for the fifth lease year. The tenant must pay the landlord a termination fee in an amount equal to $125,000 as a condition of the exercise of its termination option.

●	With respect to the Montgomery Commons Mortgage Loan (3.3%), the third largest tenant at the related Mortgaged Property, Dollar Tree Stores, Inc. (“Dollar Tree”) (representing approximately 7.9% of the net rentable area), upon the landlord building more than 10,000 square feet in a build area as specified by the related Dollar Tree lease and Dollar Tree’s gross sales declining by 20.0% or more from the same period in the immediately prior year, then Dollar Tree will have a one-time right to terminate its lease.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (by net rentable square footage) at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

●	With respect to the Village at Camp Bowie Mortgage Loan (4.3%), the largest tenant at the related Mortgaged Property, Sprouts Farmers Market, Inc. (“Sprouts”) (representing approximately 15.7% of the net rentable area), will have its base rent reduced by 50.0% upon the Mortgaged Property’s gross floor area (excluding Sprouts’ leased area) dropping below a 60.0% occupancy rate (a “Sprouts Co-Tenancy Failure”), for 90 consecutive days. In addition, if a Sprouts Co-Tenancy Failure continues for 365 consecutive days, Sprouts may at any time thereafter, unless and until the Sprouts Co-Tenancy Failure is cured, terminate its lease upon 90 days’ notice to the landlord. If a Sprouts Co-Tenancy Failure continues for 730 consecutive days, Sprouts may, within 30 days, elect to either (a) terminate its lease upon 60 days’ notice or (b) resume payment of full base rent.

●	With respect to the Village at Camp Bowie Mortgage Loan (4.3%), the second largest tenant at the related Mortgaged Property, Tuesday Morning, will have its base rent reduced by 50.0% upon Sprouts vacating and the Mortgaged Property’s gross floor area (excluding Tuesday Morning’s leased area but including Sprouts leased area) dropping below a 70.0% occupancy rate (a “Tuesday Morning Co-Tenancy Failure”). If a Tuesday Morning Co-Tenancy failure continues for 365 days, Tuesday Morning will have the right to terminate its lease within 90 days following such period.

●	With respect to the Irving Market Center Mortgage Loan (3.4%), the second largest tenant at the related Mortgaged Property, Ross Dress for Less (“Ross”) (representing approximately 13.2% of the net rentable area), upon the occurrence of less than three of PetSmart, Best Buy, K&G Superstore and Burkes Outlets being open and operating pursuant to the terms of each related tenants lease documents (a “Ross Co-Tenancy Failure”), is entitled to a reduction of rent in an amount equal to the lesser of (a) the rent due under its lease or (b) 2.0% of Ross’ gross sales during the duration of the Ross Co-Tenancy Failure. In the event that the Ross Co-Tenancy Failure continues for a period of more than 180 days, Ross will have the right to terminate its lease upon 30 days’ notice to the landlord.

●	With respect to the Montgomery Commons Mortgage Loan (3.3%), in the event that Redners Warehouse, its successors, assigns or replacement tenants vacate their respective leased premises or cease to operate (a “Dollar Tree Co-Tenancy Failure”), the third largest tenant at the related Mortgaged Property, Dollar Tree, will have the option to have its rent reduced to the lesser of (a) 3.0% of Dollar Tree’s gross sales or (b) one-half of all rents due under its lease for the duration of the Dollar Tree Co-Tenancy Failure. If the Dollar Tree Co-Tenancy Failure continues for more than six months, Dollar Tree will have the right to terminate its lease upon 30 days’ notice to the landlord.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

See “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance	Tenant(s)	% of Net Rentable Sq. Ft.	% of U/W Base Rent
Atrium Two	4.5%	GSA – US Bankruptcy Court	6.1%	15.2%
Atrium Two	4.5%	GSA – US Attorney’s Office	5.3%	12.9%
Shelbourne Global Portfolio II – University Office Plaza	0.9%	The State of DE – DAS	13.5%	18.0%
Shelbourne Global Portfolio II – University Office Plaza	0.9%	State of DE Department of H&SS	13.2%	16.3%
Pacific Palm	0.8%	State of CA – Mobility	21.1%	17.4%
Pacific Palm	0.8%	State of CA – Department of Rehab.	17.5%	19.6%

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

See “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

●	With respect to the 65 Broadway Mortgage Loan (6.0%), the largest tenant, Arbor E&T, representing approximately 15.9% of the net rentable area at the Mortgaged Property, has the right to terminate its lease in the event of the loss of at least 55% of its funding provided by NYC Human Resources Administration upon 10 months’ notice.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Lease Expirations and Terminations—Terminations” section.

See “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Rights to Cease Operations (Go Dark) at the Leased Property

In addition, certain of the tenant leases may permit a tenant to go dark at any time. Further, there may be other tenant leases that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

●	With respect to the Irving Market Center Mortgage Loan (3.4%), four tenants have the right to go dark with respect to their leased premise at the related Mortgaged Property. The second, third, fourth and fifth largest tenants, Ross Dress for Less, PetSmart, Burke’s Outlet Stores and K&G Menswear, respectively, may go dark at any time during the term of their respective leases. In addition, with respect to the third, fourth and fifth largest tenants, in the event that such tenant goes dark the landlord may terminate the related lease and recapture the related tenant’s leased premises after 30 days.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties, tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or tenants individually or in the aggregate representing more than 25% of the net rentable square footage at the Mortgaged Property securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, certain of such tenants have not signed a lease, taken possession or commenced paying rent as set forth below:

●	With respect to the 625 North Michigan Avenue Mortgage Loan (7.6%), the largest tenant, Northwestern University (“Northwestern”), representing approximately 26.7% of the net rentable area at the Mortgaged Property (totaling 77,198 square feet, including two expansion spaces). Northwestern occupied the first expansion space (“Phase I”), totaling 9,904 square feet, on March 1, 2019. Northwestern is contractually obligated to take occupancy of the second expansion space (“Phase II”), totaling 19,816 square feet, on or before September 1, 2019, but Northwestern is not currently occupying or paying rent on Phase II. Northwestern is not required to begin paying rent with respect to Phase I or Phase II until December 31, 2019 and on or about June 30, 2020, respectively. At origination, the borrower deposited $757,111 into an abated rent reserve for the expansion phases, and $210,550 for five months of gap rent associated with Northwestern’s expansion.

●	With respect to the 3 Columbus Circle Mortgage Loan (7.6%), Josephson, the 5th largest tenant by the net rentable area at the Mortgaged Property, and an affiliate of the related borrower, has a free rent period through July 2019 in the aggregate amount of $1,259,369. The borrower was required at origination to reserve approximately $847,794 for the free rent period.

●	With respect to the 65 Broadway Mortgage Loan (6.0%), (i) the largest tenant, Arbor E&T, representing approximately 15.9% of the net rentable area at the Mortgaged Property is in a free rent period until April 2020; (ii) the second largest tenant, Kofinas Fertility Services, PC (“Kofinas”), representing approximately 9.7% of the net rentable area at the Mortgaged Property is currently completing its build out and is permitted to pay 25% reduced rent during years one and two of its lease, of which the remaining possible reduction of $419,852 was reserved at origination; Kofinas also received a TI credit that will be used to reduce the annual base rent due during years two through six by $2,234,740, which was reserved at origination; and (iii) the third largest tenant, Stella Adler, representing approximately 7.6% of the net rentable area at the Mortgaged Property has not yet taken occupancy, and will not be required to commence rent payments until the date that is nine months following the later of (x) 10 business days after the borrower provides notice that the work is completed and (y) August 1, 2019. At origination, the borrower deposited approximately $4,505,034 into a reserve for free rent with respect to six tenants, including approximately $3,283,691 with respect to the above-referenced tenants.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 to this prospectus for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example, set forth below are certain charitable institution tenants that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
24025 Katy Freeway	1.0%	The Woodlands Religious Community, Inc. (d/b/a Work Force Solutions)(1)	29.3%	31.7%

(1)	The tenant has the option to terminate its lease each year effective September 30, upon notice given not later than July 31 of such year, if the tenant's funding is withdrawn.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

With respect to certain Mortgaged Properties, certain tenants, sellers, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents. Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the 3 Columbus Circle Mortgaged Property (7.6%), JPMorgan Chase Bank, National Association (“JPMCB”) occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.

●	With respect to the AC by Marriott San Jose Mortgage Loan (5.3%), Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the borrower to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender that is not a “Competitor”.

●	With respect to the Amazon Distribution Livonia Mortgage Loan (5.1%), in the event that the borrower desires to sell the Mortgaged Property, the sole tenant, Amazon, has the right of first offer and a right of first refusal to purchase the Mortgaged Property during the term of its lease. Pursuant to a subordination, non-disturbance and attornment agreement, such rights of first offer and first refusal do not apply to any exercise of remedies by the lender, but would apply to subsequent transfers.

●	With respect to the Atrium Two Mortgage Loan (4.5%), the largest tenant, Cincinnati Bell possesses a right of first offer to purchase the Mortgaged Property in the event the related borrower intends to sell the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first offer will not apply to any exercise of remedies pursuant to the related mortgage, including (i) a purchase of the Mortgaged Property at a foreclosure sale, (ii) a transfer of the Mortgaged Property to the lender or its designee pursuant to a deed-in-lieu of foreclosure or (iii) any subsequent sale of the Mortgaged Property by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Irving Market Center Mortgaged Property (3.4%), tenant El Fenix has a right of first offer to purchase its leased space at the related Mortgaged Property in the event that all or any material part of such leased space is offered for sale. Such right of first refusal will not apply in the event of a sale of the entire related Mortgaged Property.

●	With respect to the Irving Market Center Mortgaged Property (3.4%), tenant Sprint Spectrum L.P. has a right of first refusal to purchase fee title, an easement, a lease, a license, or any other interest in the Mortgaged Property in the event that an offer is received from any person or entity that owns towers or other wireless telecommunications facilities to purchase fee title, an easement, a lease, a license or any other interest in the related Mortgaged Property.

●	With respect to the 394 Broadway Mortgage Loan (2.8%), the Mortgaged Property is subject to a right of first refusal, which was granted by the borrower to John and Ronald Pasquale (collectively, “Pasquale”), in connection with a loan made by Pasquale to the borrower sponsor, which loan was paid in full prior to the origination of the Mortgage Loan. The right of first refusal requires the borrower to offer to sell the Mortgaged Property to Pasquale on the same terms as set forth in an offer by a potential purchaser, subject to a reduction in purchase price by the greater of 4% or $400,000 of the amount set forth in the original offer. The right of first refusal expires in 2025. Pasquale did not sign an agreement subordinating the right of first refusal to the Mortgage.

●	With respect to the Shelbourne Global Portfolio II – White Clay Office Park Mortgaged Property (1.7%), the largest tenant, Chase Bank USA (“Chase”), has a right of first refusal (“ROFR”) to purchase a parcel of land known as “Parcel 1B”. Prior to accepting any bona fide offer for Parcel 1B, the borrower is required to deliver such offer to Chase, from which time Chase will have 30 days to enter into a contract to purchase Parcel 1B. The ROFR does not apply to a foreclosure or deed-in-lieu of foreclosure, but will apply to a subsequent transfer of Parcel 1B. The ROFR does not apply to any sale of the entire Mortgaged Property.

●	With respect to the Courtyard by Marriott – Ogden Mortgage Loan (2.0%), the related franchise agreement (the “Agreement”) grants a right of first refusal to Marriott International, Inc. (the “Franchisor”), wherein, upon any proposed transfer to a competitor (as such term is defined in the Agreement of the related borrower (the “Franchisee”) of (i) the hotel occupying the related Mortgaged Property (the “Hotel”), (ii) the ownership interest in the Agreement of the related Franchisee, or (iii) an ownership interest in the Franchisee or a controlling affiliate thereof (each, a “Triggering Transfer”), the Franchisee will give notice thereof to Franchisor, along with other information relating to the terms of and parties to the proposed transfer. The Agreement grants Franchisor the right, within thirty (30) days of receipt of such notice and information, to purchase or lease the Hotel under the same terms as those in the proposed Triggering Transfer, terminate the Agreement, or consent to such Triggering Transfer.

●	With respect to the Fairfield Inn & Suites Marion Mortgage Loan (0.7%), the franchisor, Marriott International, Inc., has a right of first refusal in connection with any proposed sale of the related Mortgaged Property to a Competitor (as such term is defined in the related franchise agreement) of the franchisor. Such right of first refusal is subordinate to the rights of lenders under a mortgage or security deed secured by the related Mortgaged Property, only if and as long as: (i) the lender is not a Competitor or Affiliate of a Competitor (as such terms are defined in the related franchise agreement); and (ii) any such mortgage or security deed remains validly recorded and in full force and effect and the related Mortgage Loan is in compliance with requirements pertaining to financings or indebtedness in the related franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the Key Executive Office Mortgage Loan (1.2%), the second largest tenant, Vehicle Solutions Corp., representing approximately 7.5% of the net rentable area and approximately 7.5% of the underwritten base rent, is an affiliate of the related borrower sponsor.

●	With respect to the 24025 Katy Freeway Mortgage Loan (1.0%), the third largest tenant, Roberts Carpet & Fine Floors, representing approximately 18.9% of the net rentable area and approximately 19.8% of the underwritten base rent, is an affiliate of the related borrower sponsor, and the related lease is guaranteed by the related borrower sponsor. However, there can be no assurance that the related borrower sponsor will be in a position to fulfill its obligations with respect to such guarantee.

●	With respect to the Concord Pike Plaza & Newport Shopping Center Mortgage Loan (0.6%), each of the largest tenant at the Concord Pike Plaza & Newport Shopping Center - Concord Pike Plaza Mortgaged Property, Seasons Pizza (Concord), representing approximately 36.5% of the net rentable area and approximately 40.7% of the underwritten base rent, and the third largest tenant at the Concord Pike Plaza & Newport Shopping Center - Concord Pike Plaza Mortgaged Property, Sweet Nels, representing approximately 22.0% of the net rentable area and approximately 18.5% of the underwritten base rent, is an affiliate of the related borrower sponsor. The largest tenant at the Concord Pike Plaza & Newport Shopping Center - Newport Shopping Center Mortgaged Property, Seasons Pizza (Newport), representing approximately 45.5% of the net rentable area and approximately 55.7% of the underwritten base rent, is an affiliate of the related borrower sponsor. Each of the above-described leases is guaranteed by the related borrower sponsor. However, there can be no assurance that the related borrower sponsor will be in a position to fulfill its obligations with respect to any such guarantee.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower, but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Seven of the Mortgaged Properties (13.0% by allocated loan amount), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California, Utah,

Nevada and Washington. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 15.0%.

In the case of 25 Mortgaged Properties, which secure, in whole or in part, 47 Mortgage Loans (69.9%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1 and the identified exceptions to such representation and warranty on Annex D-2 for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the Fairfax Multifamily Portfolio Mortgage Loan (5.3%), the deed for each of the Mortgaged Properties prohibits the creation of condominiums or any other form of common interest development until after December 2023.

●	With respect to the Amazon Distribution Livonia Mortgage Loan (5.1%), due to a REC, the Mortgaged Property is subject to a land use restriction that prohibits residential, school related and hospital related uses at the Mortgaged Property. See “—Environmental Considerations”.

●	With respect to the 394 Broadway Mortgage Loan (2.8%), the Mortgaged Property is located in the Tribeca East Historic District. The borrower is prohibited from making any alterations to the exterior of the building, structural alterations, or new improvements (i.e. additions to the building), but is not prohibited from making any interior renovations so long as such renovations do not compromise the structure of the building.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In addition, in some cases, the lender may have agreed to accept a guaranty in lieu of reserves or other collateral. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See the exceptions to representation and warranty number 26 in Annex D-2 for additional information.

With respect to the 625 North Michigan Avenue Mortgage Loan (7.6%), the Mortgage Loan documents do not provide for recourse to a guarantor distinct from the borrower for any breach of the environmental covenants in the related Mortgage Loan documents. In addition, the sole member of the borrower is a joint venture between NEO 625 Holdings, Inc. (“NEO”) (approximately 96.4% interest in the borrower) and Golub 625/2019 Investors LLC (“Golub”) (approximately 3.6% interest in the borrower). Golub is an affiliate of the non-recourse carveout guarantor and property manager. NEO is a Saudi Arabian investment firm that invests primarily in the UK and Germany and now with this asset, the United States. Most of the beneficial ownership in NEO is owned by Saudi Arabian citizens. The non-recourse carveout guarantor is required to maintain a liquid net worth of $2,500,000. There can be no assurance that the guarantor will fulfill its obligations to maintain such a minimum net worth or that such net worth will be adequate to satisfy guarantor obligations under the Mortgage Loan.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of certain real estate and other tax matters relating to certain Mortgaged Properties:

●	With respect to the 3 Columbus Circle Mortgaged Property (7.6%), as a result of renovation work undertaken from 2010 to 2013, the Mortgaged Property has been granted a property tax exemption pursuant to an Industrial & Commercial Incentive Program (“ICIP”), which is scheduled to end in 2022. The ICIP provides real property tax benefits, a partial exemption from or abatement for varying periods up to 25 years to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. Based on the appraisal obtained by the lender, the tax benefits began to phase out in fiscal year 2017/18, when the applicable exemption was 80% of the full exemption amount, resulting in the tax liability of $6,704,066 for an abatement of $479,428, and will expire in 2020/21, when the applicable exemption will be 20% of the full exemption amount, resulting in an estimated tax liability of $8,177,042 for an abatement of $138,749. The lender underwrote the real estate taxes based on the full real estate taxes without accounting for the exemption.

●	With respect to the 65 Broadway Mortgage Loan (6.0%), the Mortgaged Property benefits from an ICIP with a 12 year term, which expires in June 2021. The ICIP provides tax exemptions on the increase in the value of the Mortgaged Property related to prior renovations; it is estimated that the ICIP will result in approximately $42,000 of tax savings for the 2019 tax year. CCRE underwrote the full tax expense, not taking into account the ICIP.

●	With respect to the Amazon Distribution Livonia Mortgage Loan (5.1%), the sole tenant, Amazon.com Services, Inc. (the “Amazon Tenant”), received a 12-year tax abatement of 50% of the building improvement taxes, which expires in 2029. In the event that the Amazon Tenant vacates its space, the tax abatement will not apply to the borrower, any future owner of the Mortgaged Property or any future tenant that leases the Mortgaged Property. Pursuant to the Amazon Tenant’s lease, the Amazon Tenant is required to pay real estate taxes.

●	With respect to the Stern Multifamily Portfolio – Abington Apartments Mortgaged Property (1.0%), the Mortgaged Property benefits from a PILOT program with the Health, Educational and Housing Facility Board of the City of Memphis. The PILOT began in May 2012 and has a 10-year term. Current property taxes payable under the PILOT are $43,476 per year, and the appraisal estimates that taxes will increase to $240,000 per year after the PILOT expires. The lender underwrote taxes of $171,217 per year, which is equal to the average property tax during the loan term.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”. See also representation and warranty number 17 on Annex D-1 and the identified exceptions to that representation and warranty on Annex D-2 for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Sixteen (16) Mortgage Loans (63.3%) are interest-only until the maturity date or anticipated repayment date.

Six (6) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans) (7.6%) provide for payments of interest and principal until the maturity date or anticipated repayment date and then have an expected Balloon Balance at the related maturity date or anticipated repayment date.

Fifteen (15) Mortgage Loans (29.1%) provide for payments of interest-only for the first 8 to 61 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date or anticipated repayment date and therefore have an expected Balloon Balance at the related maturity date or anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	20	$395,355,666	59.7%
1	0	8	127,255,000	19.2
1	5	2	56,500,000	8.5
11	0	1	50,000,000	7.6
1	7	6	32,854,423	5.0
Total		37	$661,965,089	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple, leasehold or fee simple/leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

The Amazon Distribution Livonia Mortgage Loan (5.1%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

On or after the related Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the related ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the related ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the related ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates.

In all cases, Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A-1 to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	35	95.4%
L, D or YM1%, O	1	3.4
L, YM1%, O	1	1.2
Total	37	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

●	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 118 months;

●	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 24 months; and

●	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 107 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	15	48.4%
5	10	33.5
3	10	14.3
6	1	3.4
2	1	0.4
Total	37	100.0%

(1)	See Annex A-1 for the Mortgage Loans.

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans— Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Other Prepayment Provisions and Certain Involuntary Prepayments.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options and Rights of First Refusal” and “—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A-1 to this prospectus and “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 36 of the Mortgage Loans (the “Defeasance Loans”) (98.8%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, one (1) of the Defeasance Loans (3.4%) is a Mortgage Loan identified as having a “D or YM” prepayment characteristics.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), provided that a rating agency confirmation is obtained with respect to the use of such other obligations, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or anticipated repayment date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Property Releases; Partial Defeasance

●	With respect to the SSTII Self Storage Portfolio II Mortgage Loan (7.1%), at any time following the second anniversary of the Closing Date, the related loan documents permit the release of one or more Mortgaged Properties securing such loan upon the related borrower’s satisfaction of various conditions, including (i) the absence of an ongoing event of default, (ii) the delivery of a REMIC opinion, (iii) partial defeasance in an amount equaling the greater of (a) 125% of the allocated loan amount of the Mortgaged Property or Mortgaged Properties or to be released, or (b) 80% of the net sales proceeds from the sale of the Mortgaged Property or Mortgaged Properties, (iv) the post-defeasance DSCR and debt yield for the twelve-month period following such defeasance must be equal to the greater of (a) 1.70x and 8.62%, respectively and (b) the DSCR and debt yield immediately prior to the release, and (v) the post-defeasance LTV must be at least equal to the lesser of (a) 65.45% and (b) the LTV immediately prior to the release (provided that in the case of clauses (iv) and (v), such measures are to be calculated only with respect to the portion of the Mortgage Loan that has not been released as of the date of the applicable release).

●	With respect to the Fairfax Multifamily Portfolio Mortgage Loan (5.3%), at any time following the earlier to occur of the second anniversary of the Closing Date, the borrowers may obtain the release of one or more of the related Mortgaged Properties by defeasing an amount equal to 110% of the allocated loan amount for such Mortgaged Property provided that after giving effect to such partial defeasance, (1) no event of default under the Mortgage Loan documents has occurred or is continuing, (2) the debt service coverage ratio as calculated under the Whole Loan documents based on the net cash flow of the remaining Mortgaged Properties and the aggregate principal balance of the Mortgage Loan, the Pari Passu Companion Loans, the Subordinate Companion Loans and the mezzanine loans (the “Total Debt”) is greater than 1.25x, (3) the loan-to-value ratio as calculated under the Whole Loan documents on the remaining Mortgaged Properties based on the Total Debt is less than 74.0% and (4) customary REMIC requirements are satisfied. In addition, the defeasance (or prepayment) in whole or in part, of the Whole Loan requires a simultaneous pro rata defeasance (or prepayment) of the related mezzanine loans.

●	With respect to the FIGO Multifamily Portfolio I Mortgage Loan (3.4%), at any time after the second anniversary of the Closing Date, the borrowers may obtain the release of one or more of the related Mortgaged Properties by defeasing an amount equal to 120% of the allocated loan amount for such Mortgaged Property provided that after giving effect to such partial defeasance, (1) no event of default under the Mortgage Loan documents has occurred or is continuing, (2) the debt service coverage ratio as calculated under the Mortgage Loan documents based on the net cash flow of the remaining Mortgaged Properties is greater than 1.35x, (3) the loan-to-value ratio as calculated under the Mortgage Loan documents on the remaining Mortgaged Properties is less than 66.7%, (4) customary REMIC requirements are satisfied and (5) in no event may the Wilcrest Woods Mortgaged Property be subject to a partial defeasance event.

●	With respect to the Stern Multifamily Portfolio Mortgage Loan (3.0%), at any time after the second anniversary of the Closing Date, the borrowers may obtain the release of one or more of the related Mortgaged Properties by defeasing an amount equal to 120% of the allocated loan amount for such Mortgaged Property provided that after giving effect to such partial defeasance, (1) no event of default under the Mortgage Loan documents has occurred or is continuing, (2) the debt service coverage ratio as calculated under the Whole Loan documents based on the net cash flow of the remaining Mortgaged Properties is greater than or equal to 1.26x, (3) the loan-to-value ratio as calculated under the Whole Loan documents on the remaining Mortgaged Properties is less than or equal to 68.6%, (4) customary REMIC requirements are satisfied and (5) no individual Mortgaged Property is permitted to be released prior to the release of The Reserve at Winding Creek Mortgaged Property.

●	With respect to the Shelbourne Global Portfolio II Mortgage Loan (2.6%), the borrower has the right to obtain the release of an individual Mortgaged Property at any time after the permitted defeasance date upon, among other things, the delivery of defeasance collateral in an amount equal to the greater of: (a) 110% of the allocated loan amount for such Mortgaged Property and (b) an amount such that, after giving effect to the release, (i) the annualized debt service coverage ratio is equal to the greater of (x) 1.60x and (y) the annualized debt service coverage ratio immediately prior to giving effect to the release, and (ii) the loan-to-value ratio does not exceed the lesser of (x) 70% and (y) the loan-to-value ratio immediately prior to giving effect to the release. The allocated loan amounts for the White Clay Office Park Mortgaged Property and the University Office Plaza Mortgaged Property are $36,200,000 and $18,800,000, respectively.

Property Releases; Free Releases

Certain of the Mortgage Loans, including the Irving Market Center Mortgage Loan (3.4%) and the Courtyard by Marriott – Ogden Mortgage Loan (2.0%), permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable area at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-three (33) Mortgage Loans (83.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-five (25) Mortgage Loans (54.6%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty (30) Mortgage Loans (73.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fourteen (14) Mortgage Loans (75.1%) secured by office, retail, industrial or mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re- leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard	10	$291,600,115	44.1%
Springing	19	242,203,141	36.6
Soft	7	123,161,833	18.6
None	1	5,000,000	0.8
Total:	37	$661,965,089	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Delaware Statutory Trusts

With respect to the Amazon Distribution Livonia Mortgage Loan (5.1%) and the Fresenius Olympia Mortgage Loan (1.1%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Each related tenant signed a triple net lease with the borrower that extends beyond the term of the related Mortgage Loan, and therefore did not enter into a master lease with a single purpose entity. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks”.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P. —CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions”, “Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes—Exceptions to Starwood’s Underwriting Guidelines”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process—Exceptions” and “—CIBC Inc.—Exceptions to CIBC’s Disclosed Underwriting Guidelines”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interest (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Fairfax Multifamily Portfolio	$35,000,000	5.3%	$50,000,000	$67,000,000	$45,000,000(3)	$197,000,000	5.2000%	33.8%	78.3%	3.02x	1.17x

(1)	Calculated including the mezzanine debt and any related Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan (but without regard to any mezzanine debt).

(3)	The Mezzanine Debt Cut-off Date Balance includes a $25,000,000 senior mezzanine loan and a $20,000,000 junior mezzanine loan.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt or preferred equity investment, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Village at Camp Bowie	$28,500,000	4.3%	69.0%	1.61x	10.7%	Yes
Irving at Market Center	$22,500,000	3.4%	80.0%	1.25x	8.0%	Yes
Shelbourne Global Portfolio II	$17,500,000	2.6%	66.2%	1.55x	9.5%	Yes
Meadowlands Apartments	$15,500,000	2.3%	57.4%	1.35x	8.6%	Yes
Courtyard by Marriott - Ogden	$13,500,000	2.0%	65.0%	1.93x	12.43%	Yes
Wells County MHC Portfolio(1)	$9,700,000	1.5%	75.0%	1.25x	8.0%	Yes

(1)	Future mezzanine debt is permitted only in connection with a lender-approved transfer of the Mortgaged Property by the related borrower.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the Atrium Two Mortgage Loan (4.5%), the borrower is permitted to obtain a Property-Assessed Clean Energy (“PACE”) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $5,000,000, subject to, among other conditions, (a) based on the combined Mortgage Loan and PACE loan, (i) the loan to value is less than or equal to 78.8%, (ii) the debt service coverage ratio is equal to or greater than 1.35x (without giving effect to any anticipated cost saving associated with the PACE Loan), and (iii) the debt yield is equal to or greater than 8.75% (without giving effect to any anticipated cost saving associated with the PACE Loan), (b) proceeds of the PACE Loan are used for energy saving features at the Mortgaged Property, (c) the lender’s prior consent (which may not be unreasonably withheld, conditioned or delayed) and (d) delivery of a rating agency confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Property. The Mortgage Loan is recourse to the borrower and the guarantor for any loss sustained related to the PACE loan in the event the borrower fails to comply with any of the related Mortgage Loan conditions.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Fairfax Multifamily Portfolio Mortgage Loan (5.3%), Arbor Nova PE LLC (the “Preferred Member”), a subsidiary of Arbor Realty SR, Inc., made a $31,500,000 preferred equity investment in Virginia Assets LLC (“VAL”), the parent company of the borrowers, which investment provides the Preferred Member with a residual 22% equity interest in VAL. The investment accrues interest at 11%, is not guaranteed and does not have a mandatory redemption date or notice and cure rights and is not subject to an intercreditor agreement with the lender. Failure to pay the preferred return does not result in a default, but rather any unpaid return merely accrues on the Preferred Member’s unreturned capital. In limited circumstances, including but not limited to, fraud, misappropriation, any transfer of the related Mortgaged Properties or any interest in such Mortgaged Properties by New White Oak Partners L.P., a borrower affiliate (“Sponsor Member”), or by VAL in violation of its joint venture agreement New White Oak Partners L.P., the bankruptcy of Sponsor Member, or a default beyond any applicable grace periods and/or cure periods by VAL, the borrowers ,the mezzanine borrowers or the guarantor under the Mortgage Loan documents or any mezzanine loan or mezzanine loan documents, as applicable, the Preferred Member has a forced sale right, which is subject in all respects to the Mortgage Loan documents, and the right to cause any available cash (i.e. excess cash flow after payment of the obligations under the Mortgage and the mezzanine loan) to be used to prepay amounts due the Preferred Member. Pursuant to the Mortgage Loan documents, none of the borrowers or any of its affiliates or guarantor or any of its affiliates may execute any guarantees in favor of the Preferred Member and no guaranties or indemnities currently exist.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the 3 Columbus Circle Mortgage Loan (7.6%), Moinian Limited, an 8% indirect equity owner of the borrowers, has issued unsecured Series A bonds and Series B bonds that are traded on the Tel Aviv Stock Exchange. The current outstanding principal balance of the Series A bonds is ILS (Israeli New Shekel) 1,119,586,061, and is scheduled to fully amortize by no later than June 30, 2022. The current outstanding principal balance of the Series B bonds is ILS 698,305,115, and is scheduled to fully amortize by no later than December 30, 2024. There can be no assurances that Moinian Limited will be able to meet the debt service payments under the related bond documents or that there will be no impact of a default under the related bond documents on the borrower sponsor.

●	With respect to the 3 Columbus Circle Mortgage Loan (7.6%), the Mortgage Loan documents permit subordinate loans made by two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B (each, a “Series Borrower”), to each other pursuant to the terms of the related tenants in common agreement, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) such subordinate loan will be unsecured and shall not create a lien on the Mortgaged Property, (ii) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the Mortgaged Property, (iii) the subordinate loan is non-recourse to the Series Borrower making such loan, and its assets, other than excess cash flow from the Mortgaged Property, (iv) the holder of such subordinate loan will waive all rights to declare a default and pursue remedies with respect to such subordinate loan while the Mortgage Loan is outstanding, (v) the Series Borrower holding such subordinate loan will not be permitted to petition for or otherwise institute proceedings under the bankruptcy code against the other Series Borrower or the other borrower, 3 Columbus Circle LLC, and (vi) prior to making any such subordinate loan, the Series Borrower making such loan will be required to enter into a subordination and standstill agreement in form and substance reasonably acceptable to the lender.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The 3 Columbus Circle, SSTII Self Storage Portfolio II, 65 Broadway, Fairfax Multifamily Portfolio, AC by Marriott San Jose, Atrium Two, Stern Multifamily Portfolio and Shelbourne Global Portfolio II Mortgage Loans are each part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu

Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BBCMS 2018-C2 PSA” means the pooling and servicing agreement governing the servicing of the Shelbourne Global Portfolio II Whole Loan.

“Benchmark 2019-B10 PSA” means the pooling and servicing agreement governing the servicing of the 3 Columbus Circle Whole Loan.

“CFK 2019-FAX TSA” means the trust and servicing agreement governing the servicing of the Fairfax Multifamily Portfolio Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to the SSTII Self Storage Portfolio II Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Non-Serviced PSA entered into in connection with such securitization. KeyBank National Association or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the SSTII Self Storage Portfolio II Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“MSC 2019-L2 PSA” means the pooling and servicing agreement governing the servicing of the Stern Multifamily Portfolio Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Asset Representations Reviewer” means, with respect to any Non-Serviced Whole Loan, the asset representations reviewer (or its equivalent) under the related Non-Serviced PSA, if any.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related co-lender agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, which includes the Servicing Shift Mortgage Loans, each of which will be a Non-Serviced Mortgage Loan from and after the related Servicing Shift Securitization Date.

“Non-Serviced Operating Advisor” means, with respect to any Non-Serviced Whole Loan, the operating advisor (or its equivalent) under the related Non-Serviced PSA, if any.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements identified under the column entitled “Non-Serviced PSA” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, each of which governs the servicing of the related Non-Serviced Whole Loan.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and, after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan.

“Serviced AB Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Subordinate Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the related Servicing Shift Companion Loan(s).

“Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” (or “Servicing Shift” prior to the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means the SSTII Self Storage Portfolio II Mortgage Loan.

“Servicing Shift Securitization Date” means, with respect to the Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Non-Serviced PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date.

“Servicing Shift Companion Loan” means, with respect to the Servicing Shift Whole Loan, any related Pari Passu Companion Loan that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Non-Serviced PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the related Servicing Shift Securitization Date. As of the Closing Date, the SSTII Self Storage Portfolio II Companion Loan will be Servicing Shift Companion Loan related to the issuing entity.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan Underwritten NOI Debt Yield(2)
3 Columbus Circle	CCRE Lending	$50,000,000	7.6%	$440,000,000	$105,000,000	45.4%	55.1%	2.91x	2.40x	12.3%	10.2%
SSTII Self Storage Portfolio II	KeyBank	$46,800,000	7.1%	$57,200,000	—	59.4%	59.4%	1.74x	1.74x	8.9%	8.9%
65 Broadway	CCRE Lending	$40,000,000	6.0%	$15,500,000	$96,000,000	25.8%	70.5%	3.30x	1.21x	16.7%	6.1%
Fairfax Multifamily Portfolio	CCRE Lending	$35,000,000	5.3%	$50,000,000	$67,000,000	33.8%	78.3%	3.02x	1.17x	14.3%	6.2%
AC by Marriott San Jose	CCRE Lending / KeyBank	$35,000,000	5.3%	$25,000,000	—	59.7%	59.7%	2.05x	2.05x	11.4%	11.4%
Atrium Two	CCRE Lending	$30,000,000	4.5%	$25,500,000	—	73.0%	73.0%	1.52x	1.52x	11.4%	11.4%
Stern Multifamily Portfolio	CCRE Lending	$20,000,000	3.0%	$25,000,000	—	67.1%	67.1%	1.28x	1.28x	9.3%	9.3%
Shelbourne Global Portfolio II	CCRE Lending	$17,500,000	2.6%	$37,500,000	—	58.7%	58.7%	1.89x	1.89x	11.4%	11.4%

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(2)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

Whole Loan Control Notes and Non-Control Notes

Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
3 Columbus Circle	CCRE Lending	Non-Serviced	Benchmark 2019-B10	A-1-1, A-2-1	Non-Control Notes(1)	Pari Passu	$75,000,000	Benchmark 2019-B10
				A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	Non-Control Notes	Pari Passu	$317,500,000	JPMCB
				A-2-4, A-2-5A	Non-Control Notes	Pari Passu	$37,500,000	DBNY
				A-2-2, A-2-3	Non-Control Notes	Pari Passu	$50,000,000	CF 2019-CF1
				A-2-5B	Non-Control Note	Pari Passu	$10,000,000	CCRE Lending
				B-1	Control Note(1)	Subordinate	$51,450,000	Benchmark 2019-B10
				B-2	Non-Control Note	Subordinate	$53,550,000	Benchmark 2019-B10

SSTII Self Storage Portfolio II	KeyBank	Servicing Shift	N/A(2)	A-1	Control Note	Pari Passu	$57,200,000	KeyBank(3)
				A-2, A-3, A-4	Non-Control Notes	Pari Passu	$46,800,000	CF 2019-CF1

65 Broadway	CCRE Lending	Serviced	N/A	A-1	Non-Control Note(4)	Pari Passu	$40,000,000	CF 2019-CF1
				A-2	Non-Control Note	Pari Passu	$15,500,000	CCRE Lending
				B	Control Note(4)	Subordinate	$96,000,000	CF 2019-CF1

Fairfax Multifamily Portfolio	CCRE Lending / KeyBank	Non-Serviced	CFK 2019-FAX	A-1-S, A-2-S	Control Note, Non-Control Note	Pari Passu	$15,000,000	CFK 2019-FAX
				A-1-C1, A-1-C2	Non-Control Notes	Pari Passu	$35,000,000	MSC 2019-L2
				A-1-C3, A-1-C4, A-2-C1	Non-Control Notes	Pari Passu	$35,000,000	CF 2019-CF1
				B-1-S, B-2-S	Non-Control Notes	Subordinate	$67,000,000	CFK 2019-FAX

AC by Marriott San Jose	CCRE Lending	Serviced	N/A	A-1	Control Note	Pari Passu	$35,000,000	CF 2019-CF1
				A-2	Non-Control Note	Pari Passu	$25,000,000	CCRE Lending

Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Atrium Two	CCRE Lending	Serviced	N/A	A-1	Non-Control Note	Pari Passu	$25,500,000	Benchmark 2019-B10
				A-2	Control Note	Pari Passu	$30,000,000	CF 2019-CF1

Stern Multifamily Portfolio	CCRE Lending	Non-Serviced	MSC 2019-L2	A-1, A-2	Control Note Non-Control Note	Pari Passu	$25,000,000	MSC 2019-L2
				A-3, A-4	Non-Control Notes	Pari Passu	$20,000,000	CF 2019-CF1

Shelbourne Global Portfolio II	CCRE Lending	Non-Serviced	BBCMS 2018-C2	A-1, A-3	Control Note Non-Control Note	Pari Passu	$25,000,000	BBCMS 2018-C2
				A-2	Non-Control Note	Pari Passu	$12,500,000	CCRE Lending
				A-4, A-5, A-6	Non-Control Notes	Pari Passu	$17,500,000	CF 2019-CF1

(1)	With respect to the 3 Columbus Circle Whole Loan, the initial Control Note is Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing. If and for so long as a 3 Columbus Circle Control Termination Event has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the Benchmark 2019-B10 PSA.

(2)	From and after the Servicing Shift Securitization Date, the SSTII Self Storage Portfolio II Mortgage Loan will be serviced pursuant to the Non-Serviced PSA entered into in connection with the securitization of the related Controlling Companion Loan.

(3)	The servicing of the Servicing Shift Whole Loan will be transferred on the related Servicing Shift Securitization Date. The initial Controlling Holder of the SSTII Self Storage Portfolio II Whole Loan is KeyBank National Association, as holder of the related Controlling Companion Loan. After the related Servicing Shift Securitization Date, the Controlling Holder of such Servicing Shift Whole Loan is expected to be the controlling class representative (or equivalent entity) or other directing certificateholder under such securitization.

(4)	The initial controlling note is the 65 Broadway junior note, so long as no 65 Broadway Control Appraisal Period has occurred and is continuing. If and for so long as a 65 Broadway Control Appraisal Period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”. The 65 Broadway Whole Loan will be serviced under the CF 2019-CF1 PSA.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the related Control Note will be included in the issuing entity, and the Controlling Class Representative will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan prior to the Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Controlling Class Representative appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, the related Non-Control Note will be included in the issuing entity, and, prior to the Servicing Shift Securitization Date, pursuant to the PSA, the Controlling Class Representative appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Co-Lender Agreement.

The master servicer or the special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of an applicable Control Termination Event or applicable Consultation Termination Event) and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire ten business days (or, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan on or after the Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including the Servicing Shift Whole Loan on and after the applicable Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, if no Consultation Termination Event is continuing, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten business days (or, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to securitization trust created pursuant to the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The 3 Columbus Circle Pari Passu-AB Whole Loan

The 3 Columbus Circle Mortgage Loan (7.6)% is part of a split loan structure comprised of sixteen (16) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The 3 Columbus Circle Mortgage Loan is evidenced by two (2) promissory notes: Note A-2-2, with a Cut-off Date Balance of $25,000,000 and Note A-2-3, with a Cut-off Date Balance of $25,000,000.

The related Pari Passu Companion Loans (the “3 Columbus Circle Pari Passu Companion Loan”) are evidenced by (i) Note A-1-1, with a Cut-off Date Balance of $50,000,000; (ii) Note A-1-2, with a Cut-off Date Balance of $75,000,000; (iii) Note A-1-3, with a Cut-off Date Balance of $75,000,000; (iv) Note A-1-4, with a Cut-off Date Balance of $40,000,000; (v) Note A-1-5, with a Cut-off Date Balance of $50,000,000; (vi) Note A-1-6, with a Cut-off Date Balance of $35,000,000; (vii) Note A-1-7, with a Cut-off Date Balance of $25,000,000; (viii) Note A-1-8, with a Cut-off Date Balance of $17,500,000; (ix) Note A-2-1, with a Cut-off Date Balance of $25,000,000; (x) Note A-2-4, with a Cut-off Date Balance of $25,000,000; and (xi) Note A-2-5, with a Cut-off Date Balance of $22,500,000. The Subordinate Companion Loans (collectively, the “3 Columbus Circle Subordinate Companion Loan”, and together with the 3 Columbus Circle Pari Passu Companion Loan, the “3 Columbus Circle Companion Loans”) are subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan (as defined above), and are evidenced by two (2) promissory notes: Note B-1, with a Cut-off Date Balance of $51,450,000 and Note B-2, with a Cut-off Date Balance of $53,550,000. Only the 3 Columbus Circle Mortgage Loan is included in the issuing entity. The 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan are pari passu with each other in terms of priority. The 3 Columbus Circle Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in terms of priority. The 3 Columbus Circle Mortgage Loan, the 3 Columbus Circle Subordinate Companion Loan and the 3 Columbus Circle Pari Passu Companion Loans are collectively referred to in this prospectus as the “3 Columbus Circle Whole Loan”. Two (2) senior pari passu promissory notes (note A-1-1 and note A-2-1) and the 3 Columbus Circle Subordinate Companion Loans were contributed to the BMARK 2019-B10 securitization trust. It is anticipated that the other 3 Columbus Circle Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the 3 Columbus Circle Mortgage Loan and the rights of the holders of the 3 Columbus Circle Companion Loans are subject to an Intercreditor Agreement (the “3 Columbus Circle Co-Lender Agreement”). The following summaries describe certain provisions of the 3 Columbus Circle Co-Lender Agreement.

Prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period, the holder of Note B-1 will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the 3 Columbus Circle Whole Loan, each as more fully described below.

A “3 Columbus Circle Control Appraisal Period” will exist with respect to the 3 Columbus Circle Whole Loan, if and for so long as (a)(1) the initial principal balance of the Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Subordinate Companion Loan, (y) any appraisal reductions for the 3 Columbus Circle Whole Loan that are allocated to such Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the 3 Columbus Circle Whole Loan that are allocated to the Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Subordinate Companion Loan. The holder of the Subordinate Companion Loan also has the right to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

The holder of the Subordinate Companion Loan is entitled to avoid a 3 Columbus Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 3 Columbus Circle Co-Lender Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount that, when added to the appraised value of the related Mortgaged Property as determined pursuant to the BMARK 2019-B10 PSA (as defined below), would cause the applicable 3 Columbus Circle Control Appraisal Period not to occur.

Servicing

The 3 Columbus Circle Whole Loan will be serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of April 1, 2019 (the “BMARK 2019-B10 PSA”) among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “BMARK 2019-B10 Depositor”), KeyBank National Association, as master servicer (the “BMARK 2019-B10 Master Servicer”), LNR Partners, LLC, as special servicer (the “BMARK 2019-B10 Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “BMARK 2019-B10 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “BMARK 2019-B10 Certificate Administrator”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “BMARK 2019-B10 Operating Advisor”) and asset representations reviewer. The BMARK 2019-B10 PSA will be entered into in connection with the securitization of certain of the 3 Columbus Circle Companion Loans, and is separate from the PSA under which your certificates are issued. In servicing the 3 Columbus Circle Whole Loan, the servicing standard set forth in the BMARK 2019-B10 PSA (the “BMARK 2019-B10 Servicing Standard”), which is substantially similar to (but not necessarily identical to) the Servicing Standard, will require the BMARK 2019-B10 Master Servicer and the BMARK 2019-B10 Special Servicer to take into account the interests of the Certificateholders and the holders of the 3 Columbus Circle Companion Loans as a collective whole, according to the terms of the BMARK 2019-B10 PSA, but subject to the terms of the 3 Columbus Circle Co-Lender Agreement.

Application of Payments

The 3 Columbus Circle Co-Lender Agreement sets forth the respective rights of the holder of the 3 Columbus Circle Mortgage Loan, the holder of the 3 Columbus Circle Subordinate Companion Loan, and the holder of the 3 Columbus Circle Pari Passu Companion Loan with respect to distributions of funds received in respect of the 3 Columbus Circle Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the 3 Columbus Circle Whole Loan, (ii) any other event of default for which the 3 Columbus Circle Whole Loan is actually accelerated, (iii) any other event of default which causes the 3 Columbus Circle Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of Note B-1 or the default cure period has not yet expired and the holder of Note B-1 is exercising its cure rights under the 3 Columbus Circle Co-Lender Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the BMARK 2019-B10 PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to principal payments received with respect to the Whole Loan, if any, until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note, multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis any penalty charges;

●	sixth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Co-Lender Agreement, to reimburse such holder for all such cure payments;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each note of the 3 Columbus Circle Subordinate Companion Loan at its net interest rate;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to principal payments received, if any, until its balance has been reduced to zero;

●	ninth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of such note, multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement), and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the 3 Columbus Circle Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received;

●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMARK 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the BMARK 2019-B10 PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Co-Lender Agreement, to reimburse such holder for all such cure payments;

●	sixth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the 3 Columbus Circle Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the 3 Columbus Circle Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMARK 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3

Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●	eleventh, to each holder of the 3 Columbus Circle Mortgage Loan and the holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 3 Columbus Circle Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Subordinate Companion Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this Preliminary Prospectus, on other Mortgage Loans, but not out of payments or other collections on the 3 Columbus Circle Pari Passu Companion Loan or any loans included in any future securitization trust related to the 3 Columbus Circle Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan or from general collections with respect to the securitization of the 3 Columbus Circle Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 3 Columbus Circle Co-Lender Agreement, the controlling holder with respect to the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Controlling Noteholder”), as of any date of determination, will be (i) the holder of Note B-1, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing or (ii) if a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1; provided that at any time Note A-1-1 is the 3 Columbus Circle Controlling Noteholder and is included in the issuing entity, references to the “3 Columbus Circle Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the BMARK 2019-B10 PSA; provided, further, that, if the holder of the Note B-1 would be the 3 Columbus Circle Controlling Noteholder pursuant to the terms hereof, but any interest in such Note B-1 is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the 3 Columbus Circle Controlling Noteholder, a 3 Columbus Circle Control Appraisal Period will be deemed to have occurred. The 3 Columbus Circle Subordinate Companion Loan holder is the 3 Columbus Circle Controlling Noteholder as of the Closing Date.

Pursuant to the 3 Columbus Circle Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 3 Columbus Circle Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 3 Columbus Circle Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such 3 Columbus Circle Major Decision (or making a determination not to take action with respect to such 3 Columbus Circle Major Decision), the master servicer must receive the written consent of the 3 Columbus Circle Controlling Noteholder (or its representative) before implementing a decision with respect to such 3 Columbus Circle Major Decision. If the master servicer has not received a response from the 3 Columbus Circle Controlling Noteholder (or its representative) with respect to such 3 Columbus Circle Major Decision within five (5) business days after delivery of the notice of a 3 Columbus Circle Major Decision, the master servicer will be required to deliver an additional copy of the notice of a 3 Columbus Circle Major Decision, and, if the 3 Columbus Circle Controlling Noteholder (or its representative) fails to respond to the master servicer with respect to any such proposed action within five (5) business days after receipt of such second notice, the 3 Columbus Circle Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to such action. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the BMARK 2019-B10 Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the 3 Columbus Circle Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the BMARK 2019-B10 Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the 3 Columbus Circle Whole Loan, and the master servicer has made a reasonable effort to contact the 3 Columbus Circle Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Note A-1-1 (or master servicer acting on its behalf) of its duties to comply with the BMARK 2019-B10 Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the 3 Columbus Circle Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the BMARK 2019-B10 Servicing Standard, require or cause the master servicer to violate provisions of the 3 Columbus Circle Co-Lender Agreement or the BMARK 2019-B10 PSA, require or cause the master servicer to violate the terms of the 3 Columbus Circle Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the 3 Columbus Circle Co-Lender Agreement.

During the continuance of a 3 Columbus Circle Control Appraisal Period, the Note A-1-1 holder (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the 3 Columbus Circle Controlling Class Representative pursuant to the BMARK 2019-B10 PSA with respect to any 3 Columbus Circle Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 3 Columbus Circle Whole Loan, to each holder of the notes of the 3 Columbus Circle Whole Loan other than the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the 3 Columbus Circle Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the 3 Columbus Circle Controlling Class Representative under the BMARK 2019-B10 PSA due to the occurrence of a BMARK 2019-B10 Control Termination Event or a BMARK 2019-B10 Consultation Termination Event).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a 3 Columbus Circle Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the Note A-1-1 holder (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the 3 Columbus Circle Whole Loan are discussed.

“3 Columbus Circle Major Decision” means a Major Decision under the BMARK 2019-B10 PSA or, at any time that Note A-1-1 is not included in a securitization:

(i)         any workout or other change to any 3 Columbus Circle Whole Loan that would result in any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 3 Columbus Circle Whole Loan or a modification or waiver of any other monetary term of the 3 Columbus Circle Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the 3 Columbus Circle Whole Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(ii)        any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in a discounted pay-off of the 3 Columbus Circle Subordinate Companion Loan;

(iii)        any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

(iv)        any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

(v)         any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

(vi)        any substitution, release or addition of collateral for the 3 Columbus Circle Whole Loan other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)       any release of the borrower or guarantor from liability with respect to the 3 Columbus Circle Whole Loan including, without limitation, by acceptance of an assumption of the 3 Columbus Circle Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the Mortgage Loan documents;

(viii)      any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) accelerate a 3 Columbus Circle Whole Loan (other than automatic accelerations pursuant to the Mortgage Loan documents);

(ix)       any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(x)        any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Mortgage Loan documents);

(xi)       the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

(xii)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower unless any option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan pursuant to the 3 Columbus Circle Co-Lender Agreement has expired or been waived under the terms of the 3 Columbus Circle Co-Lender Agreement;

(xiii)      any determination of an Acceptable Insurance Default (as defined in the BMARK 2019-B10 PSA) with respect to the Mortgaged Property;

(xiv)      the approval of any Annual Budget (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents;

(xv)       the approval of any Major Lease (as defined in the Mortgage Loan documents), to the extent the lender shall have such approval under the Loan Agreement; and

(xvi)      the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion.

“BMARK 2019-B10 Control Termination Event” will occur when (a) the Class F certificates under the BMARK 2019-B10 PSA have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts (as defined in the BMARK 2019-B10 PSA) to notionally reduce the certificate balance of such class) of less than 25% of the initial certificate balance of that class; provided, that a BMARK 2019-B10 Control Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates under the other than the Class F, Class G or Class H certificates under the BMARK 2019-B10 PSA have been reduced to zero; and (b) the 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

“BMARK 2019-B10 Consultation Termination Event” will occur when (a) none of the Class F, Class G or Class H certificates under the BMARK 2019-B10 PSA that has a then-outstanding certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts (as defined in the BMARK 2019-B10 PSA)) equal to at least 25% of the initial certificate balance of that class; provided that a BMARK 2019-B10 Consultation Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the Class F, Class G or Class H certificates under the BMARK 2019-B10 PSA have been reduced to zero; and (b) the related 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

Cure Rights

In the event that the 3 Columbus Circle borrower fails to make any payment of principal or interest on The 3 Columbus Circle Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note B-1 will have the right to cure such event of default subject to certain limitations set forth in the 3 Columbus Circle Co-Lender Agreement. The holder of Note B-1 will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of Note B-1 will not be required to pay any default interest or late charges in order to effect a cure. Pursuant to Benchmark 2019-B10 PSA, the 3 Columbus Circle Controlling Class Representative will generally have the right to exercise the rights of the holder of Note B-1.

Purchase Option

If an event of default with respect to 3 Columbus Circle Whole Loan has occurred and is continuing, the holder of the 3 Columbus Circle Subordinate Companion Loan will have the option to purchase the 3 Columbus Circle Whole Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan, (b) accrued and unpaid interest on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the 3 Columbus Circle Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the 3 Columbus Circle Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the 3 Columbus Circle Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the 3 Columbus Circle Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the 3 Columbus Circle Co-Lender Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the 3 Columbus Circle Co-Lender Agreement. Pursuant to the Benchmark 2019-B10 PSA, the 3 Columbus Circle Controlling Class Representative generally will have the right to exercise the rights of the holder of the 3 Columbus Circle Subordinate Companion Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the 3 Columbus Circle Co-Lender Agreement and the BMARK 2019-B10 PSA, the holder of Note B-1 (prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period) will have the right, with or without cause, to replace the BMARK 2019-B10 Special Servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The directing holder under the BMARK 2019-B10 PSA (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and prior to the occurrence and continuance of a BMARK 2019-B10 Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and the occurrence and continuance of a BMARK 2019-B10 Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer pursuant to the BMARK 2019-B10 PSA.

The 3 Columbus Circle Controlling Noteholder agrees and acknowledges that the BMARK 2019-B10 PSA may contain provisions such that any special servicer could be terminated under the BMARK 2019-B10 PSA based on a recommendation by the BMARK 2019-B10 Operating Advisor if (A) the BMARK 2019-B10 Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the BMARK 2019-B10 Special Servicer has failed to comply with the BMARK 2019-B10 Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the BMARK 2019-B10 PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The 3 Columbus Circle Controlling Noteholder will retain its right to remove and replace the special servicer, but the 3 Columbus Circle Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

The 65 Broadway Pari Passu-AB Whole Loan

The 65 Broadway Mortgage Loan (6.0%) is part of a split loan structure comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 65 Broadway Mortgage Loan is evidenced by one promissory note, Note A-1, with a Cut-off Date Balance of $40,000,000.

The 65 Broadway Trust Subordinate Companion Loan is subordinate to the 65 Broadway Mortgage Loan and the 65 Broadway Pari Passu Companion Loan (as defined below), is evidenced by one promissory notes, Note B with a Cut-off Date Balance of $96,000,000.

The related Pari Passu Companion Loan (the “65 Broadway Pari Passu Companion Loan”) is evidenced by one promissory note: Note A-2, with a Cut-off Date Balance of $15,500,000. Only the 65 Broadway Mortgage Loan and the 65 Broadway Trust Subordinate Companion Loan are included in the issuing entity. The 65 Broadway Mortgage Loan and the 65 Broadway Pari Passu Companion Loan are pari passu with each other in terms of priority. The 65 Broadway Trust Subordinate Companion Loan is subordinate to the 65 Broadway Mortgage Loan and the 65 Broadway Pari Passu Companion Loan in terms of priority. The 65 Broadway Mortgage Loan, the 65 Broadway Trust Subordinate Companion Loan and the 65 Broadway Pari Passu Companion Loan are collectively referred to in this prospectus as the 65 Broadway Whole Loan (the “65 Broadway Whole Loan”). It is anticipated that the related 65 Broadway

Pari Passu Companion Loan will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The 65 Broadway Mortgage Loan and the 65 Broadway Pari Passu Companion Loan are together referred to in this prospectus as the “65 Broadway Senior Loans”.

The rights of the issuing entity as the holder of the 65 Broadway Mortgage Loan and the rights of the holders of the 65 Broadway Pari Passu Companion Loan and 65 Broadway Trust Subordinate Companion Loan are subject to an Intercreditor Agreement (the “65 Broadway Co-Lender Agreement”). The following summaries describe certain provisions of the 65 Broadway Co-Lender Agreement.

A “65 Broadway Control Appraisal Period” will exist with respect to the 65 Broadway Whole Loan, if and for so long as (a)(1) the initial principal balance of the 65 Broadway Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, 65 Broadway Trust Subordinate Companion Loan, (y) any appraisal reductions for the 65 Broadway Whole Loan that are allocated to such 65 Broadway Trust Subordinate Companion Loan and (z) any losses realized with respect to the mortgaged property or the 65 Broadway Whole Loan that are allocated to the 65 Broadway Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the 65 Broadway Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the 65 Broadway Trust Subordinate Companion Loan.

Servicing

The 65 Broadway Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related 65 Broadway Co-Lender Agreement.

Amounts payable to the issuing entity as holder of the 65 Broadway Mortgage Loan and the 65 Broadway Trust Subordinate Companion Loan pursuant to the 65 Broadway Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The 65 Broadway Co-Lender Agreement sets forth the respective rights of the holders of the 65 Broadway Mortgage Loan, the 65 Broadway Pari Passu Companion Loan and the 65 Broadway Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the 65 Broadway Whole Loan, and provides, in general, that after payment of amounts for reserves or escrows required by the Whole Loan documents, payments and proceeds received with respect to the 65 Broadway Whole Loan will generally be applied in the following order:

●	first, on a pro rata and pari passu basis, to each holder of the 65 Broadway Mortgage Loan and each holder of the 65 Broadway Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance for each applicable note at the applicable net interest rate;

●	second, on a pro rata and pari passu basis, based on the outstanding principal balances of each holder of the 65 Broadway Mortgage Loan and each holder of the 65 Broadway Pari Passu Companion Loan, in an amount equal to the principal payments received, if any, with respect to such Monthly Payment Date with respect to the 65 Broadway Whole Loan until their principal balances have been reduced to zero;

●	third, on pro rata and pari passu basis, to each holder of the 65 Broadway Mortgage Loan and each holder of the 65 Broadway Pari Passu Companion Loan, up to the amount of any unreimbursed costs and expenses paid by such holders, including any unreimbursed trust fund expenses not previously reimbursed to such holders (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 65 Broadway Whole Loan pursuant to the 65 Broadway Co-Lender Agreement or the applicable PSA;

●	fourth, on a pro rata and pari passu basis, to each holder of the 65 Broadway Mortgage Loan and each holder of the 65 Broadway Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the 65 Broadway Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the 65 Broadway Trust Subordinate Companion Loan holder in an amount equal to the accrued and unpaid interest on the principal balance for the 65 Broadway Trust Subordinate Companion Loan at the applicable net interest rate;

●	sixth, to the 65 Broadway Trust Subordinate Companion Loan holder in an amount equal to all remaining principal payments received on the 65 Broadway Whole Loan, if any, with respect to such monthly payment date with respect to the 65 Broadway Whole Loan, until the principal balance for the 65 Broadway Trust Subordinate Companion Loan has been reduced to zero;

●	seventh, any prepayment premium, to the extent paid by the borrower, will be paid to the 65 Broadway Trust Subordinate Companion Loan holder in an amount up to its pro rata interest therein, based on the product of the 65 Broadway Trust Subordinate Companion Loan percentage interest multiplied by its relative spread (as set forth in the 65 Broadway Co-Lender Agreement);

●	eighth, if the proceeds of any foreclosure sale or any liquidation of the 65 Broadway Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for 65 Broadway Trust Subordinate Companion Loan has been reduced, such excess amount will be paid to the 65 Broadway Trust Subordinate Companion Loan holder in an amount up to the reduction, if any, of the principal balance for 65 Broadway Trust Subordinate Companion Loan as a result of such Workout, plus interest on such amount at the related net interest rate;

●	ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 65 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the 65 Whole Loan borrower, will be paid to the 65 Broadway Mortgage Loan holder, the 65 Broadway Pari Passu Companion Loan holder and the 65 Broadway Trust Subordinate Companion Loan holder, pro rata, based on their respective percentage interests; and

●	tenth, if any excess amount is available to be distributed in respect of the 65 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to each the 65 Broadway Mortgage Loan holder, the 65 Broadway Pari Passu Companion Loan holder and the 65 Broadway Trust Subordinate Companion Loan holder in accordance with their respective initial percentage interests.

All expenses and losses relating to the 65 Broadway Whole Loan and the 65 Broadway mortgaged property, including without limitation losses of principal and interest, Servicing Advances, Advance Interest Amounts, Special Servicing Fees, Liquidation Fees and Workout Fees, Appraisal Reduction Amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 65 Broadway Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the Notes.

Consultation and Control

Pursuant to the 65 Broadway Co-Lender Agreement, the controlling holder with respect to the 65 Broadway Whole Loan (the “65 Broadway Controlling Noteholder”), as of any date of determination, will be the holder of a majority of the 65 Broadway Trust Subordinate Companion Loan, unless a 65 Broadway Control Appraisal Period has occurred and is continuing or if a 65 Broadway Control Appraisal Period has occurred and is continuing, the holders of a majority of Note A-1; provided that, if the majority of the 65 Broadway Trust Subordinate Companion Loan would be the 65 Broadway Controlling Noteholder pursuant to the terms hereof, but any interest in the 65 Broadway Trust Subordinate Companion Loan is held by the 65 Broadway Whole Loan borrower or a 65 Broadway Whole Loan borrower related party, or the 65 Broadway Whole Loan borrower or a 65 Broadway Whole Loan borrower related party would otherwise be entitled to exercise the rights of the 65 Broadway Controlling Noteholder, a 65 Broadway Control Appraisal Period will be deemed to have occurred. .

Pursuant to the 65 Broadway Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 65 Broadway Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 65 Broadway Major Decision, the servicer will be required to provide the 65 Broadway Controlling Noteholder (or its representative) with at least 10 Business Days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested 65 Broadway Major Decision. The servicer is not permitted to take any action with respect to such 65 Broadway Major Decision (or make a determination not to take action with respect to such 65 Broadway Major Decision), unless and until the special servicer receives the written consent or deemed consent of the 65 Broadway Controlling Noteholder (or its representative) before implementing a decision with respect to such 65 Broadway Major Decision.

Notwithstanding the foregoing, the 65 Broadway Mortgage Loan holder (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the 65 Broadway Controlling Noteholder (or its representative) that would require or cause the 65 Broadway Mortgage Loan holder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the 65 Broadway Mortgage Loan holder (or any Servicer acting on its behalf) to violate provisions of the 65 Broadway Co-Lender Agreement or the PSA, require or cause the 65 Broadway Mortgage Loan holder (or any servicer acting on its behalf) to violate the terms of the 65 Broadway Whole Loan, or materially expand the scope of the 65 Broadway Mortgage Loan holder’s (or any servicer acting on its behalf) responsibilities under the 65 Broadway Co-Lender Agreement or the PSA.

The special servicer will be required to provide copies to the 65 Broadway Pari Passu Companion Loan holder (the “65 Broadway Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the 65 Broadway Controlling Noteholder pursuant to the PSA with respect to any 65 Broadway Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame such notice, information and report is required to be provided to the 65 Broadway Controlling Noteholder, and at any time the 65 Broadway Controlling Noteholder is the 65 Broadway Mortgage Loan holder, the special servicer will be required to consult with each 65 Broadway Pari Passu Companion Loan holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 65 Broadway Pari Passu Companion Loan holder requests consultation with respect to any such 65 Broadway Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 65 Broadway Pari Passu Companion Loan holder; provided that after the expiration of a period of 10 Business Days from the delivery to any 65 Broadway Pari Passu Companion Loan holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such 65 Broadway Pari Passu Companion Loan holder, whether or not such 65 Broadway Pari Passu Companion Loan holder has responded within such 10 Business Day period.

The 65 Broadway Whole Loan holders acknowledged that the PSA may contain certain provisions that give the Operating Advisor certain non-binding consultation rights with respect to 65 Broadway Major Decisions related to compliance with the risk retention rules applicable to this transaction.

“65 Broadway Major Decision” means a Major Decision under the PSA.

Special Servicer Appointment Rights

Subject to the terms of the 65 Broadway Co-Lender Agreement and the PSA, the 65 Broadway Controlling Noteholder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated special servicer), will have the right, at any time from time to time, to appoint a replacement special servicer with respect to the 65 Broadway Whole Loan. The 65 Broadway Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the special servicer under the PSA, with or without cause, upon at least 10 Business Days’ prior written notice to the special servicer (provided, however, that the 65 Broadway Controlling Noteholder (and/or its representative) will not be liable for any termination or similar fee in connection with the removal of the special servicer in accordance with the 65 Broadway Co-Lender Agreement); such termination not be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation; (B) the initial or successor special servicer has assumed in writing (from and after the date such successor special servicer becomes the special servicer) all of the responsibilities, duties and liabilities of the special servicer under the PSA from and after the date it becomes the special servicer as they relate to the 65 Broadway Whole Loan pursuant to an assumption agreement reasonably satisfactory to the trustee; and (C) the trustee has received an opinion of counsel reasonably satisfactory to the trustee to the effect that (x) the designation of such replacement to serve as special servicer is in compliance with the PSA, (y) such replacement will be bound by the terms of the PSA with respect to the 65 Broadway Whole Loan and (z) subject to customary qualifications and exceptions, the applicable PSA will be enforceable against such replacement in accordance with its terms. The 65 Broadway Mortgage Loan holder will be required to promptly provide copies to any terminated special servicer of the documents referred to in the preceding sentence. The 65 Broadway Mortgage Loan holder will reasonably cooperate with the 65 Broadway Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation.

The 65 Broadway Controlling Noteholder agreed and acknowledged that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of the applicable securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The 65 Broadway Controlling Noteholder will retain its right to remove and replace the special servicer, but the 65 Broadway Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan

The Fairfax Multifamily Portfolio Mortgage Loan (5.3%) is part of a split loan structure comprised of nine (9) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying portfolio, with an aggregate outstanding principal balance of $152,000,000 as of the Cut-off Date.

The Fairfax Multifamily Portfolio Whole Loan is evidenced by (i) three (3) senior pari passu promissory notes (note A-1-C3, note A-1-C4 and note A-2-C1, collectively the “Fairfax Multifamily Portfolio Mortgage Loan”), (ii) four (4) senior pari passu promissory notes (note A-1-S, note A-2-S, note A-1-C1 and note A-1-C2, collectively, the “Fairfax Multifamily Portfolio Pari Passu Companion Loans”, and together with the Fairfax Multifamily Portfolio Mortgage Loan, the “Fairfax Multifamily Portfolio Senior Loans”) with an aggregate outstanding principal balance of $85,000,000 and (iii) two (2) subordinate promissory notes (note B-1-S and note B-2-S, collectively, the “Fairfax Multifamily Portfolio Subordinate Companion Loans”, and together with the Fairfax Multifamily Portfolio Pari Passu Companion Loans, the “Fairfax Multifamily Portfolio Companion Loans”) with an aggregate outstanding principal balance of $67,000,000.

Two (2) senior pari passu promissory notes (note A-1-S and note A-2-S) and the Fairfax Multifamily Portfolio Subordinate Companion Loans are included in the CFK 2019-FAX securitization trust. Two (2) senior pari passu promissory notes (note A-1-C1 and note A-1-C2) are included in the MSC 2019-L2 securitization trust. CCRE originated the Fairfax Multifamily Portfolio Whole Loan, a portion of which, consisting of the Fairfax Multifamily Portfolio Pari Passu Companion Loan evidenced by promissory note A-2-C1, was subsequently transferred to KeyBank National Association prior to its inclusion in the MSC 2019-L2 securitization trust.

The rights of the issuing entity, as the holder of the Fairfax Multifamily Portfolio Mortgage Loan, and the rights of the holders of the Fairfax Multifamily Portfolio Companion Loans are subject to the terms of a Co-Lender Agreement (the “Fairfax Multifamily Portfolio Co-Lender Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the Fairfax Multifamily Portfolio Co-Lender Agreement will be exercised by the Fairfax Multifamily Portfolio Directing Certificateholder (as defined below) so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the operating advisor.

Servicing

The Fairfax Multifamily Portfolio Whole Loan will be serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of February 6, 2019 (the “CFK 2019-FAX TSA”) among CCRE Commercial Mortgage Securities, L.P. (the “CFK 2019-FAX Depositor”), KeyBank National Association (in such capacity, the “CFK 2019-FAX Servicer”), KeyBank National Association (in such capacity, the “CFK 2019-FAX Special Servicer”), Wells Fargo Bank, National Association (in such capacity, the “CFK 2019-FAX Trustee”) and Wells Fargo Bank, National Association (in such capacity, the “CFK 2019-FAX Certificate Administrator”). The CFK 2019-FAX TSA will be entered into in connection with the securitization of the Fairfax Multifamily Portfolio Companion Loans, and is separate from the PSA under which your certificates are issued. In servicing the Fairfax Multifamily Portfolio Whole Loan, the servicing standard set forth in the CFK 2019-FAX TSA will require the CFK 2019-FAX Servicer and the CFK 2019-FAX Special Servicer to take into account the interests of the Certificateholders and the holders of the Fairfax Multifamily Portfolio Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the Fairfax Multifamily Portfolio Mortgage Loan pursuant to the Fairfax Multifamily Portfolio Co-Lender Agreement, net of certain fees and expenses on the Fairfax Multifamily Portfolio Whole Loan, will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to the holders of the Fairfax Multifamily Portfolio Pari Passu Companion Loans and the Fairfax Multifamily Portfolio Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the Fairfax Multifamily Portfolio Pari Passu Companion Loans and the Fairfax Multifamily Portfolio Subordinate Companion Loans, as set forth in the Fairfax Multifamily Portfolio Co-Lender Agreement, and will not be available for distributions on the offered certificates.

Application of Payments

The Fairfax Multifamily Portfolio Co-Lender Agreement sets forth the respective rights of the issuing entity as holder of the Fairfax Multifamily Portfolio Mortgage Loan, the holders of the Fairfax Multifamily Portfolio Pari Passu Companion Loans and the holders of the Fairfax Multifamily Portfolio Subordinate Companion Loans with respect to distributions of funds received in respect of the Fairfax Multifamily Portfolio Whole Loan, and provides, in general, that after payment of amounts for reserves or escrows required by the Whole Loan documents, payments and proceeds received with respect to the Fairfax Multifamily Portfolio Whole Loan will generally be applied in the following order:

●	first, on a pro rata and pari passu basis, to each holder of the Fairfax Multifamily Portfolio Mortgage Loan and each holder of the Fairfax Multifamily Portfolio Pari Passu Companion Loans, in an amount equal to the accrued and unpaid interest on the principal balance for each applicable note at the applicable net interest rate;

●	second, on a pro rata and pari passu basis based on the outstanding principal balances of each holder of the Fairfax Multifamily Portfolio Mortgage Loan and each holder of the Fairfax Multifamily Portfolio Pari Passu Companion Loans, in an amount equal to the principal payments received, if any, with respect to such Monthly Payment Date with respect to the Fairfax Multifamily Portfolio Whole Loan, until their principal balances have been reduced to zero.

●	third, on a pro rata and pari passu basis, to each holder of the Fairfax Multifamily Portfolio Mortgage Loan and each holder of the Fairfax Multifamily Portfolio Pari Passu Companion Loans, up to the amount of any unreimbursed costs and expenses paid by such holders, including any recovered costs not previously reimbursed to such holders (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Fairfax Multifamily Portfolio Whole Loan pursuant to the Fairfax Multifamily Portfolio Co-Lender Agreement or the applicable PSA;

●	fourth, on a pro rata and pari passu basis, to each holder of the Fairfax Multifamily Portfolio Mortgage Loan and each holder of the Fairfax Multifamily Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Fairfax Multifamily Portfolio Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the Fairfax Multifamily Portfolio Whole Loan borrower;

●	fifth, to the holders of Fairfax Multifamily Portfolio Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the principal balance for the Fairfax Multifamily Portfolio Subordinate Companion Loans at the applicable net interest rate;

●	sixth, to the holders of the Fairfax Multifamily Portfolio Subordinate Companion Loans in an amount equal to all remaining principal payments received, if any, with respect to such monthly payment date after payments to the Fairfax Multifamily Portfolio Whole Loan, until the principal balance for the Fairfax Multifamily Portfolio Subordinate Companion Loans has been reduced to zero;

●	seventh, any prepayment premium, to the extent paid by the Fairfax Multifamily Portfolio Whole Loan borrower, will be paid to the holders of the Fairfax Multifamily Portfolio Subordinate Companion Loans in an amount up to its pro rata interest therein, based on the product of the Fairfax Multifamily Portfolio Subordinate Companion Loans percentage interest multiplied by its relative spread (as set forth in the Fairfax Multifamily Portfolio Co-Lender Agreement);

●	eighth, if the proceeds of any foreclosure sale or any liquidation of the Fairfax Multifamily Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for Fairfax Multifamily Portfolio Subordinate Companion Loans has been reduced, such excess amount will be paid to the holders of the Fairfax Multifamily Portfolio Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balance for Fairfax Multifamily Portfolio Subordinate Companion Loans as a result of such Workout, plus interest on such amount at the related net interest rate;

●	ninth, to the extent assumption or transfer fees actually paid by the Fairfax Multifamily Portfolio Whole Loan borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Fairfax Multifamily Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the Fairfax Multifamily Portfolio Whole Loan borrower, will be paid to the Fairfax Multifamily Portfolio Mortgage Loan holder, the holders of the Fairfax Multifamily Portfolio Pari Passu Companion Loans and the holders of the Fairfax Multifamily

Portfolio Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

●	tenth, if any excess amount is available to be distributed in respect of the Fairfax Multifamily Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to each the Fairfax Multifamily Portfolio Mortgage Loan holder, the holder of the Fairfax Multifamily Portfolio Pari Passu Companion Loans and the holders of the Fairfax Multifamily Portfolio Subordinate Companion Loans in accordance with their respective initial percentage interests.

All expenses and losses relating to the Fairfax Multifamily Portfolio Whole Loan and the Fairfax Multifamily Portfolio mortgaged property, including without limitation losses of principal and interest, Servicing Advances, Advance Interest Amounts, Special Servicing Fees, Liquidation Fees and Workout Fees, Appraisal Reduction Amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Fairfax Multifamily Portfolio Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the Notes.

Consultation and Control

Pursuant to the Fairfax Multifamily Portfolio Co-Lender Agreement, the directing holder with respect to the Fairfax Multifamily Portfolio Whole Loan, as of any date of determination, will be the issuing entity formed pursuant to the CFK 2019-FAX TSA as holder of the Fairfax Multifamily Portfolio Companion Loans under the CFK 2019-FAX TSA; provided that, prior to the occurrence and continuance of a control event under the CFK 2019-FAX TSA, the Fairfax Multifamily Portfolio controlling class certificateholder (or the Fairfax Multifamily Portfolio directing certificateholder on its behalf) (the “Fairfax Multifamily Portfolio Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the Fairfax Multifamily Portfolio Whole Loan. The Fairfax Multifamily Portfolio Directing Certificateholder will be entitled to exercise rights as described under “—The Whole Loans—The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan—Servicing” with respect to the Fairfax Multifamily Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Fairfax Multifamily Portfolio Whole Loan will require the CFK 2019-FAX Special Servicer to consult with the Fairfax Multifamily Portfolio Directing Certificateholder in a manner substantially similar to that described herein under “Pooling and Servicing Agreement—Servicing of the Non Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Fairfax Multifamily Portfolio Co-Lender Agreement, the holder of the Fairfax Multifamily Portfolio Mortgage Loan (or its representative, which will be the Directing Certificateholder or any other party assigned the rights to exercise the rights of the holder of the Fairfax Multifamily Portfolio Mortgage Loan, as and to the extent provided in the PSA) will have the right to receive copies of all notices, information and reports that the CFK 2019-FAX Servicer or the CFK 2019-FAX Special Servicer, as applicable, is required to provide to the Fairfax Multifamily Portfolio Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Fairfax Multifamily Portfolio Directing Certificateholder under the CFK 2019-FAX TSA).

Similarly, such rights as described in the preceding paragraph are held by the holders of the non-controlling note A-2-S, note A-1-C3, note A-1-C4 and note A-2-C1 (or their respective representatives).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Fairfax Multifamily Portfolio Co-Lender Agreement, if the Fairfax Multifamily Portfolio Whole Loan becomes a defaulted mortgage loan, and if the Fairfax Multifamily Portfolio Directing Certificateholder (or the CFK 2019-FAX Special Servicer acting on its behalf) determines to sell the Fairfax Multifamily Portfolio Pari Passu Companion Loans in accordance with the CFK 2019-FAX TSA, then the CFK 2019-FAX Special Servicer will be required to sell the Fairfax Multifamily Portfolio Pari Passu Companion Loans and the Fairfax Multifamily Portfolio Subordinate

Companion Loans, together with the Fairfax Multifamily Portfolio Mortgage Loan, as one whole loan. In connection with any such sale, the CFK 2019-FAX Special Servicer will be required to follow the procedures contained in the CFK 2019-FAX TSA.

Notwithstanding the foregoing, the CFK 2019-FAX Special Servicer will not be permitted to sell the Fairfax Multifamily Portfolio Whole Loan if it becomes a defaulted mortgage loan under the CFK 2019-FAX TSA without the written consent of the issuing entity (or its representative), as holder of the Fairfax Multifamily Portfolio Mortgage Loan, or the holders of the other Fairfax Multifamily Portfolio Companion Loans not included in the CFK 2019-FAX securitization, unless the CFK 2019-FAX Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Fairfax Multifamily Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFK 2019-FAX Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Fairfax Multifamily Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such holder (or its representative), that are material to the price of the Fairfax Multifamily Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CFK 2019-FAX Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFK 2019-FAX Servicer or the CFK 2019-FAX Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of the other Fairfax Multifamily Portfolio Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) or the holders of the other Fairfax Multifamily Portfolio Companion Loans will be permitted to bid at any sale of the Fairfax Multifamily Portfolio Whole Loan. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the Fairfax Multifamily Portfolio Co-Lender Agreement and the CFK 2019-FAX TSA, the directing holder with respect to the Fairfax Multifamily Portfolio Whole Loan (or its representative) (which will be the Fairfax Multifamily Portfolio Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the Fairfax Multifamily Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer without the consent of the holder of the Fairfax Multifamily Portfolio Mortgage Loan. The Fairfax Multifamily Portfolio Directing Certificateholder (prior to a control event under the CFK 2019-FAX TSA), and the applicable certificateholders under the CFK 2019-FAX TSA with the requisite percentage of voting rights (after a control event under the CFK 2019-FAX TSA) will have the right, with or without cause, to replace the CFK 2019-FAX Special Servicer and appoint a replacement special servicer in lieu thereof in accordance with the CFK 2019-FAX TSA, as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the Mortgage Pool, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in March 2019 and ending on the hypothetical Determination Date in April 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Cantor Commercial Real Estate Lending, L.P.

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, and Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for sale to third-party investors.

In the normal course of its business, CCRE Lending may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CCRE Lending.

CCRE Lending aggregates and warehouses the commercial and multifamily mortgage loans that it originates or acquires pending sale via a CMBS securitization.

An affiliate of CCRE has an ownership interest in the borrower with respect to the Amazon Distribution Livonia Mortgage Loan (5.1%).  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”. For a description of certain affiliations, relationships and related transactions between CCRE Lending and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CCRE Lending’s Loan Origination, Acquisition and Securitization History

Since its founding in July 2010 and through December 31, 2018, CCRE Lending has originated or acquired approximately 1,475 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $28.7 billion and has acted as a sponsor and mortgage loan seller on 87 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to continue to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by CCRE Lending in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of CCRE Lending (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. After origination of each CCRE Mortgage Loan, the CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel for each CCRE Mortgage Loan completed a loan worksheet that sets forth salient loan terms and reviewed the representations and warranties attached as Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the CCRE Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel, and (iii) various statistical data tapes prepared by the CCRE Deal Team. In addition, for each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each CCRE Mortgage Loan, if any, purchased by CCRE Lending or its affiliates from a third-party originator of such CCRE Mortgage Loan, CCRE Lending generally re-underwrote such Mortgage Loan to confirm whether it complied with CCRE Lending’s underwriting guidelines.

CCRE Lending prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Other Review Procedures. For each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated or acquired in accordance with CCRE Lending’s origination procedures and underwriting guidelines, except as described under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Origination Procedures and Underwriting Guidelines

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s origination procedures and underwriting guidelines is not intended as a representation that every CCRE Mortgage Loan complies entirely with all procedures and guidelines set forth below.

Loan Analysis. The credit underwriting process for each CCRE Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, CCRE Lending may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of CCRE Lending.

A member of the CCRE Lending team or a third-party engaged by CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. CCRE Lending’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated or acquired by CCRE Lending may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third-party such as Wells Fargo Bank, National Association, or an affiliate of

CCRE Lending, Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv)

written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild;

(ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the CCRE Mortgage Loans may vary from the specific CCRE Lending underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CCRE Mortgage Loans, CCRE Lending or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CCRE Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2019. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including December 31, 2018, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (except that Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank (“NKF”), will be entitled to compensation for its primary servicing and sub-servicing duties with respect to certain of the Mortgage Loans). However, CCRE Lending or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, and SMC, which is a sponsor, and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (21.4%).

Starwood’s Securitization Program

This is the 76th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $10.99 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

An affiliate of SMC has a controlling equity interest in the borrower with respect to the Irving Market Center Mortgage Loan (3.4%).  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”. For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Starwood’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2019. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, LLC, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees, as described “—Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation,” (ii) LNR Securities Holdings, LLC, an affiliate of Starwood as well as the initial controlling class representative and risk retention consultation party, is expected to purchase 51% of each of the Class X-F, Class X-G, Class F, Class G and Class S Certificates (in each case, excluding the portion comprising the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention I LLC will retain at least 3.916% of the initial Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of Pooled Certificates, which includes the VRR Interest, as described in “Credit Risk Retention” and (iv) Starwood CMBS Horizontal Retention CF 2019-CF1 LLC will retain the remaining portion of the Class NR-RR certificates constituting the HRR Interest, as described in “Credit Risk Retention.” In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Except for the VRR Interest and the HRR Interest, any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention” in this prospectus.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation.  KeyBank is the originator of all of the mortgage loans that KeyBank is contributing to this securitization (the “KeyBank Mortgage Loans”).

The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2018, KeyBank’s Real Estate Capital Group originated a total of $23.2 billion in permanent, bridge, development and construction commercial mortgage loans from 27 offices nationwide. Of this total, $13.1 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000.  As of December 31, 2018, KeyBank had originated approximately $17.3 billion of commercial mortgage loans that have been securitized in 84 securitized transactions.  KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.  KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview.  KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation.  KeyBank engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review.  KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage

Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures.  With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third-party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General.  KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis.  KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.  KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower.  KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval.  All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals.  KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings.  Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements.  KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 13, 2019 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2018 as a sponsor of commercial mortgage loan securitizations.  Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports.  KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including December 31, 2018, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (except, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans).  KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of any such certificates at any time.

CIBC Inc.

General

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction. CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the Offered Certificates. CIBC is a wholly owned subsidiary of Canadian Imperial Holdings Inc. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Bancorp USA Inc., also a Delaware corporation, which is a majority owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the mortgage loans it originates through commercial mortgage-backed securitizations. CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998. In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations. The joint venture is CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX. As of March 31, 2019, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $21.9 billion. In the calendar year ended December 31, 2018, CIBC originated approximately $295,962,750 of commercial mortgage loans and securitized approximately $359,493,420 of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans. CIBC primarily originates mortgage loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate mortgage loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed-use properties. CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions. CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, CIBC sells the right to be appointed master servicer of its securitized mortgage loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC. Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below. For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan. CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC. The typical required escrows for mortgage loans originated by CIBC are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the CIBC mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that real property collateral. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●	Environmental Assessment. In most cases, an ESA will be required with respect to the real property collateral for each mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.

●	Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

●	Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” above.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects. The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC's affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party. CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the CIBC mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated CIBC’s internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process. After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph. The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of CIBC, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

●	comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the CIBC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this prospectus. In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans. In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this prospectus is accurate in all material respects. CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC's Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 with the SEC on February 13, 2019, which covers the period from and including October 1, 2018 to and including December 31, 2018. CIBC’s CIK number is 0001548567. With respect to the period from and including January 1, 2016 to and including December 31, 2018, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand[1]			Assets That Were Repurchased or Replaced[1]			Assets Pending Repurchase or Replacement (within cure period)[1]			Demand in Dispute[1]			Demand Withdrawn[1]			Demand Rejected[1]
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	1	10,718,582	4.47	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00[2,3]
Morgan Stanley Bank of America Merrill Lynch Trust 2014-C17 (CIK # 0001612124)	X	CIBC Inc.	16	220,816,779	100	1	4,895,017	2.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	4,895,017	2.38	0	0.00	0.004

1.	The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods. Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x). The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports. The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.	The asset subject to the repurchase request was liquidated during, or prior to, the reporting period. For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.	At the conclusion of the trial based on the claim for repurchase, the Circuit Court of Cook County, Illinois (the “Circuit Court”) entered a judgment in favor of Wells Fargo Bank Minnesota, NA, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 holding that CIBC Inc. breached the representation in question. Because the asset subject to the repurchase request had already been liquidated, no repurchase was required, and damages were awarded in an amount equal to the repurchase price under the contract. The parties appealed, and on February 25, 2015, the Appellate Court of Illinois First Judicial District affirmed the Circuit Court’s judgment in its entirety. On July 21, 2015, CIBC Inc. made a payment to Wells Fargo Bank Minnesota, NA in satisfaction of such judgment, excluding post-judgment legal costs incurred by Wells Fargo Bank Minnesota, NA and owed by CIBC Inc., payment for which Wells Fargo Bank Minnesota, NA must petition. CIBC Inc., Wells Fargo Bank Minnesota, NA and the Official Unsecured Creditors Committee appointed in the Chapter 11 bankruptcy case of the related mortgagor filed a Plan of Liquidation with the United States Bankruptcy Court for the District of Colorado on December 1, 2017, which was approved on May 1, 2018 and extinguished any claim that Wells Fargo Bank Minnesota, NA had against CIBC Inc. in connection with the claim for repurchase, including any post-judgment legal costs.

4.	One of the assets contributed to the transaction by CIBC Inc. was prepaid on January 12, 2018 in the principal amount of $9,929,436.82; therefore, the principal amount of that asset is not included in the aggregate principal balance of the assets contributed to the transaction by CIBC Inc. as of the end of the reporting period, which is used to calculate the percentage of principal balance represented by the asset that was subject of a demand during the reporting period presented in columns i/u.

Retained Interests in This Securitization

As of the Closing Date, neither CIBC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, CIBC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under "—CIBC Inc." has been provided by CIBC.

The Depositor

CCRE Commercial Mortgage Securities, L.P. is the depositor with respect to the Trust. The depositor was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The depositor will not have any material assets. During the eight years ending March 31, 2019, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $4,408,491,171. The depositor is an affiliate of CCRE Lending, one of the mortgage loan sellers, Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an underwriter, and Berkeley Point Capital LLC dba Newmark Knight Frank, a primary servicer.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller (and the Trust Subordinate Companion Loan from CCRE Lending) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The Issuing Entity

The issuing entity, CF 2019-CF1 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted Mortgage Loans, the Trust Subordinate Companion Loan (if defaulted) and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee and the Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will be appointed to act as the trustee, the certificate administrator, the custodian, and the 17g-5 information provider under the PSA. The corporate trust office of Citibank responsible for administration of the issuing entity is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CF 2019-CF1 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as trustee, certificate administrator, custodian and 17g-5 information provider through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2019, Citibank’s Agency and Trust group managed in excess of $5.8 trillion in fixed income and equity investments on behalf of approximately 2,700 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2019, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 149 transactions backed by commercial mortgages with an aggregate principal balance of approximately $162.6 billion. The depositor, the underwriters, the Sponsors, the master servicer and the special servicer may maintain banking and other commercial relationships with Citibank and its affiliates. In its capacity as trustee on commercial mortgage securitizations, Citibank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. Citibank has not been required to make an advance on a CMBS transaction for which it acts as trustee.

Under the terms of the PSA, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As certificate administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns and Grantor Trust tax returns on behalf of the issuing entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for CMBS.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to CMBS.

Citibank is acting as custodian of the mortgage files pursuant to the PSA. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years. Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota. One such third-party vendor separately engaged by Citibank in its capacity as custodian under the PSA is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the mortgage loans.

Citibank is acting as trustee, certificate administrator and custodian of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain residential mortgage-backed securities (“RMBS”) transactions. On June 18, 2014, a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, asserting claims for purported violations of the Trust Indenture Act of 1939, as amended (the “TIA”), breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, filed a new civil action against Citibank in the United States District Court for the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiffs’ original state court action. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. Subsequently, plaintiffs voluntarily dismissed all claims with respect to two of the three trusts. On April 7, 2017, Citibank filed a motion for summary judgment. The plaintiffs filed their consolidated opposition brief and cross motion for partial summary judgment on May 22, 2017. Briefing on those motions was completed on August 4, 2017. On March 22, 2018, the court granted Citibank’s motion for summary judgment in its entirety, denied the plaintiffs’ motion for summary judgment and ordered the clerk to close the case. On April 20, 2018, the plaintiffs filed a notice of appeal. The plaintiffs’ opening brief was filed on August 3, 2018. Citibank filed its opposition on November 2, 2018. The plaintiffs filed their reply on November 16, 2018.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York’s Streit Act (the “Streit Act”). Following oral argument on Citibank’s motion to dismiss, plaintiffs filed an amended complaint on August 5, 2016. On June 27, 2017, the state court issued a decision, dismissing the event of default claims, mortgage-file-related claims, the fiduciary duty claims, and the conflict of interest claims. The decision sustained certain breach of contract claims including the claim alleging discovery of breaches of representations and warranties, a claim related to robo-signing, and the implied covenant of good faith claim. Citibank appealed the lower court’s decision, and on January 16, 2018, the Appellate Division, First Department, dismissed the claims related to robo-signing and the implied covenant of good faith, but allowed plaintiffs’ claim alleging discovery of breaches of representations and warranties to proceed.

On August 19, 2015, the Federal Deposit Insurance Corporation (“FDIC”) as receiver for a failed financial institution filed a civil action against Citibank in the Southern District of New York. This action relates to one private-label RMBS trust for which Citibank formerly served as trustee. FDIC asserts claims for breach of contract, violation of the Streit Act, and violation of the TIA. Citibank jointly briefed a motion to dismiss with The Bank of New York Mellon and U.S. Bank, N.A., entities that have also been sued by FDIC in their capacity as trustee, and these cases have all been consolidated in front of Judge Carter. On September 30, 2016, the court granted Citibank’s motion to dismiss the complaint without prejudice for lack of subject matter jurisdiction. On October 14, 2016, FDIC filed a motion for reargument or relief from judgment from the court’s dismissal order. On July 11, 2017, Judge Carter ruled on the motion for reconsideration regarding his dismissal of the action. He denied reconsideration of his decision on standing, but granted leave to amend the complaint by October 9, 2017. The FDIC subsequently requested an extension of time to file its amended complaint, which was granted. The FDIC filed its amended complaint on December 8, 2017. Defendants jointly filed a motion to dismiss the amended complaint and that joint motion was fully briefed as of May 3, 2018. On March 20, 2019, the Court granted Defendants’ joint motion to dismiss the amended complaint.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee, certificate administrator, custodian or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as trustee, certificate administrator and custodian under the PSA for this CMBS transaction.

Neither Citibank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. Citibank or its affiliates may, from time to time after the sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action; (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”.

Each of the trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the PSA regarding the trustee’s and the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and Excluded Special Servicer With Respect to the Irving Market Center Mortgage Loan

KeyBank National Association (“KeyBank”) will act as the master servicer and as Excluded Special Servicer with respect to the Irving Market Center Mortgage Loan under the PSA. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the special servicer, any other excluded special servicer, the operating advisor, the asset representations reviewer, the trustee or the certificate administrator. KeyBank is also the master servicer under the Benchmark 2019-B10 PSA with respect to the 3 Columbus Circle Whole Loan and the servicer and special servicer under the CFK 2019-FAX TSA with respect to the Fairfax Multifamily Portfolio Whole Loan.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/15	12/31/16	12/31/2017	12/31/2018
By Approximate Number	16,876	17,866	16,654	16,281
By Approximate Aggregate Principal Balance (in billions)	$185.2	$189.3	$197.6	$239.0

Within this servicing portfolio are, as of December 31, 2018, approximately 10,050 loans with a total principal balance of approximately $172.9 billion that are included in approximately 643 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2018, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of December 31, 2018, KeyBank was named as special servicer with respect to commercial mortgage loans in 211 commercial mortgaged-backed securities transactions totaling approximately $86.69 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 59 commercial mortgage loans with an aggregate outstanding principal balance of approximately $580.7 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

Loans	12/31/2015	12/31/2016	12/31/2017	12/31/2018
Approximate Number of Transactions	111	132	177	211
Approximate Aggregate Principal Balance (in billions)	$56.2	$60.5	$71	86.69

KeyBank has resolved over $14.1 billion of U.S. commercial mortgage loans over the past 10 years, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 million of U.S. commercial mortgage loans during 2016, $255 million of U.S. commercial mortgage loans during 2017 and $123.4 million of U.S. commercial loans during 2018.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”), and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2+” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the Mortgage Loans are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the Mortgage Loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under the heading “—The Master Servicer and Excluded Special Servicer With Respect to the Irving Market Center Mortgage Loan” has been provided by KeyBank.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The master servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and

“—Modifications, Waivers and Amendments”. The master servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the master servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent master servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the PSA regarding the master servicer's removal or replacement, or resignation are described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event” and “—Termination of Master Servicer and Special Servicer for Cause—Waivers of Servicer Termination Events”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. The master servicer's rights and obligations with respect to indemnification, and certain limitations on the master servicer's liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus), any Excluded Special Servicer Loan and the 65 Broadway Whole Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 175 as of December 31, 2018. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion; and

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion.

As of December 31, 2018, LNR Partners has resolved approximately $75.4 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, and approximately $3.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2018.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of December 31, 2018, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,796 assets across the United States with a then current face value of approximately $83.9 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the certificates. Generally, LNR Partners’

servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC is anticipated to purchase an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) (and may purchase certain other classes of certificates) and is expected to be appointed as the initial Controlling Class Representative and to appoint LNR Partners as special servicer (other than with respect to the 65 Broadway Mortgage Loan and any Excluded Special Servicer Mortgage Loan). LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool. The Controlling Class Representative will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then Controlling Class of certificates.

In addition, LNR Partners is also the special servicer for the 3 Columbus Circle Whole Loan pursuant to the Benchmark 2019-B10 PSA and the special servicer for the Shelbourne Global Portfolio II Whole Loan pursuant to the BBCMS 2018-C2 PSA and an affiliate of the directing certificateholder under the BBCMS 2018-C2 PSA.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (iii) LNR Securities Holdings, LLC, which entity will purchase an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) and, on the Closing Date, to be appointed the initial Controlling Class Representative and will serve as the

Risk Retention Consultation Party, (iv) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR Interest, (v) Starwood CMBS Horizontal Retention CF 2019-CF1 LLC, the entity that will purchase the Class NR-RR certificates (other than the portion comprising the VRR Interest), and (vi) the borrower under the Irving Market Center Mortgage Loan.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction (with respect to all Serviced Mortgage Loans and Serviced Companion Loans other than the 65 Broadway Mortgage Loan and any Excluded Special Servicer Mortgage Loan), (ii) an affiliate of LNR Partners (LNR Securities Holdings, LLC) purchasing an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (in each case excluding the portion comprising the VRR Interest), (iii) SMC being one of the sponsors, and an originator of some of the Mortgage Loans, (v) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase at least 3.916% of the initial Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of Pooled Certificates, which includes the VRR Interest, (vi) Starwood CMBS Horizontal Retention CF 2019-CF1 LLC, the entity that will purchase the Class NR-RR certificates (other than the portion comprising the VRR Interest), (vii) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, (viii) LNR Partners acting as the Non-Serviced Special Servicer for the 3 Columbus Circle Whole Loan under the Benchmark 2019-B10 PSA and as the Non-Serviced Special Servicer for the Shelbourne Global Portfolio II Whole Loan under the BBCMS 2018-C2 PSA, (ix) an affiliate of LNR Partners, LNR Securities Holdings, LLC, acting as the Risk Retention Consultation Party and directing certificateholder under the BBCMS 2018-C2 PSA, and (x) an affiliate of LNR Partners is the borrower under the Irving Market Center Mortgage Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Except for the HRR Interest and the VRR Interest, any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under this section entitled “—The Special Servicer—LNR Partners, LLC” has been provided by LNR Partners.

LNR Partners will act as special servicer with respect to the applicable Mortgage Loans (other than any Excluded Special Servicer Loan) and any related Serviced Companion Loans other than with respect to any Non-Serviced Whole Loan.

Trimont Real Estate Advisors, LLC

Trimont Real Estate Advisors, LLC, a Georgia limited liability company (“Trimont”), will be the initial special servicer with respect to the 65 Broadway Whole Loan under the PSA. The principal office of Trimont is located at One Alliance Center, 3500 Lenox Road NE, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, Lenexa, Kansas, New York, New York, Dallas, Texas, Hoevelaken, The Netherlands and London, England.

Trimont is a provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Strong), and by Fitch as Primary Servicer (CPS2+) and Special Servicer (CSS2). Kroll Bond Rating Agency, Inc. reviewed Trimont in July 2018 and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a primary servicer and special servicer. Trimont has been special servicing commercial and multifamily real estate loans since 1998.

The table below contains information on the size of the portfolio of commercial and multifamily loans in securitizations and other servicing transactions for which Trimont has acted as special servicer:

Calendar year-end	2016	2017	2018
Approximate amounts (in millions)	$511	$294	$204

As of March 31, 2019, Trimont was special servicing approximately 105 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal loan balance of approximately $253 million. Trimont has been named special servicer on over 71 securitizations with an aggregate original principal loan balance of over $53 billion. The collateral for these loans has included multifamily, office, retail, hospitality and other income producing properties.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Additionally, Trimont’s disaster recovery plan is reviewed annually. Trimont has developed strategies and procedures for managing delinquent loans, breaches by borrowers of the underlying loan documents and loans subject to borrower bankruptcy filings which are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis and include but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the applicable servicing standard. The strategy pursued by Trimont for any particular asset depends upon, among other things, the condition and type of the underlying property, the borrower, and the jurisdiction where the asset is located.

Generally, Trimont’s servicing functions under servicing agreements as special servicer do not include collection on the pool assets, however Trimont does maintain certain operating accounts with respect to REO loans in accordance with the terms of the applicable servicing agreements and consistent with the servicing standard set forth in each of such servicing agreements. Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the Trust and Servicing Agreement and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the 65 Broadway Whole Loan or the performance of the Certificates. Trimont does not have any material advancing rights or obligations with respect to the commercial real estate securitization pools as to which it acts as special servicer. In certain instances Trimont may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial real estate securitization pools as to which it acts as special servicer. Trimont occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. Trimont has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the 65 Broadway Whole Loan.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in special servicing the 65 Broadway Whole Loan, as compared to the types of assets specially serviced by Trimont in other commercial real estate securitization pools generally, for which Trimont has developed processes and procedures which materially differ from the processes and procedures employed by Trimont in connection with its special servicing of commercial real estate securitization pools generally.

In its capacity as the special servicer with respect to the 65 Broadway Whole Loan, Trimont will not have primary responsibility for custody services of original documents evidencing the 65 Broadway Whole Loan. Trimont may from time to time have custody of certain of such documents as necessary for enforcement actions involving the 65 Broadway Whole Loan. To the extent that Trimont has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Trimont may enter into one or more arrangements with the 65 Broadway Controlling Class Representative or any other person who has the right to remove, or vote to remove, the special servicer with respect to the 65 Broadway Whole Loan, to provide for a discount and/or revenue sharing with respect to certain compensation related to the special servicer with respect to the 65 Broadway Whole Loan. The 65 Broadway Controlling Class Representative and/or other persons or Certificateholders who have the right to remove, or vote to remove, the special servicer with respect to the 65 Broadway Whole Loan may further consider any such economic arrangements with the special servicer with respect to the 65 Broadway Whole Loan or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of any certificateholder.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the certificateholders. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Trimont or of which any of its property is the subject, which are material to certificateholders.

Trimont is not an affiliate of the depositor, the underwriters, the sponsors, the issuing entity, the initial purchasers, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer or any significant obligor (within the meaning of Item 1110 of Regulation AB), with respect to the subject transaction.

Neither Trimont nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Trimont under this section entitled “—The Special Servicer—Trimont Real Estate Advisors, LLC” has been provided by Trimont.

KeyBank National Association

KeyBank National Association will act as Excluded Special Servicer with respect to the Irving Market Center Mortgage Loan. See “Transaction Parties—The Master Servicer and Excluded Special Servicer With Respect to the Irving Market Center Mortgage Loan”.

The foregoing information regarding KeyBank under this section entitled “—The Special Servicer—KeyBank National Association” has been provided by KeyBank.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement—Servicing Standard”, “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions”, “—Inspections”, and “—Appraisal Reduction Amounts”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, and “—Modifications, Waivers and Amendments”.

Each special servicer may be terminated, with respect to the Mortgage Loan(s) serviced by such special servicer under the PSA as described under “The Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause”.

Each special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. Each special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Non-Serviced Master Servicers and the Non-Serviced Special Servicers

For information on each of the Non-Serviced PSAs (to the extent definitively identified as of the date of this prospectus), under which the Non-Serviced Master Servicers and Non-Serviced Special Servicers are obligated to service the applicable Non-Serviced Whole Loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Primary Servicer

Berkeley Point Capital LLC dba Newmark Knight Frank

Berkeley Point Capital LLC, a Delaware limited liability company doing business as Newmark Knight Frank (“NKF”) is anticipated to be appointed as primary servicer for the Amazon Distribution Livonia and Shelbourne Global Portfolio II Mortgage Loans (7.8%) pursuant to a primary servicing agreement with the master servicer and in such capacity, will be responsible for the primary servicing and administration of such Mortgage Loans. In addition, with respect to 10 Mortgage Loans (32.7%), NKF will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. NKF is an affiliate of CCRE Lending, a sponsor, an originator and mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter and through that affiliation NKF is an affiliate of the depositor. NKF is a subsidiary of Newmark Group Inc., which was a subsidiary of BGC Partners, Inc. and an affiliate of Cantor Fitzgerald, L.P. On November 13, 2018, BGC Partners, Inc. announced that it would spin off Newmark Group, Inc. to its stockholders through a special pro rata stock dividend. The spin-off became effective November 30, 2018. After the spin-off, NKF and Newmark Group, Inc. continue to be affiliates of Cantor Fitzgerald, L.P.

The principal executive offices of NKF are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of NKF is located at 8 Springhouse Innovation Park, Suite 200, 727 Norristown Road, Lower Gwynedd, PA 19002 and its telephone number is (877) 526-3562.

NKF serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Together with its predecessor entities, NKF has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, NKF originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. NKF is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on nine Freddie Mac K-Series or SB-Series securitizations, the first in 2009, one in 2013, two in 2015, four Freddie Mac SB-Series securitization in 2017 and one in 2018. In addition to its primary and special servicing assignments, NKF also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Austin, TX, Bethesda, MD, Boca Raton, FL, Boston, MA, Charlotte, NC, Dallas, TX, Denver, CO, Houston, TX, Lower Gwynedd, PA, New York, NY, Newport Beach, CA, Portland, OR, Raleigh, NC, San Diego, CA, Santa Monica, CA, Seattle, WA and Tampa, FL.

As of December 31, 2018, NKF’s primary servicing portfolio was comprised of 2,124 loans with an aggregate outstanding principal balance of approximately $40.81 billion, of which NKF is the primary servicer through sub-servicing agreements with master servicers on Freddie Mac K-Series securitizations for 523 loans with an approximate aggregate outstanding principal balance of $12.02 billion. NKF services and manages the remainder of its servicing portfolio pursuant to seller/servicer contracts and licenses with Fannie Mae, Freddie Mac, FHA, affiliated companies and a variety of third parties.

The following table sets forth information about the various pools of loans primarily serviced by NKF as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$11.21 billion	$14.48 billion	$14.60 billion
By Number	133 pools (444 loans)	176 pools (597 loans)	213 pools (646 loans)
Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance	$15.83 billion	$15.67 billion	$16.24 billion
By Number	58 pools (928 loans)	63 pools (957 loans)	78 pools (970 loans)

The commercial real estate loans that NKF originates and for which NKF provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the Series CF 2019-CF1 certificates. Accordingly, the assets that NKF services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

NKF has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Regulation AB servicing standards. NKF uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, NKF provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

NKF may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. NKF does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly NKF does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA nor any material impact on the mortgage pool performance or the performance of the Series CF 2019-CF1 certificates.

NKF will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, NKF may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that NKF has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

NKF is not an affiliate of any of the sponsors, the master servicer, the trustee or any originator other than CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. NKF is affiliated with the Depositor and Issuing Entity through its affiliation with CCRE Lending and Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. their affiliated entities (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between NKF or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the subject securitization transaction – between NKF or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the Series CF 2019-CF1 certificates other than those disclosed herein.

No securitization transaction involving commercial or multifamily mortgage loans in which NKF is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by NKF in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by NKF with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which NKF was acting as primary servicer or special servicer.

From time to time, NKF and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. NKF does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a Certificateholder.

As of the Closing Date, neither NKF nor any of its affiliates anticipates that it will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than NKF’s right to servicing compensation as described in this prospectus. However, NKF or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—The Primary Servicer— Berkeley Point Capital LLC dba Newmark Knight Frank” has been provided by NKF.

Summary of the NKF Subservicing Agreement

General. NKF has acquired the right to be appointed as the subservicer of the Amazon Distribution Livonia Mortgage Loan (5.1%) and the Shelbourne Global Portfolio II Mortgage Loan (2.6%), which Mortgage Loans are to be transferred to the depositor by CCRE Lending. Accordingly, KeyBank, as master servicer, and NKF, as subservicer, will enter into a subservicing agreement dated as of April 1, 2019 (the “NKF Subservicing Agreement”) with respect to those Mortgage Loans (the “NKF Subserviced Mortgage Loans”). The subservicing of such NKF Subserviced Mortgage Loans will be governed by the NKF Subservicing Agreement. The following summary describes certain provisions of the NKF Subservicing Agreement relating to the subservicing and administration of the NKF Subserviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the NKF Subservicing Agreement.

Summary of Certain Subservicing Duties. With respect to the NKF Subserviced Mortgage Loans, NKF, as subservicer, will be responsible for performing the subservicing of such mortgage loan in a manner consistent with the PSA and the Servicing Standard. Subservicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the NKF Subservicing Agreement,

●	within five (5) business days of discovery or receipt of notice alleging a defect, breach or repurchase communication, notifying the master servicer in writing of any such discovered defect, breach or repurchase communication and thereafter promptly providing the master servicer with a copy of such written notice received by the subservicer and such other information in the possession of the subservicer reasonably requested by the master servicer and cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and maintaining a subservicer collection account (consistent with the requirements of the PSA) to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any subservicing fees and payments in the nature of additional servicing compensation due to NKF, as subservicer,

●	preparing such reports, including monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly budgets, operating statements and rent rolls,

●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loan and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that NKF will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the NKF Subserviced Mortgage Loans, collection issues or customer issues; provided that NKF will not take any action with respect to enforcing such loan without the prior written approval of the master servicer,

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by NKF under the NKF Subservicing Agreement, NKF will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

NKF will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by NKF with respect to the NKF Subserviced Mortgage Loans for audit and review. NKF will not take any action (whether or not authorized under the NKF Subservicing Agreement) as to which the master servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC. NKF will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

NKF will also timely provide such certifications, reports and registered public accountant attestations required by the NKF Subservicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

NKF will not communicate directly with the special servicer, the Directing Holder or any Rating Agency.

NKF will have no obligation to make any principal and interest advance or any servicing advances. NKF will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the NKF Subservicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the NKF Subservicing Agreement, the subservicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the NKF Subserviced Mortgage Loans under the PSA. NKF is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the NKF Subservicing Agreement. NKF will be entitled to such additional servicing compensation as set forth in the NKF Subservicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, NKF will also be entitled to retain, with respect to the NKF Subserviced Mortgage Loans, as additional subservicing compensation, the following:

●	50% of any penalty charges actually collected that the master servicer is entitled to retain;

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

●	50% (or 25% if the special servicer is required to consent or to review the applicable servicing action) of the master servicer’s share of any assumption fees, modification fees and consent fees to the extent such action was performed by NKF; and

●	subject to certain limitations set forth in the PSA, 100% of any interest or other income earned on deposits in the related accounts held by NKF.

NKF will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which NKF is not entitled to retain. Except as otherwise provided, NKF will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the NKF Subservicing Agreement.

Indemnification; Limitation of Liability. Neither NKF nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of NKF (the “NKF Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the NKF Subservicing Agreement, or for errors in judgment. However, this will not protect the NKF Parties against any breach of warranties or representations made in the NKF Subservicing Agreement, or against any liability that would otherwise be imposed on NKF by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the NKF Subservicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the NKF Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the NKF Subservicing Agreement. The NKF Parties will be indemnified by the master servicer against any loss, liability or expense (collectively, the “NKF Losses”) incurred by NKF in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the NKF Subservicing Agreement resulting from the master servicer’s willful misconduct, bad faith, fraud or negligence in the performance of duties under the NKF Subservicing Agreement or negligent disregard of its obligations under the NKF Subservicing Agreement.

NKF will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any NKF Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the NKF Subservicing Agreement, the PSA or the certificates by reason of (1) any breach by NKF of a representation or warranty made by NKF in the NKF Subservicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by NKF in the performance of its obligations or duties under the NKF Subservicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The NKF Subservicing Agreement will provide that NKF may not resign from the obligations and duties imposed on it thereunder without giving the master servicer sixty (60) days prior written notice thereof.

Termination. The NKF Subservicing Agreement will be terminated with respect to NKF if any of the following, among other events, occurs:

●	the master servicer or the depositor (if applicable) elects to terminate NKF following a NKF Subservicer Termination Event (as defined below) (except as provided in the following bullet);

●	upon resignation by NKF;

●	in the event any NKF Subserviced Mortgage Loan becomes a specially serviced loan or REO loan, solely with respect to such NKF Subserviced Mortgage Loan;

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, its designee or any other successor to the master servicer, and the trustee, its designee or the successor to the master servicer has elected to terminate NKF pursuant to the PSA; or

●	upon the purchase, repurchase or replacement of any NKF Subserviced Mortgage Loan pursuant to the PSA.

“NKF Subservicer Termination Event” means any one of the following events:

(i)       any failure by NKF to deposit into the accounts any amount required to be so deposited under the NKF Subservicing Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made; or

(ii)      any failure by NKF to remit to the master servicer any amount required to be so remitted by NKF pursuant to and in accordance with the NKF Subservicing Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided, that to the extent NKF does not timely make remittances, NKF shall pay to the master servicer interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

(iii)      any failure by NKF to timely deliver to the master servicer or any other designated person any report or information required to be delivered pursuant to the NKF Subservicing Agreement, which failure continues unremedied for one (1) Business Day after NKF’s receipt of notice from the master servicer of such failure; or

(iv)      any failure by NKF to (A) comply with any of the requirements under Section 3.06 of the NKF Subservicing Agreement or under Article X of the PSA that are applicable to NKF, including the failure to deliver any reports or certificates at the time such report or certification is required under the NKF Subservicing Agreement or Article X of the PSA or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor; or

(v)       except for the events listed in Sections 6.01(a)(iii), (iv) and (x) of the NKF Subservicing Agreement, any failure on the part of NKF to observe or perform in any material respect any other of the covenants or agreements on the part of NKF contained in the NKF Subservicing Agreement, which failure continues unremedied for a period of 20 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to NKF; provided, however, that, with respect to any such failure that is not curable within such 20-day period, NKF shall have an additional cure period of 30 days to effect such cure so long as NKF has commenced to cure such failure within the initial 20-day period and has provided the master servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the master servicer or the Certificateholders; provided, further, that, notwithstanding the foregoing, any failure by NKF under Section 3.01(a)(iii) of the NKF Subservicing Agreement to provide the master servicer with at least five (5) Business Days’ written notice that a Servicing Advance is required with respect to a Mortgage Loan shall be curable by NKF only by NKF making the required Servicing Advance on or before the date on which the master servicer is required to make such Servicing Advance; or

(vi)      any breach on the part of NKF of any representation or warranty contained in the NKF Subservicing Agreement that materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 20 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to NKF; provided, however, that with respect to any such breach that is not curable within such 20-day period, NKF shall have an additional cure period of 30 days to effect such cure so long as NKF has commenced to cure such failure within the initial 20-day period and has provided the master servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the master servicer or the Certificateholders; or

(vii)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against NKF and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 50 days; or

(viii)     NKF shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(ix)      NKF shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, take any corporate action in furtherance of the foregoing, or take any other actions indicating its insolvency or inability to pay its obligations; or

(x)      any failure by NKF to timely perform any of the requirements set forth in Section 2.03(a)(xiv) or Section 3.01(c) of the NKF Subservicing Agreement; or

(xi)      except as otherwise permitted pursuant to the NKF Subservicing Agreement, NKF’s (A) assignment of the NKF Subservicing Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under the NKF Subservicing Agreement, or (C) assignment of all or any portion of its rights to servicing compensation under the NKF Subservicing Agreement; or

(xii)     the master servicer receives notice that if NKF continues to act in such capacity, the rating or ratings on one or more classes of certificates will be downgraded or withdrawn, and citing servicing concerns relating to NKF as the sole or material factor in such action; or

(xiii)    either S&P, Fitch or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn within 60 days of such actual knowledge by NKF) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with NKF as the sole or material factor is such rating action; or

(xiv)    NKF creates or causes a Servicer Termination Event under the PSA, or, without limiting the foregoing, any act or failure to act by NKF causes the master servicer to be in default of its obligations under the PSA.

Notwithstanding the foregoing, upon any termination of NKF, NKF will be entitled to receive all accrued and unpaid subservicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition subservicing of the NKF Subserviced Mortgage Loans to the master servicer or its designee.

In addition, pursuant to a limited sub-servicing agreement between NKF and KeyBank, as master servicer, NKF has or will have limited subservicing duties with respect to one or more other Mortgage Loans (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of NKF, performing inspections), and will be entitled to receive a fee calculated at 0.0200% per annum, regardless of whether the applicable limited sub-servicing agreement has been terminated.

The foregoing information set forth in this “—The Primary Servicer—Berkeley Point Capital LLC dba Newmark Knight Frank—Summary of the NKF Subservicing Agreement” section has been provided by KeyBank.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor under the PSA. Park Bridge Lender Services will also be serving as the asset representations reviewer under the PSA.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2019, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of approximately $191.2 billion issued in 230 transactions.

As of March 31, 2019, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of approximately $83.3 billion issued in 94 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on a commercial mortgage-backed securities transaction rated by each Rating Agency (including this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (b) can and is making the representations and warranties as operating advisor set forth in the PSA; (c) possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity; (d) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, any special servicer, any mortgage loan seller, any Directing Holder, the Risk Retention Consultation Party, the 65 Broadway Retaining Third Party Purchaser or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates (including Risk Retention Affiliates); (e) has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or the recommendation of the replacement of any special servicer or the appointment of a successor special servicer to become a special servicer; (f) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (g) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loan, the Trust Subordinate Companion Loan or otherwise have any derivative exposure in any interest in the certificates, any Mortgage Loan or the Trust Subordinate Companion Loan or otherwise have any financial interest in the securitization to which the PSA relates, other than its fees from its role as operating advisor; provided that Park Bridge Lender Services, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the PSA.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor or the asset representations reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the PSA regarding the operating advisor’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer.

The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer under the PSA, including those related to indemnification and limitation of liability, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor”, and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq.) (“Regulation RR”) which implements the Credit Risk Retention Rules. Starwood Mortgage Capital LLC, one of the Sponsors of this transaction, has agreed to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules with respect to the securitization constituted by the issuance of the Pooled Certificates. The Retaining Sponsor is expected to satisfy its risk retention requirements under the Credit Risk Retention Rules through a combination of the following:

●	acquiring through Starwood CMBS Horizontal Retention CF 2019-CF1 LLC (“Horizontal MOA”), a “majority-owned affiliate” (as defined in Regulation RR) of SMC, on the Closing Date an “eligible horizontal residual interest” (as defined in Regulation RR) which will consist of the Class NR-RR certificates (excluding the portion comprising the VRR Interest) (referred to herein as the “HRR Interest”), representing approximately 1.0888% of the aggregate fair value of all ABS Interests (consisting of the Pooled Certificates), as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●	acquiring through Starwood Conduit CMBS Vertical Retention I LLC (“Vertical MOA”), a “majority-owned affiliate” (as defined in Regulation RR) of SMC, on the Closing Date an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”) representing at least 3.916% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of Pooled Certificates. The Vertical MOA is expected to acquire slightly more than 3.916% of some or all of the classes of the Pooled Ceritficates as set forth below.

Class	Approximate Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$354,000
Class A-2	$1,870,000
Class A-SB	$742,000
Class A-3	$1,982,000
Class A-4	$6,038,000
Class A-5	$7,162,561
Class X-A	$18,148,561
Class X-B	$4,829,998
Class A-S	$2,366,315
Class B	$1,263,798
Class C	$1,199,885
Class X-D	$1,297,255
Class X-F	$519,301
Class X-G	$259,651
Class D	$745,496
Class E	$551,759
Class F	$519,301
Class G	$259,651
Class NR-RR	$875,322
Class S	3.916%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The percentage of all ABS interests in the issuing entity (which will consist of the Pooled Certificates) as of the Closing Date represented by the VRR Interest (which is approximately 3.916%) and the percentage of the fair value of all Pooled Certificates represented by the HRR Interest (which is approximately 1.0888%), as noted in the preceding bullets, will equal approximately 5.005% as of the Closing Date.

The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules). The Retaining Sponsor is expected to transfer the VRR Interest on the Closing Date to the Vertical MOA, as a majority-owned affiliate of the Retaining Sponsor, in accordance with the Credit Risk Retention Rules.

Starwood Mortgage Capital LLC originated or acquired Mortgage Loans representing approximately 21.4% of the Initial Pool Balance.

Starwood CMBS Horizontal Retention CF 2019-CF1 LLC and Starwood Conduit CMBS Vertical Retention I LLC are collectively referred to herein as the “Retaining Parties”.

Cantor Commercial Real Estate Lending, L.P. is the only sponsor, and will act as “retaining sponsor” (as such term is defined in Regulation RR), with respect to the securitization transaction constituted by the issuance of the Loan-Specific Certificates. In connection therewith, the Class 65RR certificates will be purchased and retained by a third party purchaser contemplated by Rule 7 of Regulation RR (a “Retaining Third Party Purchaser”), in accordance with the Credit Risk Retention Rules applicable to the securitization transaction constituted by the issuance of the Loan-Specific Certificates.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of Pooled Certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Eligible Horizontal Residual Interest

Material Terms of the Eligible Horizontal Residual Interest

Horizontal MOA is expected to purchase the portion of the Class NR-RR certificates that comprise the HRR Interest for cash on the Closing Date. The aggregate fair value, as of the Closing Date, of the HRR Interest will be equal to approximately $7,620,859, representing approximately 1.0888% of the aggregate fair value, as of the Closing Date, of all Pooled Certificates issued by the issuing entity. The aggregate fair value, as of the Closing Date, of all the Pooled Certificates will be approximately $699,924,317. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for each class of Pooled Certificates.

The aggregate fair value, as of the Closing Date, of the HRR Interest that the Retaining Sponsor would be required to retain in order to meet the credit risk retention requirements of Regulation RR with respect to the securitization transaction constituted by the issuance of the Pooled Certificates, if it was relying solely on an “eligible horizontal residual interest” (as defined in Regulation RR) to satisfy such requirements, is approximately $34,996,216, representing 5% of the aggregate fair value, as of the Closing Date, of all of the Pooled Certificates issued by the issuing entity.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, including principal and interest (other than any excess interest that accrues on an ARD Loan, yield maintenance charges and prepayment premiums), net of specified servicing and administrative costs and expenses, will be allocated to the classes of Pooled Certificates (other than the Class S certificates) in descending order (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Mortgage Loan losses will be allocated to the classes of certificates in ascending order (beginning with the Class NR-RR certificates, in each case until the related Certificate Balance has been reduced to zero, as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of the payment and other material terms of the Class NR-RR certificates, see “Description of the Certificates” in this prospectus.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the VRR Interest or the HRR Interest (except to an MOA of such Retaining Sponsor in accordance with Regulation RR), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. See “Pooling and Servicing Agreement—Amendment” in this prospectus. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the VRR Interest or the HRR Interest unless such transaction complies with the Credit Risk Retention Rules.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Pooled Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Pooled Certificates as of the Closing Date; or (iii) two years after the Closing Date. However, if the Credit Risk Retention Rules are modified or repealed, the Retaining Sponsor may choose to comply with such Credit Risk Retention Rules as are then in effect.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2019-CF1, will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B and Class C certificates

“Non-Offered Certificates”	The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR, Class S, Class R, Class 65A, Class 65B, Class 65C, Class 65D, Class 65E, Class 65RR, Class 65X1 and Class 65X2 certificates

“Senior Certificates”	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates

“Class X Certificates”	The Pooled Class X Certificates and the Loan-Specific Class X Certificates

“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates

“Regular Certificates”	Senior Certificates, Subordinate Certificates and Loan-Specific Certificates

“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR-RR, Class 65A, Class 65B, Class 65C, Class 65D, Class 65E and Class 65RR certificates

“Residual Certificates”	The Class R certificates

“Pooled Certificates”	Senior Certificates, Subordinate Certificates and Class S certificates

“Pooled Class X Certificates”	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates

“Pooled Regular Certificates”	Regular Certificates (other than Loan-Specific Certificates)

“Pooled Principal Balance Certificates”	Principal Balance Certificates (other than Loan-Specific Principal Balance Certificates)

“Loan-Specific Certificates”	The Class 65A, Class 65B, Class 65C, Class 65D, Class 65E, Class 65RR, Class 65X1 and Class 65X2 certificates

“Loan-Specific Class X Certificates”	The Class 65X1 and Class 65X2 certificates

“Loan-Specific Principal Balance Certificates”	The Class 65A, Class 65B, Class 65C, Class 65D, Class 65E and Class 65RR certificates

Designation	Classes

“Non-Offered Pooled Certificates”	The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR, Class S and Class R certificates

The certificates will represent in the aggregate the entire beneficial ownership interest in the issuing entity. The assets of the issuing entity will primarily consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any REO Property relating to a Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any such funds or assets relating to a Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans (and in the case of CCRE Lending, the Trust Subordinate Companion Loan) it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; and (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC.

As further described in this prospectus:

●	the primary source for payment of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans; and

●	the primary source for payment of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances, and the Pooled Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$9,039,000
A-2	$47,743,000
A-SB	$18,934,000
A-3	$50,595,000
A-4	$154,167,000
A-5	$182,897,561
X-A	$463,375,561
X-B	$123,290,998
A-S	$60,404,315
B	$32,270,798
C	$30,615,885

Non-Offered Pooled Certificates
X-D	$33,098,255
X-F	$13,239,301
X-G	$6,619,651
D	$19,031,496
E	$14,066,759
F	$13,239,301
G	$6,619,651
NR-RR	$22,341,322

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Pooled Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Pooled Realized Losses actually allocated to, that class of Pooled Principal Balance Certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate Balance of such class for such Distribution Date. In the event that Pooled Realized Losses previously allocated to a class of Pooled Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Pooled Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Pooled Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Pooled Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Pooled Class X Certificates will be equal to the aggregate Certificate Balance of the related class(es) of Pooled Principal Balance Certificates (as to any class of Pooled Class X Certificates, the “Corresponding Pooled Principal Balance Certificates”) indicated below:

Class of Pooled Class X Certificates	Notional Amount	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	$463,375,561	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	$123,290,998	Class A-S, Class B and Class C
Class X-D	$33,098,255	Class D and Class E
Class X-F	$13,239,301	Class F
Class X-G	$6,619,651	Class G

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive any and all Excess Interest received on the ARD Loan, as described under “—Distributions—Excess Interest.”

“Excess Interest” with respect to the ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued thereon at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth (4th) business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh calendar day of that month is not a business day, then the next business day) commencing in May 2019.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five (5) business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class; and (b) any Class S or Class R certificate will be the percentage interest in the applicable class specified on the face of that certificate.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Pooled Certificates and the Class R certificates, the Pooled Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the 65 Broadway Available Funds.

The aggregate amount available for distributions of interest (other than Excess Interest), distributions of principal and reimbursements of Pooled Realized Losses to holders of the Pooled Certificates (exclusive of the Class S certificates) and the Class R certificates on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)   the aggregate amount of all cash received on the Mortgage Loans and any REO Properties (in the case of any Non-Serviced Mortgage Loan or related REO Property, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and/or the related Co-Lender Agreement) (including any portion of Loss of Value Payments deposited into the Collection Account) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or is otherwise allocable to the Trust Subordinate Companion Loan), as of the related Master Servicer Remittance Date, exclusive of (without duplication) any portion thereof that represents:

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods) or that are received subsequent to the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan or related REO Property, the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date);

●	all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans received subsequent to the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan or related REO Property, the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date);

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	amounts deliverable to the certificate administrator for deposit in the Gain-on-Sale Reserve Account;

●	all amounts deposited in the Collection Account in error;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class S certificates); and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the Pooled Certificates);

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amount(s) as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The aggregate amount available for distributions of interest, distributions of principal and reimbursements of 65 Broadway Realized Losses to holders of the Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “65 Broadway Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)   the aggregate amount of all cash received on the Trust Subordinate Companion Loan and, to the extent allocable to the Trust Subordinate Companion Loan, any related REO Property (including any portion of Loss of Value Payments deposited into the Collection Account) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the related Master Servicer Remittance Date, exclusive of (without duplication) any portion thereof that represents:

●	any Periodic Payments and/or balloon payment paid by the borrower with respect to the Trust Subordinate Companion Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods) or that are received subsequent to the related Determination Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Trust Subordinate Companion Loan received subsequent to the related Determination Date;

●	all such amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	amounts deliverable to the certificate administrator for deposit in the Gain-on-Sale Reserve Account;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders); and

(d)   with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amount(s) related to the Trust Subordinate Companion Loan as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

The “Gain-on-Sale Remittance Amount” for each Distribution Date is the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account and available for distribution on such Distribution Date and (ii) the excess, if any, of (A) the aggregate of (1) the Interest Distribution Amounts for all classes of Pooled Regular Certificates for such Distribution Date, (2) the Principal Distribution Amount for such Distribution Date and (3) all previously allocated Pooled Realized Losses reimbursable with respect to the Pooled Principal Balance Certificates on such Distribution Date, over (B) the amount of Pooled Available Funds for such Distribution Date without regard to any withdrawals from the Gain-on-Sale Reserve Account.

The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments due or received, as the context may require, with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been due or received, as applicable, during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Whole Loan that is delinquent in respect of its balloon payment beyond the Determination Date immediately following the related maturity date or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances thereof, in the following priority:

(a)   first, to the Class A-SB certificates, in an amount up to the Principal Distribution Amount, but only until the Certificate Balance of such class is reduced to the planned principal balance set forth on Annex E for such Distribution Date (the “Class A-SB Planned Principal Balance”);

(b)   then, to the Class A-1 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

(c)   then, to the Class A-2 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

(d)   then, to the Class A-3 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

(e)   then, to the Class A-4 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

(f)    then, to the Class A-5 certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero; and

(g)   then, to the Class A-SB certificates, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the Certificate Balance of such class is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Realized Losses previously allocated to each such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, to the Class A-S certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class;

Twenty-fifth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class NR-RR certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-seventh, to the Class NR-RR certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class; and

Twenty-eighth, to the Class R certificates any remaining Pooled Available Funds.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the aggregate of the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates is (or is expected to be) reduced to zero as a result of the allocation of Pooled Realized Losses to those certificates. None of the Pooled Class X Certificates will be entitled to any distribution of principal.

Reimbursement of previously allocated Pooled Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Pooled Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date as to which the Pooled Available Funds include such recovery): (i) the amount of such recovery will be added to the Certificate Balance(s)

of the class or classes of Pooled Principal Balance Certificates that previously were allocated Pooled Realized Losses, in the same sequential order as distributions set forth in this section “—Priority of Distributions”, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Pooled Realized Losses previously allocated to the subject class of Pooled Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected class of Pooled Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Pooled Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Pooled Principal Balance Certificates is so increased, the amount of unreimbursed Pooled Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any class of Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rates with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class D, Class E, Class F and Class G certificates for any Distribution Date will each be fixed at the initial Pass-Through Rate for the applicable class set forth in the table under “Summary of Certificates” in this prospectus.

The Pass-Through Rates with respect to the Class B and Class C certificates for any Distribution Date will each be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for the applicable class set forth in the table under “Summary of Certificates” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to the Class NR-RR certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to each class of Pooled Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Corresponding Pooled Principal Balance Certificates for the related Distribution Date (or, if there are multiple classes of Corresponding Pooled Principal Balance Certificates, the weighted average of the Pass-Through Rates on such classes of Corresponding Pooled Principal Balance Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to the related Distribution Date).

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan and any Mortgage Loan as to which the related Mortgaged Property has become an REO Property) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately prior to the related Distribution Date.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan and any Mortgage Loan as to which the related Mortgaged Property has become an REO Property) and the Trust Subordinate Companion Loan (even if the related Mortgaged Property has become an REO Property) at any time is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates on the Regular Certificates, the WAC Rate and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan or the Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, whether agreed to by the master servicer or the special servicer or any Non-Serviced Master Servicer or Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”) and for the Trust Subordinate Companion Loan, solely for purposes of calculating the Pass-Through Rates on the Regular Certificates and the WAC Rate for any Distribution Date, the Net Mortgage Rate of any such Mortgage Loan or of the Trust Subordinate Companion Loan, as applicable, for the one-month interest accrual period applicable to the related Due Date immediately preceding such Distribution Date will be the annualized rate at which interest would have to accrue in respect thereof on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required (or, except for any prepayment, whether or not voluntary, would have actually been required) to be paid in respect of such Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, for such one-month interest accrual period at the related Net Mortgage Rate (calculated solely in accordance with the prior sentence); provided, however, that with respect to each Mortgage Loan this is an Actual/360 Loan and with respect to the Trust Subordinate Companion Loan, the Net Mortgage Rate for the one-month loan-level interest accrual period (1) applicable to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of related Withheld Amounts, and (2) applicable to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of related Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate”, with respect to each Mortgage Loan (including any Non-Serviced Mortgage Loan) and the Trust Subordinate Companion Loan (including any such loans as to which the related Mortgaged Property has become an REO Property), as of any date of determination, will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate (except in the case of the Trust Subordinate Companion Loan) and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan and any Mortgage Loan as to which the related Mortgaged Property has become an REO Property) and any related Companion Loan (even if the related Mortgaged Property has become an REO Property) at any time is the per annum rate at which interest then accrues on such Mortgage Loan or Companion Loan (in the absence of a default), as stated in the related promissory note or componentization notice evidencing such Mortgage Loan or related Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Pooled Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of a class of Pooled Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) are subsequently recovered on the related Mortgage Loan (or REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (which do not include balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received as of the related Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date and not included in the Principal Distribution Amount for any prior Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following (in each case to the extent not included in the Principal Distribution Amount for any prior Distribution Date): (a) all prepayments of principal received on the Mortgage Loans as of the related

Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date); and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties as of the related Determination Date (or, with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of the later of the related Determination Date and the applicable remittance date to the issuing entity in the month of the subject Distribution Date), whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments (to the extent that such amount was transferred into the Collection Account to cover Nonrecoverable Advances or additional expenses of the issuing entity or to offset a previously allocated Pooled Realized Loss), accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with or otherwise relating to the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or Companion Loan that is delinquent in respect of its balloon payment or as to which the related Mortgaged Property has become an REO Property, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or Companion Loan, as applicable, on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the Mortgage Loan or Companion Loan, as applicable (as calculated with interest at the related Mortgage Rate), if any, assuming the related balloon payment has not become due or the related Mortgaged Property had not become an REO Property, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan or Companion Loan, as applicable, in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or Companion Loan, as applicable, at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed to holders of the Pooled Principal Balance Certificates on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and the Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal all payments and other collections of principal on such Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Companion Loan (other than the Trust Subordinate Companion Loan) on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or the Trust Subordinate Companion Loan is paid in full or the Mortgage Loan or the Trust Subordinate Companion Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date as of which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of such Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Pooled Realized Losses to, the certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and CREFC® Intellectual Property Royalty License Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (individually and collectively, as the context may require, an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans or applicable portions thereof. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (and, if applicable, each related Companion Loan), including the same fixed Mortgage Rate(s) (and, accordingly, the same Net Mortgage Rate(s)) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (and, if applicable, each related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee or CREFC®, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or trustee for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or a related Companion Loan. Any Mortgage Loan that is or is part of an REO Loan is sometimes referred to as an “REO Mortgage Loan”; any Serviced Companion Loan that is or is part of an REO Loan is sometimes referred to as an “REO Companion Loan”; and any Serviced Whole Loan that is an REO Loan is sometimes referred to as an “REO Whole Loan”.

With respect to each Serviced Whole Loan, no amounts collected on such Serviced Whole Loan or any related REO Property and allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees, Workout Fees, Liquidation Fees and other reimbursable expenses that are incurred with respect to such Serviced Whole Loan or related REO Property and are allocable to such Companion Loan or REO Companion Loan in accordance with the related Co-Lender Agreement. See “Description of the Mortgage Pool – The Whole Loans”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class S certificates any previously undistributed Excess Interest received by the issuing entity with respect to any ARD Loans as of the related Determination Date for (or, in the case of a Non-Serviced Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for any other class of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement) to the contrary, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan (other than an REO Mortgage Loan) in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances with respect to the related Mortgage Loan at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (b) Accrued AB Loan Interest (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of an REO Property related to a Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement), will be deemed to be allocated for purposes of collecting amounts due under the related Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (b) Accrued AB Loan Interest (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, each prepayment premium and yield maintenance charge collected in respect of any Mortgage Loan in connection with a principal prepayment, voluntary or involuntary, that is part of the Pooled Available Funds for such Distribution Date, will be required to be distributed by the certificate administrator to the holders of each class of Pooled Principal Balance Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of all the Pooled Principal Balance Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such class of certificates and (c) the amount of the subject prepayment premium or the yield maintenance charge, as applicable.

Any yield maintenance charges or prepayment premiums collected in respect of the Mortgage Loans in connection with principal prepayments, voluntary or involuntary, that are part of the Pooled Available Funds for any Distribution Date, to the extent remaining after the distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”), will be allocated and distributed on such Distribution Date in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates on such Distribution Date and the denominator of which is the Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-S, Class B and Class C certificates on such Distribution Date and the denominator of which is the Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)   third, to the Class X-D certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class D and Class E certificates on such Distribution Date and the denominator of which is the Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)   fourth, to the Class X-F certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class F certificates on such Distribution Date and the denominator of which is the Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(e)   last, to the Class X-G certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-D and Class X-F certificates described in clauses (a) through (d) above.

Any yield maintenance charges or prepayment premiums payable in respect of the Trust Subordinate Companion Loan will be distributed to holders of the Loan-Specific Certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any class of the Pooled Principal Balance Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated between the related Mortgage Loan and the related Companion Loans in the proportions described in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below.

The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	March 2024
Class A-2	April 2024
Class A-SB	November 2028
Class A-3	March 2026
Class A-4	February 2029
Class A-5	April 2029
Class X-A	April 2029
Class X-B	April 2029
Class A-S	April 2029
Class B	April 2029
Class C	April 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2052. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any default interest and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge or Excess Interest actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any default interest and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(a)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or any such Mortgage Loan or related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) during the applicable one-month period for the related Distribution Date, and

(b)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan and Serviced Companion Loan (including any related REO Mortgage Loans and REO Companion Loans) for which such Servicing Fees are being paid, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Companion Loan) subject to prepayment during the applicable one-month period for the related Distribution Date, and (C) to the extent earned on principal prepayments received during the applicable one-month period for such Distribution Date, net investment earnings payable to the master servicer. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (other than (t) in accordance with the terms of the loan documents, (u) with respect to the Non-Serviced Mortgage Loans, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) if the Mortgage Loan or Serviced Whole Loan was previously a Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Mortgage Loan interest accrual period during which such prepayment occurred, (x) at the request or with the consent of the special servicer or, so long as an applicable Control Termination Event has not occurred or is not continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the related Directing Holder, (y) pursuant to applicable law or a court order or (z) in connection with the payment of any insurance proceeds or condemnation awards unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan, the related Serviced Pari Passu Companion Loan(s) and, if applicable, the

Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among each class of Pooled Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date. Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the portion of the master servicer’s Compensating Interest Payment for such Distribution Date allocable to the Mortgage Loans (other than Non-Serviced Mortgage Loans) and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on the Trust Subordinate Companion Loan to be included in the 65 Broadway Available Funds for such Distribution Date that is not covered by the portion of the master servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates of any class thereof to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and each other class, if any, of Subordinate Certificates with an earlier alphabetical class designation. In particular, the rights of the holders of the Subordinate Certificates of any class thereof to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates and each other class, if any, of Subordinate Certificates with an earlier alphabetical class designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of Pooled Regular Certificates subordinate to that class (as described above under
“—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of Pooled Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal to the Pooled Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the Percentage Interest in the issuing entity evidenced by the A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the

Percentage Interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of Subordinate Certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the holders of the Pooled Certificates on that date, the certificate administrator is required to calculate the Pooled Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the holders of the Loan-Specific Certificates on that date, the certificate administrator will be required to calculate the 65 Broadway Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans (including any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) immediately following such Distribution Date (and for purposes of this calculation only, such aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances). The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Senior Certificates (other than the Pooled Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The “65 Broadway Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Loan-Specific Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the Stated Principal Balance of the Trust Subordinate Companion Loan (even if the related Mortgaged Property has become an REO Property) immediately following such Distribution Date (and for purposes of this calculation only, such Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer or the trustee for Workout-

Delayed Reimbursement Amounts with respect to the Trust Subordinate Companion Loan, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances).

The certificate administrator will be required to allocate any 65 Broadway Realized Losses among the respective classes of the Loan-Specific Principal Balance Certificates: first, to the Class 65RR certificates, then, to the Class 65E certificates, then, to the Class 65D certificates, then, to the Class 65C certificates, then, to the Class 65B certificates, and then, to the Class 65A certificates, in each case until the Certificate Balance of each such class is reduced to zero.

Pooled Realized Losses will not be allocated to the Class S or Class R certificates and will not be directly allocated to the Pooled Class X Certificates. However, the Notional Amounts of the classes of Pooled Class X Certificates will be reduced if the Certificate Balance(s) of the class(es) of Corresponding Pooled Principal Balance Certificates are reduced by such Pooled Realized Losses. 65 Broadway Realized Losses will be allocated only to the Loan-Specific Certificates. Pooled Realized Losses will not be allocated to the Loan-Specific Certificates. 65 Broadway Realized Losses will not be allocated to the Pooled Certificates.

The Pooled Realized Losses and the 65 Broadway Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer or asset representations reviewer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or non-Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest and the Class R certificates will be considered outstanding so long as the issuing entity has not been terminated or any other class of certificates is outstanding. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a statement with respect to the related reporting period in the form of Annex B (the “Distribution Date Statement”) providing all information required under Regulation AB and in the form attached to the PSA relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the one-month period ending on the related Determination Date, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (https://sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the certificate administrator, the master servicer or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in the form Distribution Date Statement;

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file; and

(15)   a CREFC® loan periodic update file.

The certificate administrator, the master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will be required to deliver to the certificate administrator by electronic means the following items (in certain cases, to the extent that the master servicer has received the CREFC® special servicer loan file from the special servicer at the time required under the PSA):

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (if applicable);

●	a CREFC® Schedule AL file;

●	a CREFC® delinquent loan status report;

●	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

●	a CREFC® REO status report;

●	a CREFC® comparative financial status report;

●	a CREFC® loan level reserve and letter of credit report;

●	a CREFC® servicer watch list; and

●	a CREFC® advance recovery report.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending June 30, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related

Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation to deliver the CREFC® net operating income adjustment worksheet described above. Such master servicer will deliver, or such special servicer will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record.”

The master servicer and the certificate administrator may be required to prepare a separate set of reports, in the same manner as described above, for the holders of the Loan-Specific Certificates with respect to the Trust Subordinate Companion Loan and the Loan-Specific Certificates. The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Controlling Class Representative (but only prior to the occurrence of a Consultation Termination Event), the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Controlling Class Representative and the Risk Retention Consultation Party) that provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Controlling Class Representative or any Controlling Class Certificateholder or the 65 Broadway Controlling Class Representative or any 65 Broadway Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Controlling Class Representative or any Controlling Class Certificateholder or the 65 Broadway Controlling Class Representative or any 65 Broadway Controlling Class Certificateholder, any information other than the Distribution Date Statement. Notwithstanding the foregoing, (A) if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may nevertheless be a Privileged

Person, provided that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations, and (B) any Excluded Controlling Class Holder will be permitted to reasonably request, and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be.

Notwithstanding any provision to the contrary in the PSA, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. The master servicer will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan, and the certificate administrator will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate" means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the 65 Broadway Whole Loan so long as a 65 Broadway Control Appraisal Period is not continuing, the 65 Broadway Controlling Class Representative or any 65 Broadway Controlling Class Certificateholder), as applicable, is a Borrower Party. As of the Closing Date, the Irving Market Center Mortgage Loan will be an Excluded Controlling Class Loan, based on the fact that the related borrower is an affiliate of LNR Securities Holdings, LLC.

If the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Risk Retention Consultation Party Loan”), the Risk Retention Consultation Party will not have any consultation rights with respect to such Excluded Risk Retention Consultation Party Loan. As of the Closing Date, the Irving Market Center Mortgage Loan will be an Excluded Risk Retention Consultation Loan, based on the fact that the related borrower is an affiliate of LNR Securities Holdings, LLC.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than any such information with respect to such Excluded Controlling

Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or the holder(s) of the majority of the Controlling Class (by Certificate Balance) (or, with respect to the 65 Broadway Whole Loan prior to the continuation of a 65 Broadway Control Appraisal Period, the 65 Broadway Controlling Class Representative or the holder(s) of a majority of the 65 Broadway Controlling Class (by Certificate Balance) is (or are) a Borrower Party. As of the Closing Date, the Irving Market Center Mortgage Loan will be an Excluded Loan, based on the fact that the related borrower is an affiliate of LNR Securities Holdings, LLC.

“Investor Certification” means a certificate substantially in the form attached to the PSA or in the form(s) provided electronically by the Certificate Administrator, representing (i) that such person executing the certificate is a Certificateholder, the Controlling Class Representative, the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Controlling Class Representative, a Controlling Class Certificateholder, the 65 Broadway Controlling Class Representative or a 65 Broadway Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Controlling Class Representative, a Controlling Class Certificateholder, the 65 Broadway Controlling Class Representative or a 65 Broadway Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The master servicer, the trustee and the certificate administrator may conclusively rely on the Investor Certification.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any holder of Class F, Class G and Class NR-RR Certificates evidencing part of the VRR Interest or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with any such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan (other than any Excluded Risk Retention Consultation Party Loan), for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party, provided that as long as LNR Partners is the special servicer, it will not be required to provide any such information to the Risk Retention Consultation Party.

The information provided to the Risk Retention Consultation Party with respect to an Excluded Risk Retention Consultation Party Loan for which it has become a Borrower Party will be limited as described under “—Information Available Electronically” in this prospectus.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○    this prospectus;

○    the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date for this securitization transaction, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○    the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○    any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○    the Distribution Date Statements;

○    the CREFC® bond level files;

○    the CREFC® collateral summary files;

○    the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○    the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○    the summary of any Final Asset Status Report as provided by the special servicer;

○    any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

○    the CREFC® appraisal reduction template;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○ notice of any release based on an environmental release under the PSA;

○ notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;

○    notice of final payment on the certificates;

○    all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

○    any notice of resignation or termination of the master servicer or special servicer;

○    notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○    any notice of any request by Certificateholders entitled to the requisite percentage of Voting Rights for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○     any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○    notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○    notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○    officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○    any notice of the termination of the issuing entity;

○    any notice that a Control Termination Event, a 65 Broadway Operating Advisor Consultation Event or a 65 Broadway Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred;

○    any notice of the occurrence of an Operating Advisor Termination Event;

○    any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○    any Proposed Course of Action Notice;

○    any assessment of compliance delivered to the certificate administrator;

○    any accountant’s attestation reports delivered to the certificate administrator;

○    any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention” tab, which will contain any notices relating to ongoing compliance by each Retaining Sponsor with the Credit Risk Retention Rules.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, the 65 Broadway Controlling Class Representative or any 65 Broadway Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, the 65 Broadway Controlling Class Representative or any 65 Broadway Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, the 65 Broadway Controlling Class Representative or any 65 Broadway Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website to it due to it being a Excluded Controlling Class Certificateholder and on account of it constituting Excluded Information, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator (i) will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available by it on its website or filed by it on the SEC’s website and (ii) will assume no responsibility for any such report, document or other information, other than, in the case of each of clause (i) and (ii), any such report, document or information prepared by it. In addition, the certificate administrator may disclaim responsibility for the accuracy or completeness of any information distributed or filed by it that it did not prepare.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “https://sf.citidirect.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) may also be submitted electronically. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 1-888-855-9695.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class 65X1 and Class 65X2 certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any class of Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of all classes of the Principal Balance Certificates, in each case determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)     2% in the case of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any class of Pooled Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of all classes of the Pooled Principal Balance Certificates, in each case determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S or Class R certificates (or any portion of the Class F, Class G or Class NR-RR certificates which comprise the VRR Interest) will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under
“—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’

securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form (“Certificate Owners”) that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights

of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions

govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013

Attention: Global Transaction Services – CF 2019-CF1

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication

Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of CCRE Lending) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Trust Subordinate Companion Loan, in the case of CCRE Lending) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the 65 Broadway Mortgage Loan, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)	the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)	the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)	an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); provided that with respect to a Servicing Shift Mortgage Loan, such assignments will be executed in blank until the earliest of (x) the related Servicing Shift Securitization Date, (y) the date on which such Mortgage Loan becomes specially serviced and (z) 180 days after the Closing Date;

(iv)	the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)	an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); provided that with respect to a Servicing Shift Mortgage Loan, such assignments will be executed in blank until the earliest of (x) the related Servicing Shift Securitization Date, (y) the date on which such Mortgage Loan becomes specially serviced and (z) 180 days after the Closing Date;

(vi)	the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)	originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)	the original or a copy of the lender’s title insurance policy issued on the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(ix)	any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)	an original assignment in favor of the trustee of any financing statement referred to in the immediately preceding clause (ix) that has been executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)	a copy of any co-lender agreement or intercreditor agreement relating to existing debt of the borrower, including any Co-Lender Agreement relating to a Serviced Whole Loan;

(xii)	with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

(xiii)	the original or a copy of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)	the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)	a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)	with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the issuing entity, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the issuing entity (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xvii)	a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan; and

(xviii)	a copy of all related environmental reports that were received by the mortgage loan seller.

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(1)               (A)  the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(2)               the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(3)               any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(4)               final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(5)               the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(6)               the related ground lease, if any, and any ground lessor estoppel;

(7)                the related loan agreement, if any;

(8)               the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(9)               the related lockbox agreement or cash management agreement, if any;

(10)              the environmental indemnity from the related borrower, if any;

(11)             the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(12)             in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(13)             any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

(14)             any mezzanine loan intercreditor agreement;

(15)             any related environmental insurance policy;

(16)             any related letter of credit and any related assignment thereof; and

(17)             any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of any origination settlement statement;

(r)    a copy of the insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)   the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

(v)   unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)   unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan (and in the case of CCRE Lending, the Trust Subordinate Companion Loan) sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan, Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)       in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) the discovery by any party to the PSA of such Material Defect, and (B) receipt of a Breach Notice by the mortgage loan seller,

(1)     cure such Material Defect in all material respects, at its own expense,

(2)     repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(3)     substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that CCRE Lending may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan (so long as there is a Material Defect with respect to each such loan); provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the MLPA or the PSA to promptly provide a Breach Notice as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and  such delay precludes the mortgage loan seller from curing such Material Defect, and (iii) such Material Defect did not relate to the applicable Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more (but not all of the) Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the (or, if applicable, each) affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such (or, if applicable, each such) Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause the Trust Subordinate Companion Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes or result in imposition of a tax on any such Trust REMIC or the Grantor Trust and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Controlling Class Representative in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing (or the 65 Broadway Controlling Class Representative in respect of the Trust Subordinate Companion Loan)) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the related mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to each Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the securitization trust holding such Non-Serviced Companion Loan, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loans contained in the securitization trust holding such Non-Serviced Companion Loan.

With respect to any Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan), the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the first Determination Date coinciding with or following the date of purchase or substitution, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan (to the extent not previously paid by the related mortgage loan seller), all reasonable out-of-pocket expenses incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan or Trust Subordinate Companion Loan, provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan or Trust Subordinate Companion Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)	have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)	have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)	have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)	accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)	have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)	have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)	comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)	have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)	have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)	constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller's expense);

(k)	not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)	have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)	not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)	have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Controlling Class Representative;

(o)	prohibit defeasance within two years of the Closing Date;

(p)	not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on any Trust REMIC, the Grantor Trust or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)	have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)	be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Administrative Cost Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Pooled Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any unpaid fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans and the Trust Subordinate Companion Loan sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Mortgage Loan (other than the Non-Serviced Mortgage Loans), any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

The Non-Serviced Mortgage Loans, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” above.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to a Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Non-Serviced PSA, and the provisions of such Non-Serviced PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Co-Lender Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

References in this section or in any other section of this prospectus to “special servicer” mean, with respect to each Serviced Mortgage Loan or Serviced Whole loan, the applicable special servicer that acts as the special servicer for such serviced Mortgage Loan or Serviced Whole loan (i.e., (i) with respect to all Serviced Mortgage Loans and Serviced Whole Loans other than the 65 Broadway Whole Loan, the Irving Market Center Mortgage Loan and any other Excluded Special Servicer Mortgage Loan, LNR Partners, LLC; (ii) with respect to the 65 Broadway Whole Loan, Trimont Real Estate Advisors, LLC; and (iii) with respect to the Irving Market Center Mortgage Loan, KeyBank National Association).

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are not Specially Serviced Loans (except for Special Servicer Decisions, Major Decisions and certain other matters as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and for processing Special Servicer Decisions and Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)	the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)	the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder or holders of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s), as applicable) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations (but only with cause with respect to a sub-servicer appointed by a mortgage loan seller (a “Mortgage Loan Seller Sub-Servicer”)) under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer or the certificate administrator pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to or a Serviced Companion Loan is part of the related pool), or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or is backed by Serviced Companion Loans. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)           all Periodic Payments (other than the balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including the Non-Serviced Mortgage Loans), the Trust Subordinate Companion Loan and any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)           in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or the Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount) or the Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or

Excess Interest or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made or previously made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, the master servicer will deliver to any master servicer or special servicer under the PSA governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the master servicer will deliver to the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. For the avoidance of doubt, any non-recoverability determination with respect to the Trust Subordinate Companion Loan will be made based on the subordinate nature of the Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (f) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the 65 Broadway Whole Loan. Amounts payable in respect of each Serviced Companion Loan (other than the Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the 65 Broadway Mortgage Loan) or any interest due on such Advance from any collections on the 65 Broadway Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the 65 Broadway Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the 65 Broadway Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances specified in the PSA make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the 65 Broadway Mortgage Loan) from any collections on the 65 Broadway Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the 65 Broadway Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the 65 Broadway Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two business days following receipt of properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the

Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” and a “Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the holders of the Loan-Specific Certificates and the Class R certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account). With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date.

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan), plus, among other things, any P&I Advances with respect to the Mortgage Loans, less amounts, if any, distributable to the Class R and Class S certificates as set forth in the PSA) generally to make distributions of interest and principal from Pooled Available Funds to the holders of the Pooled Regular Certificates, as described under “Description of the Certificates—Distributions”, and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, plus, among other things, any P&I Advances with respect to the Trust Subordinate Companion Loan less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the 65 Broadway Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance immediately following the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of such Actual/360 Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Pooled Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan and, if applicable, the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Pooled Realized Losses reimbursable to, the holders of the Pooled Regular Certificates on such Distribution Date. If the certificate administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Pooled Available Funds for the related Distribution Date for distribution on the Pooled Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the amount of the applicable insufficiency. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Pooled Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Pooled Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under
“—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)	to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)	to pay itself any Net Prepayment Interest Excess;

(v)	to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)	to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity and is not received as part of the Purchase Price);

(vii)	to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)	to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)	to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)	to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)	to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account or, with respect to a Serviced Whole Loan, the related separate custodial account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)	to recoup any amounts deposited in the Collection Account in error;

(xiii)	to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)	to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)	to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)	to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)	to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)	to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Trust Subordinate Companion Loan in the case of the 65 Broadway Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan (other than the Trust Subordinate Companion Loan in the case of the 65 Broadway Mortgage Loan). Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, certificate administrator, operating advisor and asset representations reviewer, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan, subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	(i) With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee rate to the related payment or proceeds (exclusive of default interest and late payment charges), subject to certain adjustments, and (ii) with respect to each Mortgage Loan and, in certain circumstances described in
	“—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All excess modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan, Trust Subordinate Companion Loan and related REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower pays with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Asset Review Fee	A fee equal to a reasonable and customary fee charged by the asset representations reviewer, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap, subject to CPI adjustments.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First from late payment charges and default interest on the related Mortgage Loan or Serviced Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	Recoveries on the related Mortgage Loan or, with respect to P&I Advances thereon or on the 65 Broadway Mortgage Loan, the Trust Subordinate Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account, subject to certain limitations (including that a P&I Advance on the Trust Subordinate Companion Loan that is nonrecoverable out of related collections will not be recoverable out of collections on any Mortgage Loan other than the 65 Broadway Mortgage Loan).	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First from late payment charges and default interest on the related Mortgage Loan or Trust Subordinate Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account from the Mortgage Loans but not any Serviced Companion Loan (other than the Trust Subordinate Companion Loan solely as to interest in respect of P&I Advances thereon or on the 65 Broadway Mortgage Loan), subject to certain limitations (including that interest on P&I Advances with respect to the Trust Subordinate Companion Loan will not be payable out of collections on any Mortgage Loan other than the 65 Broadway Mortgage Loan).	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to the related Mortgage Loan on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to the related Mortgage Loan on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to the related Mortgage Loan in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.

Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the 65 Broadway Mortgage Loan.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan or the Trust Subordinate Companion Loan and any Distribution Date, any default interest collected on such Mortgage Loan or Trust Subordinate Companion Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan or Trust Subordinate Companion Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan or Trust Subordinate Companion Loan (other than Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and the Trust Subordinate Companion Loan from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer and/or any applicable primary servicer or subservicer. With respect to the Trust Subordinate Companion Loan, the Servicing Fee Rate will be 0.0100%. The Servicing Fee will be retained by the master servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”)(i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan documents, 100% of any Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that do not involve a Major Decision or Special Servicer Decision, 50% of any Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions, 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Major Decision or Special Servicer Decision, 50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required); (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Excess Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee for such month for such Specially Serviced Loan or REO Property, the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

A “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Notwithstanding the foregoing, (i) no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan” and (ii) if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan or Trust Subordinate Companion Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) a “Liquidation Fee Rate” of 1.0% of the related liquidation payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan (other than the Trust Subordinate Companion Loan), only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any defaulted Mortgage Loan by the special servicer or the Directing Holder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the defaulted Mortgage Loan to special servicing,

●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan and/or the Trust Subordinate Companion Loan, in connection with the termination of the issuing entity or the Trust Subordinate Companion Loan REMIC, as applicable, as described under “—Termination; Retirement of Certificates” below,

●	a repurchase or replacement of a Mortgage Loan or Trust Subordinate Companion Loan (other than an REO Loan or applicable portion thereof) by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

●	with respect to any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan, in each case within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	with respect to a Serviced Pari Passu Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the PSA for the trust that owns such Serviced Pari Passu Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Pari Passu Companion Loan pursuant to a clean-up call or similar liquidation under the PSA for the trust that owns such Serviced Pari Passu Companion Loan,

●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA, and

●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Excess Modification Fees related to Specially Serviced Loans,

●	50% of any Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees and consent fees on Specially Serviced Loans,

●	50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve a Major Decision or Special Servicer Decision (whether or not processed by the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on Specially Serviced Loans,

●	any interest or other income earned on deposits in the REO Accounts, and

●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related Co-Lender agreement and the applicable pooling and servicing agreement.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that, other than as set forth in the following paragraph, no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any such services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan, the Trust Subordinate Companion Loan and each related REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.011200% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan, Trust Subordinate Companion Loan or REO Loan and based on the Stated Principal Balance of the related Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan, the Trust Subordinate Companion Loan and each related REO Loan and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan, Trust Subordinate Companion Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan, Trust Subordinate Companion Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Mortgage Loan for any Interest Accrual Period is a rate equal to (i) 0.002500% per annum with respect to each such Mortgage Loan other than the 65 Broadway Mortgage Loan, the AC by Marriott San Jose Mortgage Loan and the Atrium Two Mortgage Loan, (ii) 0.003750% per annum with respect to the 65 Broadway Mortgage Loan, (iii) 0.003930% per annum with respect to the AC by Marriott San Jose Mortgage Loan, and (iv) 0.004170% per annum with respect to the Atrium Two Mortgage Loan. The Operating Advisor Fee Rate with respect to the Trust Subordinate Companion Loan will accrue at a rate equal to 0.002500% per annum.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower pays) with respect to any Mortgage Loan or Trust Subordinate Companion Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

Asset Representations Reviewer Compensation

The asset representations reviewer fee (the “Asset Representations Reviewer Fee”) will be payable to the asset representations reviewer monthly from amounts received with respect to each Mortgage Loan and REO Mortgage Loan (including the Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Asset Representations Reviewer Fee Rate with respect to each such loan on the Stated Principal Balance of the related loan and will be calculated on the same interest accrual basis as the related loan and prorated for any partial periods.

The “Asset Representations Reviewer Fee Rate” is a per annum rate equal to, with respect to each Mortgage Loan and REO Mortgage Loan (including the Non-Serviced Mortgage Loans), 0.000380%.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer or any successor asset representations reviewer for similar consulting assignments and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”). The asset representations reviewer will be required to provide to the certificate administrator and the master servicer an officer’s certificate setting forth the Asset Representations Reviewer Asset Review Fee for the related Collection Period, provided that the asset representations reviewer will not be required to deliver an officer’s certificate for any Collection Period in which no Asset Representations Reviewer Asset Review Fee is charged.

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $16,000 multiplied by the number of Subject Loans, plus (ii) $1,600 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,100 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,100 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan, to the extent not previously paid by the related mortgage loan seller, is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan, the Trust Subordinate Companion Loan and each REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan but excluding the portion of an REO Loan related to any other Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan, the Trust Subordinate Companion Loan and each REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)	the 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(ii)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(iii)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(iv)	30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(v)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(vi)	a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the

Directing Holder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(vii)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clause (iii) and (iv) above will not apply if the related Mortgage Loan is a Specially Serviced Loan and provided further that no Appraisal Reduction Event may occur with respect to any Mortgage Loan or Serviced Whole Loan (other than the 65 Broadway Whole Loan) at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero or with respect to the 65 Broadway Whole Loan at any time when the Certificate Balances of all classes of Subordinate Certificates and Loan-Specific Principal Balance Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of an applicable Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of a Control Termination Event (with respect to any Mortgage Loan other than the 65 Broadway Whole Loan) or a 65 Broadway Operating Advisor Consultation Event (with respect to the 65 Broadway Whole Loan), in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)       the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan (other than escrows and reserves for taxes and insurance) as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)       the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate;

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents (net of any escrows or reserves therefor) with respect to such Mortgage Loan or Serviced Whole Loan that have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable; and

●	any other unpaid additional expenses of the issuing entity, and certain other amounts due and unpaid, in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Subordinate Companion Loan will first be allocated to such Subordinate Companion Loan up to the unpaid principal balance thereof. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Pari Passu Companion Loan (to the extent not otherwise allocated to any related Subordinate Companion Loan) will be allocated in accordance with the related Co-Lender Agreement or, if no allocation is specified in the related Co-Lender Agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The special servicer will be required to, with respect to a Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of $2,000,000 or higher, order and use commercially reasonable efforts to obtain an appraisal, and with respect to a Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of less than $2,000,000, at its option, to (A) provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loan, or (B) order and use commercially reasonable efforts to obtain an Updated Appraisal, in each case within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and subsequently report to the master servicer who will report to the certificate administrator and report or make available to the trustee, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal or valuation. The master servicer, upon reasonable request, will be required to deliver to the special servicer any information in the master servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such time period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of an applicable Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class NR-RR certificates, second to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Trust Subordinate Companion Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence, continuance of a Control Termination Event and the allocation of voting rights in certain circumstances, Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G certificates, and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the 65 Broadway Controlling Class, the occurrence and continuance of a 65 Broadway Control Appraisal Period and the allocation of voting rights in certain circumstances, Appraisal Reduction Amounts allocated to the 65 Broadway Whole Loan will be allocated first to the Trust Subordinate Companion Loan and then to the 65 Broadway Mortgage Loan. The Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be will be allocated to each class of Loan-Specific Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 65RR certificates; then, to the Class 65E certificates; then, to the Class 65D certificates; then, to the 65C certificates; then, to the Class 65B certificates; then, to the Class 65A certificates). In addition, for purposes of determining the 65 Broadway Controlling Class, any Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of 65 Broadway Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the

Class 65RR certificates; then, to the Class 65E certificates; then, to the Class 65D certificates; then, to the 65C certificates; then, to the Class 65B certificates; then, to the Class 65A certificates). For the avoidance of doubt, for purposes of determining the 65 Broadway Controlling Class, any Class of 65 Broadway Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the 65 Broadway Whole Loan, the 65 Broadway Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the special servicer from the master servicer, to the extent such information is in the possession of the master servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or 65 Broadway Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the 65 Broadway Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the 65 Broadway Controlling Class. The rights of the Controlling Class or the 65 Broadway Controlling Class will be exercised by the next most senior Control Eligible Certificates or 65 Broadway Control Eligible Certificates, respectively, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans”, “—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan”, “—The Whole Loans—The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain with respect to the related Mortgaged Property all insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents. If and to the extent that such borrower does not maintain such insurance coverage, the master servicer will be required to itself cause to be maintained for the related Mortgaged Property: (a) a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)	the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)	if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)	the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)	except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus);

(v)	to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)	any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer and, if no applicable Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus including, to the extent not advanced, that such expense shall be paid from the Collection Account as an additional trust fund expense to the extent described in the PSA)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or if no applicable Control Termination Event has occurred and is continuing, the Directing Holder, has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. In addition, the special servicer will be required to consult, upon request, on a non-binding basis with the Risk Retention Consultation Party in connection with any determination of an Acceptable Insurance Default (other than any Excluded Risk Retention Consultation Party Loan).

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan noteholders, the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the related Directing Holder (other than with respect to an Excluded Loan), and subject to the consultation rights of the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan) and subject to the consultation rights of the holder of any Companion Loan, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided that the Directing Holder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Holder, the special servicer will not be required to do so.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Controlling Class Representative, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are not Specially Serviced Loans and actions that do not involve Major Decisions or Special Servicer Decisions (other than the items listed in clause (e)(i) and clause (e)(ii) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Major Decisions or Special Servicer Decisions (other than the items listed in clause (e)(i) and clause (e)(ii) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to any consent or consultation rights of the Directing Holder, and after consultation with the operating advisor to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus, to modify, waive or amend (or consent to waive, amend or modify) any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC, (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)) or (C) cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Major Decisions or Special Servicer Decisions with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a related Non-Serviced Mortgage Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the special servicer to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, (a) if no applicable Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and (b) after non-binding consultation with the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation (unless not permitting such addition or substitution would violate the terms of the related loan documents).

The consent of the special servicer is required to any modification, waiver or amendment that is a Major Decision or Special Servicer Decision with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan, and the special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Major Decisions and Special Servicer Decisions. The special servicer will also be required, prior to any applicable Control Termination Event, to obtain the consent of the Directing Holder, and will be required to consult with the Risk Retention Consultation Party and the operating advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder”, “—The Risk Retention Consultation Party” and “—The Operating Advisor” in this prospectus. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each of the following, a “Special Servicer Decision”):

(a)	approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)	approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(c)	any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

(d)	any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (ii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (i) below; (iii) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(e)	approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(f)	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(g)	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(h)	approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(i)	agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(j)	determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease);

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided, further, that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (i) and (ii) of clause (i) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

The special servicer is also required, prior to any applicable Control Termination Event, to obtain the consent of the Directing Holder, and, during the continuance of a Control Termination Event and prior to the occurrence of a Consultation Termination Event, will be required to consult with the Directing Holder, Risk Retention Consultation Party and the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder”, “—The Risk Retention Consultation Party” and “—The Operating Advisor” in this prospectus. When the special servicer’s consent is required, the master servicer will be required to promptly provide the special servicer with written notice of any request for modification, waiver or amendment (and to the extent that the master servicer and the special servicer agree that the master servicer will process such modification, amendment or waiver) accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to process or to grant or withhold such consent. When the special servicer’s processing and/or consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the special servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, as applicable, the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such action, the written consent of the Directing Holder (other than during the existence of any applicable Control Termination Event), which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder, of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when any applicable Consultation Termination Event exists), the operating advisor (only if a Control Termination Event has occurred and is continuing), the depositor, the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and Co-Lender Agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and Co-Lender Agreement, if any.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder” and “—The Operating Advisor” for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be responsible for determining whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer determines that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) that the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer has received a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage

Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization). To the extent permitted by the Mortgage Loan documents, the special servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under
“—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

The special servicer will be responsible for determining whether to enforce any “due-on-encumbrance” clauses contained in the Mortgage Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance, if the special servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied (other than in the case of a Non-Serviced Mortgage Loan) and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. To the extent permitted by the Mortgage Loan documents, the special servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the master servicer (for non-Specially Serviced Loans) or the special servicer (for Specially Serviced Loans) may grant and process a borrower's request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision or Special Servicer Decision. In any such case, the master servicer or the special servicer, as applicable, will be entitled to 100% of the related fees.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2020 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2019 and the calendar year ending on December 31, 2019 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)	as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from a lender regularly engaged in the business of making loans (similar to the mortgage loan being refinanced) that are secured by commercial real estate of such lender’s signed and binding (subject only to market conditions) application to refinance such mortgage loan, and such application will include delivery of a non-refundable good faith deposit by the related borrower, or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property and such purchase and sale agreement will include delivery of a deposit in an amount at least equal to five percent (5%) of the outstanding principal balance of such Mortgage Loan by the purchaser (in each case subject only to typical due diligence and closing conditions in a manner consistent with real estate lending market practices of a similarly situated Mortgaged Property that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such application, purchase and sale agreement or other similar refinancing or sale documentation to the other such party)), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (a) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (b) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(ii)	as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(iii)	as to which (a) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (b) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (b), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (c) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(iv)	as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(v)	as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(vi)	as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(vii)	as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines that (a) a default (other than as described in clause (v) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (vii) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Holder) as described under “—Maintenance of Insurance” above (each of clause (i) through (vii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) of the definition of Specially Serviced Loans above, when the borrower thereunder has brought the Mortgage Loan or Serviced Whole Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Whole Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v) and (vii) of the definition of Specially Serviced Loans above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vi) of the definition of Specially Serviced Loans above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Whole Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or Serviced Whole Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only for so long as no applicable Consultation Termination Event has occurred and is continuing);

●	the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan);

●	the 65 Broadway Controlling Class Representative (only in the case of an Asset Status Report relating to the 65 Broadway Whole Loan, and only for so long as no 65 Broadway Control Appraisal Period has occurred and is continuing);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●	the operating advisor (but only after the occurrence and during the continuance of a Control Termination Event (in the case of Asset Status Reports with respect to any Mortgage Loan other than the 65 Broadway Whole Loan or any Non-Serviced Mortgage Loan) or a 65 Broadway Operating Advisor Consultation Event (in the case of Asset Status Reports with respect to the 65 Broadway Whole Loan));

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the special servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days)) is not in the best interests of all the Certificateholders (taken as a collective whole), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Holder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Holder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan), together with such other data or supporting information provided by the special servicer to the Directing Holder or the Risk Retention Consultation Party (other than any Excluded Risk Retention Consultation Party Loan) that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Holder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report shall be labeled or otherwise identified or communicated as being final.

Prior to a Control Termination Event, (in the case of Asset Status Reports with respect to any Mortgage Loan other than the 65 Broadway Whole Loan or any Non-Serviced Mortgage Loan) or a 65 Broadway Operating Advisor Consultation Event (in the case of Asset Status Reports with respect to the 65 Broadway Whole Loan), as applicable, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Holder Approval Process.

If a Control Termination Event (in the case of Asset Status Reports with respect to any Mortgage Loan other than the 65 Broadway Whole Loan or any Non-Serviced Mortgage Loan) or a 65 Broadway Operating Advisor Consultation Event (in the case of Asset Status Reports with respect to the 65 Broadway Whole Loan), as applicable, has occurred and is continuing: (A) the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Holder; and (B) the operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole; and (C) the special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder) in connection with the special servicer’s preparation of such Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder (other than with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event (with respect to any Mortgage Loan other than the 65 Broadway Whole Loan or any Non-Serviced Mortgage Loan) or a 65 Broadway Operating Advisor Consultation Event (with respect to the 65 Broadway Whole Loan), the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

Notwithstanding the foregoing, in the case of the 65 Broadway Whole Loan, if a 65 Broadway Operating Advisor Consultation Event exists, but a 65 Broadway Control Appraisal Period is not in effect, the Directing Holder will be entitled to exercise the approval rights described above in respect of any related Asset Status Reports at the same time that the operating advisor is entitled to exercise consultation rights in respect of such Asset Status Reports.

Notwithstanding the foregoing, in the case of a Servicing Shift Whole Loan, neither the related Directing Holder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Co-Lender Agreement.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the

Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC at the highest marginal federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the Determination Date following, and (y) 2 business days following, the date that such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided, that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Whole Loan, the Certificateholders and the holder(s) of the related Serviced Companion Loan(s) (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Specially Serviced Loan that is a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing), with a Liquidation Fee, such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Holder and (other than any Excluded Risk Retention Consultation Party Loan) the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the trustee will not engage a third-party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (unless an applicable Consultation Termination Event exists) and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan(s) (and the Trust Subordinate Companion Loan, in the case of the 65 Broadway Whole Loan) together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan(s) (and the Trust Subordinate Companion Loan, in the case of the 65 Broadway Whole Loan) if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of any related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

In addition, with respect to a Servicing Shift Mortgage Loan, if such Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the related Servicing Shift Securitization Date, the special servicer under the related Non-Serviced PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA or the related Non-Serviced PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the 65 Broadway Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the 65 Broadway Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the 65 Broadway Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the 65 Broadway Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan (and in the case of the 65 Broadway Mortgage Loan, the Trust Subordinate Companion Loan) and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the 65 Broadway Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder(s) of the related Companion Loan(s) under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or the Servicing Shift Whole Loan or (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan or the Servicing Shift Whole Loan, as to all matters constituting Major Decisions, will have the right to replace the special servicer (a) for cause at any time and (b) (i) without cause at any time if termination is as special servicer of the 65 Broadway Whole Loan (so long as no 65 Broadway Control Appraisal Period exists) or a Servicing Shift Whole Loan and (ii) otherwise without cause if either (A) LNR Partners or its affiliate is no longer the special servicer (with respect to all Serviced Mortgage Loans other than the 65 Broadway Whole Loan (so long as no 65 Broadway Control Appraisal Period exists) and any Excluded Special Servicer Loan) or (B) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-Controlling Class of certificates, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Holder is required or for which the Directing Holder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Holder is received within 10 business days (or 5 business days if the Directing Holder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Holder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Holder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than any Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Directing Holder” with respect to any Serviced Mortgage Loan or Serviced Whole Loan means:

(a)           except in the case of the 65 Broadway Whole Loan, an Excluded Loan and a Servicing Shift Whole Loan, the Controlling Class Representative;

(b)           with respect to a Servicing Shift Mortgage Loan, prior to the related Servicing Shift Securitization Date, the holder of the related Control Note; and

(c)           with respect to the 65 Broadway Whole Loan so long as it is not an Excluded Loan (i) for so long as no 65 Broadway Control Appraisal Period exists, the 65 Broadway Controlling Class Representative and (ii) for so long as a 65 Broadway Control Appraisal Period exists, the Controlling Class Representative.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or other representative) selected by the holders of more than 50% of the Controlling Class certificates, by Certificate Balance, as determined by the certificate registrar from time to time.

The “Controlling Class” with respect to the Pooled Certificates will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts with respect to the Mortgage Loans that are allocable to such class) at least equal to 25% of the initial Certificate Balance of that class, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates; provided that if, at any time, the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates has been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a

Certificate Balance greater than zero (without regard to any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be Class NR-RR certificates.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be LNR Securities Holdings, LLC or its affiliate. In addition, LNR Securities Holdings, LLC is an initial controlling class certificateholder and the initial controlling class representative under the BBCMS 2018-C2 PSA, which governs the servicing of the Shelbourne Global Portfolio II Whole Loan.

The “65 Broadway Controlling Class Representative” will be the 65 Broadway Controlling Class Certificateholder (or its representative) selected by more than 50% of the 65 Broadway Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time.

The “65 Broadway Controlling Class” will be, as of any time of determination, the most subordinate class of 65 Broadway Control Eligible Certificates then-outstanding that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts with respect to the 65 Broadway Whole Loan that are allocable to the Trust Subordinate Companion Loan and, in turn, to such class) at least equal to 25% of the initial Certificate Balance of that class, or if no class of 65 Broadway Control Eligible Certificates meets the preceding requirement, the most senior class of 65 Broadway Control Eligible Certificates. The 65 Broadway Controlling Class as of the Closing Date will be Class 65RR certificates.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the 65 Broadway Controlling Class Representative has not changed until such parties receive written notice of a replacement of the 65 Broadway Controlling Class Representative from a party holding the requisite interest in the 65 Broadway Controlling Class, or the resignation of the then-current 65 Broadway Controlling Class Representative.

After the occurrence and during the continuance of a 65 Broadway Control Appraisal Period, there will be no 65 Broadway Controlling Class Representative.

The initial 65 Broadway Controlling Class Representative is expected to be CRE Fund Investments III LLC, a Delaware limited liability company, which entity’s equity owner is advised by Shelter Growth Capital Partners LLC.

A “65 Broadway Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the 65 Broadway Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class NR-RR certificates.

The “65 Broadway Control Eligible Certificates” will be any of the Class 65C, Class 65D, Class 65E and Class 65RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or 65 Broadway Controlling Class, as applicable, and the certificate registrar must thereafter provide such information to the requesting party including the identity and contact information for the Controlling Class Representative or the 65 Broadway Controlling Class Representative. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no applicable Consultation Termination Event has occurred, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders of the Controlling Class in accordance with the terms of the PSA. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Co-Lender Agreement as described under
“—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Holder has objected in writing (i) with respect to any Major Decision other than clause (k) below, within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (k) below, in each case, after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Holder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(a)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(b)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(c)     following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(d)     any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(e)     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(f)      any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than

(1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(g)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(h)     (1) any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(i)      releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(j)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(k)     any determination of an Acceptable Insurance Default;

(l)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(m)    any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(n)     any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(o)     any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”; and

(p)     solely in the case of the 65 Broadway Whole Loan, to the extent not already set forth above, solely for purposes of compliance with Regulation RR and solely with respect to the operating advisor’s non-binding consultation rights, (i) any material modification of, or waiver with respect to, any provision of a loan agreement (including a Mortgage), (ii) foreclosure upon or comparable conversion of the ownership of a Mortgaged Property; and (iii) any acquisition of a Mortgaged Property (provided, however, that for so long as a Control Termination Event has occurred and is continuing but a Consultation Termination Event has not occurred and is continuing, the applicable Directing Holder will, to the extent not already set forth above, have consultation rights with respect to the matters specified in this clause (p));

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (a) through (o) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Holder directly by the master servicer, the Directing Holder will be entitled to 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Holder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Holder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Holder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

With respect to each Mortgage Loan (other than the 65 Broadway Whole Loan and any Non-Serviced Mortgage Loan), following the occurrence and continuance of a Control Termination Event, the Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and 65 Broadway Operating Advisor Consultation Event” below.

With respect to the 65 Broadway Whole Loan, prior to the occurrence and continuance of a 65 Broadway Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package with respect to the 65 Broadway Whole Loan to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that if the 65 Broadway Whole Loan is a non-Specially Serviced Loan, no Major Decision Reporting Package with respect to the 65 Broadway Whole Loan will be required to be delivered prior to the occurrence and continuance of a 65 Broadway Operating Advisor Consultation Event. After the occurrence and during the continuance of a 65 Broadway Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package with respect to the 65 Broadway Whole Loan to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision with respect to the 65 Broadway Whole Loan (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and 65 Broadway Operating Advisor Consultation Event” below.

With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may be in the form of an Asset Status Report.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as any applicable Control Termination Event has not occurred and is not continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Controlling Class Representative will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as any applicable Control Termination Event has not occurred and is not continuing, the related Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and 65 Broadway Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Holder within 10 business days (or, if the Directing Holder and the special servicer are affiliates, 5 business days) following its written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the special servicer from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event (in the case of any Mortgage Loan other than the 65 Broadway Whole Loan or a Non-Serviced Mortgage Loan) or a 65 Broadway Operating Advisor Consultation Event (in the case of the 65 Broadway Whole Loan), as applicable, has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event (in the case of any Mortgage Loan other than the 65 Broadway Whole Loan or a Non-Serviced Mortgage Loan) or a 65 Broadway Operating Advisor Consultation Event (in the case of the 65 Broadway Whole Loan), as applicable, has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur: (a) with respect to any Mortgage Loan (other than the 65 Broadway Whole Loan), when the Class F certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts and Collateral Deficiency Amounts with respect to the Mortgage Loans to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Control Termination Event will not apply to a Servicing Shift Mortgage Loan; and (b) with respect to the 65 Broadway Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan or (ii)(A) a 65 Broadway Control Appraisal Period exists with respect to such Whole Loan and (B) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class.

A “Consultation Termination Event” will occur: (a) with respect to any Mortgage Loan (other than the 65 Broadway Whole Loan), when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Consultation Termination Event will not apply to a Servicing Shift Mortgage Loan; and (b) with respect to the 65 Broadway Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan or (ii)(A) a 65 Broadway Control Appraisal Period exists with respect to such Whole Loan and (B) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that class.

With respect to any Excluded Loan, the Directing Holder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and both a Control Termination Event and a Consultation Termination Event will be deemed to exist with respect to such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder, prior to the occurrence and continuance of an applicable Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder, the Risk Retention Consultation Party (other than with respect to any Excluded Risk Retention Consultation Party Loan) or the operating advisor, if applicable, with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan).

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan and the Servicing Shift Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the Control Note (which in the case of a Non-Serviced Whole Loan may be the controlling class representative or directing holder under the related Non-Serviced PSA). The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or the Servicing Shift Whole Loan, as applicable, and, so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may exercise consent rights granted to the issuing entity under the related Co-Lender Agreement in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan, as applicable, that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Controlling Class Representative:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the 65 Broadway Controlling Class Representative:

(a)           may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)           may act solely in the interests of the holders of the 65 Broadway Controlling Class;

(c)           does not have any liability or duties to the holders of any class of certificates other than the 65 Broadway Controlling Class;

(d)           may take actions that favor the interests of the holders of the 65 Broadway Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)           will have no liability whatsoever (other than to a 65 Broadway Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the 65 Broadway Controlling Class Representative or any director, officer, employee, agent or principal of the 65 Broadway Controlling Class Representative for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any Servicing Shift Mortgage Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the BBCMS 2018-C2 PSA and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the BBCMS 2018-C2 PSA that are substantially similar to those of the operating advisor under the PSA. It is expected that the operating advisor under any Non-Serviced PSA will have certain obligations and consultation rights with respect to a Servicing Shift Whole Loan which are substantially similar to those of the operating advisor under the PSA for this transaction. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than the 65 Broadway Mortgage Loan, any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than the

65 Broadway Whole Loan and any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount, (in the case of the 65 Broadway Mortgage Loan) Collateral Deficiency Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations, Collateral Deficiency Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Controlling Class Representative of such error).

The operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan.

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than the 65 Broadway Mortgage Loan, any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than the 65 Broadway Mortgage Loan and any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan other than the 65 Broadway Mortgage Loan, the Non-Serviced Mortgage Loan or any Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount, (2) any (in the case of the 65 Broadway Mortgage Loan) Collateral Deficiency Amount, or (3) net

present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

Duties of Operating Advisor With Respect to the 65 Broadway Whole Loan In General

Notwithstanding the foregoing, with respect to the 65 Broadway Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)           the operating advisor will be required to review (i) the actions of the special servicer with respect to the 65 Broadway Whole Loan when it is a Specially Serviced Loan and (ii) after the occurrence and during the continuance of a 65 Broadway Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to the 65 Broadway Whole Loan when it is not a Specially Serviced Loan, as described in “—The Directing Holder—Major Decisions” above;

(b)           the operating advisor will be required to review (i) all reports with respect to the 65 Broadway Whole Loan provided by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of a 65 Broadway Operating Advisor Consultation Event) and Final Asset Status Report, in each case, with respect to the 65 Broadway Whole Loan;

(c)           the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount with respect to the 65 Broadway Whole Loan, (2) any Collateral Deficiency Amount with respect to the 65 Broadway Whole Loan or (3) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of the 65 Broadway Whole Loan when it is a Specially Serviced Loan prior to utilization by the special servicer; and

(d)           the operating advisor will be required to prepare an annual report (if, at any time during the prior calendar year (i) the 65 Broadway Whole Loan was a Specially Serviced Loan or (ii) there existed a 65 Broadway Operating Advisor Consultation Event) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described in “—Annual Report”.

In connection with the performance of the duties described in clause (d) under “—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing” above and in clause (c) above under “—Duties of Operating Advisor With Respect to the 65 Broadway Whole Loan in General”:

(1)   after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount and the Collateral Deficiency Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer or master servicer, as applicable, and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than the Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any property manager, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will be required to perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event (other than with respect to the 65 Broadway Mortgage Loan), based on the operating advisor’s review of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report and other information (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than the 65 Broadway Mortgage Loan and any Servicing Shift Mortgage Loan) were Specially Serviced Loans in the prior calendar year) be required to prepare an annual report in the form attached to this prospectus as Annex C (the “Operating Advisor General Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the trustee, the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on an asset-level basis with respect to the resolution and liquidation of Specially Serviced Loans (other than the 65 Broadway Whole Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, (other than with respect to the 65 Broadway Whole Loan), the Operating Advisor General Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the Operating Advisor General Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans (other than the 65 Broadway Whole Loan), taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report and other information delivered to the operating advisor by the special servicer (in each case other than with respect to the 65 Broadway Whole Loan and other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

In each Operating Advisor General Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans (other than the 65 Broadway Whole Loan) or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the 65 Broadway Whole Loan, any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor General Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

Notwithstanding the foregoing, with respect to the 65 Broadway Whole Loan, based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package with respect to the 65 Broadway Whole Loan and/or Asset Status Report with respect to the 65 Broadway Whole Loan (in each case, after the occurrence and during the continuance of a 65 Broadway Operating Advisor Consultation Event), any Final Asset Status Report with respect to the 65 Broadway Whole Loan, any other reports with respect to the 65 Broadway Whole Loan by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, and any other information (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, the operating advisor will (if, at any time during the prior calendar year (i) the 65 Broadway Whole Loan was a Specially Serviced Loan or (ii) there existed an Operating Advisor Consultation Trigger Event) be required to prepare an annual report in the form attached to this prospectus as Annex C (the “Operating Advisor 65 Broadway Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the trustee, the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on an asset-level basis with respect to the resolution and liquidation of the 65 Broadway Whole Loan if the 65 Broadway Whole Loan is a Specially Serviced Loan; provided, however, that in the event the special servicer with respect to the 65 Broadway Whole Loan is replaced, the Operating Advisor 65 Broadway Annual Report will only relate to the entity that was acting as special servicer with respect to the 65 Broadway Whole Loan as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor 65 Broadway Annual Report.

Only as used in connection with any Operating Advisor 65 Broadway Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of the 65 Broadway Whole Loan if the 65 Broadway Whole Loan is a Specially Serviced Loan, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report with respect to the 65 Broadway Whole Loan (after the occurrence and during the continuance of a 65 Broadway Operating Advisor Consultation Event), Final Asset Status Report with respect to the 65 Broadway Whole Loan and other information with respect to the 65 Broadway Whole Loan delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

In each Operating Advisor 65 Broadway Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of the 65 Broadway Whole Loan if the 65 Broadway Whole Loan is a Specially Serviced Loan or REO Property with respect to the 65 Broadway Whole Loan based on the limited review required in the PSA. Each Operating Advisor 65 Broadway Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The special servicer must be given an opportunity to review any Operating Advisor General Annual Report or Operating Advisor 65 Broadway Annual Report (each an “Operating Advisor Annual Report”) produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

Additional Duties of the Operating Advisor While a 65 Broadway Operating Advisor Consultation Event Has Occurred and is Continuing

With respect to the 65 Broadway Whole Loan, while a 65 Broadway Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(a) to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of any Asset Status Reports with respect to the 65 Broadway Whole Loan in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(b) to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package with respect to the 65 Broadway Whole Loan (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions with respect to the 65 Broadway Whole Loan, as described under “—The Directing Holder—Major Decisions”.

To facilitate the consultation described above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, with respect to the 65 Broadway Whole Loan before the action is implemented.

A “65 Broadway Operating Advisor Consultation Event” will occur when the outstanding Certificate Balance of the Class 65RR Certificates (as reduced by any Appraisal Reduction Amount and/or Collateral Deficiency Amount with respect to the 65 Broadway Whole Loan, to the extent allocated to the Trust Subordinate Companion Loan and, in turn, allocated to notionally reduce the Certificate Balance of the Class 65RR Certificates) is 25% or less of the initial aggregate Certificate Balance of the Class 65RR Certificates.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event (with respect to the Mortgage Loans other than the 65 Broadway Mortgage Loan), if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer with respect to the Mortgage Loans other than the 65 Broadway Mortgage Loan would be in the best interests of the Pooled Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer (other than with respect to the 65 Broadway Whole Loan) and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer Without Cause”.

With respect to the 65 Broadway Whole Loan, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties with respect to the 65 Broadway Whole Loan as required under the PSA or is otherwise not acting with respect to the 65 Broadway Whole Loan in accordance with the Servicing Standard and (2) the replacement of the special servicer with respect to the 65 Broadway Whole Loan would be in the best interests of the Loan-Specific Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer with respect to the 65 Broadway Whole Loan and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)	that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by each Rating Agency (including, in the case of the initial operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)	that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)	that possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iv)	that is not (and is not affiliated with (including Risk Retention Affiliated with)) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, any Directing Holder, the Risk Retention Consultation Party, the 65 Broadway Retaining Third Party Purchaser or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(v)	that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(vi)	that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vii)	that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, the Trust Subordinate Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. § 246.2 of the Credit Risk Retention Rules.

“Credit Risk Retention Rules” means Regulation RR, 17 C.F.R. Part 246.

“65 Broadway Retaining Third-Party Purchaser” means the entity that is expected to purchase the Class 65RR certificates on the Closing Date.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor will be obligated to keep confidential any information appropriately labeled as “Privileged Information”, and any information that appears on its face to be Privileged Information received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information, and any information that appears on its face to be Privileged Information, confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, but solely to the extent directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) and the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on written advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class S certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Risk Retention Consultation Party and the Controlling Class Representative, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to provide notice to the asset representations reviewer and to provide notice to all Pooled Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Pooled Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, as applicable, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans as of the end of the applicable Collection Period, or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the pool represent approximately 22.3% of the Initial Pool Balance.  Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of Asset Review Trigger was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if 15 of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the issuing entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the Trust Subordinate Companion Loan at any time.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than the industry historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the prior pools of commercial mortgage loans for which CCRE Lending (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2009, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2013 and December 31, 2018 was approximately 20%.

Asset Review Vote

If Pooled Certificateholders evidencing not less than 5% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Pooled Certificateholders, and to conduct a solicitation of votes by Pooled Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Pooled Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Risk Retention Consultation Party and the Pooled Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Pooled Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Pooled Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Pooled Certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer

(with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)	a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)	any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party. The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An

Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, any Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Risk Retention Consultation Party or any Directing Holder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of their asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an established Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Fee or the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)	any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of Pooled Certificates evidencing at least 25% of the Pooled Voting Rights provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)	any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)	any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)	the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)	the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Pooled Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Pooled Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Pooled Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Pooled Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Certificates entitled to at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Excluded Risk Retention Consultation Party Loan), REO Loans or REO Properties, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any Excluded Risk Retention Consultation Party Loan), in each case as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party that does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of any applicable Control Termination Event, for cause at any time, and (a) without cause at any time with respect to the 65 Broadway Whole Loan (for so long as a 65 Broadway Control Appraisal Period is not continuing) and any Servicing Shift Whole Loan and (b) otherwise without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer (with respect to all Serviced Mortgage Loans other than the 65 Broadway Whole Loan (for so long as a 65 Broadway Control Appraisal Period is not continuing) and any Excluded Special Servicer Loan) or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the Certificate Balance of the Controlling Class, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. As of the Closing Date, the Irving Market Center Mortgage Loan is an Excluded Special Servicer Loan. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Controlling Class Representative without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (other than the 65 Broadway Mortgage Loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates requesting a vote to replace the special servicer (other than with respect to the 65 Broadway Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Pooled Principal Balance Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 75% of a Pooled Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the 65 Broadway Whole Loan) under the PSA and appoint the successor special servicer designated by such Certificateholders (provided such successor special servicer is a Qualified Replacement Special Servicer), subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

After the occurrence and during the continuance of a both a 65 Broadway Control Appraisal Period and a Control Termination Event that relates to the 65 Broadway Mortgage Loan, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with respect to the 65 Broadway Whole Loan with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Principal Balance Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer with respect to the 65 Broadway Whole Loan under the PSA and appoint the successor special servicer designated by such Certificateholders (provided such successor special servicer is a Qualified Replacement Special Servicer), subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the holder of the related controlling Pari Passu Companion Loan will be permitted to replace the special servicer with respect to such related Servicing Shift Whole Loan.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.

A “Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the 65 Broadway Whole Loan) or the asset representations reviewer described above, the holders of Pooled Certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) currently has a special servicer rating of at least “CSS3” from Fitch.

In addition, after the occurrence of a Consultation Termination Event that relates to any Mortgage Loan (other than the 65 Broadway Mortgage Loan), if the operating advisor determines, in its sole discretion exercised in good faith that (1) the special servicer (other than with respect to the 65 Broadway Whole Loan) is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) replacement of the special servicer (other than with respect to the 65 Broadway Whole Loan) would be in the best interests of the Pooled Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer (other than with respect to the 65 Broadway Whole Loan). In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer (other than with respect to the 65 Broadway Whole Loan), a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (other than with respect to the 65 Broadway Whole Loan) which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Pooled Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer (other than with respect to the 65 Broadway Whole Loan) must be confirmed by an affirmative vote of holders of Pooled Principal Balance Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis. In the event the holders of such Pooled Principal Balance Certificates elect to remove and replace the special servicer (other than with respect to the 65 Broadway Whole Loan), the certificate administrator will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator obtains a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer (other than with respect to the 65 Broadway Whole Loan) agrees to be bound by the terms of the PSA) and the certificate administrator receives the requisite amount of affirmative votes within 180 days of the posting of notice of such vote to the certificate administrator's website, the trustee will then be required to terminate all of the rights and obligations of the special servicer other than with respect to the 65 Broadway Whole Loan) under the PSA and to appoint the successor special servicer (other than with respect to the 65 Broadway Whole Loan) approved by the Pooled Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Pooled Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, with respect to the 65 Broadway Whole Loan, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties with respect to the 65 Broadway Whole Loan as required under the PSA or is otherwise not acting with respect to the 65 Broadway Whole Loan in accordance with the Servicing Standard and (2) the replacement of the special servicer with respect to the 65 Broadway Whole Loan would be in the best interests of the Loan-Specific Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer with respect to the 65 Broadway Whole Loan. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer with respect to the 65 Broadway Whole Loan, a written report detailing the reasons supporting its position and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer) with respect to the 65 Broadway Whole Loan. The certificate administrator will be required to promptly notify each Certificateholder of the recommendation and post such notice and report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer with respect to the 65 Broadway Whole Loan must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Loan-Specific Principal Balance Certificates evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Loan-Specific Principal Balance Certificates on an aggregate basis, and (ii) consist of at least 3 Certificateholders or Certificate Owners of Loan-Specific Principal Balance Certificates that are not Risk Retention Affiliated with each other).

In the event the holders of such Loan-Specific Principal Balance Certificates evidencing the requisite Voting Rights elect to remove and replace the special servicer with respect to the 65 Broadway Whole Loan (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer with respect to the 65 Broadway Whole Loan to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives such a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer with respect to the 65 Broadway Whole Loan agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of the special servicer with respect to the 65 Broadway Whole Loan under the PSA and to appoint the successor special servicer with respect to the 65 Broadway Whole Loan approved by the Loan-Specific Certificateholders, provided that such successor special servicer with respect to the 65 Broadway Whole Loan is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights (in each case with respect to the 65 Broadway Whole Loan only) set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Loan-Specific Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer with respect to the 65 Broadway Whole Loan will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer with respect to the 65 Broadway Whole Loan promptly of the effective date of its termination. Any replacement special servicer with respect to the 65 Broadway Whole Loan recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer with respect to the 65 Broadway Whole Loan is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of Special Servicer Without Cause” section, the Directing Holder may not subsequently reappoint as special servicer with respect to the 65 Broadway Whole Loan such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (unless such Excluded Special Servicer Loan is a Servicing Shift Mortgage Loan, in which case the related Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA) (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. If an Excluded Special Servicer Loan is also an Excluded Loan, or if a Control Termination Event has occurred and is continuing, neither the Directing Holder nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Loan. As of the Closing Date, the Irving Market Center Mortgage Loan will be an excluded special servicer loan, based on the fact that the related borrower is an affiliate of LNR Partners, LLC. KeyBank National Association will act as excluded special servicer with respect to the Irving Market Center Mortgage Loan.

If an Excluded Special Servicer Loan is also an Excluded Loan or if a Control Termination Event has occurred and is continuing, upon resignation of the special servicer with respect to an Excluded Special Servicer Loan, such resigning special servicer will use reasonable efforts to appoint the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Loans).

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing holder appointed under the related Non-Serviced PSA (and not by the Directing Holder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan”, “—The Whole Loans—The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

“Servicer Termination Events” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related Co-Lender agreement, any amount required to be so remitted which failure continues for two business days;

(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the Certificateholders of any class, evidencing Percentage Interests aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any class of certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class, evidencing Percentage Interests aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by KBRA within 60 days) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

(h)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(i)    so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (i)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least (a) 25% of the aggregate Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 65 Broadway Whole Loan) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the 65 Broadway Whole Loan, (2) in the case of the special servicer, for so long as no applicable Control Termination Event has occurred and is continuing, the Directing Holder, or (3) the depositor (with respect to clause (i) of the definition of “Servicer Termination Events”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f), (g) or (h) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing at least (i) 25% of the aggregate Voting Rights in the case of the master servicer, (ii) 25% of the aggregate Pooled Voting Rights in the case of the special servicer (other than with respect to the 65 Broadway Whole Loan) and (iii) 25% of the aggregate Voting Rights in the case of the special servicer with respect to the 65 Broadway Whole Loan (or, for so long as no applicable Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no applicable Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (in each case, which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing Percentage Interests of at least 25% of such class (or such higher or lower percentage as is set forth in the PSA), as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the Percentage Interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than (a) 66-2/3% of the aggregate Voting Rights of the certificates in the case of the master servicer, (b) 66-2/3% of the aggregate Pooled Voting Rights, in the case of the special servicer (other than with respect to the 65 Broadway Whole Loan) and (c) 66-2/3% of the aggregate Voting Rights in the case of the special servicer with respect to the 65 Broadway Whole Loan, and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event, except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as any applicable Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Controlling Class Representative, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees, and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the asset representations reviewer and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the Percentage Interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan or the Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or if any party to the PSA determines that a Mortgage Loan or the Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the applicable mortgage loan seller and the depositor. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPAs relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as special servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event a Certificateholder or Certificate Owner delivers a written request to a party to the PSA that a Mortgage Loan or the Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward that Certificateholder Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Pooled Certificate to deliver a Certificateholder Repurchase Request as described above with respect to a

Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Holder has actual knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller and the depositor. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), the provisions described below will apply if the Repurchase Request related to a Mortgage Loan (but not if it related to the Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

As indicated above the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not the Trust Subordinate Companion Loan) and references to “Certificateholders” and “Certificate Owners” in such discussions are to Certificateholders and Certificate Owners of the Pooled Certificates.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the

Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results to the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the related Controlling Class Representative.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the

Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the special servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading
“—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any such affiliate that is a Controlling Class Certificateholder) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Controlling Class Representative (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation).

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursed as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Mortgage Pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicer for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or expected to be substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Mortgage Pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related

Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Notwithstanding the foregoing, the servicing of the Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the Servicing Shift PSA governing such future securitization. Although, in the case of the Servicing Shift Whole Loan, the related Co-Lender Agreement imposes some requirements regarding the terms of the Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P, Fitch and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. See “—Dispute Resolution Provisions” above.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans, Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the 65 Broadway Controlling Class Representative and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans, the Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan (or Trust Subordinate Companion Loan) remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the Trust Subordinate Companion Loan remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired and the Trust Subordinate Companion Loan) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Special Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating

Advisor Fees, Asset Representations Reviewer Fees and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the aggregate outstanding Certificate Balance of the then-outstanding Principal Balance Certificates were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding Principal Balance Certificates as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Pooled Class X Certificates, the holders of the Pooled Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then-outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class S and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-F and Class X-G certificates have assigned all of the Voting Rights of the Class X-F and Class X-G certificates to the Holder of 100% of the then-outstanding Class F, Class G and Class NR-RR certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class F, Class G and Class NR-RR certificates and the Loan-Specific Certificates.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Any holder of Loan-Specific Certificates owning a majority of the Percentage Interest of the then 65 Broadway Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase the Trust Subordinate Companion Loan at a price generally equal to the Purchase Price on any Distribution Date on which the Stated Principal Balance of the Trust Subordinate Companion Loan is less than 1.0% of the principal balance of the Trust Subordinate Companion Loan as of the Cut-off Date. The Trust Subordinate Companion Loan REMIC (but not the issuing entity as a whole if it still holds other assets) may be terminated in connection with an exchange by the holder(s) of all the then-outstanding Loan-Specific Certificates (provided that all of the Class 65X1, Class 65X2, Class 65A, Class 65B, Class 65C and Class 65D certificates are no longer outstanding) if the applicable Certificateholder(s) compensate the certificate administrator for the amount of investment income the certificate administrator would have earned if the aggregate outstanding Certificate Balance of the then-outstanding Loan-Specific Certificates were on deposit with the certificate administrator as of the first day of the current calendar month and the applicable Certificateholder(s) pay to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding Loan-Specific Principal Balance Certificates as of the date of the exchange and (c) three, divided by (ii) 360, for the Trust Subordinate Companion Loan. Following such termination, no further amount will be payable on the Loan-Specific Certificates. Notice of the foregoing is required to be given promptly by the certificate administrator by mail to the Loan-Specific Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Loan-Specific Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated date of purchase or exchange. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of Loan-Specific Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related Non-Offered Certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as an applicable Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; provided that the trustee and certificate administrator have received an opinion of counsel to the effect the action is consistent with and will not cause a violation of the Credit Risk Retention Rules; and

(k)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Trust Subordinate Companion Loan that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan or holder of the Loan-Specific Certificates without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement or to the Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) confirming that such amendment is authorized or permitted by the PSA and that all conditions precedent with respect thereto have been satisfied, respectively, under the PSA and such amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution that has (a) a rating on its long-term unsecured debt of at least “BBB+” by S&P, (b) a rating on its long-term unsecured debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch and (c) if rated by KBRA, a rating on its long-term unsecured debt of at least “A-” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” from S&P and a short term debt rating of at least “A-2” from S&P, (b) it maintains a long-term unsecured debt rating of no less than “BBB” by Fitch or a short-term debt rating of at least “F2” by Fitch, and (c) the master servicer maintains (1) a rating on its unsecured long-term debt of at least “A” by S&P and a rating on its short-term debt of at least “A-1” from S&P and (2) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (or, in the case of any Rating Agency’s rating requirement set forth in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation), and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of an applicable Control Termination Event, the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 180 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial, manufactured housing community and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Legal Aspects of Mortgage Loans in New York

The following discussion summarizes certain legal aspects of mortgage loans secured or partially secured by real property in New York (four (4) properties) representing approximately 17.0% of the Initial Pool Balance (by Allocated Loan Amount). This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

CCRE Lending and its affiliates are playing several roles in this transaction. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., underwriters, are affiliates of CCRE Commercial Mortgage Securities, L.P., the depositor, CCRE Lending, a sponsor and a mortgage loan seller, and NKF, a primary servicer. An affiliate of CCRE also has an ownership interest in the borrower under the Amazon Distribution Livonia Mortgage Loan (5.1%).

SMC, a sponsor and an originator, is an affiliate of (i) LNR Partners, the special servicer (with respect to all Serviced Mortgage Loans other than the 65 Broadway Whole Loan and any Excluded Special Servicer Mortgage Loan), (ii) Starwood Conduit CMBS Vertical Retention I LLC, the expected initial holder of the VRR Interest, (iii) Starwood CMBS Horizontal Retention CF 2019-CF1 LLC, the expected holder of the Class NR-RR certificates (excluding the portion thereof comprising the VRR Interest), and (iv) LNR Securities Holdings, LLC, the expected purchaser of an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) and the initial Risk Retention Consultation Party.

KeyBank, a sponsor, an originator, the master servicer, the excluded special servicer with respect to the Irving Market Center Mortgage Loan (3.4%) and a primary servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is also (a) expected to be the Non-Serviced Master Servicer under the Non-Serviced PSA that governs the servicing of the 3 Columbus Circle Whole Loan, and (b) the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the Non-Serviced PSA that governs the servicing of the Fairfax Multifamily Portfolio Whole Loan.

CIBC, a sponsor and an originator, is an affiliate of CIBC World Markets Corp., one of the underwriters.

DBNY, an originator, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

LNR Partners, the special servicer for all Serviced Mortgage Loans other than the 65 Broadway Whole Loan and any Excluded Special Servicer Mortgage Loan and, is also (a) expected to be the Non-Serviced Special Servicer under the Non-Serviced PSA that governs the servicing of the 3 Columbus Circle Whole Loan, and (b) the Non-Serviced Special Servicer under the Non-Serviced PSA that governs the servicing of the Shelbourne Global Portfolio II Whole Loan, and its affiliate LNR Securities Holdings, LLC is the current Non-Serviced Directing Holder under such Non-Serviced PSA, (c) an affiliate of LNR Securities Holdings, LLC, which is expected to purchase an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) and is also the risk retention consultation party, (d) an affiliate of Starwood Conduit CMBS Vertical Retention I LLC, the expected initial holder of the VRR Interest, and (e) an affiliate of Starwood CMBS Horizontal Retention CF 2019-CF1 LLC, the expected holder of the Class NR-RR certificates (exclusive of any portion thereof that is part of the VRR Interest).

Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) is expected to purchase an approximately 49% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR interest) and may purchase certain other classes of certificates. LNR Partners or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also the Non-Serviced Operating Advisor and the Non-Serviced Asset Representations Reviewer under the Non-Serviced PSA that governs the servicing of the Shelbourne Global Portfolio II Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest— Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Non-Serviced Master Servicer and any Non-Serviced Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”,
“—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Non-Serviced PSAs) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and SMC, which is a sponsor, and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (21.4%).

Interim and Other Custodial Arrangements

Set forth below are certain interim and other custodial arrangements that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

KeyBank National Association, the master servicer, is also acting as the interim custodian (pursuant to an interim custodial arrangement) of the loan files for all of the KeyBank Mortgage Loans prior to the Closing Date, other than with respect to the Fairfax Multifamily Portfolio Mortgage Loan, as to which Wells Fargo Bank, National Association is holding the related Mortgage Loan documents in its capacity as the Non-Serviced Custodian for the CFK 2019-FAX securitization.

Whole Loans and Mezzanine Loan Arrangements

Each of Cantor Commercial Real Estate Lending, L.P., Starwood Mortgage Capital LLC and KeyBank National Association may hold Companion Loans related to one or more of the Mortgage Loans, as identified under the column entitled “Note Holder” in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, but in each such case, is expected to transfer any such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

Other Arrangements

LNR Partners (or an affiliate), the special servicer with respect to all Serviced Mortgage Loans other than the 65 Broadway Whole Loan and the Irving Market Center Mortgage Loan, assisted LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase an approximately 51% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) and Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties.”

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the applicable class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, provisions designed to incentivize the borrower under an ARD Loan to repay such Mortgage Loan by its Anticipated Repayment Date, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the Offered Certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

Although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Pooled Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Pooled Principal Balance Certificates after the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates are retired.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Pooled Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the related Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on (or otherwise in reduction of the Notional Amount of) an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of Offered Certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of Offered Certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of Offered Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Pooled Realized Losses,

reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Pooled Principal Balance Certificates. A 65 Broadway Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution to the applicable Certificateholders in reduction of the Certificate Balances of the Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Corresponding Pooled Principal Balance Certificates indicated in the table below as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related class of Pooled Class X Certificates.

Class of Pooled Class X Certificates	Class Notional Amount	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	$463,375,561	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	$123,290,998	Class A-S, Class B and Class C
Class X-D	$33,098,255	Class D and Class E
Class X-F	$13,239,301	Class F
Class X-G	$6,619,651	Class G

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the Regular Certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of a class of Offered Certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balance(s) of the Corresponding Pooled Principal Balance Certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Class of Pooled Class X Certificates	Class Notional Amount	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	$463,375,561	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	$123,290,998	Class A-S, Class B and Class C
Class X-D	$33,098,255	Class D and Class E
Class X-F	$13,239,301	Class F
Class X-G	$6,619,651	Class G

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of Offered Certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the Offered Certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Pooled Regular Certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of Mortgage Loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to any ARD Loan, the related Anticipated Repayment Date. The columns headed “25%”, “50%”, “75%”, and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s lockout period, defeasance period, yield maintenance period or prepayment premium period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a lockout period, defeasance period, yield maintenance period or prepayment premium period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a lockout period, defeasance period, yield maintenance period or prepayment premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in May 2019;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date;

●	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any companion loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period or prepayment premium period, in each case, at the respective levels of CPR set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on April 30, 2019;

●	the ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

●	there are no delinquencies in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, any of the applicable classes of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that are Principal Balance Certificates and set forth the percentage of the initial Certificate Balance of such class of the certificates that would be outstanding after each of the dates shown at the indicated CPRs.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	90%	90%	90%	90%	90%
April 2021	76%	76%	76%	76%	76%
April 2022	56%	56%	56%	56%	56%
April 2023	26%	26%	26%	26%	26%
April 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	2.98	2.97	2.97	2.97	2.97

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	4.95	4.94	4.93	4.90	4.71

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	80%	80%	80%	80%	80%
April 2026	59%	59%	59%	59%	59%
April 2027	37%	37%	37%	37%	37%
April 2028	14%	14%	14%	14%	14%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	7.38	7.38	7.38	7.38	7.38

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A- SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A- SB certificates.

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	6.88	6.86	6.83	6.79	6.54

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.71	9.68	9.65	9.62	9.49

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.89	9.87	9.85	9.81	9.57

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percentages of the Initial Certificate Balance
of the Class A-S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.96	9.96	9.96	9.92	9.71

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase prices of the Offered Certificates are as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including the first day of the initial Interest Accrual Period to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered

Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of Offered Certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.00000%	3.19168%	3.19201%	3.19214%	3.19234%	3.19234%
99.25000%	3.10127%	3.10150%	3.10160%	3.10174%	3.10174%
99.50000%	3.01117%	3.01131%	3.01137%	3.01146%	3.01146%
99.75000%	2.92139%	2.92144%	2.92146%	2.92149%	2.92149%
100.00000%	2.83191%	2.83187%	2.83186%	2.83183%	2.83183%
100.25000%	2.74275%	2.74262%	2.74257%	2.74248%	2.74248%
100.50000%	2.65390%	2.65367%	2.65358%	2.65344%	2.65344%
100.75000%	2.56535%	2.56503%	2.56491%	2.56471%	2.56471%
101.00000%	2.47710%	2.47670%	2.47653%	2.47628%	2.47628%
Weighted Average Life (years)	2.98	2.97	2.97	2.97	2.97

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000%	3.17646%	3.17555%	3.17430%	3.17235%	3.15473%
102.25000%	3.12182%	3.12081%	3.11941%	3.11724%	3.09760%
102.50000%	3.06734%	3.06623%	3.06468%	3.06228%	3.04062%
102.75000%	3.01302%	3.01179%	3.01011%	3.00749%	2.98381%
103.00000%	2.95885%	2.95752%	2.95569%	2.95285%	2.92716%
103.25000%	2.90483%	2.90340%	2.90142%	2.89836%	2.87067%
103.50000%	2.85096%	2.84943%	2.84731%	2.84402%	2.81434%
103.75000%	2.79724%	2.79561%	2.79335%	2.78984%	2.75816%
104.00000%	2.74368%	2.74194%	2.73954%	2.73581%	2.70215%
Weighted Average Life (years)	4.95	4.94	4.93	4.90	4.71

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000%	3.35439%	3.35439%	3.35439%	3.35439%	3.35439%
102.25000%	3.31599%	3.31599%	3.31599%	3.31599%	3.31599%
102.50000%	3.27769%	3.27769%	3.27769%	3.27769%	3.27769%
102.75000%	3.23951%	3.23951%	3.23951%	3.23951%	3.23951%
103.00000%	3.20143%	3.20143%	3.20143%	3.20143%	3.20143%
103.25000%	3.16347%	3.16347%	3.16347%	3.16347%	3.16347%
103.50000%	3.12561%	3.12561%	3.12561%	3.12561%	3.12561%
103.75000%	3.08787%	3.08787%	3.08787%	3.08787%	3.08787%
104.00000%	3.05023%	3.05023%	3.05023%	3.05023%	3.05023%
Weighted Average Life (years)	7.38	7.38	7.38	7.38	7.38

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000%	3.50898%	3.50810%	3.50695%	3.50522%	3.49305%
102.25000%	3.46798%	3.46699%	3.46571%	3.46378%	3.45022%
102.50000%	3.42709%	3.42601%	3.42460%	3.42247%	3.40752%
102.75000%	3.38632%	3.38514%	3.38360%	3.38127%	3.36493%
103.00000%	3.34567%	3.34438%	3.34271%	3.34019%	3.32246%
103.25000%	3.30513%	3.30374%	3.30194%	3.29922%	3.28012%
103.50000%	3.26470%	3.26322%	3.26129%	3.25837%	3.23789%
103.75000%	3.22439%	3.22281%	3.22075%	3.21764%	3.19578%
104.00000%	3.18419%	3.18251%	3.18032%	3.17702%	3.15379%
Weighted Average Life (years)	6.88	6.86	6.83	6.79	6.54

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00000%	3.53203%	3.53199%	3.53195%	3.53190%	3.53170%
100.25000%	3.50123%	3.50113%	3.50100%	3.50088%	3.50029%
100.50000%	3.47053%	3.47036%	3.47015%	3.46994%	3.46898%
100.75000%	3.43991%	3.43968%	3.43938%	3.43910%	3.43776%
101.00000%	3.40938%	3.40909%	3.40871%	3.40834%	3.40663%
101.25000%	3.37894%	3.37859%	3.37812%	3.37767%	3.37558%
101.50000%	3.34859%	3.34817%	3.34762%	3.34709%	3.34463%
101.75000%	3.31832%	3.31784%	3.31721%	3.31660%	3.31377%
102.00000%	3.28814%	3.28760%	3.28688%	3.28620%	3.28299%
Weighted Average Life (years)	9.71	9.68	9.65	9.62	9.49

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000%	3.55422%	3.55383%	3.55331%	3.55246%	3.54694%
102.25000%	3.52421%	3.52376%	3.52319%	3.52224%	3.51609%
102.50000%	3.49427%	3.49379%	3.49315%	3.49211%	3.48532%
102.75000%	3.46443%	3.46389%	3.46321%	3.46206%	3.45464%
103.00000%	3.43467%	3.43409%	3.43334%	3.43210%	3.42405%
103.25000%	3.40499%	3.40437%	3.40356%	3.40222%	3.39355%
103.50000%	3.37540%	3.37473%	3.37387%	3.37243%	3.36313%
103.75000%	3.34590%	3.34518%	3.34426%	3.34273%	3.33280%
104.00000%	3.31647%	3.31572%	3.31474%	3.31311%	3.30256%
Weighted Average Life (years)	9.89	9.87	9.85	9.81	9.57

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
7.50000%	7.81277%	7.77799%	7.73206%	7.67309%	7.29390%
7.75000%	6.97684%	6.94132%	6.89439%	6.83422%	6.44815%
8.00000%	6.18187%	6.14563%	6.09774%	6.03642%	5.64372%
8.25000%	5.42442%	5.38749%	5.33867%	5.27624%	4.87713%
8.50000%	4.70147%	4.66386%	4.61414%	4.55064%	4.14534%
8.75000%	4.01029%	3.97203%	3.92144%	3.85690%	3.44562%
9.00000%	3.34848%	3.30959%	3.25817%	3.19262%	2.77555%
9.25000%	2.71389%	2.67439%	2.62214%	2.55562%	2.13295%
9.50000%	2.10457%	2.06447%	2.01144%	1.94396%	1.51586%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
5.00000%	7.84495%	7.84947%	7.85588%	7.82839%	7.47697%
5.25000%	6.70189%	6.70656%	6.71318%	6.68466%	6.32066%
5.50000%	5.63844%	5.64325%	5.65007%	5.62057%	5.24462%
5.75000%	4.64517%	4.65010%	4.65711%	4.62668%	4.23937%
6.00000%	3.71414%	3.71920%	3.72638%	3.69507%	3.29692%
6.25000%	2.83866%	2.84383%	2.85118%	2.81902%	2.41054%
6.50000%	2.01300%	2.01829%	2.02580%	1.99283%	1.57446%
6.75000%	1.23226%	1.23766%	1.24532%	1.21157%	0.78373%
7.00000%	0.49219%	0.49769%	0.50549%	0.47100%	0.03409%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000%	3.79692%	3.79692%	3.79692%	3.79610%	3.79138%
102.25000%	3.76671%	3.76671%	3.76671%	3.76580%	3.76053%
102.50000%	3.73659%	3.73659%	3.73659%	3.73559%	3.72978%
102.75000%	3.70655%	3.70655%	3.70655%	3.70546%	3.69911%
103.00000%	3.67661%	3.67661%	3.67661%	3.67542%	3.66854%
103.25000%	3.64674%	3.64674%	3.64674%	3.64547%	3.63805%
103.50000%	3.61697%	3.61697%	3.61697%	3.61560%	3.60765%
103.75000%	3.58728%	3.58728%	3.58728%	3.58582%	3.57733%
104.00000%	3.55767%	3.55767%	3.55767%	3.55612%	3.54710%
Weighted Average Life (years)	9.96	9.96	9.96	9.92	9.71

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000%	3.94788%	3.94788%	3.94788%	3.94788%	3.94232%
102.25000%	3.91744%	3.91744%	3.91744%	3.91744%	3.91125%
102.50000%	3.88710%	3.88710%	3.88710%	3.88710%	3.88027%
102.75000%	3.85684%	3.85684%	3.85684%	3.85684%	3.84938%
103.00000%	3.82666%	3.82666%	3.82666%	3.82666%	3.81858%
103.25000%	3.79658%	3.79658%	3.79658%	3.79658%	3.78787%
103.50000%	3.76658%	3.76658%	3.76658%	3.76658%	3.75725%
103.75000%	3.73667%	3.73667%	3.73667%	3.73667%	3.72671%
104.00000%	3.70684%	3.70684%	3.70684%	3.70684%	3.69626%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.75000%	4.40223%	4.40223%	4.40223%	4.40223%	4.40244%
100.00000%	4.37070%	4.37070%	4.37070%	4.37070%	4.37026%
100.25000%	4.33926%	4.33926%	4.33926%	4.33926%	4.33818%
100.50000%	4.30792%	4.30792%	4.30792%	4.30792%	4.30619%
100.75000%	4.27667%	4.27667%	4.27667%	4.27667%	4.27429%
101.00000%	4.24552%	4.24552%	4.24552%	4.24552%	4.24250%
101.25000%	4.21445%	4.21445%	4.21445%	4.21445%	4.21079%
101.50000%	4.18348%	4.18348%	4.18348%	4.18348%	4.17918%
101.75000%	4.15260%	4.15260%	4.15260%	4.15260%	4.14767%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the Internal Revenue Service (“IRS”). Investors are encouraged to consult their tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan Regular Interests”) to the Upper-Tier REMIC and (ii) an interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding any Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR-RR, Class 65X1, Class 65X2, Class 65A, Class 65B, Class 65C, Class 65D, Class 65E and Class 65RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”), and (ii) an interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each co-lender agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of all REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Trust Subordinate Companion Loan Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, (i) the portion of the issuing entity consisting of collections of Excess Interest (and amounts in the related distribution account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class S certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans and the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Trust Subordinate Companion Loan Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Holders of Offered Certificates should consult their tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Lower-Tier REMIC and the Upper-Tier REMIC will be treated as a single REMIC. If at all times 95% or more of the assets of such REMIC qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Under legislation enacted on December 22, 2017, taxpayers that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described under this section. This rule generally is effective for tax years beginning after December 31, 2017 or, for Regular Interests issued with original issue discount, for tax years beginning after December 31, 2018. Prospective investors are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the

Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that the ARD Loan will be prepaid on its anticipated prepayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans and the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans and the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest only Regular Interests, such as the Class X Certificates will be allowed any deductions under Code Section 166 for bad debt losses. Prospective investors are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed among the holders of the respective classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of Regular Certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holders of Regular Certificates prior to the Master Servicer’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015.

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures. These new audit rules are effective for taxable years beginning with 2018 and apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R certificates, to the fullest extent possible, rather than a Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Prospective investors are urged to consult their tax advisors with respect to this and other reporting obligations with respect to certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interest Holders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under
“—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Cantor Fitzgerald & Co.	Deutsche Bank Securities Inc.	KeyBanc Capital Markets Inc.
Class A-1	$7,646,994	$0	$1,392,006
Class A-2	$40,390,578	$0	$7,352,422
Class A-SB	$16,018,164	$0	$2,915,836
Class A-3	$42,803,370	$0	$7,791,630
Class A-4	$130,425,282	$0	$23,741,718
Class A-5	$154,731,337	$0	$28,166,224
Class X-A	$392,015,725	$0	$71,359,836
Class X-B	$104,304,184	$0	$18,986,814
Class A-S	$51,102,050	$0	$9,302,265
Class B	$27,301,095	$0	$4,969,703
Class C	$25,901,039	$0	$4,714,846

Class	CIBC World Markets Corp.	CastleOak Securities, L.P.	Drexel Hamilton, LLC
Class A-1	$0	$0	$0
Class A-2	$0	$0	$0
Class A-SB	$0	$0	$0
Class A-3	$0	$0	$0
Class A-4	$0	$0	$0
Class A-5	$0	$0	$0
Class X-A	$0	$0	$0
Class X-B	$0	$0	$0
Class A-S	$0	$0	$0
Class B	$0	$0	$0
Class C	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 110.37095% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $4,700,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of CCRE Commercial Mortgage Securities, L.P., the depositor, Cantor Commercial Real Estate Lending, L.P., a sponsor, an originator, the current holder of the 65 Broadway Pari Passu Companion Loan, the current holder of the AC by Marriott San Jose Pari Passu Companion Loan and the current holder of one of the Shelbourne Global Portfolio II Pari Passu Companion Loans, and Berkeley Point Capital LLC dba Newmark Knight Frank, a primary servicer. CastleOak Securities, L.P., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank AG, New York Branch, an originator and the current holder of one or more of the 3 Columbus Circle Pari Passu Companion Loans. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a sponsor, an originator and the current holder of the SSTII Self Storage Portfolio II Pari Passu Companion Loan. CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC Inc., a sponsor and an originator.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., CIBC World Markets Corp. and CastleOak Securities, L.P., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., of the purchase price for the Offered Certificates and the following payments: (i) the payment by the depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CCRE, (ii) the payment by the depositor to Starwood Mortgage Capital LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by Starwood Mortgage Capital LLC (iii) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by KeyBank National Association, and (iv) the payment by the depositor to CIBC Inc., an affiliate of CIBC World Markets Corp., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CIBC Inc. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Cantor Fitzgerald & Co., CastleOak Securities, L.P., KeyBanc Capital Markets Inc. and CIBC World Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks

Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

The following documents filed by the date of the filing of this prospectus filed in accordance with Rule 424(h) or Rule 424(b), as applicable, under the Securities Act are incorporated by reference into this prospectus:

(1)       The disclosures filed as exhibits to Form ABS–EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S–K under the Securities Act.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus. In addition, any Form ABS-EE filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 110 East 59th Street, New York, New York 10022, Attention: Principal Executive Officer, or by telephone at (212) 938-5000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-228697) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Cantor Fitzgerald & Co., Final Authorization Number 2011-05E (June 6, 2011) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Cantor Fitzgerald & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and material federal income tax matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

Ratings

It is a condition to their issuance that each class of the Offered Certificates receive investment grade credit ratings from one or more of the Rating Agencies engaged by the depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates (other than the Class X-A and Class X-B Certificates) on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in May 2052. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of a class of Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of the Offered Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the Offered Certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the Offered Certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the Offered Certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of any such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Offered Certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your

Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor, the mortgage loan sellers or affiliates thereof had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired three of the NRSROs to rate the certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for those classes of certificates. If the depositor had selected such NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

17g-5 Information Provider	331
1986 Act	491
1996 Act	469
2015 Budget Act	499
3 Columbus Circle Co-Lender Agreement	224
3 Columbus Circle Control Appraisal Period	224
3 Columbus Circle Controlling Noteholder	228
3 Columbus Circle Major Decision	229
3 Columbus Circle Pari Passu Companion Loan	224
3 Columbus Circle Subordinate Companion Loan	224
3 Columbus Circle Whole Loan	224
30/360 Basis	308
401(c) Regulations	509
65 Broadway Available Funds	302
65 Broadway Co-Lender Agreement	233
65 Broadway Control Appraisal Period	233
65 Broadway Control Eligible Certificates	403
65 Broadway Controlling Class	403
65 Broadway Controlling Class Certificateholder	403
65 Broadway Controlling Class Representative	403
65 Broadway Controlling Noteholder	235
65 Broadway Major Decision	236
65 Broadway Non-Controlling Noteholder	235
65 Broadway Operating Advisor Consultation Event	416
65 Broadway Pari Passu Companion Loan	232
65 Broadway Realized Loss	319
65 Broadway Retaining Third-Party Purchaser	417
65 Broadway Senior Loans	233
65 Broadway Whole Loan	232
AB Modified Loan	380
AB Whole Loan	158
Acceptable Insurance Default	384
Accrued AB Loan Interest	313
Acres	169
Acting General Counsel’s Letter	151
Actual/360 Basis	202
Actual/360 Loans	357
ADA	471
Administrative Cost Rate	308
ADR	161
Advances	352
Affirmative Asset Review Vote	422
Agreement	197
Allocated Loan Amount	161
Amazon Tenant	200
Annual Debt Service	161
Anticipated Repayment Date	202
Appraisal Reduction Amount	376
Appraisal Reduction Event	375
Appraised Value	161
Appraised-Out Class	381
Approved Exchange	19
ARD	163
ARD Loan	202
Assessment of Compliance	451
Asset Representations Reviewer Asset Review Fee	374
Asset Representations Reviewer Cap	374
Asset Representations Reviewer Fee	374
Asset Representations Reviewer Fee Rate	374
Asset Representations Reviewer Termination Event	427
Asset Review	423
Asset Review Notice	422
Asset Review Quorum	422
Asset Review Report	424
Asset Review Report Summary	424
Asset Review Standard	424
Asset Review Trigger	421
Asset Review Vote Election	422
Asset Status Report	393
Assumed Final Distribution Date	316
Assumed Scheduled Payment	310
Attestation Report	451
Available Funds	301
Balloon Balance	163
Bankruptcy Code	70
Base Interest Fraction	315
BBCMS 2018-C2 PSA	214
BCBS	135
Benchmark 2019-B10 PSA	214
Benefit Plan Investors	507
BMARK 2019-B10 Certificate Administrator	225
BMARK 2019-B10 Consultation Termination Event	231
BMARK 2019-B10 Control Termination Event	231
BMARK 2019-B10 Depositor	225
BMARK 2019-B10 Master Servicer	225
BMARK 2019-B10 Operating Advisor	225

BMARK 2019-B10 PSA	225
BMARK 2019-B10 Servicing Standard	225
BMARK 2019-B10 Special Servicer	225
BMARK 2019-B10 Trustee	225
Borrower Party	324
Borrower Party Affiliate	324
Breach Notice	341
BSSF	262
CCRE Data Tape	243
CCRE Deal Team	243
CCRE Fairfax Multifamily Portfolio Notes	159
CCRE Lending	242
CCRE Mortgage Loans	159, 242
CDI 202.01	136
CERCLA	469
Certificate Administrator/Trustee Fee	373
Certificate Administrator/Trustee Fee Rate	373
Certificate Balance	299
Certificate Owners	333
Certificateholder	325
Certificateholder Quorum	431
Certificateholder Repurchase Request	441
CFK 2019-FAX Certificate Administrator	237
CFK 2019-FAX Depositor	237
CFK 2019-FAX Servicer	237
CFK 2019-FAX Special Servicer	237
CFK 2019-FAX Trustee	237
CFK 2019-FAX TSA	214, 237
Chase	197
CIBC	262
CIBC Data File	268
CIBC Deal Team	268
CIBX	262
Circuit Court	270
Citibank	272
Class 65X Strip Rate	5
Class A-SB Planned Principal Balance	304
Class X Certificates	298
Clearstream	332
Clearstream Participants	334
Closing Date	160
CMBS	65, 242
Code	489
Co-Lender Agreement	214
Collateral Deficiency Amount	380
Collection Account	355
Collection Period	304
Communication Request	335
Companion Loan	158
Companion Loan Holder	214
Companion Loan Holders	214
Compensating Interest Payment	317
Consultation Termination Event	409
Control Eligible Certificates	403
Control Note	214
Control Termination Event	408
Controlling Class	402
Controlling Class Representative	402
Controlling Companion Loan	214
Controlling Holder	214
Corrected Loan	393
Corresponding Loan-Specific Principal Balance Certificates	5
Corresponding Pooled Principal Balance Certificates	4, 300
CPR	479
Credit Risk Retention Rules	295, 417
CREFC®	321
CREFC® Intellectual Property Royalty License Fee	375
CREFC® Intellectual Property Royalty License Fee Rate	375
CREFC® Investor Reporting Package	360
CREFC® Reports	321
Crossed Group	163
Crossover Date	306
CRR	134
Cumulative Appraisal Reduction Amount	379
Cure/Contest Period	424
Cut-off Date	158
Cut-off Date Balance	163
Cut-off Date Loan-to-Value Ratio	163
Cut-off Date LTV Ratio	163
Cut-off Date UW NCF	167
Debt Service Coverage Ratio	167
Defaulted Loan	399
Defeasance Deposit	206
Defeasance Loans	206
Defeasance Lock-Out Period	206
Defeasance Option	206
Definitive Certificate	332
Delegated Directive	17
Delinquent Loan	422
Depositaries	332
Determination Date	300
Diligence File	339
Directing Holder	402
Directing Holder Approval Process	395
Disclosable Special Servicer Fees	372
Dispute Resolution Consultation	444
Dispute Resolution Cut-off Date	443
Distribution Account	356
Distribution Date	300
Distribution Date Statement	320
Dodd-Frank Act	135
DOL	506
Dollar Tree	192
Dollar Tree Co-Tenancy Failure	193

DSCR	167
DTC	332
DTC Participants	333
DTC Rules	334
Due Date	201, 304
EDGAR	505
EEA	17
Eligible Asset Representations Reviewer	425
Eligible Operating Advisor	417
Enforcing Party	442
Enforcing Servicer	442
ERISA	506
ESA	181
Escrow/Reserve Mitigating Circumstances	265
EU Risk Retention and Due Diligence Requirements	134
Euroclear	332
Euroclear Operator	334
Euroclear Participants	334
Excess Interest	300
Excess Interest Distribution Account	357
Excess Modification Fee Amount	368
Excess Modification Fees	371
Excess Prepayment Interest Shortfall	318
Exchange Act	241
Excluded Controlling Class Holder	131, 323
Excluded Controlling Class Loan	131, 324
Excluded Information	324
Excluded Loan	130, 325
Excluded Plan	508
Excluded Risk Retention Consultation Party Loan	324
Excluded Special Servicer	125, 433
Excluded Special Servicer Loan	125, 433
Exemption	507
Exemption Rating Agency	507
Fairfax Multifamily Portfolio Co-Lender Agreement	237
Fairfax Multifamily Portfolio Companion Loans	236
Fairfax Multifamily Portfolio Directing Certificateholder	239
Fairfax Multifamily Portfolio Mortgage Loan	236
Fairfax Multifamily Portfolio Pari Passu Companion Loans	236
Fairfax Multifamily Portfolio Senior Loans	236
Fairfax Multifamily Portfolio Subordinate Companion Loans	236
FATCA	500
FDIA	150, 151
FDIC	151, 273
FETL	20
FIEL	20
Final Asset Status Report	395
Final Dispute Resolution Election Notice	444
Financial Promotion Order	16
FIRREA	152, 183
Fitch	275
FPO Persons	16
Franchisee	197
Franchisor	197
FSCMA	20
FSMA	15
GAAP	295
Gain-on-Sale Remittance Amount	304
Gain-on-Sale Reserve Account	357
Garn Act	470
Golub	200
Grantor Trust	62, 489
Hard Lockbox	163
High Net Worth Companies	16
Horizontal MOA	295
Hotel	197
HRR Interest	3, 295
ICIP	200
Indirect Participants	333
Initial Delivery Date	393
Initial Pool Balance	158
Initial Rate	202
Initial Requesting Certificateholder	441
In-Place Cash Management	163
Institutional Investor	19
Institutional Investors	134
Insurance and Condemnation Proceeds	356
Interest Accrual Amount	308
Interest Accrual Period	309
Interest Distribution Amount	308
Interest Reserve Account	356
Interest Shortfall	308
Interested Person	400
Intermediary	500
Investor Certification	325
Investor Q&A Forum	330
Investor Registry	330
IO Group YM Distribution Amount	314
IRS	489
Japanese Retention Requirement	20
JFSA	20
JPMCB	196
JRR Rule	20
KBRA	449
KeyBank	150, 256, 274
KeyBank Data Tape	257
KeyBank Fairfax Multifamily Portfolio Note	159
KeyBank Mortgage Loans	256, 257

KeyBank Qualification Criteria	258
KeyBank Review Team	257
Largest Tenant	163
Largest Tenant Lease Expiration	163
Liquidation Fee	369
Liquidation Fee Rate	369
Liquidation Proceeds	356, 369
LNR Partners	278
Loan Per Unit	163
Loan-Specific Certificateholder	326
Loan-Specific Certificates	4, 158, 298
Loan-Specific Class X Certificates	4, 298
Loan-Specific Principal Balance Certificates	4, 298
Loan-to-Value Ratio	163
Loan-to-Value Ratio at Maturity/ARD	164
Loss of Value Payment	343
Lower-Tier Regular Interests	489
Lower-Tier REMIC	62, 489
Lower-Tier REMIC Distribution Account	356
LTV	245
LTV Ratio	163
LTV Ratio at Maturity/ARD	164
MAI	344
Major Decision	404
Major Decision Reporting Package	407
MAS	19
Master Servicer Remittance Date	351
Master Servicing Fee	366
Master Servicing Fee Rate	366
Material Defect	341
Maturity Date/ARD LTV Ratio	164
MIFID II	17
MLPA	337
Modeling Assumptions	479
Modification Fees	371
Moody’s	275
Morningstar	275
Mortgage	160
Mortgage File	337
Mortgage Loan Seller Sub-Servicer	350
Mortgage Loans	158
Mortgage Note	160
Mortgage Pool	158
Mortgage Rate	308
Mortgaged Property	160
Most Recent NOI	165
MSA	165
MSC 2019-L2 PSA	214
NEO	200
Net Default Interest	366
Net Mortgage Rate	307
Net Operating Income	165
Net Prepayment Interest Excess	317
NFIP	102
NI 33-105	21
NKF	285
NKF	250
NKF Losses	290
NKF Parties	290
NKF Subserviced Mortgage Loans	288
NKF Subservicer Termination Event	290
NKF Subservicing Agreement	288
NOI	165
NOI Date	165
Non-Control Note	214
Non-Controlling Holder	214
Non-Controlling Note Holder	229
Non-Offered Certificates	298
Non-Offered Pooled Certificates	299
non-qualified intermediary	500
Nonrecoverable Advance	352
Non-Serviced Asset Representations Reviewer	214
Non-Serviced Certificate Administrator	214
Non-Serviced Co-Lender Agreement	214
Non-Serviced Companion Loan	215
Non-Serviced Custodian	215
Non-Serviced Directing Holder	215
Non-Serviced Master Servicer	215
Non-Serviced Mortgage Loan	215
Non-Serviced Operating Advisor	215
Non-Serviced Pari Passu Companion Loan	215
Non-Serviced Pari Passu Whole Loan	215
Non-Serviced PSA	215
Non-Serviced Securitization Trust	215
Non-Serviced Special Servicer	215
Non-Serviced Trustee	215
Non-Serviced Whole Loan	215
Northwestern	194
Notional Amount	300
NRA	165
NRSRO	323, 436, 509
NRSRO Certification	326
Occupancy	165
Occupancy Date	165
Offer	18
Offered Certificates	298
OID Regulations	492
OLA	151
Operating Advisor 65 Broadway Annual Report	415
Operating Advisor Annual Report	415
Operating Advisor Consulting Fee	373
Operating Advisor Fee	373
Operating Advisor Fee Rate	373
Operating Advisor General Annual Report	414
Operating Advisor Standard	414
Operating Advisor Termination Event	418
Original Balance	165

P&I Advance	351
PACE	116, 212
Pads	169
Pari Passu Companion Loans	158
Pari Passu Whole Loan	158
Pari Passu-AB Whole Loan	158
Park Bridge Financial	292
Park Bridge Lender Services	292
Participants	332
Parties in Interest	506
Pasquale	197
Pass-Through Rate	307
Patriot Act	472
PCIS Persons	16
Percentage Interest	301
Periodic Payments	302
Permitted Investments	301, 358
Permitted Special Servicer/Affiliate Fees	372
Phase I	194
Phase II	194
PIPs	96, 183
Plans	506
PML	247
Pooled Available Funds	301
Pooled Certificateholder	326
Pooled Certificateholder Quorum	431
Pooled Certificates	3, 298
Pooled Class X Certificates	3, 298
Pooled Principal Balance Certificates	3, 298
Pooled Realized Loss	319
Pooled Regular Certificates	298
Pooled Voting Rights	331
PRC	18
Preferred Member	212
Preliminary Dispute Resolution Election Notice	443
Prepayment Assumption	493
Prepayment Interest Excess	316
Prepayment Interest Shortfall	316
Prepayment Penalty Description	165
Prepayment Provision	165
PRIIPS Regulation	17
Prime Rate	355
Principal Balance Certificates	298
Principal Distribution Amount	309
Principal Shortfall	310
Privileged Information	418
Privileged Information Exception	418
Privileged Person	323
Prohibited Prepayment	317
Proposed Course of Action	443
Proposed Course of Action Notice	442
Prospectus Directive	17
PSA	298
PSA Party Repurchase Request	442
PTCE	509
Purchase Price	343
Qualified Intermediary	500
Qualified Investor	17
Qualified Replacement Special Servicer	431
Qualified Substitute Mortgage Loan	344
Qualifying CRE Loan Percentage	296
RAC No-Response Scenario	449
Rated Final Distribution Date	316
Rating Agencies	449
Rating Agency Confirmation	449
Realized Losses	320
REC	181
Record Date	301
Registration Statement	505
Regular Certificates	298
Regular Interest Holder	492
Regular Interests	489
Regulation AB	451
Regulation RR	295
Reimbursement Rate	355
Related Group	166
Related Proceeds	354
Release Date	206
Relevant Persons	16
Relief Act	471
REMIC	489
REMIC Regulations	489
REO Account	357
REO Companion Loan	311
REO Loan	311
REO Mortgage Loan	311
REO Property	393
REO Whole Loan	311
Repurchase Request	442
Requesting Certificateholder	443
Requesting Holders	381
Requesting Investor	335
Requesting Party	449
Required Credit Risk Retention Percentage	296
Requirements	472
Residual Certificates	298
Resolution Failure	442
Resolved	442
Restricted Group	507
Restricted Mezzanine Holder	325
Restricted Party	418
Retail Investor	17
Retaining Parties	296
Retaining Sponsor	295
Retaining Third Party Purchaser	4, 296
Review Materials	423
Revised Rate	202
RevPAR	166

Risk Retention Affiliate	417
Risk Retention Affiliated	417
Risk Retention Consultation Party	429
RMBS	273
ROFR	197
Rooms	169
Ross	192
Ross Co-Tenancy Failure	193
Rule 17g-5	326
S&P	275
Scheduled Principal Distribution Amount	309
SEC	241
Securities Act	451
Securitization Accounts	299, 357
Securitization Regulation	134
SEL	247
Senior Certificates	298
Sequential Pay Event	225
Series Borrower	213
Serviced AB Whole Loan	215
Serviced Companion Loan	215
Serviced Mortgage Loan	215
Serviced Pari Passu Companion Loan	216
Serviced Pari Passu Mortgage Loan	216
Serviced Pari Passu Whole Loan	216
Serviced Whole Loan	216
Serviced Whole Loan Custodial Account	356
Servicer Termination Events	434
Servicing Advances	352
Servicing Compensation	366
Servicing Fee	366
Servicing Fee Rate	366
Servicing Shift Companion Loan	216
Servicing Shift Mortgage Loan	216
Servicing Shift Securitization Date	216
Servicing Shift Whole Loan	216
Servicing Standard	349
Servicing Transfer Event	392
SF	166
SFA	19
Similar Law	506
Small Loan Appraisal Estimate	377
SMC	155, 250
SMC Data Tape	251
SMC Mortgage Loans	250
SMMEA	509
Soft Lockbox	166
Soft Springing Lockbox	166
Sole Certificateholder	453
Spaces	169
Special Servicer Decision	385
Special Servicing Fee	368
Specially Serviced Loans	391
Sponsor Member	212
Springing Cash Management	166
Springing Lockbox	166
Sprouts	192
Sprouts Co-Tenancy Failure	192
Sq. Ft.	166
Square Feet	166
Startup Day	490
Starwood	250
Starwood Review Team	251
Stated Principal Balance	310
Streit Act	273
STWD	278
Subject Loans	374
Subordinate Certificates	298
Subordinate Companion Loans	158
Subsequent Asset Status Report	393
Sub-Servicing Agreement	350
Sub-Servicing Entity	435
T-12	166
Term to Maturity	166
Terms and Conditions	334
Tests	424
Threshold Event Collateral	225
TIA	136, 273
Title V	471
Total Debt	207
Trailing 12 NOI	165
Triggering Transfer	197
Trimont	283
TRIPRA	103
Trust REMIC	62
Trust REMICs	489
Trust Subordinate Companion Loan	4, 158
Trust Subordinate Companion Loan Regular Interests	489
Trust Subordinate Companion Loan REMIC	489
Trust Subordinate Companion Loan REMIC Distribution Account	356
TTM	166
Tuesday Morning	192
Tuesday Morning Co-Tenancy Failure	192
U.S. Tax Person	500
UCC	459
Underwriter Entities	123
Underwriting Agreement	503
Underwritten EGI	169
Underwritten Expenses	166
Underwritten NCF	167
Underwritten NCF Debt Yield	167
Underwritten NCF DSCR	167
Underwritten Net Cash Flow	167
Underwritten Net Cash Flow DSCR	167
Underwritten Net Operating Income	168
Underwritten Net Operating Income DSCR	169

Underwritten NOI	168
Underwritten NOI Debt Yield	167
Underwritten NOI DSCR	169
Underwritten Revenues	169
Unincorporated Associations	16
Units	169
Unscheduled Principal Distribution Amount	309
Unsolicited Information	423
Updated Appraisal	378
Upper-Tier REMIC	62, 489
Upper-Tier REMIC Distribution Account	356
UW EGI	169
UW Expenses	166
UW NCF	167
UW NCF Debt Yield	167
UW NCF DSCR	167
UW NOI	168
UW NOI Debt Yield	167
UW NOI DSCR	169
VAL	212
Vertical MOA	155, 295
Volcker Rule	135
Voting Rights	331
VRR Interest	3, 295
WAC Rate	307
Weighted Average Mortgage Rate	170
Whole Loan	158
Withheld Amounts	357
Workout Fee	368
Workout Fee Rate	368
Workout-Delayed Reimbursement Amount	355

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization	Amortization	Origination
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)	Balance($)	or ARD Balance($)(4)	Type	Type	Rate(4)	Fee Rate(5)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date
Loan	1	625 North Michigan Avenue(23)	7.6%	1	CCRE	50,595,115	50,595,115	50,595,115	Office	CBD	4.6300%	0.0371%	4.5929%	Actual/360	84	83	0	0	03/06/2019
Loan	2	3 Columbus Circle(24)	7.6%	1	CCRE	50,000,000	50,000,000	50,000,000	Office	CBD	3.9140%	0.0183%	3.8957%	Actual/360	120	119	0	0	03/12/2019
Loan	3	SSTII Self Storage Portfolio II	7.1%	10	KeyBank	46,800,000	46,800,000	46,800,000	Self Storage	Self Storage	5.0000%	0.0258%	4.9742%	Actual/360	120	118	0	0	01/24/2019
Property	3.01	Nantucket	1.7%	1	KeyBank	11,339,207	11,339,207		Self Storage	Self Storage
Property	3.02	Plantation	1.1%	1	KeyBank	7,186,406	7,186,406		Self Storage	Self Storage
Property	3.03	Pollock	0.7%	1	KeyBank	4,712,398	4,712,398		Self Storage	Self Storage
Property	3.04	Silverado Ranch	0.7%	1	KeyBank	4,594,588	4,594,588		Self Storage	Self Storage
Property	3.05	Myrtle Beach - Jesse	0.6%	1	KeyBank	3,873,002	3,873,002		Self Storage	Self Storage
Property	3.06	Port St. Lucie	0.5%	1	KeyBank	3,269,226	3,269,226		Self Storage	Self Storage
Property	3.07	Myrtle Beach - Dick Pond	0.5%	1	KeyBank	3,136,690	3,136,690		Self Storage	Self Storage
Property	3.08	Sahara	0.4%	1	KeyBank	2,945,249	2,945,249		Self Storage	Self Storage
Property	3.09	Fort Pierce	0.4%	1	KeyBank	2,915,796	2,915,796		Self Storage	Self Storage
Property	3.10	Sonoma	0.4%	1	KeyBank	2,827,439	2,827,439		Self Storage	Self Storage
Loan	4	65 Broadway(24)	6.0%	1	CCRE	40,000,000	40,000,000	40,000,000	Office	CBD	4.9350%	0.0383%	4.8967%	Actual/360	60	60	0	0	04/05/2019
Loan	5	Fairfax Multifamily Portfolio(24)(25)	5.3%	3	CCRE / KeyBank	35,000,000	35,000,000	35,000,000	Multifamily	Garden	4.6671%	0.0171%	4.6500%	Actual/360	120	117	0	0	12/18/2018
Property	5.01	Ellipse at Fairfax Corner	2.3%	1	CCRE / KeyBank	15,243,421	15,243,421		Multifamily	Garden
Property	5.02	Townes at Herndon Center	1.5%	1	CCRE / KeyBank	9,947,368	9,947,368		Multifamily	Garden
Property	5.03	Windsor at Fair Lakes	1.5%	1	CCRE / KeyBank	9,809,211	9,809,211		Multifamily	Garden
Loan	6	AC by Marriott San Jose	5.3%	1	CCRE	35,000,000	35,000,000	35,000,000	Hospitality	Select Service	4.9300%	0.0385%	4.8915%	Actual/360	120	120	0	0	03/27/2019
Loan	7	Amazon Distribution Livonia(23)	5.1%	1	CCRE	34,000,000	34,000,000	34,000,000	Industrial	Warehouse/Distribution	3.7300%	0.0458%	3.6842%	Actual/360	121	121	0	0	04/08/2019
Loan	8	Atrium Two(26)	4.5%	1	CCRE	30,000,000	30,000,000	25,374,519	Office	CBD	5.0590%	0.0375%	5.0215%	Actual/360	120	116	360	360	11/27/2018
Loan	9	Village at Camp Bowie(26)	4.3%	1	SMC	28,500,000	28,500,000	28,500,000	Mixed Use	Retail/Office	4.6400%	0.0171%	4.6229%	Actual/360	120	119	0	0	02/21/2019
Loan	10	Irving Market Center(26)	3.4%	1	SMC	22,500,000	22,500,000	19,765,495	Retail	Anchored	4.6520%	0.0171%	4.6349%	Actual/360	120	120	360	360	03/19/2019
Loan	11	FIGO Multifamily Portfolio I(23)	3.4%	7	CCRE	22,400,000	22,400,000	19,428,973	Multifamily	Garden	5.0950%	0.0371%	5.0579%	Actual/360	120	120	360	360	04/01/2019
Property	11.01	Holly Sands	0.9%	1	CCRE	6,200,000	6,200,000		Multifamily	Garden
Property	11.02	Wilcrest Woods	0.7%	1	CCRE	4,560,000	4,560,000		Multifamily	Garden
Property	11.03	Meadowood Cuyahoga Falls	0.5%	1	CCRE	3,640,000	3,640,000		Multifamily	Garden
Property	11.04	Glen Arm Manor	0.4%	1	CCRE	2,620,000	2,620,000		Multifamily	Garden
Property	11.05	Slate Run	0.3%	1	CCRE	2,200,000	2,200,000		Multifamily	Garden
Property	11.06	Quail Call	0.3%	1	CCRE	1,770,000	1,770,000		Multifamily	Garden
Property	11.07	Beckford Place	0.2%	1	CCRE	1,410,000	1,410,000		Multifamily	Garden
Loan	12	Montgomery Commons(23)	3.3%	1	SMC	22,000,000	22,000,000	20,274,023	Retail	Anchored	4.9500%	0.0171%	4.9329%	Actual/360	120	120	360	360	03/19/2019
Loan	13	Loudoun Station – Building C	3.0%	1	SMC	20,000,000	20,000,000	20,000,000	Mixed Use	Retail/Office	5.0700%	0.0171%	5.0529%	Actual/360	120	120	0	0	04/01/2019
Loan	14	Stern Multifamily Portfolio	3.0%	3	CCRE	20,000,000	20,000,000	18,543,089	Multifamily	Garden	5.3500%	0.0183%	5.3317%	Actual/360	120	117	360	360	12/31/2018
Property	14.01	Cypress Village Apartments	1.2%	1	CCRE	8,000,000	8,000,000		Multifamily	Garden
Property	14.02	Abington Apartments	1.0%	1	CCRE	6,444,444	6,444,444		Multifamily	Garden
Property	14.03	The Reserve at Winding Creek	0.8%	1	CCRE	5,555,556	5,555,556		Multifamily	Garden
Loan	15	Graham Fee Portfolio	2.9%	2	SMC	19,400,000	19,400,000	19,400,000	Other	Leased Fee	5.2150%	0.0171%	5.1979%	Actual/360	120	120	0	0	04/01/2019
Property	15.01	The Shoppes at Susquehanna	2.2%	1	SMC	14,666,667	14,666,667		Other	Leased Fee
Property	15.02	Center at Colony Mill	0.7%	1	SMC	4,733,333	4,733,333		Other	Leased Fee
Loan	16	394 Broadway	2.8%	1	CCRE	18,650,000	18,650,000	18,650,000	Mixed Use	Retail/Office	5.4100%	0.0371%	5.3729%	Actual/360	120	120	0	0	03/06/2019
Loan	17	Shelbourne Global Portfolio II(26)	2.6%	2	CCRE	17,500,000	17,500,000	17,500,000	Office	Suburban	5.5780%	0.0171%	5.5609%	Actual/360	120	116	0	0	11/15/2018
Property	17.01	White Clay Office Park	1.7%	1	CCRE	11,518,182	11,518,182		Office	Suburban
Property	17.02	University Office Plaza	0.9%	1	CCRE	5,981,818	5,981,818		Office	Suburban
Loan	18	Gettysburg Marketplace	2.6%	1	CCRE	16,987,500	16,968,718	13,891,765	Retail	Anchored	4.8300%	0.0371%	4.7929%	Actual/360	120	119	360	359	02/22/2019
Loan	19	Meadowlands Apartments(26)	2.3%	1	CCRE	15,500,000	15,500,000	13,707,862	Multifamily	Garden	4.9500%	0.0371%	4.9129%	Actual/360	120	119	360	360	02/28/2019
Loan	20	Courtyard by Marriott - Ogden(26)	2.0%	1	KeyBank	13,500,000	13,500,000	11,682,083	Hospitality	Limited Service	5.0000%	0.0258%	4.9742%	Actual/360	120	119	360	360	02/28/2019
Loan	21	Entergy Building	1.7%	1	KeyBank	11,500,000	11,500,000	9,471,957	Office	Suburban	5.0500%	0.0258%	5.0242%	Actual/360	120	120	360	360	03/06/2019
Loan	22	Aloha Mobile Home Park	1.5%	1	CIBC	9,800,000	9,800,000	9,065,279	Manufactured Housing	Manufactured Housing	5.2000%	0.0171%	5.1829%	Actual/360	121	121	360	360	04/04/2019
Loan	23	Wells County MHC Portfolio(26)	1.5%	2	KeyBank	9,700,000	9,700,000	8,586,517	Manufactured Housing	Manufactured Housing	5.0000%	0.0258%	4.9742%	Actual/360	120	117	360	360	12/12/2018
Property	23.01	Bluffton Woods	0.9%	1	KeyBank	5,802,147	5,802,147		Manufactured Housing	Manufactured Housing
Property	23.02	Silo Farms	0.6%	1	KeyBank	3,897,853	3,897,853		Manufactured Housing	Manufactured Housing
Loan	24	Key Executive Office	1.2%	1	SMC	8,000,000	8,000,000	8,000,000	Office	Suburban	4.5850%	0.0658%	4.5192%	Actual/360	120	120	0	0	03/20/2019
Loan	25	DoubleTree Neenah	1.2%	1	SMC	7,930,000	7,930,000	6,510,192	Hospitality	Full Service	4.9500%	0.0171%	4.9329%	Actual/360	120	120	360	360	04/02/2019
Loan	26	Fresenius Olympia	1.1%	1	CCRE	7,605,000	7,605,000	6,992,237	Office	Medical	4.8000%	0.0371%	4.7629%	Actual/360	120	120	360	360	03/22/2019
Loan	27	24025 Katy Freeway	1.0%	1	CIBC	6,300,000	6,300,000	6,300,000	Retail	Unanchored	5.1000%	0.0171%	5.0829%	Actual/360	120	119	0	0	02/27/2019
Loan	28	Granite Landing Apartments	0.8%	1	CCRE	5,625,000	5,611,833	4,701,272	Multifamily	Garden	5.5200%	0.0371%	5.4829%	Actual/360	120	118	360	358	01/11/2019
Loan	29	Pacific Palm	0.8%	1	SMC	5,200,000	5,200,000	5,200,000	Mixed Use	Office/Retail	5.0500%	0.0171%	5.0329%	Actual/360	120	120	0	0	03/07/2019
Loan	30	Twin Keys Apartments	0.8%	1	SMC	5,000,000	5,000,000	4,441,254	Multifamily	Garden	5.1510%	0.0171%	5.1339%	Actual/360	120	119	360	360	03/01/2019
Loan	31	Fairfield Inn & Suites Marion	0.7%	1	CIBC	4,900,000	4,894,423	4,483,216	Hospitality	Limited Service	5.7300%	0.0171%	5.7129%	Actual/360	60	59	324	323	02/28/2019
Loan	32	Shannon Park Apartments	0.7%	1	CIBC	4,760,000	4,760,000	4,402,925	Multifamily	Garden	5.1900%	0.0171%	5.1729%	Actual/360	120	117	360	360	12/19/2018
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	0.6%	2	CIBC	4,250,000	4,250,000	3,928,462	Retail	Unanchored	5.1500%	0.0171%	5.1329%	Actual/360	121	121	360	360	04/03/2019
Property	33.01	Concord Pike Plaza	0.5%	1	CIBC	3,179,389	3,179,389		Retail	Unanchored
Property	33.02	Newport Shopping Center	0.2%	1	CIBC	1,070,611	1,070,611		Retail	Unanchored
Loan	34	98-104 Jefferson Street	0.6%	1	CCRE	4,000,000	4,000,000	4,000,000	Multifamily	Garden	5.2500%	0.0371%	5.2129%	Actual/360	120	120	0	0	03/27/2019
Loan	35	Best Western Plus Crawfordsville	0.5%	1	SMC	3,250,000	3,250,000	2,470,064	Hospitality	Limited Service	5.4500%	0.0171%	5.4329%	Actual/360	120	120	300	300	03/29/2019
Loan	36	U-Store Self Storage Richland	0.5%	1	KeyBank	3,000,000	3,000,000	2,550,933	Self Storage	Self Storage	5.2500%	0.0658%	5.1842%	Actual/360	120	118	360	360	01/25/2019
Loan	37	1021-1051 Tower Boulevard	0.4%	1	CIBC	2,850,000	2,850,000	2,711,717	Multifamily	Garden	6.1500%	0.0171%	6.1329%	Actual/360	60	60	360	360	04/01/2019

A-1-1

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Pari Passu	Pari Passu
			First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment
Flag	ID	Property Name	Date	or ARD Date(4)	(Yes/No)	Maturity Date(4)	Service($)(6)	Service($)(6)	Service($)	Service($)	Period	Lockbox(7)	Management(8)	Other Loans	Borrower	NOI DSCR(2)(6)(9)	NCF DSCR(2)(6)(9)	Period(10)	Date
Loan	1	625 North Michigan Avenue(23)	04/06/2019	03/06/2026	No	03/06/2026	197,924	2,375,089			83	Hard	Springing	No		2.26x	2.00x	0	6
Loan	2	3 Columbus Circle(24)	04/11/2019	03/11/2029	No	03/11/2029	165,348	1,984,181	1,455,066	17,460,789	119	Hard	In Place	No		3.11x	2.91x	0	11
Loan	3	SSTII Self Storage Portfolio II	03/01/2019	02/01/2029	No	02/01/2029	197,708	2,372,500	241,644	2,899,722	118	Springing	Springing	No		1.75x	1.74x	5	1
Property	3.01	Nantucket
Property	3.02	Plantation
Property	3.03	Pollock
Property	3.04	Silverado Ranch
Property	3.05	Myrtle Beach - Jesse
Property	3.06	Port St. Lucie
Property	3.07	Myrtle Beach - Dick Pond
Property	3.08	Sahara
Property	3.09	Fort Pierce
Property	3.10	Sonoma
Loan	4	65 Broadway(24)	05/06/2019	04/06/2024	No	04/06/2024	166,785	2,001,417	64,629	775,549	60	Hard	In Place	No		3.34x	3.30x	0	6
Loan	5	Fairfax Multifamily Portfolio(24)(25)	02/06/2019	01/06/2029	No	01/06/2029	138,015	1,656,174	197,164	2,365,963	117	Soft	Springing	No	Group 1	3.02x	3.02x	0	6
Property	5.01	Ellipse at Fairfax Corner
Property	5.02	Townes at Herndon Center
Property	5.03	Windsor at Fair Lakes
Loan	6	AC by Marriott San Jose	05/01/2019	04/01/2029	No	04/01/2029	145,789	1,749,465	104,135	1,249,618	120	Hard	Springing	No		2.28x	2.05x	0	1
Loan	7	Amazon Distribution Livonia(23)	05/01/2019	05/01/2029	Yes	09/01/2032	107,151	1,285,814			121	Hard	Springing	No		3.56x	3.48x	0	1
Loan	8	Atrium Two(26)	01/06/2019	12/06/2028	No	12/06/2028	162,130	1,945,560	137,810	1,653,726	8	Hard	Springing	No		1.76x	1.52x	0	6
Loan	9	Village at Camp Bowie(26)	04/06/2019	03/06/2029	No	03/06/2029	111,731	1,340,767			119	Springing	Springing	No		2.28x	2.11x	0	6
Loan	10	Irving Market Center(26)	05/06/2019	04/06/2029	No	04/06/2029	116,045	1,392,543			36	Springing	Springing	No		1.88x	1.74x	0	6
Loan	11	FIGO Multifamily Portfolio I(23)	05/06/2019	04/06/2029	No	04/06/2029	121,552	1,458,623			24	Soft	Springing	No	Group 1	1.40x	1.32x	0	6
Property	11.01	Holly Sands
Property	11.02	Wilcrest Woods
Property	11.03	Meadowood Cuyahoga Falls
Property	11.04	Glen Arm Manor
Property	11.05	Slate Run
Property	11.06	Quail Call
Property	11.07	Beckford Place
Loan	12	Montgomery Commons(23)	05/06/2019	04/06/2029	No	04/06/2029	117,429	1,409,153			60	Springing	Springing	No		1.56x	1.44x	0	6
Loan	13	Loudoun Station – Building C	05/06/2019	04/06/2029	No	04/06/2029	85,674	1,028,083			120	Springing	Springing	No		1.85x	1.69x	0	6
Loan	14	Stern Multifamily Portfolio	02/06/2019	01/06/2029	No	01/06/2029	111,683	1,340,193	139,603	1,675,241	57	Soft	Springing	No		1.36x	1.28x	0	6
Property	14.01	Cypress Village Apartments
Property	14.02	Abington Apartments
Property	14.03	The Reserve at Winding Creek
Loan	15	Graham Fee Portfolio	05/06/2019	04/06/2029	No	04/06/2029	85,480	1,025,762			120	Hard	In Place	No		1.36x	1.36x	0	6
Property	15.01	The Shoppes at Susquehanna
Property	15.02	Center at Colony Mill
Loan	16	394 Broadway	05/01/2019	04/01/2029	No	04/01/2029	85,248	1,022,978			120	Soft	Springing	No		1.34x	1.32x	0	1
Loan	17	Shelbourne Global Portfolio II(26)	01/06/2019	12/06/2028	No	12/06/2028	82,476	989,708	176,734	2,120,802	116	Soft	Springing	No		2.02x	1.89x	0	6
Property	17.01	White Clay Office Park
Property	17.02	University Office Plaza
Loan	18	Gettysburg Marketplace	04/06/2019	03/06/2029	No	03/06/2029	89,436	1,073,230			0	Springing	Springing	No		1.50x	1.41x	0	6
Loan	19	Meadowlands Apartments(26)	04/06/2019	03/06/2029	No	03/06/2029	82,734	992,812			35	Springing	Springing	No		1.38x	1.33x	0	6
Loan	20	Courtyard by Marriott - Ogden(26)	04/01/2019	03/01/2029	No	03/01/2029	72,471	869,651			23	Hard	Springing	No		2.23x	1.93x	0	1
Loan	21	Entergy Building	05/01/2019	04/01/2029	No	04/01/2029	62,086	745,037			0	Hard	Springing	No		1.77x	1.49x	0	1
Loan	22	Aloha Mobile Home Park	05/01/2019	05/01/2029	No	05/01/2029	53,813	645,754			61	Springing	Springing	No		1.37x	1.35x	7	1
Loan	23	Wells County MHC Portfolio(26)	02/01/2019	01/01/2029	No	01/01/2029	52,072	624,860			33	Springing	Springing	No		1.35x	1.31x	5	1
Property	23.01	Bluffton Woods
Property	23.02	Silo Farms
Loan	24	Key Executive Office	05/06/2019	04/06/2029	No	04/06/2029	30,991	371,894			120	Springing	Springing	No		2.19x	2.08x	0	6
Loan	25	DoubleTree Neenah	05/06/2019	04/06/2029	No	04/06/2029	42,328	507,936			0	Springing	Springing	No		2.68x	2.34x	0	6
Loan	26	Fresenius Olympia	05/01/2019	04/01/2029	No	04/01/2029	39,901	478,810			60	Hard	Springing	No		1.54x	1.50x	0	1
Loan	27	24025 Katy Freeway	04/01/2019	03/01/2029	No	03/01/2029	27,147	325,763			119	Springing	Springing	No		2.92x	2.73x	7	1
Loan	28	Granite Landing Apartments	03/06/2019	02/06/2029	No	02/06/2029	32,009	384,105			0	Soft	Springing	No		1.36x	1.30x	0	6
Loan	29	Pacific Palm	05/06/2019	04/06/2029	No	04/06/2029	22,187	266,247			120	Springing	Springing	No		1.87x	1.77x	0	6
Loan	30	Twin Keys Apartments	04/06/2019	03/06/2029	No	03/06/2029	27,304	327,653			35	None	None	No		1.48x	1.42x	0	6
Loan	31	Fairfield Inn & Suites Marion	04/01/2019	03/01/2024	No	03/01/2024	29,755	357,055			0	Springing	Springing	No		2.15x	1.90x	7	1
Loan	32	Shannon Park Apartments	02/01/2019	01/01/2029	No	01/01/2029	26,108	313,299			57	Springing	Springing	No		1.49x	1.41x	7	1
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	05/01/2019	05/01/2029	No	05/01/2029	23,206	278,473			61	Springing	Springing	No		1.69x	1.61x	7	1
Property	33.01	Concord Pike Plaza
Property	33.02	Newport Shopping Center
Loan	34	98-104 Jefferson Street	05/01/2019	04/01/2029	No	04/01/2029	17,743	212,917			120	Soft	Springing	No		1.39x	1.38x	0	1
Loan	35	Best Western Plus Crawfordsville	05/06/2019	04/06/2029	No	04/06/2029	19,861	238,331			0	Springing	Springing	No		2.32x	2.05x	0	6
Loan	36	U-Store Self Storage Richland	03/01/2019	02/01/2029	No	02/01/2029	16,566	198,793			10	Springing	Springing	No		1.48x	1.45x	0	1
Loan	37	1021-1051 Tower Boulevard	05/01/2019	04/01/2024	No	04/01/2024	17,363	208,356			12	Springing	Springing	No		1.74x	1.56x	7	1

A-1-2

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					FIRREA	Cut-Off
Property			Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year
Flag	ID	Property Name	Value ($)(11)	As-of Date(11)	(Yes/No)	Ratio(2)(9)(11)(13)	Maturity or ARD(2)(9)(11)	Address	City	County	State	Zip Code	Built	Renovated
Loan	1	625 North Michigan Avenue(23)	79,700,000	11/01/2019	Yes	63.5%	63.5%	625 North Michigan Avenue	Chicago	Cook	IL	60611	1970	2004, 2007, 2014, 2016
Loan	2	3 Columbus Circle(24)	1,080,000,000	01/01/2019	Yes	45.4%	45.4%	3 Columbus Circle	New York	New York	NY	10019	1927	2010-2013
Loan	3	SSTII Self Storage Portfolio II	175,000,000	01/09/2019	Yes	59.4%	59.4%	Various	Various	Various	Various	Various	Various	Various
Property	3.01	Nantucket	38,500,000	11/19/2018	Yes			6 Sun Island Road	Nantucket	Nantucket	MA	02554	2011	NAP
Property	3.02	Plantation	24,400,000	11/14/2018	Yes			10325 West Broward Boulevard	Plantation	Broward	FL	33324	2001	NAP
Property	3.03	Pollock	16,000,000	11/15/2018	Yes			9890 Pollock Drive	Las Vegas	Clark	NV	89183	2000	NAP
Property	3.04	Silverado Ranch	15,600,000	11/15/2018	Yes			590 East Silverado Ranch Boulevard	Las Vegas	Clark	NV	89183	2002	NAP
Property	3.05	Myrtle Beach - Jesse	13,150,000	11/01/2018	Yes			338 Jesse Street	Myrtle Beach	Horry	SC	29579	1996	2007
Property	3.06	Port St. Lucie	11,100,000	11/23/2018	Yes			501 Northwest Business Center Drive	Port St. Lucie	St. Lucie	FL	34986	1996	NAP
Property	3.07	Myrtle Beach - Dick Pond	10,650,000	11/01/2018	Yes			4630 Dick Pond Road	Myrtle Beach	Horry	SC	29588	1999	NAP
Property	3.08	Sahara	10,000,000	11/15/2018	Yes			6318 West Sahara Avenue	Las Vegas	Clark	NV	89146	1989	NAP
Property	3.09	Fort Pierce	9,900,000	11/23/2018	Yes			3252 North US Highway 1	Fort Pierce	St. Lucie	FL	34946	2008	NAP
Property	3.10	Sonoma	9,600,000	11/13/2018	Yes			19240 Highway 12	Sonoma	Sonoma	CA	95476	1984	NAP
Loan	4	65 Broadway(24)	215,000,000	03/11/2019	Yes	25.8%	25.8%	65 Broadway	New York	New York	NY	10006	1914-1917	1978, 2008, 2015-2018
Loan	5	Fairfax Multifamily Portfolio(24)(25)	251,500,000	10/30/2018	Yes	33.8%	33.8%	Various	Various	Fairfax	VA	Various	Various	2018
Property	5.01	Ellipse at Fairfax Corner	109,900,000	10/30/2018	Yes			11842 Federalist Way	Fairfax	Fairfax	VA	22030	1989	2018
Property	5.02	Townes at Herndon Center	71,800,000	10/30/2018	Yes			500 & 508 Pride Avenue	Herndon	Fairfax	VA	20170	2002	2018
Property	5.03	Windsor at Fair Lakes	69,800,000	10/30/2018	Yes			4201 Lauries Way and 4106 Brickell Drive	Fairfax	Fairfax	VA	22033	1988	2018
Loan	6	AC by Marriott San Jose	100,500,000	03/01/2019	Yes	59.7%	59.7%	350 West Santa Clara Street	San Jose	Santa Clara	CA	95113	2016	NAP
Loan	7	Amazon Distribution Livonia(23)	87,500,000	03/14/2019	Yes	38.9%	38.9%	39000 Amrhein Road	Livonia	Wayne	MI	48150	2017	NAP
Loan	8	Atrium Two(26)	76,000,000	10/11/2018	Yes	73.0%	61.8%	221 East Fourth Street	Cincinnati	Hamilton	OH	45202	1984	2009
Loan	9	Village at Camp Bowie(26)	46,250,000	01/10/2019	Yes	61.6%	61.6%	6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way	Fort Worth	Tarrant	TX	76116	1957, 1972, 2015	2007
Loan	10	Irving Market Center(26)	35,500,000	02/18/2019	Yes	63.4%	55.7%	3909 West Airport Freeway	Irving	Dallas	TX	75062	1987	2017
Loan	11	FIGO Multifamily Portfolio I(23)	33,000,000	03/29/2019	Yes	67.9%	58.9%	Various	Various	Various	Various	Various	Various	2017
Property	11.01	Holly Sands	9,530,000	11/20/2018	Yes			5 Sandalwood Drive Northwest	Fort Walton Beach	Okaloosa	FL	32548	1985,1990	2017
Property	11.02	Wilcrest Woods	5,675,000	11/20/2018	Yes			701 Penn Waller Road	Savannah	Chatham	GA	31410	1986	2017
Property	11.03	Meadowood Cuyahoga Falls	4,300,000	11/20/2018	Yes			3202 Prange Drive	Cuyahoga Falls	Summit	OH	44223	1985	2017
Property	11.04	Glen Arm Manor	3,850,000	11/20/2018	Yes			2609 Gillionville Road	Albany	Dougherty	GA	31707	1984	2017
Property	11.05	Slate Run	3,170,000	11/20/2018	Yes			850 North Elm Street	Hopkinsville	Christian	KY	42240	1984	2017
Property	11.06	Quail Call	2,840,000	11/20/2018	Yes			2414 Brierwood Drive	Albany	Dougherty	GA	31705	1984	2017
Property	11.07	Beckford Place	2,210,000	11/21/2018	Yes			2900 South Memorial Drive	New Castle	Henry	IN	47362	1984	2017
Loan	12	Montgomery Commons(23)	34,800,000	02/11/2019	Yes	63.2%	58.3%	1200 Welsh Road	North Wales	Montgomery	PA	19454	1975	NAP
Loan	13	Loudoun Station – Building C	33,500,000	02/05/2019	Yes	59.7%	59.7%	43781 Central Station Drive	Ashburn	Loudoun	VA	20190	2015	NAP
Loan	14	Stern Multifamily Portfolio	65,600,000	Various	Yes	67.1%	63.6%	Various	Various	Various	Various	Various	Various	2017-2018
Property	14.01	Cypress Village Apartments	27,600,000	10/29/2018	Yes			11324 Hi Tower Drive	Bridgeton	Saint Louis	MO	63074	1967	2017-2018
Property	14.02	Abington Apartments	21,100,000	10/26/2018	Yes			4616 Scott Crossing Drive	Memphis	Shelby	TN	38128	1974	2017-2018
Property	14.03	The Reserve at Winding Creek	16,900,000	10/29/2018	Yes			7381 Normandie Court	Hazelwood	Saint Louis	MO	63042	1970	2017-2018
Loan	15	Graham Fee Portfolio	29,100,000	02/15/2019	Yes	66.7%	66.7%	Various	Various	Various	Various	Various	Various	Various
Property	15.01	The Shoppes at Susquehanna	22,000,000	02/15/2019	Yes			2547 Brindle Drive	Harrisburg	Dauphin	PA	17110	2004	NAP
Property	15.02	Center at Colony Mill	7,100,000	02/15/2019	Yes			149 Emerald Street	Keene	Cheshire	NH	03431	1984	NAP
Loan	16	394 Broadway	29,500,000	01/14/2019	Yes	63.2%	63.2%	394 Broadway	New York	New York	NY	10013	1920	2008-2009
Loan	17	Shelbourne Global Portfolio II(26)	93,700,000	10/12/2018	Yes	58.7%	58.7%	Various	Newark	New Castle	DE	Various	Various	NAP
Property	17.01	White Clay Office Park	61,200,000	10/12/2018	Yes			100-700 White Clay Center Drive	Newark	New Castle	DE	19711	1983-1987	NAP
Property	17.02	University Office Plaza	32,500,000	10/12/2018	Yes			256-263 Chapman Road	Newark	New Castle	DE	19702	1971-1983	NAP
Loan	18	Gettysburg Marketplace	23,500,000	01/01/2020	Yes	72.2%	59.1%	44 Natural Springs Road	Gettysburg	Adams	PA	17325	1998	NAP
Loan	19	Meadowlands Apartments(26)	27,000,000	02/01/2019	Yes	57.4%	50.8%	17310 Southeast Naegeli Drive	Portland	Multnomah	OR	97236	1991	NAP
Loan	20	Courtyard by Marriott - Ogden(26)	20,600,000	01/10/2019	Yes	65.5%	56.7%	247 24th Street	Ogden	Weber	UT	84401	1982	2015
Loan	21	Entergy Building	16,600,000	02/06/2019	Yes	69.3%	57.1%	1340 Echelon Parkway	Jackson	Hinds	MS	39213	1988	2019
Loan	22	Aloha Mobile Home Park	16,500,000	01/25/2019	Yes	59.4%	54.9%	3100 Hawthorne Street	Sarasota	Sarasota	FL	34239	1951-1954	1967, 1985, 1990, 2010, 2018
Loan	23	Wells County MHC Portfolio(26)	13,040,000	11/13/2018	Yes	74.4%	65.8%	Various	Various	Wells	IN	Various	Various	Various
Property	23.01	Bluffton Woods	7,800,000	11/13/2018	Yes			404 Eastmoore Drive	Bluffton	Wells	IN	46714	1970	2007
Property	23.02	Silo Farms	5,240,000	11/13/2018	Yes			11080 North State Road 1	Ossian	Wells	IN	46777	1970	2016
Loan	24	Key Executive Office	13,500,000	01/23/2019	Yes	59.3%	59.3%	100-104 Crandon Boulevard	Key Biscayne	Miami-Dade	FL	33149	1971	NAP
Loan	25	DoubleTree Neenah	13,500,000	03/01/2019	Yes	58.7%	48.2%	123 East Wisconsin Avenue	Neenah	Winnebago	WI	54956	1971	2017
Loan	26	Fresenius Olympia	11,700,000	02/12/2019	Yes	65.0%	59.8%	3406 12th Avenue Northeast	Olympia	Thurston	WA	98506	2018	NAP
Loan	27	24025 Katy Freeway	12,700,000	12/19/2018	Yes	49.6%	49.6%	24025 Katy Freeway	Katy	Fort Bend	TX	77494	2017	NAP
Loan	28	Granite Landing Apartments	7,500,000	11/19/2019	Yes	74.8%	62.7%	2305 East Seventh Street	Elk City	Beckham	OK	73644	2014	NAP
Loan	29	Pacific Palm	8,900,000	01/24/2019	Yes	58.4%	58.4%	5130, 5140 & 5150 East Florence Avenue	Bell	Los Angeles	CA	90201	1987	NAP
Loan	30	Twin Keys Apartments	8,300,000	02/08/2019	Yes	60.2%	53.5%	1457 Briarwood Road	Atlanta	Dekalb	GA	30319	1967	2008
Loan	31	Fairfield Inn & Suites Marion	8,000,000	02/01/2020	Yes	61.2%	56.0%	1400 Champion Drive	Marion	Williamson	IL	62959	2004	2011
Loan	32	Shannon Park Apartments	6,800,000	09/25/2018	Yes	70.0%	64.7%	103 Central Avenue	Goose Creek	Berkeley	SC	29445	1984	2017
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	6,550,000	02/13/2019	Yes	64.9%	60.0%	Various	Various	New Castle	DE	Various	Various	Various
Property	33.01	Concord Pike Plaza	4,900,000	02/13/2019	Yes			3901 Concord Pike	Wilmington	New Castle	DE	19803	2017	NAP
Property	33.02	Newport Shopping Center	1,650,000	02/13/2019	Yes			612 South Maryland Avenue	Newport	New Castle	DE	19804	1971	2016
Loan	34	98-104 Jefferson Street	6,300,000	01/29/2019	Yes	63.5%	63.5%	98-104 Jefferson Street	Brooklyn	Kings	NY	11206	2008	NAP
Loan	35	Best Western Plus Crawfordsville	6,000,000	01/28/2019	Yes	54.2%	41.2%	2600 Industrial Boulevard	Crawfordsville	Montgomery	IN	47933	2011	2016
Loan	36	U-Store Self Storage Richland	4,200,000	12/14/2018	Yes	71.4%	60.7%	7906 Gull Road	Richland	Kalamazoo	MI	49083	2005	NAP
Loan	37	1021-1051 Tower Boulevard	4,050,000	02/08/2019	Yes	70.4%	67.0%	1021-1051 Tower Boulevard	Lorain	Lorain	OH	44052	1972	2019

A-1-3

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Net		Loan per Net
			Rentable Area	Units	Rentable Area						Second Most	Second	Second	Second	Third Most
Property			(Sq. Ft./Units/	of	(Sq. Ft./Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Flag	ID	Property Name	Rooms/Pads)	Measure	Pads) ($)(2)	(# of payments)(12)(15)(16)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan	1	625 North Michigan Avenue(23)	289,594	Sq. Ft.	175	LO(25);DEF(54);O(5)	1/31/2019	8,399,801	4,791,047	3,608,754	12/31/2018	8,380,760	4,818,334	3,562,426	12/31/2017
Loan	2	3 Columbus Circle(24)	753,713	Sq. Ft.	650	LO(25);DEF(90);O(5)	12/31/2018	57,324,235	17,233,200	40,091,035	12/31/2017	50,952,874	16,254,125	34,698,749	12/31/2016
Loan	3	SSTII Self Storage Portfolio II	800,961	Sq. Ft.	130	LO(26);DEF(90);O(4)	12/31/2018	13,257,104	3,815,255	9,441,849	12/31/2017	10,615,278	3,311,727	7,303,551	NAP
Property	3.01	Nantucket	93,177	Sq. Ft.	270		12/31/2018	2,779,734	524,532	2,255,202	12/31/2017	983,717	151,344	832,373	NAP
Property	3.02	Plantation	88,849	Sq. Ft.	180		12/31/2018	2,008,624	617,859	1,390,765	12/31/2017	2,062,124	610,891	1,451,233	NAP
Property	3.03	Pollock	88,840	Sq. Ft.	118		12/31/2018	1,258,745	331,595	927,150	12/31/2017	1,074,248	296,858	777,390	NAP
Property	3.04	Silverado Ranch	89,988	Sq. Ft.	113		12/31/2018	1,189,408	287,142	902,266	12/31/2017	1,058,294	274,847	783,447	NAP
Property	3.05	Myrtle Beach - Jesse	93,715	Sq. Ft.	92		12/31/2018	1,167,253	283,609	883,644	12/31/2017	1,092,115	292,635	799,480	NAP
Property	3.06	Port St. Lucie	71,652	Sq. Ft.	101		12/31/2018	1,191,145	571,716	619,429	12/31/2017	1,108,000	562,782	545,218	NAP
Property	3.07	Myrtle Beach - Dick Pond	75,320	Sq. Ft.	93		12/31/2018	948,656	268,348	680,308	12/31/2017	924,420	266,226	658,194	NAP
Property	3.08	Sahara	76,425	Sq. Ft.	86		12/31/2018	922,547	300,580	621,967	12/31/2017	852,843	265,827	587,016	NAP
Property	3.09	Fort Pierce	85,245	Sq. Ft.	76		12/31/2018	982,310	360,634	621,676	12/31/2017	813,092	347,009	466,083	NAP
Property	3.10	Sonoma	37,750	Sq. Ft.	166		12/31/2018	808,682	269,240	539,442	12/31/2017	646,425	243,308	403,117	NAP
Loan	4	65 Broadway(24)	355,217	Sq. Ft.	156	LO(24);DEF(32);O(4)	1/31/2019	13,819,317	7,145,731	6,673,585	12/31/2018	14,072,763	7,079,045	6,993,719	12/31/2017
Loan	5	Fairfax Multifamily Portfolio(24)(25)	870	Units	97,701	LO(27);DEF(89);O(4)	10/31/2018	18,125,502	6,130,784	11,994,718	12/31/2017	18,188,673	6,093,957	12,094,717	12/31/2016
Property	5.01	Ellipse at Fairfax Corner	404	Units	91,633		10/31/2018	7,877,502	2,554,119	5,323,383	12/31/2017	7,882,028	2,627,325	5,254,703	12/31/2016
Property	5.02	Townes at Herndon Center	216	Units	111,842		10/31/2018	5,334,093	1,939,243	3,394,850	12/31/2017	5,293,622	1,889,303	3,404,319	12/31/2016
Property	5.03	Windsor at Fair Lakes	250	Units	95,289		10/31/2018	4,913,908	1,637,422	3,276,486	12/31/2017	5,013,024	1,577,329	3,435,695	12/31/2016
Loan	6	AC by Marriott San Jose	210	Rooms	285,714	LO(24);DEF(92);O(4)	2/28/2019	17,370,541	9,951,862	7,418,679	12/31/2018	16,895,186	9,719,014	7,176,172	NAP
Loan	7	Amazon Distribution Livonia(23)	1,009,292	Sq. Ft.	34	LO(24);DEF(92);O(5)	12/31/2018	5,774,511	1,151,948	4,622,563	NAP	0		0	NAP
Loan	8	Atrium Two(26)	655,863	Sq. Ft.	85	LO(28);DEF(88);O(4)	9/30/2018 Annualized	11,943,668	7,197,972	4,745,695	12/31/2017	12,168,329	6,499,840	5,668,489	12/31/2016
Loan	9	Village at Camp Bowie(26)	178,914	Sq. Ft.	159	LO(25);DEF(90);O(5)	12/31/2018	4,118,233	1,504,476	2,613,757	12/31/2017	3,838,214	1,471,084	2,367,129	12/31/2016
Loan	10	Irving Market Center(26)	227,002	Sq. Ft.	99	LO(24);DEForYM1(90);O(6)	12/31/2018	3,574,199	994,414	2,579,785	12/31/2017	3,417,140	959,391	2,457,749	12/31/2016
Loan	11	FIGO Multifamily Portfolio I(23)	474	Units	47,257	LO(24);DEF(92);O(4)	12/31/2018	3,862,140	1,791,652	2,070,488	12/31/2017	3,615,738	1,790,161	1,825,577	12/31/2016
Property	11.01	Holly Sands	124	Units	50,000		12/31/2018	1,125,653	422,300	703,353	12/31/2017	1,000,533	485,796	514,737	12/31/2016
Property	11.02	Wilcrest Woods	68	Units	67,059		12/31/2018	654,999	280,986	374,013	12/31/2017	616,325	270,110	346,215	12/31/2016
Property	11.03	Meadowood Cuyahoga Falls	59	Units	61,695		12/31/2018	519,440	222,891	296,549	12/31/2017	506,984	220,131	286,853	12/31/2016
Property	11.04	Glen Arm Manor	70	Units	37,429		12/31/2018	499,547	275,050	224,497	12/31/2017	479,300	255,537	223,763	12/31/2016
Property	11.05	Slate Run	57	Units	38,596		12/31/2018	380,521	191,075	189,446	12/31/2017	370,711	189,582	181,129	12/31/2016
Property	11.06	Quail Call	55	Units	32,182		12/31/2018	359,905	202,365	157,540	12/31/2017	332,845	191,305	141,540	12/31/2016
Property	11.07	Beckford Place	41	Units	34,390		12/31/2018	322,075	196,985	125,090	12/31/2017	309,040	177,700	131,340	12/31/2016
Loan	12	Montgomery Commons(23)	183,219	Sq. Ft.	120	LO(24);DEF(92);O(4)	1/31/2019	3,025,117	767,761	2,257,356	12/31/2018	3,068,161	781,273	2,286,888	12/31/2017
Loan	13	Loudoun Station – Building C	110,761	Sq. Ft.	181	LO(24);DEF(92);O(4)	2/28/2019	3,075,256	1,047,007	2,028,249	12/31/2018	2,927,291	1,041,073	1,886,218	12/31/2017
Loan	14	Stern Multifamily Portfolio	986	Units	45,639	LO(27);DEF(90);O(3)	11/30/2018	7,780,427	3,651,318	4,129,109	NAP				NAP
Property	14.01	Cypress Village Apartments	330	Units	54,545		11/30/2018	3,129,089	1,359,742	1,769,347	NAP				NAP
Property	14.02	Abington Apartments	384	Units	37,760		11/30/2018	2,526,065	1,070,629	1,455,436	NAP				NAP
Property	14.03	The Reserve at Winding Creek	272	Units	45,956		11/30/2018	2,125,273	1,220,947	904,326	NAP				NAP
Loan	15	Graham Fee Portfolio	213,415	Sq. Ft.	91	LO(24);DEF(92);O(4)	NAP				NAP				NAP
Property	15.01	The Shoppes at Susquehanna	110,339	Sq. Ft.	133		NAP				NAP				NAP
Property	15.02	Center at Colony Mill	103,076	Sq. Ft.	46		NAP				NAP				NAP
Loan	16	394 Broadway	32,285	Sq. Ft.	578	LO(24);DEF(92);O(4)	12/31/2018	1,499,002	389,174	1,109,828	12/31/2017	1,919,301	371,588	1,547,713	12/31/2016
Loan	17	Shelbourne Global Portfolio II(26)	676,538	Sq. Ft.	81	LO(28);DEF(89);O(3)	8/31/2018	9,859,275	4,118,616	5,740,659	12/31/2017	9,405,878	4,020,817	5,385,061	NAP
Property	17.01	White Clay Office Park	492,298	Sq. Ft.	74		8/31/2018	6,825,920	2,896,295	3,929,625	12/31/2017	6,572,660	2,860,748	3,711,913	NAP
Property	17.02	University Office Plaza	184,240	Sq. Ft.	102		8/31/2018	3,033,355	1,222,321	1,811,034	12/31/2017	2,833,218	1,160,069	1,673,148	NAP
Loan	18	Gettysburg Marketplace	85,520	Sq. Ft.	198	LO(25);DEF(90);O(5)	11/30/2018	2,059,233	424,785	1,634,448	12/31/2017	2,046,438	417,349	1,629,089	NAP
Loan	19	Meadowlands Apartments(26)	168	Units	92,262	LO(25);DEF(90);O(5)	1/31/2019	2,343,036	987,576	1,355,460	12/31/2018	2,337,168	993,777	1,343,391	12/31/2017
Loan	20	Courtyard by Marriott - Ogden(26)	193	Rooms	69,948	LO(25);DEF(90);O(5)	12/31/2018	6,619,730	4,627,996	1,991,734	12/31/2017	6,240,718	4,611,624	1,629,094	12/31/2016
Loan	21	Entergy Building	142,468	Sq. Ft.	81	LO(24);DEF(93);O(3)	12/31/2018	2,469,085	917,559	1,551,526	12/31/2017	2,433,160	1,071,197	1,361,963	12/31/2016
Loan	22	Aloha Mobile Home Park	280	Pads	35,000	LO(24);DEF(94);O(3)	2/28/2019	1,218,711	450,854	767,857	12/31/2018	1,200,261	466,022	734,239	12/31/2017
Loan	23	Wells County MHC Portfolio(26)	526	Pads	18,441	LO(27);DEF(90);O(3)	10/31/2018	1,562,470	854,201	708,269	12/31/2017	1,418,481	760,253	658,228	12/31/2016
Property	23.01	Bluffton Woods	336	Pads	17,268		10/31/2018	969,187	535,407	433,780	12/31/2017	890,754	472,371	418,383	12/31/2016
Property	23.02	Silo Farms	190	Pads	20,515		10/31/2018	593,283	318,795	274,488	12/31/2017	527,727	287,882	239,845	12/31/2016
Loan	24	Key Executive Office	29,019	Sq. Ft.	276	LO(24);YM1(92);O(4)	12/31/2018	1,159,454	311,409	848,045	12/31/2017	1,058,565	318,640	739,924	12/31/2016
Loan	25	DoubleTree Neenah	107	Rooms	74,112	LO(24);DEF(92);O(4)	2/28/2019	4,325,893	2,964,701	1,361,192	12/31/2018	4,228,679	2,874,121	1,354,558	NAP
Loan	26	Fresenius Olympia	15,500	Sq. Ft.	491	LO(24);DEF(93);O(3)	NAP	0		0	NAP	0		0	NAP
Loan	27	24025 Katy Freeway	39,557	Sq. Ft.	159	LO(25);DEF(92);O(3)	NAP	0		0	NAP	0		0	NAP
Loan	28	Granite Landing Apartments	100	Units	56,118	LO(26);DEF(90);O(4)	11/30/2018	790,394	308,104	482,290	12/31/2017	754,709	277,047	477,662	12/31/2016
Loan	29	Pacific Palm	22,429	Sq. Ft.	232	LO(24);DEF(91);O(5)	12/31/2018	701,057	175,153	525,904	12/31/2017	683,783	213,611	470,171	T-6 12/31/2016
Loan	30	Twin Keys Apartments	68	Units	73,529	LO(25);DEF(91);O(4)	1/31/2019	748,489	253,511	494,978	12/31/2018	748,102	254,464	493,638	12/31/2017
Loan	31	Fairfield Inn & Suites Marion	89	Rooms	54,994	LO(25);DEF(31);O(4)	12/31/2018	2,245,518	1,509,783	735,735	12/31/2017	2,495,269	1,526,425	968,844	12/31/2016
Loan	32	Shannon Park Apartments	96	Units	49,583	LO(27);DEF(90);O(3)	12/31/2018	983,623	483,471	500,152	12/31/2017	964,817	479,858	484,959	12/31/2016
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	17,827	Sq. Ft.	238	LO(24);DEF(94);O(3)	12/31/2018	605,994	112,269	493,725	NAP	134,060	28,377	105,683	NAP
Property	33.01	Concord Pike Plaza	10,127	Sq. Ft.	314		12/31/2018	456,284	85,763	370,521	NAP	0		0	NAP
Property	33.02	Newport Shopping Center	7,700	Sq. Ft.	139		12/31/2018	149,710	26,506	123,204	12/31/2017	134,060	28,377	105,683	NAP
Loan	34	98-104 Jefferson Street	8	Units	500,000	LO(24);DEF(91);O(5)	12/31/2018	378,600	63,488	315,112	12/31/2017	381,000	63,566	317,434	12/31/2016
Loan	35	Best Western Plus Crawfordsville	81	Rooms	40,123	LO(24);DEF(91);O(5)	12/31/2018	1,635,857	1,086,362	549,495	12/31/2017	1,504,884	1,073,832	431,052	NAP
Loan	36	U-Store Self Storage Richland	51,486	Sq. Ft.	58	LO(26);DEF(91);O(3)	12/31/2018	433,072	111,564	321,507	12/31/2017	414,316	130,609	283,708	12/31/2016
Loan	37	1021-1051 Tower Boulevard	108	Units	26,389	LO(24);DEF(34);O(2)	12/31/2018	645,976	283,371	362,605	12/31/2017	655,936	269,566	386,370	NAP

A-1-4

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third
Property			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Flag	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield(2)(9)(13)	Debt Yield(2)(9)(13)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)	Interest(3)(14)	Expiration
Loan	1	625 North Michigan Avenue(23)	6,602,307	4,587,062	2,015,246	10.6%	9.4%	6,319,632	10,508,203	5,128,734	5,379,469	28,959	595,517	4,754,993	Fee Simple
Loan	2	3 Columbus Circle(24)	50,161,202	14,968,652	35,192,550	12.3%	11.5%	73,890,665	79,416,007	18,918,555	60,497,452	150,743	3,752,630	56,594,080	Fee Simple
Loan	3	SSTII Self Storage Portfolio II	0		0	8.9%	8.8%	14,545,183	13,234,845	3,986,726	9,248,119	96,115		9,152,004	Fee Simple
Property	3.01	Nantucket	0		0			3,219,719	2,779,734	633,654	2,146,080	11,181		2,134,899	Fee Simple
Property	3.02	Plantation	0		0			2,258,442	2,008,624	624,317	1,384,307	10,662		1,373,645	Fee Simple
Property	3.03	Pollock	0		0			1,400,280	1,236,486	342,159	894,327	10,661		883,666	Fee Simple
Property	3.04	Silverado Ranch	0		0			1,328,184	1,189,408	290,149	899,259	10,799		888,460	Fee Simple
Property	3.05	Myrtle Beach - Jesse	0		0			1,248,349	1,167,253	290,613	876,640	11,246		865,394	Fee Simple
Property	3.06	Port St. Lucie	0		0			1,147,600	1,191,145	588,466	602,679	8,598		594,081	Fee Simple
Property	3.07	Myrtle Beach - Dick Pond	0		0			1,002,434	948,656	274,603	674,053	9,038		665,014	Fee Simple
Property	3.08	Sahara	0		0			985,354	922,547	303,420	619,127	9,171		609,956	Fee Simple
Property	3.09	Fort Pierce	0		0			1,081,414	982,310	366,758	615,552	10,229		605,323	Fee Simple
Property	3.10	Sonoma	0		0			873,407	808,682	272,586	536,096	4,530		531,566	Fee Simple
Loan	4	65 Broadway(24)	12,963,725	6,586,581	6,377,143	16.7%	16.5%	16,473,278	16,706,855	7,418,800	9,288,055	60,387	55,217	9,172,451	Fee Simple
Loan	5	Fairfax Multifamily Portfolio(24)(25)	17,889,471	5,861,186	12,028,285	14.3%	14.3%	18,808,255	18,241,279	6,080,490	12,160,789			12,160,789	Fee Simple
Property	5.01	Ellipse at Fairfax Corner	7,849,675	2,462,222	5,387,452			8,239,523	7,976,395	2,567,320	5,409,074			5,409,074	Fee Simple
Property	5.02	Townes at Herndon Center	5,124,060	1,818,218	3,305,843			5,343,872	5,248,050	1,924,280	3,323,770			3,323,770	Fee Simple
Property	5.03	Windsor at Fair Lakes	4,915,736	1,580,746	3,334,990			5,224,860	5,016,835	1,588,890	3,427,944			3,427,944	Fee Simple
Loan	6	AC by Marriott San Jose	0		0	11.4%	10.2%	15,922,077	17,370,541	10,527,180	6,843,361	694,822		6,148,539	Fee Simple
Loan	7	Amazon Distribution Livonia(23)	0		0	13.5%	13.2%	4,766,148	6,178,677	1,603,622	4,575,055	100,929		4,474,126	Fee Simple
Loan	8	Atrium Two(26)	12,894,620	6,736,249	6,158,371	11.4%	9.8%	7,625,282	13,696,665	7,346,080	6,350,584	131,523	757,040	5,462,022	Fee Simple
Loan	9	Village at Camp Bowie(26)	3,171,796	1,429,240	1,742,556	10.7%	9.9%	5,080,190	4,651,334	1,591,027	3,060,307	35,783	197,306	2,827,218	Fee Simple
Loan	10	Irving Market Center(26)	2,042,178	801,206	1,240,971	11.6%	10.8%	3,760,867	3,616,532	995,684	2,620,848	27,240	170,252	2,423,355	Fee Simple
Loan	11	FIGO Multifamily Portfolio I(23)	3,490,220	1,672,656	1,817,564	9.1%	8.6%	3,714,228	3,862,140	1,816,193	2,045,947	120,870		1,925,077	Fee Simple
Property	11.01	Holly Sands	1,015,345	393,161	622,184			1,078,632	1,125,653	433,829	691,825	31,620		660,205	Fee Simple
Property	11.02	Wilcrest Woods	590,483	230,499	359,984			618,288	654,999	281,800	373,199	17,340		355,859	Fee Simple
Property	11.03	Meadowood Cuyahoga Falls	485,580	204,180	281,400			499,524	519,440	220,152	299,288	15,045		284,243	Fee Simple
Property	11.04	Glen Arm Manor	425,928	263,996	161,932			461,064	499,547	276,506	223,041	17,850		205,191	Fee Simple
Property	11.05	Slate Run	380,043	193,106	186,937			398,340	380,521	194,255	186,267	14,535		171,732	Fee Simple
Property	11.06	Quail Call	318,866	194,638	124,228			355,668	359,905	207,676	152,229	14,025		138,204	Fee Simple
Property	11.07	Beckford Place	273,975	193,076	80,899			302,712	322,075	201,975	120,100	10,455		109,645	Fee Simple
Loan	12	Montgomery Commons(23)	2,909,752	688,076	2,221,676	10.0%	9.2%	3,110,306	2,954,791	754,078	2,200,712	36,644	137,414	2,026,654	Fee Simple
Loan	13	Loudoun Station – Building C	2,299,401	928,977	1,370,424	9.5%	8.7%	3,546,942	3,377,160	1,472,085	1,905,075	16,614	150,564	1,737,896	Fee Simple
Loan	14	Stern Multifamily Portfolio				9.3%	8.8%	8,097,132	7,929,722	3,818,555	4,111,166	252,144		3,859,022	Fee Simple
Property	14.01	Cypress Village Apartments						3,149,520	3,227,489	1,375,702	1,851,787	91,875		1,759,912	Fee Simple
Property	14.02	Abington Apartments						2,665,800	2,532,082	1,191,890	1,340,192	96,369		1,243,823	Fee Simple
Property	14.03	The Reserve at Winding Creek						2,281,812	2,170,151	1,250,964	919,187	63,900		855,287	Fee Simple
Loan	15	Graham Fee Portfolio				7.2%	7.2%	1,400,000	1,400,000		1,400,000			1,400,000	Fee Simple
Property	15.01	The Shoppes at Susquehanna													Fee Simple
Property	15.02	Center at Colony Mill													Fee Simple
Loan	16	394 Broadway	1,875,589	352,455	1,523,134	7.3%	7.2%	1,835,508	1,799,781	431,767	1,368,014	4,843	16,143	1,347,029	Fee Simple
Loan	17	Shelbourne Global Portfolio II(26)	0		0	11.4%	10.7%	8,779,477	10,439,667	4,165,229	6,274,437	96,717	288,269	5,889,451	Fee Simple
Property	17.01	White Clay Office Park	0		0			4,991,959	7,078,874	2,942,641	4,136,232	69,081	196,149	3,871,002	Fee Simple
Property	17.02	University Office Plaza	0		0			3,787,518	3,360,793	1,222,588	2,138,205	27,636	92,120	2,018,449	Fee Simple
Loan	18	Gettysburg Marketplace	0		0	9.5%	8.9%	1,856,916	2,117,716	511,232	1,606,484	23,946	68,573	1,513,966	Fee Simple
Loan	19	Meadowlands Apartments(26)	2,221,205	955,589	1,265,616	8.9%	8.6%	2,363,250	2,360,901	988,571	1,372,330	47,040		1,325,290	Fee Simple
Loan	20	Courtyard by Marriott - Ogden(26)	6,065,886	4,674,751	1,391,135	14.4%	12.4%	5,955,557	6,619,730	4,676,282	1,943,448	264,789		1,678,659	Fee Simple
Loan	21	Entergy Building	2,198,283	1,000,487	1,197,796	11.5%	9.6%	2,421,686	2,333,275	1,011,896	1,321,379		213,190	1,108,189	Fee Simple
Loan	22	Aloha Mobile Home Park	1,125,540	467,816	657,724	9.0%	8.9%	1,346,081	1,359,996	474,875	885,121	14,000		871,121	Fee Simple
Loan	23	Wells County MHC Portfolio(26)	1,307,784	707,714	600,070	8.7%	8.4%	1,972,896	1,673,357	830,742	842,615	26,300		816,315	Fee Simple
Property	23.01	Bluffton Woods	810,850	422,657	388,193			1,244,160	1,041,006	512,580	528,426	16,800		511,626	Fee Simple
Property	23.02	Silo Farms	496,934	285,057	211,877			728,736	632,351	318,162	314,189	9,500		304,689	Fee Simple
Loan	24	Key Executive Office	1,019,663	299,679	719,984	10.2%	9.7%	1,322,281	1,189,739	375,511	814,228	11,871	29,019	773,338	Fee Simple
Loan	25	DoubleTree Neenah	0		0	17.2%	15.0%	4,325,893	4,325,893	2,965,117	1,360,776	173,036		1,187,740	Fee Simple
Loan	26	Fresenius Olympia	0		0	9.7%	9.4%	803,860	817,371	81,052	736,319	2,325	15,500	718,494	Fee Simple
Loan	27	24025 Katy Freeway	0		0	15.1%	14.1%	1,026,008	1,337,504	385,847	951,657	5,934	56,373	889,350	Fee Simple
Loan	28	Granite Landing Apartments	637,650	299,714	337,936	9.3%	8.9%	879,740	804,295	281,215	523,080	22,200		500,880	Fee Simple
Loan	29	Pacific Palm	339,003	66,635	272,369	9.6%	9.0%	744,445	707,222	209,783	497,440	4,486	22,429	470,525	Fee Simple
Loan	30	Twin Keys Apartments	653,289	230,661	422,628	9.7%	9.3%	794,215	748,489	265,048	483,441	17,929		465,511	Fee Simple
Loan	31	Fairfield Inn & Suites Marion	2,349,719	1,464,800	884,919	15.7%	13.9%	2,192,446	2,245,542	1,476,646	768,896	89,822		679,074	Fee Simple
Loan	32	Shannon Park Apartments	944,804	513,713	431,091	9.8%	9.3%	1,024,224	976,446	508,956	467,490	26,667		440,823	Fee Simple
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	0		0	11.0%	10.6%	515,541	596,962	127,713	469,249	2,674	17,828	448,747	Fee Simple
Property	33.01	Concord Pike Plaza	0		0			385,637	447,446	96,722	350,724	1,519	10,128	339,077	Fee Simple
Property	33.02	Newport Shopping Center	0		0			129,904	149,516	30,991	118,525	1,155	7,700	109,670	Fee Simple
Loan	34	98-104 Jefferson Street	377,700	57,035	320,665	7.4%	7.4%	373,500	362,295	66,704	295,591	854		294,737	Fee Simple
Loan	35	Best Western Plus Crawfordsville	0		0	17.0%	15.0%	1,635,857	1,635,857	1,082,298	553,559	65,434		488,125	Fee Simple
Loan	36	U-Store Self Storage Richland	384,211	130,780	253,431	9.8%	9.6%	438,262	448,192	153,933	294,260	5,449		288,811	Fee Simple
Loan	37	1021-1051 Tower Boulevard	0		0	12.7%	11.4%	647,488	649,603	287,193	362,410	37,800		324,610	Fee Simple

A-1-5

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ground Lease			Lease			Lease			Lease
Flag	ID	Property Name	Extension Terms	Largest Tenant (17)(19)	Sq. Ft.	Expiration (18)	2nd Largest Tenant	Sq. Ft.	Expiration (18)	3rd Largest Tenant (17)(19)	Sq. Ft.	Expiration
Loan	1	625 North Michigan Avenue(23)		Northwestern University	77,198	07/31/2030	Solomon Cordwell Buenz & Associates, Inc.	39,363	08/31/2024	SS Research, L.L.C. dba Schlesinger	18,996	05/31/2025
Loan	2	3 Columbus Circle(24)		Young & Rubicam, Inc.	375,236	08/31/2033	Emerge 212 3CC LLC	57,359	02/29/2028	Nordstrom	46,991	10/31/2039
Loan	3	SSTII Self Storage Portfolio II
Property	3.01	Nantucket		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.02	Plantation		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.03	Pollock		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.04	Silverado Ranch		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.05	Myrtle Beach - Jesse		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.06	Port St. Lucie		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.07	Myrtle Beach - Dick Pond		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.08	Sahara		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.09	Fort Pierce		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.10	Sonoma		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	65 Broadway(24)		Arbor E&T	56,587	03/25/2029	Kofinas Fertility Services, PC	34,396	01/31/2034	Stella Adler	26,923	07/31/2034
Loan	5	Fairfax Multifamily Portfolio(24)(25)
Property	5.01	Ellipse at Fairfax Corner		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.02	Townes at Herndon Center		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.03	Windsor at Fair Lakes		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	AC by Marriott San Jose		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	Amazon Distribution Livonia(23)		Amazon	1,009,292	09/30/2032	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Atrium Two(26)		Cincinnati Bell	239,943	09/30/2030	Federal Home Loan Bank	78,794	09/30/2026	Kroger	74,365	9/30/2023
Loan	9	Village at Camp Bowie(26)		Sprouts	28,037	07/31/2025	Tuesday Morning	17,444	02/28/2027	Phenix Salon Suites	8,461	02/28/2027
Loan	10	Irving Market Center(26)		Best Buy	30,000	01/31/2027	Ross Dress for Less	30,000	01/31/2024	PetSmart	23,988	07/31/2020
Loan	11	FIGO Multifamily Portfolio I(23)
Property	11.01	Holly Sands		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.02	Wilcrest Woods		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.03	Meadowood Cuyahoga Falls		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.04	Glen Arm Manor		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.05	Slate Run		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.06	Quail Call		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.07	Beckford Place		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Montgomery Commons(23)		Redners Warehouse	53,454	06/30/2032	2nd Avenue Value Stores	27,515	11/30/2020	Dollar Tree	14,458	01/31/2020
Loan	13	Loudoun Station – Building C		AMC Theater	53,601	03/31/2025	IT Cadre	16,915	11/30/2025	Loudon County Dept of Economic Development	9,280	06/30/2026
Loan	14	Stern Multifamily Portfolio
Property	14.01	Cypress Village Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	14.02	Abington Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	14.03	The Reserve at Winding Creek		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Graham Fee Portfolio
Property	15.01	The Shoppes at Susquehanna		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Center at Colony Mill		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	394 Broadway		Maven Clinic	9,800	09/15/2021	Andrew Kreps Gallery	7,785	08/31/2028	Hypebeast	4,900	12/31/2019
Loan	17	Shelbourne Global Portfolio II(26)
Property	17.01	White Clay Office Park		Chase Bank USA	190,492	07/31/2023	Sardo & Sons Warehousing	125,000	04/30/2021	Citigroup	88,471	03/31/2022
Property	17.02	University Office Plaza		The State of DE - DAS	24,803	12/31/2019	State of DE Dept of H&SS	24,285	08/31/2028	Dept of Health	6,750	06/30/2025
Loan	18	Gettysburg Marketplace		GIANT	66,674	11/30/2028	Pet Valu	4,236	11/30/2028	Arby’s	2,700	4/30/2024
Loan	19	Meadowlands Apartments(26)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Courtyard by Marriott - Ogden(26)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Entergy Building		Entergy Operations, Inc.	142,198	07/11/2026	Riverland Credit Union	270	07/31/2021	NAP	NAP	NAP
Loan	22	Aloha Mobile Home Park		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Wells County MHC Portfolio(26)
Property	23.01	Bluffton Woods		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.02	Silo Farms		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Key Executive Office		Wells Fargo Bank	3,232	08/31/2023	Vehicle Solutions Corp.	2,190	07/31/2021	Weber Studio, LLC	1,119	04/30/2020
Loan	25	DoubleTree Neenah		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Fresenius Olympia		Renal Care Group Northwest, Inc. dba Fresenius Kidney Care Lacey	11,170	06/30/2033	Fresenius Management Services, Inc.	4,330	06/30/2033	NAP	NAP	NAP
Loan	27	24025 Katy Freeway		The Woodlands Religious Community, Inc. (d/b/a Work Force Solutions)	11,600	09/30/2023	FreeRolls Poker Club	9,611	10/31/2023	Roberts Carpet & Fine Floors	7,466	12/31/2030
Loan	28	Granite Landing Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Pacific Palm		State of CA - Mobility	4,734	03/31/2021	State of CA - Department of Rehab.	3,920	11/30/2019	TitleMax	3,850	12/31/2023
Loan	30	Twin Keys Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Fairfield Inn & Suites Marion		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Shannon Park Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)
Property	33.01	Concord Pike Plaza		Seasons Pizza (Concord)	3,701	12/31/2033	Gym Source USA	3,062	01/31/2027	Sweet Nels	2,233	12/31/2033
Property	33.02	Newport Shopping Center		Seasons Pizza (Newport)	3,500	12/31/2033	Soccer Store	2,000	10/31/2023	Mi Pueblito Market	1,100	12/31/2027
Loan	34	98-104 Jefferson Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Best Western Plus Crawfordsville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	U-Store Self Storage Richland		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	1021-1051 Tower Boulevard		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront	Monthly	Upfront
Property					Lease			Lease		Occupancy	Replacement	Replacement	TI/LC
Flag	ID	Property Name	4th Largest Tenant (17)	Sq. Ft.	Expiration (18)	5th Largest Tenant (17)	Sq. Ft.	Expiration	Occupancy	As-of Date	Reserves($)	Reserves ($)(21)(22)	Reserves ($)
Loan	1	625 North Michigan Avenue(23)	Golub & Company Realty LLC	13,316	12/31/2023	The Spencer Foundation	13,089	11/30/2021	91.8%	03/04/2019		Springing	2,093,319
Loan	2	3 Columbus Circle(24)	Jazz At Lincoln Center, Inc.	30,653	04/30/2028	Josephson	22,742	12/31/2032	97.2%	01/01/2019		Springing
Loan	3	SSTII Self Storage Portfolio II							88.4%	03/26/2019	8,009	8,009
Property	3.01	Nantucket	NAP	NAP	NAP	NAP	NAP	NAP	86.5%	03/26/2019
Property	3.02	Plantation	NAP	NAP	NAP	NAP	NAP	NAP	90.2%	03/26/2019
Property	3.03	Pollock	NAP	NAP	NAP	NAP	NAP	NAP	90.5%	03/26/2019
Property	3.04	Silverado Ranch	NAP	NAP	NAP	NAP	NAP	NAP	87.9%	03/26/2019
Property	3.05	Myrtle Beach - Jesse	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	03/26/2019
Property	3.06	Port St. Lucie	NAP	NAP	NAP	NAP	NAP	NAP	85.0%	03/26/2019
Property	3.07	Myrtle Beach - Dick Pond	NAP	NAP	NAP	NAP	NAP	NAP	83.5%	03/26/2019
Property	3.08	Sahara	NAP	NAP	NAP	NAP	NAP	NAP	91.0%	03/26/2019
Property	3.09	Fort Pierce	NAP	NAP	NAP	NAP	NAP	NAP	90.3%	03/26/2019
Property	3.10	Sonoma	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	03/26/2019
Loan	4	65 Broadway(24)	Great American Insurance	20,995	05/31/2020	New York Cares Inc.	17,441	06/30/2023	98.7%	04/01/2019		5,032	1,500,000
Loan	5	Fairfax Multifamily Portfolio(24)(25)							94.6%	11/13/2018	11,136,554	Springing
Property	5.01	Ellipse at Fairfax Corner	NAP	NAP	NAP	NAP	NAP	NAP	94.3%	11/13/2018
Property	5.02	Townes at Herndon Center	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	11/13/2018
Property	5.03	Windsor at Fair Lakes	NAP	NAP	NAP	NAP	NAP	NAP	95.6%	11/13/2018
Loan	6	AC by Marriott San Jose	NAP	NAP	NAP	NAP	NAP	NAP	80.7%	02/28/2019		1/12 of 4% of gross income for the prior calendar year
Loan	7	Amazon Distribution Livonia(23)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2019
Loan	8	Atrium Two(26)	GSA - US Bankruptcy Court	40,112	5/24/2025	GSA - US Attorney’s Office	35,000	10/31/2021	94.2%	10/12/2018		13,672	865,378
Loan	9	Village at Camp Bowie(26)	Champions School of RE	7,000	01/31/2026	Dancemakers of Texas	6,410	10/31/2021	89.9%	02/20/2019		2,982	650,000
Loan	10	Irving Market Center(26)	Burke’s Outlet Stores	20,000	01/31/2025	K&G Menswear	20,000	02/28/2022	96.0%	03/01/2019		2,270	250,000
Loan	11	FIGO Multifamily Portfolio I(23)							93.1%	Various		36,808
Property	11.01	Holly Sands	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	03/15/2019
Property	11.02	Wilcrest Woods	NAP	NAP	NAP	NAP	NAP	NAP	97.1%	03/15/2019
Property	11.03	Meadowood Cuyahoga Falls	NAP	NAP	NAP	NAP	NAP	NAP	96.6%	03/15/2019
Property	11.04	Glen Arm Manor	NAP	NAP	NAP	NAP	NAP	NAP	92.9%	03/15/2019
Property	11.05	Slate Run	NAP	NAP	NAP	NAP	NAP	NAP	87.7%	03/08/2019
Property	11.06	Quail Call	NAP	NAP	NAP	NAP	NAP	NAP	89.1%	03/15/2019
Property	11.07	Beckford Place	NAP	NAP	NAP	NAP	NAP	NAP	90.2%	03/15/2019
Loan	12	Montgomery Commons(23)	Retro Fitness	12,551	02/28/2023	Children of America	10,000	10/31/2022	100.0%	03/18/2019		3,054
Loan	13	Loudoun Station – Building C	Pearson Smith Realty	7,516	12/31/2026	Black Finn	6,470	12/31/2025	98.5%	03/26/2019		1,385
Loan	14	Stern Multifamily Portfolio							93.2%	11/30/2018	358,000	20,542
Property	14.01	Cypress Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	95.5%	11/30/2018
Property	14.02	Abington Apartments	NAP	NAP	NAP	NAP	NAP	NAP	91.9%	11/30/2018
Property	14.03	The Reserve at Winding Creek	NAP	NAP	NAP	NAP	NAP	NAP	92.3%	11/30/2018
Loan	15	Graham Fee Portfolio							NAP	NAP
Property	15.01	The Shoppes at Susquehanna	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Center at Colony Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	394 Broadway	Metric Digital	4,900	11/30/2020	Fatherly (IR Media Ventures)	4,900	03/14/2020	100.0%	02/01/2019	15,000	Springing	100,000
Loan	17	Shelbourne Global Portfolio II(26)							93.2%	11/05/2018		8,060	3,000,000
Property	17.01	White Clay Office Park	First Data Corporation	46,458	08/31/2022	Walgreens Eastern Co, Inc.	14,000	07/31/2020	95.2%	11/05/2018
Property	17.02	University Office Plaza	DE Sleep Disorder Centers	6,485	12/31/2024	Substation Engineering Co	6,101	02/28/2019	87.8%	11/05/2018
Loan	18	Gettysburg Marketplace	AT&T	2,667	9/30/2024	Papa John’s Pizza	1,200	01/31/2029	92.0%	02/19/2019		1,995
Loan	19	Meadowlands Apartments(26)	NAP	NAP	NAP	NAP	NAP	NAP	92.3%	02/01/2019		3,920
Loan	20	Courtyard by Marriott - Ogden(26)	NAP	NAP	NAP	NAP	NAP	NAP	77.0%	12/31/2018	22,066	22,066
Loan	21	Entergy Building	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/01/2019			1,778,171
Loan	22	Aloha Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	67.5%	03/01/2019		1,167
Loan	23	Wells County MHC Portfolio(26)							83.5%	12/06/2018	2,192	2,192
Property	23.01	Bluffton Woods	NAP	NAP	NAP	NAP	NAP	NAP	82.4%	12/06/2018
Property	23.02	Silo Farms	NAP	NAP	NAP	NAP	NAP	NAP	85.3%	12/06/2018
Loan	24	Key Executive Office	Village Arquitects	1,050	10/31/2019	The Berenguer Group	1,003	03/31/2020	89.5%	03/19/2019		990	60,000
Loan	25	DoubleTree Neenah	NAP	NAP	NAP	NAP	NAP	NAP	66.9%	02/28/2019		7,210
Loan	26	Fresenius Olympia	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/01/2019	11,625	Springing
Loan	27	24025 Katy Freeway	Safelite Auto Glass	5,000	09/30/2027	GEICO	2,400	11/30/2022	100.0%	01/01/2019		Springing
Loan	28	Granite Landing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	90.0%	03/04/2019		1,850
Loan	29	Pacific Palm	Grant Medical Clinic	1,360	08/31/2027	Conde Cakes	1,360	05/31/2022	100.0%	02/01/2019		374	125,000
Loan	30	Twin Keys Apartments	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/28/2019		1,494
Loan	31	Fairfield Inn & Suites Marion	NAP	NAP	NAP	NAP	NAP	NAP	70.2%	12/31/2018		Springing
Loan	32	Shannon Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/31/2019	445,890	3,000
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)							100.0%	03/01/2019		223	40,000
Property	33.01	Concord Pike Plaza	Evaness MedSpa	1,131	07/31/2022	NAP	NAP	NAP	100.0%	03/01/2019
Property	33.02	Newport Shopping Center	Snip Salon	1,100	12/31/2023	NAP	NAP	NAP	100.0%	03/01/2019
Loan	34	98-104 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/14/2019	15,000	Springing
Loan	35	Best Western Plus Crawfordsville	NAP	NAP	NAP	NAP	NAP	NAP	57.5%	12/31/2018		5,453
Loan	36	U-Store Self Storage Richland	NAP	NAP	NAP	NAP	NAP	NAP	89.9%	01/07/2019	454	454
Loan	37	1021-1051 Tower Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	02/22/2019		3,150

A-1-7

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other
Property			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other	Reserves
Flag	ID	Property Name	Reserves ($)(22)	Reserves ($)	Reserves ($)	Reserves($)	Reserves ($)	Reserve($)	Reserves ($)	Reserves ($)	Description(20)
Loan	1	625 North Michigan Avenue(23)	Springing	400,000	200,000		Springing		977,202		Gap Rent Reserve Funds ($210,550); Rent Concession Funds ($766,652)
Loan	2	3 Columbus Circle(24)	Springing		Springing		Springing		2,668,685	Springing	Outstanding TI/LC Reserve (Upfront: $1,820,891); Free Rent Reserve ($847,794); Young & Rubicam Reserve (Monthly Springing: Excess Cash Flow)
Loan	3	SSTII Self Storage Portfolio II		316,559	87,322		Springing	119,623
Property	3.01	Nantucket
Property	3.02	Plantation
Property	3.03	Pollock
Property	3.04	Silverado Ranch
Property	3.05	Myrtle Beach - Jesse
Property	3.06	Port St. Lucie
Property	3.07	Myrtle Beach - Dick Pond
Property	3.08	Sahara
Property	3.09	Fort Pierce
Property	3.10	Sonoma
Loan	4	65 Broadway(24)	Springing	932,000	233,000	183,300	15,275	33,330	12,578,779	Springing	Free Rent Reserve ($4,505,033); TI/LC Reserve ($8,073,745); Primary Tenant Reserve (Monthly Springing: Excess Cash Flow)
Loan	5	Fairfax Multifamily Portfolio(24)(25)		483,000	241,500	249,500	29,617	216,938
Property	5.01	Ellipse at Fairfax Corner
Property	5.02	Townes at Herndon Center
Property	5.03	Windsor at Fair Lakes
Loan	6	AC by Marriott San Jose			Springing		Springing
Loan	7	Amazon Distribution Livonia(23)		507,975	73,442	23,069	11,535
Loan	8	Atrium Two(26)	51,175	1,148,336	164,048		Springing		81,108	Springing	Upfront Free Rent Reserve (Upfront: $81,108); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)
Loan	9	Village at Camp Bowie(26)	Springing	317,040	63,408	70,583	5,042		272,080		Spectrum TI Reserve (Upfront: $146,475); Life Kick TI Reserve (Upfront: $120,480); Tribe Salon TI Reserve (Upfront: $5,125)
Loan	10	Irving Market Center(26)	14,188	178,273	44,568	45,848	3,275
Loan	11	FIGO Multifamily Portfolio I(23)		92,150	16,608	79,538	8,838	156,118	366,615		Roof Replacement Reserve (Upfront: $366,615)
Property	11.01	Holly Sands
Property	11.02	Wilcrest Woods
Property	11.03	Meadowood Cuyahoga Falls
Property	11.04	Glen Arm Manor
Property	11.05	Slate Run
Property	11.06	Quail Call
Property	11.07	Beckford Place
Loan	12	Montgomery Commons(23)	11,451	218,365	28,674	26,073	4,346	15,250	403,448	Springing	Redners Estoppel Reserve ($375,000); Dollar Tree Estoppel Escrow ($28,448); Major Tenant Reserve (Monthly Springing: Excess Cash Flow)
Loan	13	Loudoun Station – Building C	20,768	147,568	24,595		Springing		236,986		IT Cadre Free Rent Reserve
Loan	14	Stern Multifamily Portfolio		134,691	44,746	227,798	34,035	567,000	1,100,000		Performance Holdback Reserve (Upfront: $1,000,000); Flood Insurance Reserve (Upfront: $100,000)
Property	14.01	Cypress Village Apartments
Property	14.02	Abington Apartments
Property	14.03	The Reserve at Winding Creek
Loan	15	Graham Fee Portfolio			0	3,623	1,811		175,000		Ground Lease - New Hampshire Reserve
Property	15.01	The Shoppes at Susquehanna
Property	15.02	Center at Colony Mill
Loan	16	394 Broadway	Springing	107,768	26,942	20,059	2,507	2,530	30,900	Springing	Initial Rent Credit Holdback (Upfront: $30,900); Lease Sweep Funds (Monthly: Springing)
Loan	17	Shelbourne Global Portfolio II(26)	Springing	273,402	91,134	41,067	9,676	227,250	17,050		Free Rent Holdback Reserve (Upfront: $17,050)
Property	17.01	White Clay Office Park
Property	17.02	University Office Plaza
Loan	18	Gettysburg Marketplace	7,127	108,424	15,986		Springing		385,000	Springing	Roof Repair Reserve (Upfront: $385,000); Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	19	Meadowlands Apartments(26)		92,233	18,447		Springing	135,671
Loan	20	Courtyard by Marriott - Ogden(26)		138,680	27,736	15,825	3,956			Springing	Required Future PIP Reserve (Springing)
Loan	21	Entergy Building	17,775	66,541	22,180		Springing		1,784,793		Capital Improvements Reserve (Upfront: $1,784,793)
Loan	22	Aloha Mobile Home Park		80,921	16,184	6,906	2,302	300,860	600,000		Economic Achievement Reserve (Upfront: $600,000)
Loan	23	Wells County MHC Portfolio(26)		16,020	5,340		Springing
Property	23.01	Bluffton Woods
Property	23.02	Silo Farms
Loan	24	Key Executive Office	Springing	82,769	13,795	38,788	3,500
Loan	25	DoubleTree Neenah		29,144	7,286		Springing
Loan	26	Fresenius Olympia	Springing	7,943	908	9,263	712		136,000		Management Fee Reserve ($36,000); Upfront Reserve ($100,000)
Loan	27	24025 Katy Freeway	Springing		Springing		Springing			Springing	Woodlands Trigger Lease Reserve (Monthly Springing: Excess Cash Flow); Roberts Trigger Lease Reserve (Monthly Springing: Excess Cash Flow)
Loan	28	Granite Landing Apartments			4,134	6,095	3,047
Loan	29	Pacific Palm	1,869	21,321	10,660	9,536	867			Springing	Major Tenant Reserve Funds
Loan	30	Twin Keys Apartments		32,118	6,424	17,244	1,437	7,125
Loan	31	Fairfield Inn & Suites Marion		57,473	8,210	3,822	1,911		1,132,000		PIP Reserve (Upfront: $1,132,000)
Loan	32	Shannon Park Apartments		5,983	5,983	10,893	5,446
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	1,667	31,692	3,962	7,171	1,793			Springing	Trigger Lease Reserve (Monthly Springing: Excess Cash Flow)
Property	33.01	Concord Pike Plaza
Property	33.02	Newport Shopping Center
Loan	34	98-104 Jefferson Street		2,125	2,125	1,600	800	4,800
Loan	35	Best Western Plus Crawfordsville		23,322	3,887	5,996	2,998
Loan	36	U-Store Self Storage Richland		1,812	1,812	2,545	636
Loan	37	1021-1051 Tower Boulevard		44,605	7,162	11,103	3,701	87,500

A-1-8

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental
Property			Report	Engineering	Date of	PML /	Loan
Flag	ID	Property Name	Date	Report Date	Seismic Report	SEL (%)	Purpose	Sponsor
Loan	1	625 North Michigan Avenue(23)	12/31/2018	12/28/2018	NAP	NAP	Acquisition	Golub & Company Realty LLC
Loan	2	3 Columbus Circle(24)	01/22/2019	01/22/2019	NAP	NAP	Refinance	Joseph Moinian
Loan	3	SSTII Self Storage Portfolio II	Various	Various	Various	Various	Refinance	SmartStop Asset Management, LLC
Property	3.01	Nantucket	12/05/2018	11/29/2018	NAP	NAP
Property	3.02	Plantation	12/05/2018	12/02/2018	NAP	NAP
Property	3.03	Pollock	12/05/2018	12/04/2018	NAP	NAP
Property	3.04	Silverado Ranch	12/05/2018	11/30/2018	NAP	NAP
Property	3.05	Myrtle Beach - Jesse	12/05/2018	12/10/2018	NAP	NAP
Property	3.06	Port St. Lucie	12/07/2018	12/07/2018	NAP	NAP
Property	3.07	Myrtle Beach - Dick Pond	12/05/2018	12/11/2018	NAP	NAP
Property	3.08	Sahara	12/07/2018	12/05/2018	NAP	NAP
Property	3.09	Fort Pierce	12/05/2018	12/05/2018	NAP	NAP
Property	3.10	Sonoma	12/10/2018	12/10/2018	11/29/2018	10.0%
Loan	4	65 Broadway(24)	03/25/2019	03/18/2019	NAP	NAP	Refinance	Meyer Chetrit; Robert Wolf
Loan	5	Fairfax Multifamily Portfolio(24)(25)	11/30/2018	Various	NAP	NAP	Acquisition/Refinance	Tomas Rosenthal
Property	5.01	Ellipse at Fairfax Corner	11/30/2018	11/28/2018	NAP	NAP
Property	5.02	Townes at Herndon Center	11/30/2018	11/30/2018	NAP	NAP
Property	5.03	Windsor at Fair Lakes	11/30/2018	11/28/2018	NAP	NAP
Loan	6	AC by Marriott San Jose	04/03/2018	04/23/2018	03/14/2019	9.0%	Acquisition	Allan V. Rose
Loan	7	Amazon Distribution Livonia(23)	04/04/2019	03/05/2019	NAP	NAP	Acquisition	CF Real Estate Holdings, LLC
Loan	8	Atrium Two(26)	12/11/2018	11/02/2018	NAP	NAP	Acquisition	Frank J. Motter; Christopher Motter; Thomas Marmaros
Loan	9	Village at Camp Bowie(26)	02/08/2019	01/03/2019	NAP	NAP	Acquisition	William L. Hutchinson
Loan	10	Irving Market Center(26)	03/04/2019	03/04/2019	NAP	NAP	Refinance	The Woodmont Company; Starwood Property Trust, Inc.
Loan	11	FIGO Multifamily Portfolio I(23)	Various	Various	NAP	NAP	Refinance	Arbor Realty SR, Inc.
Property	11.01	Holly Sands	11/30/2018	11/28/2018	NAP	NAP
Property	11.02	Wilcrest Woods	12/04/2018	12/04/2018	NAP	NAP
Property	11.03	Meadowood Cuyahoga Falls	12/03/2018	11/27/2018	NAP	NAP
Property	11.04	Glen Arm Manor	11/27/2018	12/06/2018	NAP	NAP
Property	11.05	Slate Run	11/27/2018	12/03/2018	NAP	NAP
Property	11.06	Quail Call	11/27/2018	12/11/2018	NAP	NAP
Property	11.07	Beckford Place	12/04/2018	12/04/2018	NAP	NAP
Loan	12	Montgomery Commons(23)	03/08/2019	02/22/2019	NAP	NAP	Refinance	Donald F. Cafiero
Loan	13	Loudoun Station – Building C	02/13/2019	02/13/2019	NAP	NAP	Refinance	Comstock Partners, LC
Loan	14	Stern Multifamily Portfolio	Various	11/02/2018	Various	Various	Refinance	Pinchos D. Shemano
Property	14.01	Cypress Village Apartments	11/21/2018	11/02/2018	NAP	NAP
Property	14.02	Abington Apartments	11/02/2018	11/02/2018	11/02/2018	9.0%
Property	14.03	The Reserve at Winding Creek	11/21/2018	11/02/2018	NAP	NAP
Loan	15	Graham Fee Portfolio	02/14/2019	02/14/2019	NAP	NAP	Acquisition/Recapitalization	Mark D. Graham
Property	15.01	The Shoppes at Susquehanna	02/14/2019	02/14/2019	NAP	NAP
Property	15.02	Center at Colony Mill	02/14/2019	02/14/2019	NAP	NAP
Loan	16	394 Broadway	01/18/2019	01/18/2019	NAP	NAP	Refinance	Jack Jangana; Jenny Jangana Haim; Joyce Jangana Reiss
Loan	17	Shelbourne Global Portfolio II(26)	Various	10/15/2018	NAP	NAP	Refinance	Barry Friedman; Benjamin Schlossberg
Property	17.01	White Clay Office Park	10/22/2018	10/15/2018	NAP	NAP
Property	17.02	University Office Plaza	10/23/2018	10/15/2018	NAP	NAP
Loan	18	Gettysburg Marketplace	12/31/2018	12/28/2018	NAP	NAP	Acquisition	Kenneth Levy
Loan	19	Meadowlands Apartments(26)	02/07/2019	02/06/2019	02/01/2019	2.0%	Refinance	NBP Capital, LLC
Loan	20	Courtyard by Marriott - Ogden(26)	02/01/2019	01/31/2019	02/05/2019	15.0%	Refinance	Bingham Family Alaska, LLC
Loan	21	Entergy Building	02/26/2019	02/26/2019	NAP	NAP	Acquisition	Mahender R. Musuku; Srinivas Gattu; Subramaniyam Seetha-Raman; Kishore K. Ganji; Dinesh K. Jaiswal
Loan	22	Aloha Mobile Home Park	02/13/2019	01/30/2019	NAP	NAP	Refinance	David Plaskon
Loan	23	Wells County MHC Portfolio(26)	11/28/2018	11/28/2018	NAP	NAP	Refinance	Ross H. Patrich; Ross H. Patrich as Trustee of the Ross H. Patrich Revocable Living Trust Agreement Dated 12/21/2000
Property	23.01	Bluffton Woods	11/28/2018	11/28/2018	NAP	NAP
Property	23.02	Silo Farms	11/28/2018	11/28/2018	NAP	NAP
Loan	24	Key Executive Office	02/04/2019	02/05/2019	NAP	NAP	Refinance	Alberto San Miguel
Loan	25	DoubleTree Neenah	03/07/2019	03/11/2019	NAP	NAP	Refinance	Jay Batra
Loan	26	Fresenius Olympia	02/21/2019	02/21/2019	02/21/2019	9.0%	Acquisition	Jeff Pori
Loan	27	24025 Katy Freeway	12/31/2018	12/26/2018	NAP	NAP	Refinance	Samuel I. Roberts
Loan	28	Granite Landing Apartments	11/29/2018	11/29/2018	NAP	NAP	Acquisition	Stephen Cope; Brandon Fugal
Loan	29	Pacific Palm	01/30/2019	01/30/2019	01/30/2019	01/00/1900	Refinance	Jacob N. Mussry
Loan	30	Twin Keys Apartments	02/14/2019	02/14/2019	NAP	NAP	Refinance	Gideon Levy
Loan	31	Fairfield Inn & Suites Marion	01/25/2019	02/07/2019	NAP	NAP	Acquisition	Bimal Doshi; Rana Sajid Hamid
Loan	32	Shannon Park Apartments	09/25/2018	09/25/2018	NAP	NAP	Acquisition	Dean D. Varner; John D. Wakefield
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	02/14/2019	02/13/2019	NAP	NAP	Refinance	Evangelos Halakos
Property	33.01	Concord Pike Plaza	02/14/2019	02/13/2019	NAP	NAP
Property	33.02	Newport Shopping Center	02/14/2019	02/13/2019	NAP	NAP
Loan	34	98-104 Jefferson Street	02/05/2019	02/01/2019	NAP	NAP	Acquisition	Moses Karpen
Loan	35	Best Western Plus Crawfordsville	02/06/2019	02/06/2019	NAP	NAP	Recapitalization	Sarjan Patel
Loan	36	U-Store Self Storage Richland	12/27/2018	12/27/2018	NAP	NAP	Acquisition	Michael Berger; Michael Berger as the trustee of the Michael Berger Revocable Trust Created Pursuant to a Trust Agreement Dated March 29, 2001, as Amended and Restated on November 1, 2016
Loan	37	1021-1051 Tower Boulevard	02/12/2019	02/12/2019	NAP	NAP	Refinance	Etamar Deshe; Ran Harel; Matan Pertman

A-1-9

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Pari Passu Debt
Flag	ID	Property Name	Guarantor	Previous Securitization	(Yes/No)
Loan	1	625 North Michigan Avenue(23)	Golub & Company Realty LLC	NAP	No
Loan	2	3 Columbus Circle(24)	Joseph Moinian	CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20	Yes
Loan	3	SSTII Self Storage Portfolio II	Strategic Storage Trust II, Inc.	NAP	Yes
Property	3.01	Nantucket
Property	3.02	Plantation
Property	3.03	Pollock
Property	3.04	Silverado Ranch
Property	3.05	Myrtle Beach - Jesse
Property	3.06	Port St. Lucie
Property	3.07	Myrtle Beach - Dick Pond
Property	3.08	Sahara
Property	3.09	Fort Pierce
Property	3.10	Sonoma
Loan	4	65 Broadway(24)	Meyer Chetrit; Robert Wolf	NAP	Yes
Loan	5	Fairfax Multifamily Portfolio(24)(25)	Tomas Rosenthal	NAP	Yes
Property	5.01	Ellipse at Fairfax Corner
Property	5.02	Townes at Herndon Center
Property	5.03	Windsor at Fair Lakes
Loan	6	AC by Marriott San Jose	Allan V. Rose	NAP	Yes
Loan	7	Amazon Distribution Livonia(23)	CF Real Estate Holdings, LLC	NAP	No
Loan	8	Atrium Two(26)	Frank J. Motter; Christopher Motter; Thomas Marmaros	NAP	Yes
Loan	9	Village at Camp Bowie(26)	William L. Hutchinson	NAP	No
Loan	10	Irving Market Center(26)	Stephen Coslik	NAP	No
Loan	11	FIGO Multifamily Portfolio I(23)	Arbor Realty SR, Inc.	NAP	No
Property	11.01	Holly Sands
Property	11.02	Wilcrest Woods
Property	11.03	Meadowood Cuyahoga Falls
Property	11.04	Glen Arm Manor
Property	11.05	Slate Run
Property	11.06	Quail Call
Property	11.07	Beckford Place
Loan	12	Montgomery Commons(23)	Donald F. Cafiero	JPMCC 2011-C3	No
Loan	13	Loudoun Station – Building C	Comstock Partners, LC	NAP	No
Loan	14	Stern Multifamily Portfolio	Pinchos D. Shemano	NAP	Yes
Property	14.01	Cypress Village Apartments
Property	14.02	Abington Apartments
Property	14.03	The Reserve at Winding Creek
Loan	15	Graham Fee Portfolio	Mark D. Graham	NAP	No
Property	15.01	The Shoppes at Susquehanna
Property	15.02	Center at Colony Mill
Loan	16	394 Broadway	Jack Jangana; Jenny Jangana Haim; Joyce Jangana Reiss	NAP	No
Loan	17	Shelbourne Global Portfolio II(26)	Barry Friedman; Benjamin Schlossberg	NAP	Yes
Property	17.01	White Clay Office Park
Property	17.02	University Office Plaza
Loan	18	Gettysburg Marketplace	Kenneth Levy	NAP	No
Loan	19	Meadowlands Apartments(26)	NBP Capital, LLC	NAP	No
Loan	20	Courtyard by Marriott - Ogden(26)	Bingham Family Alaska, LLC	NAP	No
Loan	21	Entergy Building	Mahender R. Musuku; Srinivas Gattu; Subramaniyam Seetha-Raman; Kishore K. Ganji; Dinesh K. Jaiswal	NAP	No
Loan	22	Aloha Mobile Home Park	David Plaskon	BANC 2016-CRE1	No
Loan	23	Wells County MHC Portfolio(26)	Ross H. Patrich; Ross H. Patrich as Trustee of the Ross H. Patrich Revocable Living Trust Agreement Dated 12/21/2000	NAP	No
Property	23.01	Bluffton Woods
Property	23.02	Silo Farms
Loan	24	Key Executive Office	Alberto San Miguel	NAP	No
Loan	25	DoubleTree Neenah	Jay Batra	NAP	No
Loan	26	Fresenius Olympia	Jeff Pori	NAP	No
Loan	27	24025 Katy Freeway	Samuel I. Roberts	NAP	No
Loan	28	Granite Landing Apartments	Stephen Cope; Brandon Fugal	NAP	No
Loan	29	Pacific Palm	Jacob N. Mussry	NAP	No
Loan	30	Twin Keys Apartments	Gideon Levy	NAP	No
Loan	31	Fairfield Inn & Suites Marion	Bimal Doshi; Rana Sajid Hamid	NAP	No
Loan	32	Shannon Park Apartments	Dean D. Varner; John D. Wakefield	NAP	No
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	Evangelos Halakos	NAP	No
Property	33.01	Concord Pike Plaza
Property	33.02	Newport Shopping Center
Loan	34	98-104 Jefferson Street	Moses Karpen	NAP	No
Loan	35	Best Western Plus Crawfordsville	Sarjan Patel	NAP	No
Loan	36	U-Store Self Storage Richland	Michael Berger; Michael Berger as the trustee of the Michael Berger Revocable Trust Created Pursuant to a Trust Agreement Dated March 29, 2001, as Amended and Restated on November 1, 2016	NAP	No
Loan	37	1021-1051 Tower Boulevard	Etamar Deshe; Ran Harel; Matan Pertman	NAP	No

A-1-10

CF 2019-CF1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing		Future Debt
Property			Pari Passu Controlling Note	Non-Trust Pari Passu	Non-Trust Pari Passu	Non-Trust Pari Passu	Additional Debt		Permitted
Flag	ID	Property Name	(Yes/No)	Original Balance	Cut-off Date Balance	Balloon Balance	Amount	Existing Additional Debt Description	Type
Loan	1	625 North Michigan Avenue(23)	NAP				NAP	NAP	NAP
Loan	2	3 Columbus Circle(24)	No	440,000,000	440,000,000	440,000,000	105,000,000	B-Note ($105,000,000)	NAP
Loan	3	SSTII Self Storage Portfolio II	No	57,200,000	57,200,000	57,200,000	NAP	NAP	NAP
Property	3.01	Nantucket
Property	3.02	Plantation
Property	3.03	Pollock
Property	3.04	Silverado Ranch
Property	3.05	Myrtle Beach - Jesse
Property	3.06	Port St. Lucie
Property	3.07	Myrtle Beach - Dick Pond
Property	3.08	Sahara
Property	3.09	Fort Pierce
Property	3.10	Sonoma
Loan	4	65 Broadway(24)	Yes	15,500,000	15,500,000	15,500,000	96,000,000	B-Note ($96,000,000)	NAP
Loan	5	Fairfax Multifamily Portfolio(24)(25)	No	50,000,000	50,000,000	50,000,000	112,000,000	B-Note ($67,000,000), Senior Mezzanine ($25,000,000), and Junior Mezzanine ($20,000,000)	NAP
Property	5.01	Ellipse at Fairfax Corner
Property	5.02	Townes at Herndon Center
Property	5.03	Windsor at Fair Lakes
Loan	6	AC by Marriott San Jose	Yes	25,000,000	25,000,000	25,000,000	NAP	NAP	NAP
Loan	7	Amazon Distribution Livonia(23)	NAP				NAP	NAP	NAP
Loan	8	Atrium Two(26)	Yes	25,500,000	25,500,000	21,568,341	NAP	NAP	PACE
Loan	9	Village at Camp Bowie(26)	NAP				NAP	NAP	Mezzanine
Loan	10	Irving Market Center(26)	NAP				NAP	NAP	Mezzanine
Loan	11	FIGO Multifamily Portfolio I(23)	NAP				NAP	NAP	NAP
Property	11.01	Holly Sands
Property	11.02	Wilcrest Woods
Property	11.03	Meadowood Cuyahoga Falls
Property	11.04	Glen Arm Manor
Property	11.05	Slate Run
Property	11.06	Quail Call
Property	11.07	Beckford Place
Loan	12	Montgomery Commons(23)	NAP				NAP	NAP	NAP
Loan	13	Loudoun Station – Building C	NAP				NAP	NAP	NAP
Loan	14	Stern Multifamily Portfolio	No	25,000,000	25,000,000	23,178,861	NAP	NAP	NAP
Property	14.01	Cypress Village Apartments
Property	14.02	Abington Apartments
Property	14.03	The Reserve at Winding Creek
Loan	15	Graham Fee Portfolio	NAP				NAP	NAP	NAP
Property	15.01	The Shoppes at Susquehanna
Property	15.02	Center at Colony Mill
Loan	16	394 Broadway	NAP				NAP	NAP	NAP
Loan	17	Shelbourne Global Portfolio II(26)	No	37,500,000	37,500,000	37,500,000	NAP	NAP	Mezzanine
Property	17.01	White Clay Office Park
Property	17.02	University Office Plaza
Loan	18	Gettysburg Marketplace	NAP				NAP	NAP	NAP
Loan	19	Meadowlands Apartments(26)	NAP				NAP	NAP	Mezzanine
Loan	20	Courtyard by Marriott - Ogden(26)	NAP				NAP	NAP	Mezzanine
Loan	21	Entergy Building	NAP				NAP	NAP	NAP
Loan	22	Aloha Mobile Home Park	NAP				NAP	NAP	NAP
Loan	23	Wells County MHC Portfolio(26)	NAP				NAP	NAP	Mezzanine
Property	23.01	Bluffton Woods
Property	23.02	Silo Farms
Loan	24	Key Executive Office	NAP				NAP	NAP	NAP
Loan	25	DoubleTree Neenah	NAP				NAP	NAP	NAP
Loan	26	Fresenius Olympia	NAP				NAP	NAP	NAP
Loan	27	24025 Katy Freeway	NAP				NAP	NAP	NAP
Loan	28	Granite Landing Apartments	NAP				NAP	NAP	NAP
Loan	29	Pacific Palm	NAP				NAP	NAP	NAP
Loan	30	Twin Keys Apartments	NAP				NAP	NAP	NAP
Loan	31	Fairfield Inn & Suites Marion	NAP				NAP	NAP	NAP
Loan	32	Shannon Park Apartments	NAP				NAP	NAP	NAP
Loan	33	Concord Pike Plaza & Newport Shopping Center(23)	NAP				NAP	NAP	NAP
Property	33.01	Concord Pike Plaza
Property	33.02	Newport Shopping Center
Loan	34	98-104 Jefferson Street	NAP				NAP	NAP	NAP
Loan	35	Best Western Plus Crawfordsville	NAP				NAP	NAP	NAP
Loan	36	U-Store Self Storage Richland	NAP				NAP	NAP	NAP
Loan	37	1021-1051 Tower Boulevard	NAP				NAP	NAP	NAP

A-1-11

CF 2019-CF1
FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; SMC—Starwood Mortgage Capital LLC; KeyBank—KeyBank National Association; CIBC—CIBC Inc.

(2)	For each of the 3 Columbus Circle (Loan No. 2), SSTII Self Storage Portfolio II (Loan No. 3), 65 Broadway (Loan No. 4), Fairfax Multifamily Portfolio (Loan No. 5), AC by Marriott San Jose (Loan No. 6), Atrium Two (Loan No. 8), Stern Multifamily Portfolio (Loan No. 14) and Shelbourne Global Portfolio II (Loan No. 17), the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(3)	Loan No. 5 – Fairfax Multifamily Portfolio – The deed for each of the Mortgaged Properties prohibits the creation of condominiums or any other form of common interest development until after December 2023.

Loan No. 7 – Amazon Distribution Livonia – The Mortgaged Property is subject to a land use restriction that prohibits residential, school related and hospital related uses at the Mortgaged Property.

Loan No. 16 – 394 Broadway – The Mortgaged Property is located in the Tribeca East Historic District which restricts exterior alterations.

(4)	Loan No. 7 – Amazon Distribution Livonia – The Amazon Distribution Livonia Mortgage Loan has an ARD feature with an anticipated repayment date of May 1, 2029, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of September 1, 2032 of the sum of 2.5% plus the greater of (i) the initial rate and (ii) the then 10-year swap yield.

(5)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, asset representations reviewer fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(6)	Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(7)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all (or most) credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash (or in some cases, over a certain dollar amount) and checks and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lender controlled lockbox and the borrower and/or the property manager are required to deposit all rents collected from the tenants into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lender controlled lockbox account and to direct each tenant to deposit its rents directly to the lender-controlled lockbox. “Soft Springing Hard” means that prior to the securitization closing date, a soft lockbox was established for such Mortgage Loan and upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to direct each tenant to deposit its rents directly into a lender-controlled lockbox.

(8)	“In Place” means that amounts in the lender controlled lockbox account are applied to pay debt service, reserves and any other payment amounts due under (and as specified in) the related Mortgage Loan documents, prior to the disbursement of any excess cash either to the related borrower or to a lender controlled account to be held as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), amounts in the lockbox account (which may have been put in place in connection with the trigger) will be applied as described above in the definition of “In Place” cash management (as described above). Springing cash management will continue until all trigger events are cured (to the extent set forth in the related Mortgage Loan documents (including that under some circumstance a cure is not permitted under the related Mortgage Loan documents)).

(9)	Loan No. 2 – 3 Columbus Circle – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) calculations exclude the 3 Columbus Circle non-pooled component.

A-1-12

Loan No. 4 – 65 Broadway – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) calculations exclude the 65 Broadway non-pooled component.

Loan No. 5 – Fairfax Multifamily Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) calculations exclude the Fairfax Multifamily Portfolio non-pooled component.

(10)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this prospectus.

(11)	Loan No. 1 – 625 North Michigan Avenue – The Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “as stabilized” value as of November 1, 2019, which assumes that the tenant, Northwestern University, is in full occupancy of its 29,720 sq. ft. expansion space. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as is” value as of December 17, 2018 of $73,600,000 is 68.7% and 68.7%, respectively.

Loan No. 3 – SSTII Self Storage Portfolio II – The Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “as portfolio” value of $175,000,000 as of January 9, 2019. The sum of the “as is” values is equal to $158,900,000 which results in an “as is” Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD of 65.4% and 65.4%, respectively.

Loan No. 5 – Fairfax Multifamily Portfolio – The Appraised Value ($) for the Fairfax Multifamily Portfolio Properties of $251,500,000 is the aggregate “as complete” appraised value for the individual properties as of October 30, 2018, which is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain In addition, it assumes that all required immediate repairs have been completed or cured. At origination, $11,136,554 was reserved by the lender, which represents 100% of these projected capital improvements, and $216,938 was reserved by the lender, which represents 125% of the immediate repairs. The aggregate “as is” appraised value is $235,700,000, which results in a Cut-Off Date LTV Ratio and a LTV Ratio at Maturity or ARD for the Fairfax Multifamily Portfolio Senior Loan of 36.1% and 36.1%, respectively, for the Fairfax Multifamily Portfolio Whole Loan of 64.5% and 64.5%, respectively, and for the Fairfax Multifamily Portfolio Total Debt of 83.6% and 83.6%, respectively.

Loan No. 11 – FIGO Multifamily Portfolio I – The portfolio appraisal provided a “as portfolio” value for the FIGO Multifamily Portfolio I Properties of $33,000,000, which includes a portfolio premium of $1,425,000 over the aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties. The aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties is $31,575,000, which results in a Cut-Off Date LTV Ratio and a LTV Ratio at Maturity or ARD of 67.9% and 58.9%, respectively.

Loan No. 18 – Gettysburg Marketplace – The Appraised Value ($) of the $23,500,000 represents the “as stabilized” value of the Mortgaged Property as of January 1, 2020, based on the Mortgaged Property reaching a stabilized occupancy of 94% by that date. The “as is” appraised value of the Mortgaged Property December 29, 2018 is $22,800,000, based on the then-current occupancy of 92.0%.

Loan No. 31 – Fairfield Inn & Suites Marion – The current “as is” value dated January 17, 2019 is $6,500,000. The borrower is required to complete a property improvement plan in accordance with the franchise agreement by February 28, 2020. As such, the lender has reserved $1,132,000, representing 110% of the property improvement plan budget. The “as complete” value dated February 1, 2020, including the completion of the property improvement plan, is $8,000,000. The calculations of Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the $8,000,000 value.

(12)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“DEF(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DEForYM1 (x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this preliminary prospectus.

A-1-13

(13)	Loan No. 14 – Stern Multifamily Portfolio – The Cut-Off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated using the Cut-off Date Balance($) net of a $1,000,000 performance holdback reserve. Without netting out the performance holdback reserve, the Cut-Off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield is 68.6%, 63.6%, 9.1% and 8.6%, respectively.

(14)	Loan No. 15 – Graham Fee Portfolio – The collateral for the Graham Fee Portfolio Mortgage Loan consists of the borrowers’ fee interest in the Graham Fee Portfolio Mortgaged Properties. Neither the tenant’s leasehold interest nor the improvements are part of the collateral.

(15)	Loan No. 2 – 3 Columbus Circle – The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 11, 2019. The assumed lockout period of 25 months is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 3 – SSTII Self Storage Portfolio II – The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 1, 2019. Prepayment of the full $104.0 million SSTII Self Storage Portfolio II whole loan is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) May 1, 2021. For the purposes of this prospectus, the assumed lockout period of 26 months is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 4 – 65 Broadway – The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 6, 2019. The assumed lockout period of 24 months is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 6 – AC by Marriott San Jose - The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 1, 2019. The assumed lockout period of 24 months is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 17 – Shelbourne Global Portfolio II - The lockout period will be at least 28 payment dates beginning with and including the first payment date of January 6, 2019. The assumed lockout period of 28 months is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.

(16)	Loan No. 3 – SSTII Self Storage Portfolio II – At any time after April 1, 2021, and prior to November 1, 2028, the borrowers may obtain the release of an individual property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers defease a portion of the SSTII Self Storage Portfolio II Whole Loan equal to the greater of (a) 125.0% of the allocated loan amount of the property being released or (b) 80.0% of the net proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.70x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.6%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 65.5%.

Loan No. 5 – Fairfax Multifamily Portfolio - From the date that is the 2nd anniversary of the Closing Date, the borrowers may obtain the release of one or more individual properties by defeasing an amount equal to 110% of the allocated loan amount for such individual property provided that after giving effect to such partial defeasance, (i) the debt service coverage ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents based on the net cash flow of the remaining Fairfax Multifamily Portfolio Properties and the Fairfax Multifamily Portfolio Total Debt is greater than 1.25x, (ii) the loan-to-value ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents on the remaining Fairfax Multifamily Portfolio Properties based on the Fairfax Multifamily Portfolio Total Debt is less than 74.0% and (iii) customary REMIC requirements are satisfied. In addition, the defeasance in whole or in part, of the Fairfax Multifamily Portfolio Whole Loan requires a simultaneous pro rata prepayment (or defeasance) of the Senior Mezzanine Loan and the Junior Mezzanine Loan.

Loan No. 11 – FIGO Multifamily Portfolio I - From the date that is the 2nd anniversary of the Closing Date, the borrower may obtain the release of one or more individual properties by defeasing an amount equal to 120% of the allocated loan amount for such property being released, provided, among other things, (i) the DSCR after the release is not be less than 1.35x; and (ii) the LTV Ratio after the release for the remaining properties does not exceed 66.7%.

Loan No. 14 – Stern Multifamily Portfolio – From the date that is the 2nd anniversary of the Closing Date, the borrower may obtain the release of one or more individual properties by defeasing an amount equal to 120% of the allocated loan amount for such release parcel, provided, among other things, (i) the DSCR for the remaining properties is greater than 1.26x, (ii) the LTV ratio for the remaining properties immediately following the release is less than 68.6% and (iii) no individual property may be released unless The Reserve at Winding Creek property has already been released in connection with a partial defeasance or such property is released simultaneously with another property being released.

A-1-14

Loan No. 17 – Shelbourne Global Portfolio II - At any time after the earlier of (i) two years after the securitization of the last note to be securitized and (ii) January 6, 2023, the borrower may obtain the release of an individual property by defeasing an amount equal to the Adjusted Release Amount, which is an amount equal to the greater of (i) 110% of the allocated loan amount for the property to be released and (ii) the amount such that, after giving effect to the partial defeasance, (a) the DSCR based on the remaining property is not be less than 1.60x; and (b) the LTV ratio for the remaining property does not exceed 70.0%.

(17)	The following top 5 tenants at the property are borrower affiliates:

Loan No. 1 – 625 North Michigan Avenue – The 4th Largest Tenant, Golub & Company Realty LLC, leases 13,316 sq. ft. (4.6% of NRA) and is an affiliate of the borrower.

Loan No. 2 – 3 Columbus Circle – The 5th Largest Tenant, Josephson, leases 22,742 sq. ft. (3.0% of NRA) and is an affiliate of the borrower.

Loan No. 27 – 24025 Katy Freeway – The 3rd Largest Tenant, Roberts Carpet & Fine Floors, which is an affiliate of the borrower, leases approximately 18.9% of the net rentable area at the Mortgaged Property. The borrower sponsor personally guarantees the Roberts Carpet & Fine Floors lease.

Loan No. 33 – Concord Pike Plaza & Newport Shopping Center– The Largest Tenant, Seasons Pizza (Concord), and the 3rd Largest Tenant, Sweet Nels, which are affiliates of the borrower, lease approximately 36.5% and 22.0% of the net rentable area, respectively, at the Concord Pike Plaza Mortgaged Property. The Largest Tenant, Seasons Pizza (Newport), which is an affiliate of the borrower, leases approximately 45.5% of the net rentable area at the Newport Shopping Center Mortgaged Property. The borrower sponsor personally guarantees the Seasons Pizza (Concord), Seasons Pizza (Newport) and Sweet Nels leases.

(18)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non contingent termination options for those tenants listed in Annex A-1:

Loan No. 1 – 625 North Michigan Avenue - Golub & Company Realty LLC, the 4th Largest Tenant and an affiliate of the borrower, has option to terminate its lease without payment or penalty effective as of any date after June 30, 2019.

Loan No. 4 – 65 Broadway - The Largest Tenant, Arbor E&T, may terminate its lease at any time after March 26, 2025 with 10 months’ notice, in the event its funding from NYC Human Resources is reduced by at least 55% from the initial funding amount of $15,300,000 minimum of ten months prior notice. The termination penalty includes 3 months’ rent plus unamortized cost of all landlord work, tenant improvements, leasing commissions, and free rent.

Loan No. 8 – Atrium Two - The Largest Tenant, Cincinnati Bell, has a rolling right to contract by up to 40,124 sq. ft. after October 1, 2019. Kroger has a one-time termination option on September 30, 2021. The U.S Bankruptcy Court may terminate the lease any time after May 24, 2020. The U.S Attorney’s Office may terminate the lease at any time.

Loan No. 13 – Loudoun Station – Building C – The 2nd Largest Tenant, IT Cadre, has a one-time right to terminate its lease effective November 2023, with 12 months prior notice and payment of a termination fee.

Loan No. 21 – Entergy Building – The Sole tenant, Entergy Operations, Inc. has a right to terminate a designated 12,626 square feet portion of the Mortgaged Property (the “Additional Space”, which represents approximately 9.47% of the net rentable area) upon thirty days’ prior notice to the landlord. Within ten (10) days of providing such notice, the tenant is required to return the additional space to the landlord in the same condition as received.

(19)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 1 – 625 North Michigan – The Largest Tenant, Northwestern University, took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019.

A-1-15

Loan No. 4 – 65 Broadway – In February 2019, the Largest Tenant, Arbor E&T, executed two leases (40,587 sq. ft. expiring in March 2029 and 16,000 sq. ft. expiring in December 2019 (temporary space) (underwritten as vacant space)). Arbor E&T took possession of its space in March 2019 and is currently building out its space. With respect to the 40,587 sq. ft. space, Arbor E&T may terminate its lease any time after March 26, 2025 with 10 months’ notice in the event its funding from NYC Human Resources Administration is reduced by at least 55.0% from the initial funding amount of $15,300,000. With respect to the 16,000 sq. ft. of temporary space, Arbor E&T may terminate its lease at any time by providing 30 days prior notice. Arbor E&T has one, five-year renewal option with respect to the 40,587 sq. ft.

Loan No. 4 – 65 Broadway – The 3rd Largest Tenant, Stella Adler, executed a lease for 23,988 sq. ft. in November 2018 and is expected to take occupancy of the space after the landlord provides notice that the tenant improvement work is substantially complete. The tenant is required to commence rent payments on the date that is nine months following the later of (x) the date that is ten business days after the landlord provides notice that the work is completed and (y) August 1, 2019.

(20)	Loan No. 14 – Stern Multifamily Portfolio – The Stern Multifamily Portfolio Mortgage Loan was structured with a $1.0 million Performance Holdback Reserve. The lender is required to return such amount to the borrower if, after the 24th payment and prior to the 36th payment date, the loan has a DSCR greater than or equal to 1.31x; provided, (i) no event of default has occurred or is ongoing and (ii) the loan is not in a Cash Trap Period.

Loan No. 22 – Aloha Mobile Home Park – The Aloha Mobile Home Park Mortgage Loan was structured with a $600,000 upfront reserve (“Economic Achievement Reserve”). The related borrower may request up to $150,000 to be released from the Economic Achievement Reserve for the wastewater system costs upon satisfaction of all of the following conditions (collectively, the “Underwriting Conditions”): (i) no event of default has occurred and is continuing; (ii) the Mortgaged Property has maintained a DSCR of at least 1.40x for a period of 12 consecutive months; (iii) the Mortgaged Property has maintained a Debt Yield of at least 9.5% for a period of 12 consecutive months and (iv) the Mortgaged Property has maintained a LTV ratio of no more than 69.0% for a period of 12 consecutive months. Provided that the Mortgaged Property continues to satisfy the Underwriting Conditions, and no event of default is continuing, the balance of the Economic Achievement Reserve will be released to the related borrower upon completion of the Wastewater Completion Work Conditions as defined in the Mortgage Loan agreement.

(21)	Loan No. 31 – Fairfield Inn & Suites Marion – Monthly FF&E reserves of 1/12th of (i) 3.0% of EGI from March 1, 2020 until March 1, 2021 and (ii) 4.0% of EGI after March 1, 2021.

(22)	Loan No. 9 – Village at Camp Bowie - On a monthly basis, the borrower is required to deposit $14,910 into a TI/LC reserve account. The TI/LC reserve is initially suspended and subject to a cap of $325,000. In the event a Major Tenant Event, as defined in the loan documents, occurs, ongoing TI/LC collections are required and the TI/LC reserve cap will increase to $500,000. Upon cure of the Major Tenant Event, the lender will release all funds on deposit in the TI/LC Reserve in excess of $325,000 to the borrower, and the TI/LC reserve cap will decrease to $325,000 for the remainder of the Village at Camp Bowie Mortgage Loan term.

Loan No. 13 – Loudoun Station - Building C - On a monthly basis, the borrower is required to deposit $20,768 into a TI/LC reserve account, subject to a cap of $1,500,000. In the event AMC Theater renews or extends its lease for a term that expires at least five years beyond the maturity date of the Loudoun Station - Building C Mortgage Loan, the monthly deposits will be adjusted to $9,230 and the cap will be reset to $500,000.

Loan No. 25 – DoubleTree Neenah - The FF&E amount equals 1/12th of 2.0% of gross revenues during the first two years of the loan term and 4.0% of gross revenues thereafter.

Loan No. 29 – Pacific Palm - On a monthly basis, the borrower is required to deposit $1,869 into a TI/LC reserve account, subject to a cap of $230,000. If, by April 6, 2020, the State of CA - Mobility and State of CA - Department of Rehab. each enter into a lease for at least seven years (with no termination option within the first three years of either lease and with rent equal to or greater than the current in-place rent for the respective tenant), the cap will be reset to $125,000.

(23)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor, (iii) to address environmental conditions or concerns or (iv) for other reasons. For additional information, see “Description of the Mortgage Loan—Environmental Conditions” in the preliminary prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
1	625 North Michigan Avenue	$50,595,115	7.6%	$5,000,000	Yes
7	Amazon Distribution Livonia	$34,000,000	5.1%	$5,000,000	Yes
11	FIGO Multifamily Portfolio I	$22,400,000	3.4%	$5,000,000	Yes
12	Montgomery Commons	$22,000,000	3.3%	$750,000	Yes
33	Concord Pike Plaza & Newport Shopping Center	$4,250,000	0.6%	$2,000,000	Yes

A-1-16

(24)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note or Pooled Component Cut-off Date Balance	B-Note or Non-Pooled Component Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut- off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
2	3 Columbus Circle	$490,000,000	$105,000,000	$595,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%
4	65 Broadway	$55,500,000	$96,000,000	$151,500,000	3.30x	1.21x	25.8%	70.5%	16.7%	6.1%
5	Fairfax Multifamily Portfolio	$85,000,000	$67,000,000	$152,000,000	3.02x	1.17x	33.8%	60.4%	14.3%	8.0%

(25)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
5	Fairfax Multifamily Portfolio	$35,000,000	5.3%	$45,000,000	7.0000%	1/6/2029	Yes	78.3%	1.17x	6.2%

(26)	Summary of Future Permitted Subordinate Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum DSCR	Combined Maximum LTV Ratio	Combined Debt Yield

8	Atrium Two	$30,000,000	4.5%	Yes	1.35x	78.8%	8.75%
9	Village at Camp Bowie	$28,500,000	4.3%	Yes	1.61x	69.0%	10.7%
10	Irving Market Center	$22,500,000	3.4%	Yes	1.25x	80.0%	8.0%
17	Shelbourne Global Portfolio II	$17,500,000	2.6%	Yes	1.55x	66.2%	9.5%
19	Meadowlands Apartments	$15,500,000	2.3%	Yes	1.35x	57.4%	8.6%
20	Courtyard by Marriott - Ogden	$13,500,000	2.0%	No	1.93x	65.0%	12.43%
23	Wells County MHC Portfolio	$9,700,000	1.5%	No	1.25x	75.0%	8.0%

A-1-17

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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Annex A-2

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
$2,850,000	-	$9,999,999	16	$92,151,256	13.9%	5.1399%	114	1.71x	63.2%	57.7%
$10,000,000	-	$19,999,999	7	$113,018,718	17.1%	5.1668%	119	1.52x	64.6%	59.4%
$20,000,000	-	$29,999,999	6	$135,400,000	20.5%	4.9360%	119	1.62x	63.7%	59.7%
$30,000,000	-	$39,999,999	4	$134,000,000	20.2%	4.5857%	119	2.55x	50.6%	48.1%
$40,000,000	-	$50,595,115	4	$187,395,115	28.3%	4.5965%	96	2.46x	49.6%	49.6%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04x	57.2%	54.2%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
3.7300%	-	3.7499%	1	$34,000,000	5.1%	3.7300%	121	3.48x	38.9%	38.9%
3.7500%	-	4.2499%	1	$50,000,000	7.6%	3.9140%	119	2.91x	45.4%	45.4%
4.2500%	-	4.7499%	5	$144,595,115	21.8%	4.6419%	106	2.23x	55.7%	54.5%
4.7500%	-	5.2499%	21	$353,613,718	53.4%	5.0098%	112	1.82x	59.6%	55.2%
5.2500%	-	6.1500%	9	$79,756,256	12.0%	5.4732%	112	1.52x	64.1%	61.0%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04x	57.2%	54.2%

Property Type Distribution(1)(4)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/ NRA/Pads	Weighted Averages
					Cut-off Date Balance per Room/Unit/NRA/ Pad	Mortgage Rate	Stated Remaining Term (Mos.) (2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Office	9	$215,200,115	32.5%	2,917,912	$272	4.6840%	99	95.4%	2.34x	53.4%	51.0%
CBD	4	$170,595,115	25.8%	2,054,387	$294	4.5671%	94	95.4%	2.49x	51.0%	49.1%
Suburban	4	$37,000,000	5.6%	848,025	$124	5.1992%	118	94.3%	1.81x	62.1%	58.3%
Medical	1	$7,605,000	1.1%	15,500	$491	4.8000%	120	100.0%	1.50x	65.0%	59.8%
Multifamily	19	$115,121,833	17.4%	2,878	$86,271	5.0483%	117	94.3%	1.85x	56.0%	51.5%
Garden	19	$115,121,833	17.4%	2,878	$86,271	5.0483%	117	94.3%	1.85x	56.0%	51.5%
Mixed Use	4	$72,350,000	10.9%	344,389	$278	4.9868%	120	95.6%	1.77x	61.3%	61.3%
Retail/Office	3	$67,150,000	10.1%	321,960	$282	4.9819%	120	95.3%	1.77x	61.5%	61.5%
Office/Retail	1	$5,200,000	0.8%	22,429	$232	5.0500%	120	100.0%	1.77x	58.4%	58.4%
Retail	6	$72,018,718	10.9%	553,125	$144	4.8535%	120	96.9%	1.65x	64.3%	57.0%
Anchored	3	$61,468,718	9.3%	495,741	$134	4.8078%	120	96.3%	1.54x	65.8%	57.6%
Unanchored	3	$10,550,000	1.6%	57,384	$204	5.1201%	120	100.0%	2.28x	55.8%	53.8%
Hospitality	5	$64,574,423	9.8%	680	$184,772	5.0339%	115	76.3%	2.05x	60.6%	56.4%
Select Service	1	$35,000,000	5.3%	210	$285,714	4.9300%	120	80.7%	2.05x	59.7%	59.7%
Limited Service	3	$21,644,423	3.3%	363	$62,088	5.2326%	106	72.5%	1.94x	62.8%	54.2%
Full Service	1	$7,930,000	1.2%	107	$74,112	4.9500%	120	66.9%	2.34x	58.7%	48.2%
Self Storage	11	$49,800,000	7.5%	852,447	$151	5.0151%	118	88.5%	1.72x	60.1%	59.5%
Industrial	1	$34,000,000	5.1%	1,009,292	$34	3.7300%	121	100.0%	3.48x	38.9%	38.9%
Warehouse/Distribution	1	$34,000,000	5.1%	1,009,292	$34	3.7300%	121	100.0%	3.48x	38.9%	38.9%
Manufactured Housing	3	$19,500,000	2.9%	806	$26,829	5.1005%	119	75.5%	1.33x	66.9%	60.3%
Other	2	$19,400,000	2.9%	213,415	$112	5.2150%	120	0.0%	1.36x	66.7%	66.7%
Leased Fee	2	$19,400,000	2.9%	213,415	$112	5.2150%	120	0.0%	1.36x	66.7%	66.7%
Total/Weighted Average	60	$661,965,089	100.0%			4.8368%	112	92.6%	2.04x	57.2%	54.2%

A-2-1

Annex A-2

Geographic Distribution(1)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
New York	4	$112,650,000	17.0%	4.5717%	98	2.73x	42.0%	42.0%
New York City	4	$112,650,000	17.0%	4.5717%	98	2.73x	42.0%	42.0%
Texas	3	$57,300,000	8.7%	4.6953%	119	2.03x	61.0%	58.0%
Illinois	2	$55,489,538	8.4%	4.7270%	81	1.99x	63.3%	62.8%
Virginia	4	$55,000,000	8.3%	4.8136%	118	2.54x	43.2%	43.2%
Pennsylvania	3	$53,635,385	8.1%	4.9845%	120	1.41x	67.0%	60.9%
California	3	$43,027,439	6.5%	4.9491%	120	2.00x	59.5%	59.5%
Northern(5)	2	$37,827,439	5.7%	4.9352%	120	2.03x	59.7%	59.7%
Southern(5)	1	$5,200,000	0.8%	5.0500%	120	1.77x	58.4%	58.4%
Florida	6	$37,371,429	5.6%	4.9794%	120	1.64x	60.8%	58.1%
Michigan	2	$37,000,000	5.6%	3.8532%	121	3.32x	41.5%	40.7%
Ohio	3	$36,490,000	5.5%	5.1478%	112	1.50x	72.3%	61.9%
Delaware	4	$21,750,000	3.3%	5.4944%	117	1.84x	59.9%	59.0%
Oregon	1	$15,500,000	2.3%	4.9500%	119	1.33x	57.4%	50.8%
Indiana	4	$14,360,000	2.2%	5.1112%	118	1.48x	69.2%	59.6%
Georgia	4	$13,950,000	2.1%	5.1151%	120	1.36x	65.1%	57.0%
Missouri	2	$13,555,556	2.0%	5.3500%	117	1.28x	67.1%	63.6%
Utah	1	$13,500,000	2.0%	5.0000%	119	1.93x	65.5%	56.7%
Nevada	3	$12,252,234	1.9%	5.0000%	118	1.74x	59.4%	59.4%
South Carolina	3	$11,769,691	1.8%	5.0768%	118	1.61x	63.7%	61.5%
Mississippi	1	$11,500,000	1.7%	5.0500%	120	1.49x	69.3%	57.1%
Massachusetts	1	$11,339,207	1.7%	5.0000%	118	1.74x	59.4%	59.4%
Wisconsin	1	$7,930,000	1.2%	4.9500%	120	2.34x	58.7%	48.2%
Washington	1	$7,605,000	1.1%	4.8000%	120	1.50x	65.0%	59.8%
Tennessee	1	$6,444,444	1.0%	5.3500%	117	1.28x	67.1%	63.6%
Oklahoma	1	$5,611,833	0.8%	5.5200%	118	1.30x	74.8%	62.7%
New Hampshire	1	$4,733,333	0.7%	5.2150%	120	1.36x	66.7%	66.7%
Kentucky	1	$2,200,000	0.3%	5.0950%	120	1.32x	67.9%	58.9%
Total/Weighted Average	60	$661,965,089	100.0%	4.8368%	112	2.04x	57.2%	54.2%

Distribution of Cut-off Date LTV Ratios(1)(3)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
25.8%	-	44.9%	3	$109,000,000	16.5%	4.4731%	97	3.27	x	32.5%	32.5%
45.0%	-	49.9%	2	$56,300,000	8.5%	4.0467%	119	2.89	x	45.9%	45.9%
50.0%	-	54.9%	1	$3,250,000	0.5%	5.4500%	120	2.05	x	54.2%	41.2%
55.0%	-	59.9%	9	$165,730,000	25.0%	5.0410%	119	1.80	x	59.2%	57.8%
60.0%	-	64.9%	9	$160,389,538	24.2%	4.8485%	106	1.78	x	62.9%	60.7%
65.0%	-	69.9%	6	$94,405,000	14.3%	5.1309%	119	1.44	x	67.1%	61.0%
70.0%	-	74.8%	7	$72,890,551	11.0%	5.0924%	115	1.44	x	72.8%	62.1%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio
25.8%	-	39.9%	3	$109,000,000	16.5%	4.4731%	97	3.27	x	32.5%	32.5%
40.0%	-	49.9%	4	$67,480,000	10.2%	4.2205%	119	2.78	x	47.8%	45.9%
50.0%	-	54.9%	3	$30,300,000	4.6%	5.0640%	120	1.35	x	58.5%	52.6%
55.0%	-	67.0%	27	$455,185,089	68.8%	5.0001%	114	1.68	x	64.4%	60.7%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
1.28x	-	1.39x	9	$125,061,833	18.9%	5.2083%	119	1.32	x	65.6%	61.0%
1.40x	-	1.44x	4	$48,728,718	7.4%	4.9523%	119	1.42	x	66.7%	58.7%
1.45x	-	1.54x	4	$52,105,000	7.9%	5.0302%	118	1.51	x	70.9%	60.4%
1.55x	-	1.99x	9	$137,494,423	20.8%	5.0832%	115	1.77	x	61.0%	58.5%
2.00x	-	2.49x	6	$133,275,115	20.1%	4.7473%	106	2.06	x	61.3%	60.4%
2.50x	-	3.48x	5	$165,300,000	25.0%	4.3279%	105	3.14	x	37.0%	37.0%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Original Terms to Maturity or ARD(1)(2)
						Weighted Averages
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(3)
60			3	$47,744,423	7.2%	5.0890%	60	3.05	x	32.1%	31.4%
84			1	$50,595,115	7.6%	4.6300%	83	2.00	x	63.5%	63.5%
120			30	$515,575,551	77.9%	4.8972%	119	1.87	x	59.9%	56.3%
121			3	$48,050,000	7.3%	4.1554%	121	2.88	x	45.4%	44.0%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

A-2-2

Annex A-2

Distribution of Remaining Terms to Maturity or ARD(1)(2)
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(3)
59	-	60	3	$47,744,423	7.2%	5.0890%	60	3.05	x	32.1%	31.4%
83	-	83	1	$50,595,115	7.6%	4.6300%	83	2.00	x	63.5%	63.5%
116	-	121	33	$563,625,551	85.1%	4.8340%	119	1.96	x	58.7%	55.3%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Distribution of Underwritten NOI Debt Yields(1)(3)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
7.2%	-	8.9%	6	$114,050,000	17.2%	5.1056%	119	1.50	x	62.4%	60.8%
9.0%	-	10.4%	13	$150,345,551	22.7%	5.0615%	119	1.47	x	65.2%	59.5%
10.5%	-	11.9%	8	$199,845,115	30.2%	4.8691%	110	1.88	x	63.9%	60.6%
12.0%	-	13.4%	2	$52,850,000	8.0%	4.0346%	116	2.84	x	46.7%	46.6%
13.5%	-	17.2%	8	$144,874,423	21.9%	4.6399%	101	2.99	x	39.2%	37.3%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Amortization Types(1)
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Interest Only	15	$384,945,115	58.2%	4.7972%	108	2.24	x	52.9%	52.9%
Interest Only, then Amortizing	15	$192,865,000	29.1%	5.0413%	118	1.48	x	66.2%	58.9%
Amortizing Balloon	6	$50,154,974	7.6%	5.1046%	113	1.65	x	67.5%	55.9%
Interest Only, ARD	1	$34,000,000	5.1%	3.7300%	121	3.48	x	38.9%	38.9%
Total/Weighted Average	37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Loan Purpose(1)
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Refinance	21	$367,880,000	55.6%	4.9062%	112	1.98	x	55.9%	53.1%
Acquisition	13	$236,435,089	35.7%	4.7144%	110	2.04	x	61.8%	58.0%
Acquisition/Refinance	1	$35,000,000	5.3%	4.6671%	117	3.02	x	33.8%	33.8%
Acquisition/Recapitalization	1	$19,400,000	2.9%	5.2150%	120	1.36	x	66.7%	66.7%
Recapitalization	1	$3,250,000	0.5%	5.4500%	120	2.05	x	54.2%	41.2%
Total/Weighted Average	37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Footnotes:

(1)	With respect to each Mortgage Loan that is part of a Whole Loan (as identified in the table under “Whole Loan Control Notes and Non-Control Notes” below), the U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio and U/W NOI Debt Yield calculations include the related Pari Passu Companion Loan(s) but exclude any subordinate notes, unless otherwise specified.
(2)	In the case of the Amazon Distribution Livonia Loan, representing 5.1% of the initial pool balance, which has an anticipated repayment date, the Original Term to Maturity or ARD and Maturity Date or ARD LTV Ratios are through the related anticipated repayment date.
(3)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date or ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to six (6) Mortgage Loans (26.7%), the related Cut-off Date LTV Ratios and/or Maturity Date or ARD LTV Ratios have been calculated using “as-stabilized”, “as-complete”, portfolio premium or similar hypothetical values. In addition, in the case of one (1) Mortgage Loan (3.0%), the related Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve, divided by the related “as is” appraised value. In the case of one (1) Mortgage Loan (3.0%), the related U/W NOI Debt Yield was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve. Such Mortgage Loans are identified in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “UW NOI Debt Yield”, as applicable, under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.
(4)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.
(5)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

A-2-3

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ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

 A-3-1

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

 A-3-2

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

 A-3-3

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor:	Golub & Company Realty LLC
Borrower:	625 N. Michigan (Chicago), LLC
Original Balance:	$50,595,115
Cut-off Date Balance:	$50,595,115
% by Initial UPB:	7.6%
Interest Rate:	4.6300%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(54), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$400,000	$200,000
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC(2):	$2,093,319	Springing
Rent Concession(3):	$766,652	NAP
Gap Rent(4):	$210,550	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$175
Balloon Balance / Sq. Ft.:	$175
Cut-off Date LTV(5):	63.5%
Balloon LTV(5):	63.5%
Underwritten NOI DSCR:	2.26x
Underwritten NCF DSCR:	2.00x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1970 / 2004, 2007, 2014, 2016
Total Sq. Ft.:	289,594
Property Management:	Golub Realty Services LLC
Underwritten NOI:	$5,379,469
Underwritten NCF:	$4,754,993
Appraised Value(5):	$79,700,000
Appraisal Date(5):	November 1, 2019

Historical NOI
Most Recent NOI:	$3,608,754 (T-12 January 31, 2019)
2018 NOI(6):	$3,562,426 (December 31, 2018)
2017 NOI(6):	$2,015,246 (December 31, 2017)
2016 NOI:	$2,402,892 (December 31, 2016)

Historical Occupancy(7)
Most Recent Occupancy(8)(9):	91.8% (March 4, 2019)
2018 Occupancy:	94.0% (December 31, 2018)
2017 Occupancy:	89.6% (December 31, 2017)
2016 Occupancy:	83.4% (December 31, 2016)
(1)	See “Initial Reserves and Ongoing Reserves” below.

(2)	The TI/LC reserve includes amounts for outstanding approved tenant improvements associated with the Northwestern University expansion space, among other things.

(3)	The Rent Concession reserve includes abated rent related to the Northwestern University expansion spaces and one month of abated rent related to Paulson Institute.

(4)	The Gap Rent reserve includes amounts held in connection with the Northwestern University expansion space.

(5)	The Cut-off Date LTV, Balloon LTV and Appraised Value are based on the “as stabilized” value as of November 1, 2019, which assumes that the tenant, Northwestern University, is in full occupancy of its 29,720 sq. ft. expansion space. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019. The Cut-off Date LTV and Balloon LTV based on the “as-is” value as of December 17, 2018 of $73,600,000 is 68.7% and 68.7%, respectively.

(6)	The increase from 2017 NOI to 2018 NOI is primarily due to the increase in occupancy from 89.6% to 94.0% from 2017 to 2018.

(7)	The increase in Historical Occupancy since 2016 is primarily due to new tenant leases at the 625 North Michigan Avenue Property (as defined below) (approximately 32,552 sq. ft. from 2015 to 2017). Since September 2017, an additional 56,577 sq. ft. of space has either been renewed or newly leased (which includes the 29,720 sq. ft. of Northwestern University expansion space).

(8)	The 625 North Michigan Property is 95.8% leased. Tenants Prime Advantage Corporation and KIG CRE, L.L.C. have gone dark, but are still paying rent, and were underwritten as vacant, resulting in the most recent occupancy of 91.8%.

(9)	Most Recent Occupancy includes 29,720 sq. ft. of expansion space for Northwestern University. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019.

 A-3-4

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

The Loan. The 625 North Michigan Avenue loan (the “625 North Michigan Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the office portion (floors 5-28) of a 27-story (no 13th floor), Class A, 289,594 sq. ft. mixed-use building located in downtown Chicago, Illinois (the “625 North Michigan Avenue Property”) with an original and cut-off date principal balance of approximately $50.6 million. The 625 North Michigan Avenue Loan is structured with an interest only, 7-year term and accrues interest at a fixed rate equal to 4.6300%.

Loan proceeds along with approximately $26.8 million of borrower equity were used to acquire the 625 North Michigan Avenue Property for $72.4 million, fund reserves of approximately $3.5 million and pay closing costs of approximately $1.5 million. Based on the “as-stabilized” appraised value of $79.7 million as of November 1, 2019, which assumes Northwestern University is in full occupancy of its 29,720 sq. ft. expansion space, the Cut-off Date LTV is 63.5%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$50,595,115	65.4%	Purchase Price	$72,400,000	93.5%
Borrower Equity	$26,798,409	34.6%	Reserves	$3,470,521	4.5%
			Closing Costs	$1,523,003	2.0%

Total Sources	$77,393,524	100.0%	Total Uses	$77,393,524	100.0%

The Borrower / Borrower Sponsor. The borrower, 625 N. Michigan (Chicago), LLC, is a single purpose Delaware limited liability company, structured to be bankruptcy-remote with two independent directors in its organizational structure. The non-recourse carve-out guarantor and borrower sponsor is Golub & Company Realty LLC (“Golub & Company”). The sole member of the borrower is 625 N. Michigan (Chicago) Venture, LLC, a joint venture between NEO 625 Holdings, Inc. (“NEO”) (approximately 96.4%) and Golub 625/2019 Investors LLC (approximately 3.6%). The guarantor did not provide an environmental guaranty or indemnity to the lender. In lieu thereof, the borrower purchased an environmental insurance policy with a ten-year term. The premium for the environmental insurance policy has been paid in full. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

Golub & Company is a privately held real estate investment and development firm founded nearly 60 years ago. Golub & Company has developed, owned, managed or leased more than 50.0 million sq. ft. of commercial, mixed-use and multifamily real estate properties, including 45,000 residential units, valued in excess of $10.0 billion located across the United States and internationally. In particular, Golub & Company owns nearly 3.0 million sq. ft. of commercial property across six Chicago assets. Golub & Company is a tenant at the 625 North Michigan Avenue Property. An affiliate of Golub & Company is the property manager at the 625 North Michigan Avenue Property.

NEO, a Saudi Arabian investment firm, is an alternative investment firm, operating from offices in London, Riyadh and Dubai. NEO invests primarily in the UK, Germany and now with this asset, the United States.

The Property. The 625 North Michigan Avenue Property is the 289,594 sq. ft. office portion of a 27-story, Class A mixed-use building (the “625 North Michigan Avenue Building”) located along the Magnificent Mile in downtown Chicago, Illinois that includes an office component, retail component and low-rise commercial component. The 625 North Michigan Avenue Property, the office component of the 625 North Michigan Avenue Building, is located on floors 5 through 28. The 625 North Michigan Avenue Building was developed in 1970 and underwent renovations in 2004, 2007, 2014 and 2016, including a lobby renovation, elevator upgrades, redesign of the first two floors of the façade, multi-tenant corridor upgrades and the addition of a tenant lounge, fitness center and conference center on the 5th floor. Since 2007, the prior owner invested approximately $3.8 million in capital expenditures.

The 625 North Michigan Avenue Building is vertically subdivided for separate ownership of the ground floor retail component, the low-rise office component and the office component. Only the office component is collateral for the 625 North Michigan Avenue Loan. The operation of the building is governed by the “Declaration of Covenants, Conditions, Restrictions and Easements” among the owners of the 625 North Michigan Avenue Building with the borrower as the owner of the office component being the managing/controlling entity in the operation and oversight of the 625 North Michigan Avenue Building in its entirety.

The 625 North Michigan Avenue Building features 24-hour manned-security, a bike room, concierge service and three ground-level retailers (not part of the collateral for the 625 North Michigan Avenue Loan), which are Garrett’s Popcorn, Timberland and Coach. The 625 North Michigan Avenue Building was awarded an Energy Star label in 2013, 2014, 2015 and 2016 for its operating efficiency. The 625 North Michigan Avenue Property features 13,000 sq. ft. floor plates, which provide tenants the opportunity for a full-floor lease. Additionally, there are five parking lots located within two blocks of the 625 North Michigan Avenue Building.

As of March 4, 2019, the 625 North Michigan Avenue Property was 91.8% leased to 35 tenants (including fitness center and tenant lounge), which includes 29,720 sq. ft. of expansion space leased to Northwestern University. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019.

 A-3-5

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

Approximately 41.3% of the 625 North Michigan Avenue Property’s tenants have been at the 625 North Michigan Avenue Property in excess of 10 years, with 33.3% of the tenancy having been at the 625 North Michigan Avenue Property in excess of 15 years and 25.5% of the tenancy having been at the 625 North Michigan Avenue Property in excess of 20 years.

Northwestern University (77,198 sq. ft.; 26.7% of NRA; 34.2% of U/W Base Rent (including expansion space)) (rated Aaa/AAA/AAA by Fitch/Moody’s/S&P) Northwestern University is a private research university based in Evanston, Illinois, with other campuses located in Chicago, Illinois and Doha, Qatar and academic programs and facilities in Miami, Florida, Washington D.C. and San Francisco, California. As of fiscal year 2018, Northwestern University had the tenth-largest university endowment in the United States with a value of approximately $11.1 billion.

Northwestern University has been a tenant at the 625 North Michigan Avenue Property since August 2010 and utilizes its space (currently 47,478 sq. ft.) for administrative purposes and as the headquarters for its Institute for Sexual and Gender Minority Health and Wellbeing. Further, Northwestern University has leased an additional 29,720 sq. ft. of space, which will be occupied in two phases. The first expansion phase (“Phase I”) totals 9,904 sq. ft., that Northwestern University took possession of on March 1, 2019. The second expansion phase (“Phase II”) totals 19,816 sq. ft., which, Northwestern University is contractually obligated under its lease to occupy on or before September 1, 2019. At loan origination, the borrower deposited reserves of $1,783,200 for unfunded TI/LCs, $757,111 for abated rent during the respective expansion phases and $210,550 for five months of gap rent associated with Northwestern University’s expansion. Northwestern University has no termination or renewal options.

Solomon Cordwell Buenz & Associates, Inc. (39,363 sq. ft.; 13.6% of NRA; 13.7% of U/W Base Rent) Solomon Cordwell Buenz & Associates, Inc. (“SCB”) is a national architecture, interior design and planning firm based in Chicago, Illinois with an additional office in San Francisco, California. Founded in 1931, SCB has a staff of over 280 design professionals with more than 600 completed projects across a wide range of building types.

SCB has been a tenant at the 625 North Michigan Avenue Property since September 1988 and most recently extended its lease in November 2016 for an additional three years, resulting in a current lease expiration of August 31, 2024. SCB has no termination or renewal options.

SS Research, L.L.C. dba Schlesinger (“Schlesinger Associates”) (18,996 sq. ft.; 6.6% of NRA; 6.2% of U/W Base Rent) Schlesinger Associates is a marketing research company specializing in qualitative and quantitative research data collection services with 15 offices in the United States and ten offices across the United Kingdom, Germany, France and Spain. Schlesinger Associates is a full-service data collection company, specializing in research facilities and recruitment of interview and survey respondents. It supports studies in the consumer, healthcare, jury, finance, IT, and business markets.

Schlesinger Associates has been a tenant at the 625 North Michigan Avenue Property since January 2002 and currently occupies 13,316 sq. ft. that expires in May 2025 and 5,680 sq. ft. that expires in February 2020. Schlesinger Associates has one, five-year renewal option with respect to each space and no termination options remaining.

Golub & Company (13,316 sq. ft.; 4.6% of NRA; 4.0% of U/W Base Rent) Golub & Company is a privately held real estate investment and development firm founded nearly 60 years ago. Golub & Company has developed, owned, managed or leased more than 50.0 million sq. ft. of commercial and mixed-use properties and multifamily real estate properties, totaling approximately 45,000 residential units, valued in excess of $10.0 billion located across the United States and internationally. In particular, Golub & Company owns nearly 3.0 million sq. ft. of commercial property in six Chicago buildings.

Golub & Company is the borrower sponsor and has been headquartered at the 625 North Michigan Avenue Property since November 1986. It most recently extended its lease in May 2017 for an additional three years, resulting in a current lease expiration of December 31, 2023. Golub & Company has two, five-year renewal options and after June 30, 2019, an ongoing termination option upon 90 days’ notice.

The Spencer Foundation (13,089 sq. ft.; 4.5% of NRA; 4.6% of U/W Base Rent) Founded in 1962, The Spencer Foundation makes grants to support research for areas of education. Since 1971, the foundation has made grants totaling nearly $500 million. The Spencer Foundation has been a tenant at the 625 North Michigan Avenue Property since 2005 and currently uses the space as its headquarters. The Spencer Foundation most recently extended its lease in 2011 for an additional six years, resulting in a current lease expiration of November 30, 2021. The Spencer Foundation has one, five-year renewal option and no termination options remaining.

 A-3-6

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Northwestern University(3)	Aaa/AAA/AAA	77,198	26.7%	$26.06	34.2%	7/31/2030
Solomon Cordwell Buenz & Associates, Inc.	NR/NR/NR	39,363	13.6	$20.50	13.7	8/31/2024
Schlesinger Associates	NR/NR/NR	18,996	6.6	$19.25	6.2	5/31/2025(4)
Golub & Company(5)	NR/NR/NR	13,316	4.6	$17.75	4.0	12/31/2023(6)
The Spencer Foundation	NR/NR/NR	13,089	4.5	$20.50	4.6	11/30/2021
Total Major Tenants		161,962	55.9%	$22.78	62.8%
Remaining Tenants		103,955	35.9	$21.04	37.2
Total Occupied Tenants		265,917	91.8%	$22.10	100.0%
Vacant Office		23,677	8.2
Total		289,594	100.0%

(1)	Based on underwritten rent roll dated March 4, 2019.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Northwestern University’s Net Rentable Area (Sq. Ft.) includes 29,720 sq. ft. of expansion space. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is required under its lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019.

(4)	Schlesinger Associates occupies 13,316 sq. ft. that expires in May 2025 and 5,680 sq. ft. that expires in February 2020.

(5)	Golub & Company is the borrower sponsor.

(6)	Golub & Company may terminate its lease after June 30, 2019 with 90 days’ notice. Golub & Company is headquartered at the 625 North Michigan Avenue Property and has been a tenant at the 625 North Michigan Avenue Property since November 1986.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	2	4,717	1.6%	4,717	1.6%	$0.00	0.0%	0.0%
2019	3	8,840	3.1	13,557	4.7%	$21.09	3.2	3.2%
2020	8	26,493	9.1	40,050	13.8%	$20.52	9.2	12.4%
2021	3	23,429	8.1	63,479	21.9%	$20.52	8.2	20.6%
2022	8	17,175	5.9	80,654	27.9%	$23.33	6.8	27.4%
2023	4	32,097	11.1	112,751	38.9%	$20.08	11.0	38.4%
2024	3	50,693	17.5	163,444	56.4%	$21.39	18.4	56.8%
2025	2	17,989	6.2	181,433	62.7%	$20.19	6.2	63.0%
2026	1	7,286	2.5	188,719	65.2%	$22.17	2.7	65.8%
2027	0	0	0.0	188,719	65.2%	$0.00	0.0	65.8%
2028	0	0	0.0	188,719	65.2%	$0.00	0.0	65.8%
2029	0	0	0.0	188,719	65.2%	$0.00	0.0	65.8%
Thereafter	1	77,198	26.7	265,917	91.8%	$26.06	34.2	100.0%
Vacant	NAP	23,677	8.2	289,594	100.0%	NAP	NAP
Total / Wtd. Avg.	35	289,594	100.0%			$22.10	100.0%

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(2)	Based on underwritten rent roll dated March 4, 2019.

(3)	MTM represents the fitness center and tenant lounge, which are amenities at the 625 North Michigan Avenue Property.

Environmental Matters. The Phase I environmental report, dated December 31, 2018, recommended no further action at the 625 North Michigan Avenue Property, except for the development of an Asbestos Operations and Maintenance Plan. The guarantor did not provide an environmental guaranty or indemnity to the lender.  In lieu thereof, the borrower purchased an environmental insurance policy with a ten-year term.  The premium for the environmental insurance policy has been paid in full.  See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

The Market. The 625 North Michigan Avenue Property is located along the Magnificent Mile in Chicago, Illinois. The Magnificent Mile encompasses a stretch of North Michigan Avenue from the Chicago River to Oak Street. The corridor is home to numerous malls, restaurants, retailers and boutiques. To the east of Michigan Avenue is the Streeterville neighborhood, which features a high concentration of commercial and residential units. Additionally, Northwestern University’s Chicago campus is located in this area. The primary roadway within the neighborhood is North Michigan Avenue, which provides north-south linkage between Lake Shore Drive and the Central Business District. According to the appraisal, the 2018 population and median household income within a 1.0 mile radius of the 625 North Michigan Avenue Property were 95,463 and $93,177, respectively.

 A-3-7

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

The 625 North Michigan Avenue Property is located within the Chicago CBD office market, which totals approximately 132.0 million sq. ft. among 299 office buildings. As of the third quarter of 2018, the Chicago CBD office market reported a vacancy rate of 12.2% and overall gross asking rents of $39.85 per sq. ft. The North Michigan Avenue submarket is the second smallest submarket within the Chicago CBD, consisting of 10.49 million sq. ft. of office space, comprising 8.0% of the overall downtown market and 4.5% of the overall Chicago metropolitan market. As of the third quarter of 2018, the North Michigan Avenue submarket reported a vacancy rate of 12.5% and overall gross asking rents of $37.57 per sq. ft.

The appraiser analyzed a set of five comparable office leases within the immediate area of the 625 North Michigan Avenue Property, which indicated a base rent range from $17.00 to $27.32 per sq. ft. The appraiser determined an office market rent of $25.00 for high-rise office space (floors 16-28) and $23.00 per sq. ft. for low-rise office space (floors 5-15).

Office Lease Comparables(1)
Property Name	Year Built / Renovated	Office Area (Sq. Ft.)	% Occupied	Term	Base Rent (PSF)
625 North Michigan Avenue Property	1970 / 2004, 2007, 2014, 2016	289,594(2)	91.8%(2)	N/A	$22.10(3)
One & Two Prudential Plaza	1955 / NAV	2,194,385	86.0%	10-15 years	$21.00-$26.26
444 N. Michigan Avenue	1975 / NAV	503,224	86.0%	4.3-12 years	$18.00-$21.00
401 North Michigan	1966 /1993	772,404	92.0%	5-11 years	$24.00-$27.32
The John Hancock Building	1970 / NAV	896,980	89.0%	4.8-10 years	$17.00-$23.50
676 N. Michigan Avenue	1990 / NAV	224,600	97.0%	2.2-10 years	$20.00-$24.75
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 4, 2019.

(3)	Represents underwritten base rent at the 625 North Michigan Avenue Property.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W PSF
Base Rent(1)	$3,716,381	$3,494,529	$4,700,873	$4,735,806	$5,876,979	$20.29
Value of Vacant Space	0	0	0	0	442,654	$1.53
Gross Potential Rent	$3,716,381	$3,494,529	$4,700,873	$4,735,806	$6,319,632	$21.82
Total Recoveries	2,815,961	2,999,601	3,472,128	3,498,749	4,886,172	$16.87
Other Income	97,638	108,178	207,759	165,246	165,246	$0.57
Less: Vacancy(2)	0	0	0	0	(862,847)	($2.98)
Effective Gross Income	$6,629,980	$6,602,307	$8,380,760	$8,399,801	$10,508,203	$36.29
Total Operating Expenses	4,227,088	4,587,062	4,818,334	4,791,047	5,128,734	$17.71
Net Operating Income	$2,402,892	$2,015,246	$3,562,426	$3,608,754	$5,379,469	$18.58
TI/LC	0	0	0	0	595,517	$2.06
Capital Expenditures	0	0	0	0	28,959	$0.10
Net Cash Flow	$2,402,892	$2,015,246	$3,562,426	$3,608,754	$4,754,993	$16.42
(1)	U/W Base Rent is based on the rent roll dated March 4, 2019 and includes $282,988 in contractual rent increases through January 1, 2020 and rent averaging through the 625 North Michigan Avenue Loan term of $223,847 for Northwestern University, which is rated Aaa/AAA/AAA by Fitch/Moody’s/S&P (which average includes rents for the expansion space). The increase from 2018 also takes into account new and renewal leases since September 2017 (an additional 56,577 sq. ft. of space that includes the 29,270 sq. ft. of Northwestern University expansion space).

(2)	U/W Vacancy represents 7.7% of Gross Potential Rent and Total Recoveries, which is greater than in-place economic vacancy of 7.5% (inclusive of dark tenants totaling 4.0%). As of March 4, 2019, the 625 North Michigan Avenue Property is 91.8% leased (including the Northwestern University expansion space).

Property Management. The 625 North Michigan Avenue Property is managed by Golub Realty Services LLC, which is an affiliate of the borrower.

Lockbox / Cash Management.    The 625 North Michigan Avenue Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. Funds deposited to the lockbox are required to be swept daily to the 625 North Michigan Avenue borrower’s operating account unless a Trigger Period exists. During a Trigger Period, funds in the lockbox are required to be transferred daily to a lender-controlled cash management account.

 A-3-8

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

A “Trigger Period” will be in effect during the continuance of:

(i)	An event of default under the 625 North Michigan Avenue Loan documents until cured; or

(ii)	From and after the first anniversary of the origination date, upon the failure of the borrower after the end of one calendar quarter to maintain a debt service coverage ratio on an implied 30-year amortization schedule of at least 1.20x (1.58x based on interest-only debt service) until (a) the date that the debt service coverage ratio is at least 1.25x (1.64x based on interest-only debt service) for two consecutive calendar quarters or (b) the date that the borrower posts cash or an evergreen letter of credit in an amount equal to $2,000,000.

Initial Reserves and Ongoing Reserves.    At loan origination, the borrower deposited (i) $400,000 into a real estate tax reserve, (ii) $2,093,319 into a TI/LC reserve account for outstanding approved tenant improvements associated with the Northwestern University expansion space ($1,783,200), a moving allowance for Symmetri Marketing Group, LLC ($40,000) and corridor work for American Association of Individual Investors ($270,119), (iii) $210,550 into a gap rent reserve account, which amount will cover base rent for the Northwestern University expansion spaces prior to the date the tenant takes occupancy of the expansion phases during Phase I and Phase II, respectively and (iv) $766,652 into a rent concession reserve account in order to simulate payments of base rent during the period that any free rent periods or rent abatements are in effect for the Northwestern University expansion space lease and the lease with Paulson Institute (4,579 sq. ft.).

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to $200,000.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrower maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrower currently maintains a blanket insurance policy. As such, initial insurance reserves were waived and monthly insurance reserves are currently waived.

Replacement Reserve. During a DSCR Reserve Collection Period, the borrower is required to deposit into a capital expenditure reserve on a monthly basis, an amount equal to the lesser of (x) $2,413 and (y) an amount by which the balance of the capital expenditure account is less than $86,877, subject to a cap of $86,877 ($0.30 per sq. ft.).

TI/LC Reserve. During a DSCR Reserve Collection Period, the borrower is required to deposit into a TI/LC reserve on a monthly basis, the lesser of (x) $49,626 and (y) an amount by which the balance of the TI/LC reserve account is less than $1,786,551, subject to a cap of $1,786,551.

A “DSCR Reserve Collection Period” will occur upon the failure of the borrower after the end of one calendar quarter to maintain a debt service coverage ratio on an implied 30-year amortization schedule of at least 1.35x (1.78x based on interest-only debt service) until such time that the debt service coverage ratio is at least 1.35x (1.78x based on interest-only debt service) for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

 A-3-9

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

 A-3-10

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

26
Josephson
11,371 SF Exp. 12/2032
25
Josephson
11,371 SF Exp. 12/2032
24
Cohen and Company LLC
11,166 SF Exp. 2/2029
Weld North LLC
4,988 SF Exp. 10/2023
Beloveline Ltd.
5,423 SF Exp. 3/2028
23
Vacant
11,920 SF
Vacant
9,306 SF
22
The Julliard School
5,789 SF Exp. 3/2025
The Julliard School 2220
5,789 SF Exp. 3/2025
683 Capital Management
3,574 SF Exp. 11/2021
Harvard Business School
4,855 SF Exp. 2/2024
Lagoda Investment
3,081 SF Exp. 5/2020
21
TenCore Partners
3,874 SF Exp. 2/2024
Nova Ventures, LLC
3,849 SF Exp. 1/2029
Cefe Infrastructure Inv
3,857 SF Exp. 7/2023
Beovolio Group LLC
5,789 SF Exp. 7/2024
Mediant Communications
4,865 SF Exp. 11/2021
20
Versace USA, LLC
21,342 SF Exp. 7/2025
19
Young & Rubicam, Inc.
21,316 SF Exp. 8/2033
18
Young & Rubicam, Inc.
34,177 SF Exp. 8/2033
17
Column Park Asset Mgt
3,340 SF
Exp. 12/2020
Geneva Energy Markets
4,480 SF Exp. 5/2021
Aralez Pharmaceuticals
4,081 SF Exp. 10/2020
Tokai Tokyo Securities
2,964 SF
Exp. 8/2022
PS Broadway Holdings
4,445 SF Exp. 8/2020
XBTOPPS Expansion
4,100 SF Exp. 5/2023
Br2 Finance
5,933 SF Exp. 5/2025
XBTOPPS LLC
4,896 SF Exp. 12/2022
16
Emerge 212 3CC LLC
23,917 SF Exp. 2/2028
Laura & John Arnold
9,708 SF Exp. 7/2025
15
Emerge 212 3CC LLC
33,442 SF Exp. 2/2028
14
Northern Pacific Growth Inv.
4,407 SF Exp. 12/2021
HG Funds Management LLC
3,796 SF Exp. 8/2020
Clayton Family Office
1,719 SF
Exp. 11/2021
Dr. Joshua Levine, MD PC
2,130 SF
Exp. 2/2023
Building Office
2,831 SF
Trustees of Columbia
14,162 SF Exp. 8/2025
KIFO USA
6,190 SF Exp. 7/2026
12
Jazz at Lincoln Center, Inc.
30,653 SF Exp. 4/2028
TPO USA
4,052 SF Exp. 5/2023
11
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
10
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
9
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
8
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
7
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
6
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
5
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
4
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
3
Young & Rubicam, Inc.
41,202 SF Exp. 8/2033
2
CVS Caremark Pharmacy
13,143 SF Exp. 7/2028
Nordstrom
15,556 SF Exp. 7/2040
Ground
Nordstrom
12,552 SF Exp. 7/2040
CVS Caremark Pharmacy
6,339 SF Exp. 7/2028
Chase Bank
6,551 SF Exp. 8/2031
Basement
Nordstrom
18,883 SF Exp. 7/2040
CVS Caremark Pharmacy
1,677 SF Exp. 7/2028
Building Storage
3,021 SF
Young & Rubicam, Inc. Storage
1,300 SF Exp. 8/2033
Young & Rubicam, Inc. Storage
170 SF Exp. 8/2033
Vacant
Building
2019 – 2021
2022 – 2023
2024 – 2025
2026+

 A-3-11

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

 A-3-12

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Joseph Moinian
Borrowers:	3 Columbus Circle LLC; 3 Columbus Circle LLC - Series A; 3 Columbus Circle LLC - Series B
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	7.6%
Interest Rate:	3.9140%
Payment Date:	11th of each month
First Payment Date:	April 11, 2019
Maturity Date:	March 11, 2029
Amortization:	Interest Only
Additional Debt(1)(2)(3):	$440,000,000 Pari Passu Debt $105,000,000 B-Notes
Call Protection(4):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC:	$1,820,891	NAP
Free Rent:	$847,794	NAP
Young & Rubicam:	$0	Springing

Financial Information
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$650	$789
Balloon Balance / Sq. Ft.:	$650	$789
Cut-off Date LTV:	45.4%	55.1%
Balloon LTV:	45.4%	55.1%
Underwritten NOI DSCR:	3.11x	2.56x
Underwritten NCF DSCR:	2.91x	2.40x
Underwritten NOI Debt Yield:	12.3%	10.2%
Underwritten NCF Debt Yield:	11.5%	9.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2010-2013
Total Sq. Ft.:	753,713
Property Management:	Columbus Property Management LLC
Underwritten NOI(6):	$60,497,452
Underwritten NCF:	$56,594,080
Appraised Value:	$1,080,000,000
Appraisal Date:	January 1, 2019

Historical NOI
Most Recent NOI(6):	$40,091,035 (T-12 December 31, 2018)
2017 NOI:	$34,698,749 (December 31, 2017)
2016 NOI:	$35,192,550 (December 31, 2016)
2015 NOI:	$29,622,920 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.2% (January 1, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	91.9% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)

(1)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. JPMCB sold Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 with an aggregate original principal balance of $122,500,000 and Note B-2 with an original principal balance $53,550,000 to Deutsche Bank AG, New York Branch (“DBNY”) on March 13, 2019. Prior to the closing date of the securitization, DBNY will sell Note A-2-2 with an aggregate original principal balance $25,000,000, Note A-2-3 with an aggregate original principal balance $25,000,000 and Note A-2-5B with an aggregate original principal balance $10,000,000 to CCRE. CCRE intends to deposit Note A-2-2 and Note A-2-3 into the CF 2019-CF1 mortgage trust and intends to hold Note A-2-5B for contribution into one or more future securitizations.

(2)	The 3 Columbus Circle Loan consists of the non-controlling Notes A-2-2 and A-2-3 and is part of the 3 Columbus Circle Whole Loan evidenced by 14 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the cut-off date of $595.0 million. For additional information, see “The Loan” below.

(3)	See “Current Mezzanine or Subordinate Indebtedness” below.

(4)	The lockout period will be 25 payments beginning with and including the first payment date of April 11, 2019. Defeasance of the full $595.0 million 3 Columbus Circle Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date.

(5)	See “Initial Reserves and Ongoing Reserves” below.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam, Inc. on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and straight line rent for investment grade tenants.

 A-3-13

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

The Loan. The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in 21 condominium units in a 26-story, approximately 753,713 sq. ft. Class A office building located on Broadway between West 57th and 58th Streets in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan is evidenced by the non-controlling Notes A-2-2 and A-2-3 with an original principal balance and outstanding principal balance as of the cut-off date of $25.0 million and $25.0 million, respectively. The 3 Columbus Circle Loan is part of a $595.0 million whole loan that is evidenced by 16 promissory notes: 14 pari passu senior notes with an aggregate original principal balance of $490.0 million (the “3 Columbus Circle Senior Notes”) and two subordinate notes with an aggregate original principal balance of $105.0 million (the “3 Columbus Circle Junior Notes”) and, together with the 3 Columbus Circle Senior Notes, the “3 Columbus Circle Whole Loan”). Only the 3 Columbus Circle Loan will be included in the mortgage pool for the CF 2019-CF1 mortgage trust.

The relationship between the holders of the 3 Columbus Circle Senior Notes and 3 Columbus Circle Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan” in the Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
3 Columbus Circle Loan
A-2-2, A-2-3	$50,000,000	$50,000,000	CF 2019-CF1	No
3 Columbus Circle Pari Passu Senior Notes
A-1-1	$50,000,000	$50,000,000	Benchmark 2019-B10	No(1)
A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	$317,500,000	$317,500,000	JPMCB	No
A-2-1	$25,000,000	$25,000,000	Benchmark 2019-B10	No
A-2-4, A-2-5A	$37,500,000	$37,500,000	DBNY	No
A-2-5B	$10,000,000	$10,000,000	CCRE	No
3 Columbus Circle Junior Notes
B-1, B-2	$105,000,000	$105,000,000	Benchmark 2019-B10	Yes(1)
3 Columbus Circle Whole Loan	$595,000,000	$595,000,000
(1)	The initial Controlling Note is Note B-1, so long as no 3 Columbus Circle control appraisal period has occurred and is continuing. If and for so long as a 3 Columbus Circle Whole Loan control termination event has occurred and is continuing, then the Controlling Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the Benchmark 2019-B10 PSA.

The 3 Columbus Circle Whole Loan was originated by JPMCB and Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to GACC on March 13, 2019. Additionally, Notes A-2-2, A-2-3 and A-2-5B will be sold to CCRE on or before the closing date of the securitization. The 3 Columbus Circle Whole Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.9140% per annum. The annual interest rate on both the 3 Columbus Circle Senior Notes and the 3 Columbus Circle Junior Notes is 3.9140% per annum. The 3 Columbus Circle Whole Loan proceeds were used to refinance existing debt of approximately $371.7 million, purchase Young & Rubicam’s condominium interest for approximately $215.6 million, pay closing costs of approximately $18.8 million and fund upfront reserves of approximately $2.7 million. Based on the “As-Is” appraised value of $1.08 billion as of January 1, 2019, the Cut-off Date LTV for the 3 Columbus Circle Senior Notes and 3 Columbus Circle Whole Loan is 45.4% and 55.1%, respectively. The most recent prior financing of the 3 Columbus Circle Property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$595,000,000	97.7%	Refinance Existing Debt(1)	$371,671,992	61.1%
Borrower Sponsor Equity:	$13,763,711	2.3%	Young & Rubicam Condo Purchase(2)	$215,600,000	35.4%
			Closing Costs	$18,823,034	3.1%
			Upfront Reserves	$2,668,685	0.4%
Total Sources	$608,763,711	100.0%	Total Uses	$608,763,711	100.0%
(1)	Includes approximately $21.7 million in defeasance costs.

(2)	In conjunction with loan closing, Moinian (as defined below) purchased floors three through eight from Young & Rubicam (as defined below), and leased those floors back to Young and Rubicam. For additional information, see “The Property” below.

The Borrowers / Borrower Sponsor.  The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each a “series” of 3 Columbus Circle LLC formed under the Delaware General Corporation Law) and 3 Columbus Circle LLC, a Delaware limited liability company. Each borrower is a single purpose entity structured to be a bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the 3 Columbus Circle Whole Loan is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Moinian owns commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condominium apartments and rental apartments. Moinan controls the ownership of New York City properties including the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a total portfolio of more than 20.0 million sq. ft. Two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each as a

 A-3-14

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

series of 3 Columbus Circle LLC own the 3 Columbus Circle Property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Prospectus.

The Property. The 3 Columbus Circle Property is a Class A, 26-story, 753,713 sq. ft. office building with ground floor retail located in Midtown Manhattan, in New York City. The 3 Columbus Circle Property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and much of Manhattan. The 3 Columbus Circle Property is subject to a condominium regime consisting of 21 condominium units, each of which is  owned by the borrowers and is collateral for the 3 Columbus Circle Loan. The 3 Columbus Circle Property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam” or “Y&R”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P), and 72.0% of net rentable area is leased to investment grade tenants, including Nordstrom, CVS Caremark Pharmacy, Chase Bank, Versace USA, Inc. and AT&T Corp.

From 2010 to 2013, the 3 Columbus Circle Property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade that encompasses the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the 3 Columbus Circle Property’s existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle Property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle Property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the 3 Columbus Circle Property was 97.2% leased to a diversified roster of 43 tenants, including a mix of 35 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 3 Columbus Circle Property’s ten largest tenants occupy approximately 610,518 sq. ft. (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 13.2 years.

Moinian acquired the 3 Columbus Circle Property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green and together, the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, Moinan and SL Green sold a 214,372 sq. ft. condominium interest, which covers floors three to eight (the “Y&R Space”) to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the 3 Columbus Circle Property was leased up to 97.2% as of January 1, 2019. In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle Property, and in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest, for approximately $215.6 million. In conjunction with repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed for the Y&R Space with an initial base rent set at $76.00 per sq. ft. and a lease expiration coterminous with Young & Rubicam’s existing lease for floors 9, 10, 11, 18 and 19 in August 2033.

The 3 Columbus Circle Property is located in the Midtown West office submarket, proximate to other prominent buildings on Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle Property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The 3 Columbus Circle Property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle Property is accessible by public transportation with three subway lines within one block.

Young & Rubicam (375,236 sq. ft.; 49.8% of NRA; 39.9% of U/W Base Rent) Young & Rubicam, a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Y&R’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle Property, Y&R has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in revenue. Y&R has occupied the 3 Columbus Circle Property since 2012 and currently occupies 11 floors through August 2033 with two ten-year renewal options.

Emerge 212 3CC LLC (57,359 sq. ft.; 7.6% of NRA; 4.7% of U/W Base Rent) Emerge 212 3CC LLC (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. The company provides fully furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a commercial landlord in New York City. As of 2017, SL Green Realty Corp. reported approximately $1.5 billion in total revenue and approximately $14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through February 2028 and licenses its space as shared workspace.

 A-3-15

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Nordstrom (46,991 sq. ft.; 6.2% of NRA; 19.6% of U/W Base Rent) Nordstrom (rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P) (NYSE: JWN) is an upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle Property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is expected to open its flagship women’s store across the street at Central Park Tower in fall 2019. In addition to its online business, which reaches 96 countries, Nordstrom operates 363 U.S. stores in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ended February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through October 2039 and has two ten-year renewal options.

Tenant Summary(1)
	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
Tenant
Young & Rubicam, Inc.(4)	NA / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	8/31/2033
Emerge 212 3CC LLC	Baa3 / BBB / BBB-	57,359	7.6	$55.00	4.7	2/29/2028
Nordstrom(5)	Baa1 / BBB+ / BBB+	46,991	6.2	$282.15	19.6	10/31/2039
Jazz At Lincoln Center, Inc.	NA / NA / NA	30,653	4.1	$52.00	2.4	4/30/2028
Josephson(6)(7)	NA / NA / NA	22,742	3.0	$100.00	3.4	12/31/2032
Versace USA, Inc.	NA / BBB- / BBB-	21,342	2.8	$75.00	2.4	7/31/2025
CVS Caremark Pharmacy	Baa2 / NA / BBB	21,159	2.8	$193.20	6.0	7/31/2028
Trustees of Columbia(8)	Aaa / NA / AAA	14,162	1.9	$77.77	1.6	8/31/2025
Cohen and Company LLC(9)	NA / NA / NA	11,166	1.5	$83.00	1.4	2/28/2029
Laura & John Arnold	NA / NA / NA	9,708	1.3	$56.00	0.8	7/31/2025(10)
Total Major Office and Retail Tenants		610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(11)		121,646	16.1	$99.39	17.8
Total Occupied Office and Retail		732,164	97.1%	$92.43	99.9%
Telecom		218	0.0	$328.03	0.1
Total Occupied		732,382	97.2%	$92.50	100.0%
Vacant(12)		21,331	2.8
Total / Wtd. Avg.		753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent PSF includes rent steps through January 2020 and straight line rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3CC LLC, Nordstrom, Versace USA, Inc. CVS Caremark Pharmacy, Trustees of Columbia, Chase Bank and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 sq. ft., of which (i) 214,372 sq. ft. has an U/W Base Rent PSF of $76.00, (ii) 124,760 sq. ft. has an U/W Base Rent PSF of $68.60, (iii) 34,634 sq. ft. has an U/W Base Rent PSF of $62.00, (iv) 1,300 sq. ft. has an U/W Base Rent PSF of $32.50 and (v) 170 sq. ft. of storage space which has no U/W Base Rent PSF.

(5)	Nordstrom leases 46,991 sq. ft., of which (i) 43,018 sq. ft. has an U/W Base Rent PSF of $241.25 and (ii) 3,973 sq. ft. has an U/W Base Rent PSF of $725.00.

(6)	Josephson is an affiliate of the borrowers and its leased space serves as headquarters for affiliates of the borrowers.

(7)	Josephson received approximately $1.3 million in free rent that commenced January 26, 2018 and will continue through July 2019.

(8)	Trustees of Columbia leases 14,162 sq. ft., of which (i) 6,031 sq. ft. has an U/W Base Rent PSF of $76.53, (ii) 5,020 sq. ft. has an U/W Base Rent PSF of $78.79 and (iii) 3,111 sq. ft. has an U/W Base Rent PSF of $78.51.

(9)	Cohen and Company LLC received approximately $144,000 in free rent that commenced January 18, 2019 and ended February 18, 2019.

(10)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between the fifth anniversary of the rent commencement date and the eighth anniversary of the rent commencement date, with a nine months’ prior notice and the payment of a termination fee.

(11)	Other Occupied Office and Retail space includes 2,831 sq. ft. of a management office that has no underwritten rent and 3,021 sq. ft. of storage space. Subleases account for 20,015 sq. ft. (2.7% of net rentable area).

(12)	Vacant space includes 21,231 sq. ft. of office space and 100 sq. ft. of storage space.

 A-3-16

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	5	18,655	2.5	18,655	2.5%	$78.46	2.2	2.2%
2021	5	19,013	2.5	37,668	5.0%	$83.35	2.3	4.5%
2022	3	7,861	1.0	45,529	6.0%	$87.38	1.0	5.5%
2023	5	18,327	2.4	63,856	8.5%	$80.93	2.2	7.7%
2024	3	14,518	1.9	78,374	10.4%	$82.74	1.8	9.5%
2025	5	60,820	8.1	139,194	18.5%	$73.90	6.6	16.1%
2026	1	6,190	0.8	145,384	19.3%	$84.14	0.8	16.9%
2027	0	0	0.0	145,384	19.3%	$0.00	0.0	16.9%
2028	4	114,594	15.2	259,978	34.5%	$81.13	13.7	30.6%
2029	2	14,815	2.0	274,793	36.5%	$82.75	1.8	32.4%
Thereafter(3)	10	457,589	60.7	732,382	97.2%	$100.06	67.6	100.0%
Vacant	NAP	21,331	2.8	753,713	100.0%	NAP	NAP
Total / Wtd. Avg.	43	753,713	100.0%			$92.50	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Thereafter is inclusive of a management office and storage space that has no underwritten rent.

Environmental Matters. The Phase I environmental report dated January 22, 2019 recommended no further action at the 3 Columbus Circle Property.

The Market. The 3 Columbus Circle Property is located in the central business district of Manhattan, New York in the Midtown West submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 24.5 million sq. ft. of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million sq. ft. of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 per sq. ft. The Midtown West Side Class A submarket totaled approximately 24.5 million sq. ft. with average vacancy of 6.9% and average market asking rents of $76.87 per sq. ft. The overall Midtown office market achieved 23.7 million sq. ft. in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million sq. ft. and 8.1 million sq. ft., respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West Side submarket with comparable buildings built between 1950 and 2009 and ranging in size from 242,505 sq. ft. to 790,000 sq. ft. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 per sq. ft. with a weighted average of approximately $82.47 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average office rent is $71.11 per sq. ft.

The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 per sq. ft. for grade space with a weighted average rent of approximately $338.58 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average retail rent is $259.02 per sq. ft.

 A-3-17

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 12/31/2018	U/W	U/W PSF
Base Rent(2)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982	$89.88
Straight Line Rent(3)	0	0	0	0	4,169,665	$5.53
Vacant Income	0	0	0	0	1,977,018	$2.62
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04
Total Recoveries / Other Income	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	$9.42
Other Income	4,797,805	5,333,639	3,752,429	3,994,225	10,130	$0.01
Less: Vacancy	0	0	0	0	(1,587,003)	($2.11)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	$13.94
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	$11.16
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27
TI/LC	0	0	0	0	3,752,630	$4.98
Capital Expenditures	0	0	0	0	150,743	$0.20
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09
(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	U/W Base Rent includes rent steps (approximately $3.7 million) through January 2020.

(3)	Represents straight line rent for investment grade tenants over the loan term.

(4)	The increase in U/W Net Operating Income from T-12 12/31/2018 Net Operating Income is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and straight line rent for investment grade tenants. In total, leases executed since January 2018 represent annual rental income of approximately $19.3 million.

Property Management.    The 3 Columbus Circle Property is managed by Columbus Property Management LLC, an affiliate of the borrowers.

Lockbox / Cash Management. The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam reserve (as described below) or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of any of the following:

(i)	an event of default under the 3 Columbus Circle Whole Loan until cured;

(ii)	any bankruptcy action of the borrowers or property manager until solely as to a bankruptcy event of the property manager, if borrowers have replaced the manager with a qualified manager under a replacement management agreement within 90 days of the occurrence of the bankruptcy event in accordance with the loan documents;

(iii)	upon the failure by the borrowers to maintain the debt service coverage ratio based on the 3 Columbus Circle Whole Loan of at least 1.30x on the trailing three-month period immediately preceding the date of determination (“DSCR Trigger Event”) until the debt service coverage ratio on the 3 Columbus Circle Whole Loan based on the trailing three-month period immediately preceding the date of determination is at least 1.30x for two consecutive calendar quarters; or

(iv)	any bankruptcy or certain insolvency actions of Young & Rubicam or its parent company until Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding

(v)	Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) until the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender

With regard to clauses (iv) and (v) above, such triggers will also be cured once the balance of the Young & Rubicam reserve (as described below) has reached the cap of $40,000,000.

Additionally, each cure is also subject to the following conditions: (1) no other event of default has occurred and is continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

 A-3-18

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Initial Reserves and Ongoing Reserves.    At loan origination, the borrowers deposited (i) approximately $1,820,891 into a tenant improvements and leasing commission reserve in connection with three leases including Versace USA, Inc.’s lease and (ii) approximately $847,794 into a free rent reserve in connection with four leases including Josephson’s lease.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrowers currently maintain an acceptable blanket insurance policy. As such, initial and monthly insurance reserved are currently waived.

Replacement Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 per sq. ft. annually), subject to a cap of $1,000,000 (approximately $1.33 per sq. ft.).

TI/LC Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 per sq. ft. annually), subject to a cap of $5,000,000 (approximately $6.63 per sq. ft.).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by clause (iv) or (v) above, the borrowers are required to deposit into a Young & Rubicam reserve all excess cash flow in the cash management account to be used to cover expenses anticipated to be incurred in connection with re-leasing the Young & Rubicam space, subject to a cap of $40,000,000 (approximately $106.60 per sq. ft. of Young & Rubicam space).

Current Mezzanine or Subordinate Indebtedness.    The 3 Columbus Circle Junior Notes, with an aggregate outstanding principal balance as of the cut-off date of $105.0 million, accrue interest at a fixed rate of 3.9140% per annum. The 3 Columbus Circle Junior Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu A-B Whole Loan” in the Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

 A-3-19

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

 A-3-20

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

 A-3-21

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Borrower Sponsor:	SmartStop Asset Management, LLC
Borrowers(1):	Various
Original Balance(2):	$46,800,000
Cut-off Date Balance(2):	$46,800,000
% by Initial UPB:	7.1%
Interest Rate:	5.0000%
Payment Date:	1st of each month
First Payment Date:	March 1, 2019
Maturity Date:	February 1, 2029
Amortization:	Interest Only
Additional Debt(2):	$57,200,000 Pari Passu Debt
Call Protection(3)(4):	L(26), D(90), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$316,559	$87,322
Insurance:	$0	Springing
Replacement:	$8,009	$8,009
Required Repairs:	$119,623	NAP

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$130
Balloon Balance / Sq. Ft.:	$130
Cut-off Date LTV(7):	59.4%
Balloon LTV(7):	59.4%
Underwritten NOI DSCR:	1.75x
Underwritten NCF DSCR:	1.74x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.8%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	FL, NV, MA, SC and CA
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	800,961
Property Management:	Strategic Storage Property Management II, LLC; SS Growth Property Management, LLC
Underwritten NOI:	$9,248,119
Underwritten NCF:	$9,152,004
Appraised Value(7):	$175,000,000
Appraisal Date(7):	January 9, 2019

Historical NOI
Most Recent NOI:	$9,441,849 (T-12 December 31, 2018)
2017 NOI(8):	$7,303,551 (December 31, 2017)
2016 NOI(8):	NAV
2015 NOI(8):	NAV

Historical Occupancy
Most Recent Occupancy:	88.4% (March 26, 2019)
2018 Occupancy:	87.6% (December 31, 2018)
2017 Occupancy:	92.1% (December 31, 2017)
2016 Occupancy(8):	94.4% (December 31, 2016)
(1)	See “The Borrowers / Borrower Sponsor” below.

(2)	The SSTII Self Storage Portfolio II Whole Loan (as defined below) is evidenced by four pari passu notes in the aggregate original principal amount of $104.0 million. The non-controlling Note A-2, Note A-3, and Note A-4 with an aggregate original principal balance of $46.8 million will be included in the CF 2019-CF1 mortgage trust. The related companion loan has an original principal balance of $57.2 million and is evidenced by the controlling Note A-1. For additional information on the pari passu companion loans, see “The Loan” below.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 1, 2019. Defeasance is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized or (ii) March 1, 2023. The assumed lockout period of 26 payments is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.

(4)	Partial release is permitted. See “Partial Release” below.

(5)	See “Initial Reserves and Ongoing Reserves” below.

(6)	Financial information is based on the aggregate SSTII Self Storage Portfolio II Whole Loan.

(7)	The Appraised Value reflects an approximately 10.1% portfolio premium attributed to the aggregate “as-is” value of the individual SSTII Self Storage Portfolio II Properties (as defined below). The sum of the values of each of the properties on an individual basis is $158,900,000, which represents a Cut-off Date LTV and Balloon LTV of 65.4%.

(8)	The majority of the SSTII Self Storage Portfolio II Properties were acquired by the borrower sponsor during 2016, and thus, 2015 and 2016 NOI is not available. In addition, the Nantucket property was acquired by the borrower sponsor on August 22, 2017. As such, the 2017 NOI for the Nantucket property represents a partial year and the 2016 occupancy excludes the Nantucket property.

 A-3-22

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Units	Allocated Loan Amount ($)(1)	Allocated Loan Amount (%)	Appraised Value(2)	% of UW NOI
Nantucket	Nantucket, MA	2011	93,177	842	$25,198,238	24.2%	$38,500,000	23.2%
Plantation	Plantation, FL	2001	88,849	903	$15,969,792	15.4%	$24,400,000	15.0%
Pollock	Las Vegas, NV	2000	88,840	767	$10,471,995	10.1%	$16,000,000	9.7%
Silverado Ranch	Las Vegas, NV	2002	89,988	726	$10,210,195	9.8%	$15,600,000	9.7%
Myrtle Beach - Jesse	Myrtle Beach, SC	1996	93,715	743	$8,606,670	8.3%	$13,150,000	9.5%
Port St. Lucie	Port St. Lucie, FL	1996	71,652	610	$7,264,947	7.0%	$11,100,000	6.5%
Myrtle Beach - Dick Pond	Myrtle Beach, SC	1999	75,320	598	$6,970,422	6.7%	$10,650,000	7.3%
Sahara	Las Vegas, NV	1989	76,425	617	$6,544,997	6.3%	$10,000,000	6.7%
Fort Pierce	Fort Pierce, FL	2008	85,245	758	$6,479,547	6.2%	$9,900,000	6.7%
Sonoma	Sonoma, CA	1984	37,750	339	$6,283,197	6.0%	$9,600,000	5.8%
Total			800,961	6,903	$104,000,000	100.0%	$175,000,000	100.0%
(1)	Based on the SSTII Self Storage Portfolio II Whole Loan.

(2)	The Total Appraised Value of $175,000,000 reflects an approximately 10.1% portfolio premium attributed to the aggregate “as-is” value of the individual SSTII Self Storage Portfolio II Properties. The sum of the “as-is” appraised values of each of the properties on an individual basis, which are reflected in the table above, is $158,900,000.

The Loan. The SSTII Self Storage Portfolio II loan (the “SSTII Self Storage Portfolio II Loan”) is a fixed-rate loan with an original and cut-off date principal balance of $46.8 million secured by the borrowers’ fee simple interest in a portfolio of 10 self storage properties totaling 800,961 sq. ft. located in five states (the “SSTII Self Storage Portfolio II Properties”). The SSTII Self Storage Portfolio II Loan is part of a whole loan (the “SSTII Self Storage Portfolio II Whole Loan”) with an original and cut-off date principal balance of $104.0 million that is evidenced by four pari passu notes as follows: (i) the controlling Note A-1 (the “SSTII Self Storage Portfolio II Companion Loan”) that has an original principal balance of $57.2 million and (ii) the SSTII Self Storage Portfolio II Loan, which consists of the non-controlling Note A-2, Note A-3, and Note A-4, with an aggregate original and cut-off date principal balance of $46.8 million that will be included in the CF 2019-CF1 mortgage trust. The SSTII Self Storage Portfolio II Companion Loan is currently held by KeyBank and is expected to be contributed to one or more future securitizations.

The SSTII Self Storage Portfolio II Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 5.0000%.

The relationship between the holders of the SSTII Self Storage Portfolio II Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$57,200,000	$57,200,000	KeyBank	Yes
Note A-2	$26,000,000	$26,000,000	CF 2019-CF1	No
Note A-3	$13,000,000	$13,000,000	CF 2019-CF1	No
Note A-4	$7,800,000	$7,800,000	CF 2019-CF1	No
Total	$104,000,000	$104,000,000

Loan proceeds from the SSTII Self Storage Portfolio II Whole Loan were used to retire existing debt of approximately $52.6 million, pay closing costs of approximately $1.1 million, fund reserves of approximately $0.4 million and return approximately $49.8 million to the borrower sponsor. Based on the portfolio appraised value of $175.0 million as of January 2019, the Cut-off Date LTV is 59.4%. The most recent financing of the SSTII Self Storage Portfolio II Properties was not included in a securitization.

 A-3-23

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$104,000,000	100.0%	Loan Payoff(1)	$52,627,072	50.6%
			Return of Equity(1)	$49,818,148	47.9%
			Closing Costs	$1,110,590	1.1%
			Reserves	$444,191	0.4%
Total Sources	$104,000,000	100.0%	Total Uses	$104,000,000	100.0%
(1)	Proceeds from the SSTII Self Storage Portfolio II Whole Loan, along with proceeds from additional balance sheet and floating rate debt secured by additional non-collateral self storage properties, were used primarily to pay down a portion of various KeyBank credit facilities as well as to finance Strategic Storage Trust II, Inc.’s acquisition of another sponsor-affiliated REIT. The existing debt payoff amount represents an estimated pro rata portion allocated to the properties securing the SSTII Self Storage Portfolio II Whole Loan.

The Borrowers / Borrower Sponsor. The borrowers, SST II 19240 Hwy 12, LLC, SSGT 3252 N US Highway 1, LLC, SST II 501 NW Business Center Dr, LLC, SST II 10325 W Broward Blvd, LLC, SSGT 6 Sun Island Rd, LLC, SST II 9890 Pollock Dr, LLC, SST II 6318 W Sahara Ave, LLC, SST II 590 E Silverado Ranch Blvd, LLC, SST II 338 Jesse St, LLC, and SST II 4630 Dick Pond Rd, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with two independent directors in its organizational structure. The borrowers are 99.9% owned by Strategic Storage Trust II, Inc. (“SST II”), the non-recourse carve-out guarantor.

The borrower sponsor and sponsor of SST II is SmartStop Asset Management, LLC (“SAM”), a diversified real estate company with approximately $1.8 billion of real estate assets under management, including 127 self storage facilities throughout the United States and Toronto, Canada comprised of approximately 80,000 units and 9.4 million rentable square feet. Including SST II, SAM is the sponsor of three public non-traded REITS, two of which are focused on self storage assets while the third is focused on student and senior housing assets. Founded in January 2013, SST II is a public non-traded REIT focused on stabilized income-producing self storage facilities located in primary and secondary markets across the United States and Toronto, Canada. In January 2019, Strategic Storage Growth Trust, Inc. (“SSGT”), a fourth public non-traded REIT sponsored by SAM, was acquired by and consolidated under SST II, creating a company valued at approximately $1.4 billion. With the addition of SSGT’s assets, SST II’s expanded portfolio contains 111 self storage facilities located in 17 states and Toronto, Canada totaling approximately 8.1 million of net rentable square feet in approximately 70,300 self storage units.

The Properties.    The SSTII Self Storage Portfolio II Properties are comprised of 10 cross-collateralized self storage facilities with a total of 6,903 units totaling approximately 800,961 sq. ft. and 325 RV/boat parking spaces. All facilities contain an on-site leasing office. The SSTII Self Storage Portfolio II Properties were constructed between 1984 and 2011 and, as of March 26, 2019, were 88.4% occupied. The SSTII Self Storage Portfolio II Properties are located across five states with three each in Florida and Nevada, two in South Carolina, and one each in Massachusetts and California. The borrower sponsor acquired the SSTII Self Storage Portfolio II Properties between July 2014 and August 2017 and has a cost basis of approximately $142.0 million, which results in a loan to cost basis ratio of 73.3%.

The five largest facilities by allocated loan amount are described below:

Nantucket. The Nantucket property is a two-story, 93,177 sq. ft., 842-unit self storage building located on the island of Nantucket, Massachusetts, approximately two miles southeast of the downtown area and less than one mile northeast of Nantucket Airport. Situated on a 1.70-acre site, the property was constructed in 2011 and contains an office and two apartments for on-site management, surveillance cameras, and keypad entry. The facility includes 790 climate controlled storage units, which includes 17 wine storage units in the basement level, and 52 traditional storage units. The property was 86.5% occupied as of March 26, 2019. The Nantucket property is situated on the resort island of Nantucket within an area primarily consisting of light industrial and other commercial uses, as well as residential uses and undeveloped land.

Plantation. The Plantation property is an 88,849 sq. ft., 903-unit self storage facility consisting of two, two-story buildings and two, single-story buildings located in Plantation, Florida, approximately six miles west of the Fort Lauderdale central business district. Situated on a 4.75-acre site, the property was originally constructed in 2001 and contains an office for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 851 climate controlled storage units, 52 traditional storage units, and eight RV/boat parking spaces. The property was 90.2% occupied as of March 26, 2019. The area surrounding the property consists of a mix of single and multi-family residential, retail, office, and vacant land, with the Plantation Midtown District and the Broward Mall less than two miles to the east.

Pollock. The Pollock property is a 88,840 sq. ft., 767-unit self storage facility consisting of 11, single-story buildings located in Las Vegas, Nevada, approximately eight miles south of the Las Vegas central business district and four miles south of the Las Vegas strip. Situated on a 5.52-acre site, the property was originally constructed in 2000 and contains an office and apartment for on-site management, surveillance cameras, and keypad entry. The facility includes 433 climate controlled storage units, 334 traditional storage units, and 39 RV parking spaces for lease. The property was 90.5% occupied as of March 26, 2019. The area surrounding the property primarily consists of single-family residential, while commercial uses are situated along the major thoroughfares.

Silverado Ranch. The Silverado Ranch property is an 89,988 sq. ft., 726-unit self storage facility consisting of four, two-story buildings located in Las Vegas, Nevada, approximately eight miles south of the Las Vegas central business district and four miles south of the Las Vegas strip. Situated on a 5.52-acre site, the property was originally constructed in 2002 and contains an office and apartment for on-site management, surveillance cameras, and keypad entry. The facility includes 308 climate controlled storage units, 418 traditional storage

 A-3-24

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

units, and 35 covered RV parking spaces for lease. The property was 87.9% occupied as of March 26, 2019. The area surrounding the property primarily consists of single and multi-family residential, with commercial uses along the main thoroughfares.

Myrtle Beach - Jesse. The Myrtle Beach - Jesse property is a 93,715 sq. ft., 743-unit self storage facility consisting of 11, single-story buildings located in Myrtle Beach, South Carolina, approximately three miles northwest of downtown Myrtle Beach. Situated on a 6.49-acre site, the property was originally constructed in 1996 with renovations most recently completed in 2007 and contains an office for on-site management, surveillance cameras, and keypad entry. The facility includes 242 climate controlled storage units, 501 traditional storage units, three office spaces, and 27 RV/boat parking spaces for lease. The property was 87.5% occupied as of March 26, 2019. The property is located in a suburban neighborhood with residential uses in the immediately surrounding area and commercial uses along the primary thoroughfares, with a large concentration along US Route 17.

The following table presents detailed information with respect to the unit mix of the SSTII Self Storage Portfolio II Properties:

Unit Mix Summary
Property	Location	Sq. Ft. (1)	Occupancy(2)	Storage Units(1)	Average Asking Rent per Sq. Ft.(1)	% of Climate Controlled Units	Parking Units	Office Units
Nantucket	Nantucket, MA	93,177	86.5%	842	$2.88	93.8%	0	0
Plantation	Plantation, FL	88,849	90.2%	903	$2.03	94.2%	8	0
Pollock	Las Vegas, NV	88,840	90.5%	767	$1.49	56.5%	39	0
Silverado Ranch	Las Vegas, NV	89,988	87.9%	726	$1.35	42.4%	35	0
Myrtle Beach - Jesse	Myrtle Beach, SC	93,715	87.5%	743	$1.14	32.6%	27	3
Port St. Lucie	Port St. Lucie, FL	71,652	85.0%	610	$1.10	75.9%	112	0
Myrtle Beach - Dick Pond	Myrtle Beach, SC	75,320	83.5%	598	$1.07	51.2%	69	0
Sahara	Las Vegas, NV	76,425	91.0%	617	$1.10	85.9%	22	0
Fort Pierce	Fort Pierce, FL	85,245	90.3%	758	$1.19	95.0%	0	0
Sonoma	Sonoma, CA	37,750	94.0%	339	$2.25	0.0%	13	1
Total / Wtd. Avg.		800,961	88.4%	6,903	$1.55	67.3%	325	4
(1)	Excludes parking and office units.

(2)	Occupancy is on a sq. ft. basis and based on the underwritten rent roll dated as of March 26, 2019.

Environmental Matters. The Phase I environmental reports dated December 2018 recommended no further action at the SSTII Self Storage Portfolio II Properties.

The Market. As of 2018, per a third party self storage market research report, the U.S. self storage market contained approximately 45,547 facilities with nearly 1.7 billion sq. ft. It is estimated that SmartStop Asset Management, LLC, the borrower sponsor and an affiliate of the property managers of the SSTII Self Storage Portfolio II Properties, is the ninth largest market participant by sq. ft. with a total of approximately 10.0 million sq. ft. under operation. The self storage industry in the United States has experienced steadily increasing performance in recent years, with overall occupancy increasing each year since 2011 except for a slight dip in occupancy from 92.8% in second quarter 2017 to 91.7% in second quarter 2018.

 A-3-25

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

The following table presents certain information related to the demographic profile of the SSTII Self Storage Portfolio II Properties:

Portfolio Demographic Profile(1)
	2018 Population Demographics			2018-2023 Projected Population Growth %			2018 Median Household Income
	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
Nantucket	1,573	8,902	10,693	1.49%	1.45%	1.45%	$102,465	$100,383	$100,818
Plantation	13,054	126,114	318,017	0.50%	1.12%	1.14%	$84,898	$64,719	$59,217
Pollock	35,301	149,863	283,572	1.83%	2.00%	1.94%	$62,782	$65,627	$69,269
Silverado Ranch	30,457	144,387	283,573	1.57%	2.04%	1.99%	$62,577	$66,048	$69,115
Myrtle Beach - Jesse	3,591	43,173	95,082	2.74%	2.96%	2.73%	$44,056	$47,485	$49,703
Port St. Lucie	5,267	43,024	112,834	2.24%	1.78%	1.67%	$64,814	$57,683	$55,417
Myrtle Beach - Dick Pond	9,060	36,935	85,207	2.20%	2.65%	2.72%	$48,762	$50,230	$49,808
Sahara	8,393	206,984	459,207	0.73%	1.17%	1.33%	$49,398	$44,160	$48,015
Fort Pierce	2,459	22,180	57,852	1.56%	1.24%	1.28%	$38,628	$30,907	$36,135
Sonoma	12,587	34,200	38,883	-0.23%	-0.14%	-0.12%	$65,006	$73,665	$75,041
Wtd. Avg.	11,644	76,316	164,132	1.44%	1.61%	1.60%	$71,213	$67,833	$68,410
Median	8,727	43,099	103,958	1.57%	1.62%	1.56%	$62,680	$61,201	$57,317
(1)	Source: Third party market research reports

The following table presents competitive set information with respect to the SSTII Self Storage Portfolio II Properties:

Market Overview
Property	Location	Occupancy(1)	Average Asking Rent Range(1)	Competitive Set Occupancy(2)	Competitive Set Average Asking Rent Range(2)
Nantucket	Nantucket, MA	86.5%	$2.21 per sq. ft. - $7.56 per sq. ft.(3)	69.9%	$1.32 per sq. ft. - $4.64 per sq. ft.
Plantation	Plantation, FL	90.2%	$1.46 per sq. ft. - $4.76 per sq. ft.	92.0%	$0.96 per sq. ft. - $2.76 per sq. ft.
Pollock	Las Vegas, NV	90.5%	$1.01 per sq. ft. - $3.00 per sq. ft.	92.0%	$1.18 per sq. ft. - $2.80 per sq. ft.
Silverado Ranch	Las Vegas, NV	87.9%	$0.73 per sq. ft. - $3.04 per sq. ft.	94.0%	$1.50 per sq. ft. - $3.04 per sq. ft.
Myrtle Beach - Jesse	Myrtle Beach, SC	87.5%	$0.91 per sq. ft. - $3.28 per sq. ft.	87.5%	$0.54 per sq. ft. - $2.52 per sq. ft.
Port St. Lucie	Port St. Lucie, FL	85.0%	$0.87 per sq. ft. - $1.88 per sq. ft.	92.1%	$1.12 per sq. ft. - $1.96 per sq. ft.
Myrtle Beach - Dick Pond	Myrtle Beach, SC	83.5%	$0.77 per sq. ft. - $3.96 per sq. ft.	88.4%	$0.73 per sq. ft. - $2.84 per sq. ft.
Sahara	Las Vegas, NV	91.0%	$0.63 per sq. ft. - $2.12 per sq. ft.	91.6%	$0.89 per sq. ft. - $2.76 per sq. ft.
Fort Pierce	Fort Pierce, FL	90.3%	$0.99 per sq. ft. - $3.00 per sq. ft.	92.1%	$0.88 per sq. ft. - $1.96 per sq. ft.
Sonoma	Sonoma, CA	94.0%	$0.91 per sq. ft. - $4.48 per sq. ft.	93.2%	$1.11 per sq. ft. - $3.04 per sq. ft.
Total / Wtd. Avg.		88.4%
(1)	Based on the underwritten rent roll dated as of March 26, 2019, and excluding sq. ft. from parking and office units.

(2)	Source: Appraisal

(3)	For the purpose of comparison against the competitive set, the Average Asking Rent Range for the Nantucket property excludes the 17 wine storage units, which have average asking rents ranging from $5.35 per sq. ft. to $18.50 per sq. ft.

 A-3-26

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017(2)	2018	U/W	U/W PSF
Base Rent(3)	$10,660,464	$13,235,789	$14,545,183	$18.16
Value of Vacant Space	0	0	0	$0.00
Gross Potential Rent	$10,660,464	$13,235,789	$14,545,183	$18.16
Total Other Income(4)	364,156	724,929	1,147,761	$1.43
Less: Concessions	(263,168)	(533,207)	(533,207)	($0.67)
Less: Vacancy & Credit Loss(5)	(146,174)	(170,407)	(1,924,892)	($2.40)
Effective Gross Income	$10,615,278	$13,257,104	$13,234,845	$16.52
Total Operating Expenses	3,311,727	3,815,255	3,986,726	$4.98
Net Operating Income	$7,303,551	$9,441,849	$9,248,119	$11.55
Capital Expenditures	0	0	96,115	$0.12
Net Cash Flow	$7,303,551	$9,441,849	$9,152,004	$11.43

(1)	The majority of the SSTII Self Storage Portfolio II Properties were acquired by the borrower sponsor during 2016, and thus, historical financials prior to 2017 are not available.

(2)	The 2017 cash flow reflects a partial year for the Nantucket property since it was acquired on August 22, 2017.

(3)	U/W Base Rent is based on the in-place rent roll as of March 26, 2019.

(4)	Total Other Income is comprised of administration fees, unit insurance, late fees, and merchandise sales. In addition, U/W Total Other Income includes parking income and income from office units, which were historically included in Base Rent.

(5)	U/W Vacancy & Credit Loss represents 13.2% of Gross Potential Rent. The SSTII Self Storage Portfolio II Properties are currently 88.4% physically occupied.

Property Management. SSTII Self Storage Portfolio II Properties are managed by Strategic Storage Property Management II, LLC and SS Growth Property Management, LLC, affiliates of the borrowers and the sponsor.

Lockbox / Cash Management. The SSTII Self Storage Portfolio II Loan is structured with a springing soft lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Period, the borrowers are required to cause all revenues (except tenant insurance revenue) to be deposited by the borrowers or property managers into a lockbox account controlled by the lender on a weekly basis. During the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the mortgage loan documents, and for so long as a DSCR Trigger exists, with excess cash held by the lender as additional collateral for the SSTII Self Storage Portfolio II Whole Loan.

A “Cash Sweep Period” will be in effect:

(i)	upon an event of default until cured;

(ii)	upon any bankruptcy action of the borrowers or property managers until, solely as to the bankruptcy action of a property manager, the property manager is replaced with a qualified manager within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured; or

(iii)	upon any period that the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.00x (a “DSCR Trigger”) until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.05x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the borrowers deposited (i) $316,559 into a tax reserve account, (ii) $8,009 into a replacement reserve account, and (iii) $119,623 into a required repairs reserve account.

Tax Reserve: The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to $87,322.

Insurance Reserve: The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums; provided that such monthly insurance will be waived so long as the SSTII Self Storage Portfolio II Properties are insured pursuant to an acceptable blanket policy.

Replacement Reserve: The borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $8,009 ($0.12 per sq. ft.).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

 A-3-27

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Partial Release. At any time after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized, and prior to November 1, 2028, the borrowers may obtain the release of a property included in the SSTII Self Storage Portfolio II Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers defease a portion of the SSTII Self Storage Portfolio II Whole Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.70x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.62%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 65.45%.

 A-3-28

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 A-3-29

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

 A-3-30

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

21: Kofinas Fertility Services, PC | 17,127 SF | 11/2033

20: Great American Insurance | 15,580 SF | 5/2020

19: New York Cares Inc. | 16,000 SF | 6/2023

18:
- Schweiger Dermatology Group 5,639 SF | 6/2024
- Glacier Communications 929 SF | 11/2019
- Recovery Office Services 3, LLC 2,298 SF | 8/2023
- Amergy Electric of NY Inc. 1,656 SF | 12/2023
- Atlas Financial Holdings 1,756 SF | 2/2020
- Downtown Family Medicine PC 2,538 SF | 6/2026
- Accountnet Inc. 1,839 SF | 8/2019
- Tower Legal Staffing Inc. 2,294 SF | 2/2023

17:
- Aquinas LLC 2,849 SF | 2/2024
- Jimmy C. Sung MD PLLC 1,371 SF | 3/2019
- David M. Peterson PC 1,463 SF | 1/2021
- Tower Legal Staffing Inc. 8,000 SF | 2/2023
- Joseph & Smargiassi LLC 2,386 SF | 2/2024

16:
- K&CO Corp 3,012 SF | 8/2022
- Genesis Wellness Center 2,533 SF | 5/2025
- Andrew P Johnson 3,300 SF | 4/2028
- Vacant 2,440 SF
- 65 Broadway Holdings LLC 3,373 SF | 4/2029
- Schweiger Dermatology Group 2,639 SF | 6/2024

15: Make-up Designory | 17,244 SF | 4/2025

14: Kofinas Fertility Services | 17,269 SF | 1/2034

13:
- Arbor E&T | 5,809 SF | 3/2029
- Gilbane Residential Construction 2,600 SF | 12/2019
- Liakas Law P.C. | 8,602 SF | 7/2022

12: Arbor E&T | 16,000 SF | 12/2019

11:
- Modern Dermatology PLLC 2,485 SF | 8/2023
- Tower Legal Staffing Inc. 537 SF | 12/2019
- Healthway Medical 2,110 SF | 12/2024
- NYC Footcare LLC 1,561 SF | 7/2019
- Fleetwood Agency Inc. 2,822 SF | 7/2021
- Great American Insurance | 5,415 SF | 8/2020

10:
- EconoTec 500 SF | 4/2026
- Laufer 2006 Corp. 3,402SF | 5/2019
- KS Engineers 4,902 SF | 11/2026
- Atlas Chiropractic Spine Care PLLC 1,300 SF | 11/2025
- Downtown NYC Medical 4,037 SF | 5/2025
- Weight Watchers, N.A. 2,280 SF | 8/2019

9:
- Jordan C Stern MD 4,417 SF | 11/2019
- Jordan C Stern MD 200 SF | 11/2019
- Medical Associates of Wall Street 2,983 SF | 2/2022
- Tzu Dermatology 2,722 SF | 12/2024
- Lab Corp of America 2,050 SF | 8/2020
- Freedom Wellness Inc. 1,686 SF | 7/2022
- Jordan C Stern MD 300 SF | 11/2019
- Thorn Ellis Inc. 1,550 SF | 6/2027

8: Arbor E&T | 17,388 SF | 3/2029

7: Arbor E&T | 17,390 SF | 3/2029

6:
- Downtown Alliance | 4,641 SF | 11/2026
- Promosuite 4,171 SF | 10/2020
- Manhattan Medical Offices 2,600 SF | 1/2021
- Marriani Metal Fabricators USA Inc. 1,147 SF | 7/2019
- Phoenix Bio Usa Corp. 4,020 SF | 1/2023

5:
- NYS Land Title Associates 2,055 SF | 5/2021
- Bouklis Group Inc. 1,857 SF | 2/2024
- Chartwell Staffing Services Inc. 1,333 SF | 10/2023
- Eastern Comprehensive 2,500 SF | 1/2021
- The Epilepsy Institute 4,050 SF | 4/2023
- Geiger Engineering 1,890 SF | 1/2020
- Management Office 2,130 SF

4:
- Viventium 2,834 SF | 2/2020
- Downtown Alliance | 5,286 SF | 11/2026
- Global Bondholders 1,405 SF | 2/2023
- Fidi Salon LLC 2,635 SF | 1/2023
- A.H. Dental P.C. | 4,344 SF | 11/2028

3: 365 Operating Company | 16,680 SF | 4/2020

2: Stella Adler | 19,769 SF | 7/2034

LOBBY: 74 Parsons Corp. | 11,000 SF | 2/2035

BSMT:
- Stella Adler | 7,154 SF | 7/2034
- Sidera Networks 11/2020
- New York Cares Inc. 1,441 SF | 6/2023

C:
- Building Storage 712 SF
- United Parcel Service (Storage) 10/2020
- Geiger Engineering (Storage) 243 SF | 1/2020
- Verizon Global Real Estate (Storage) 10/2024
- Alliance for Downtown NY (Storage) 4/2026
- Abovenet Communications (Storage) 2/2023

Vacant | Building | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

 A-3-31

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

 A-3-32

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors:	Meyer Chetrit; Robert Wolf
Borrowers:	65 Broadway Owner LLC; 65 Broadway Owner II LLC; 65 Broadway Owner III LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	6.0%
Interest Rate:	4.93500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$15,500,000 Pari Passu Debt $96,000,000 B Note
Call Protection(3):	L(24), D(32), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$932,000	$233,000
Insurance:	$183,300	$15,275
Replacement:	$0	$5,032
TI/LC:	$1,500,000	Springing
Owed TI/LC:	$8,073,745	NAP
Immediate Repairs:	$33,330	NAP
Free Rent:	$4,505,033	NAP
Primary Tenant Reserve:	$0	Springing

Financial Information
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$156	$426
Balloon Balance / Sq. Ft.:	$156	$426
Cut-off Date LTV:	25.8%	70.5%
Balloon LTV:	25.8%	70.5%
Underwritten NOI DSCR:	3.34x	1.23x
Underwritten NCF DSCR:	3.30x	1.21x
Underwritten NOI Debt Yield:	16.7%	6.1%
Underwritten NCF Debt Yield:	16.5%	6.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1914-1917 / 1978, 2008, 2015-2018
Total Sq. Ft.:	355,217
Property Management:	Plaza Management USA Inc.
Underwritten NOI(5):	$9,288,055
Underwritten NCF:	$9,172,451
Appraised Value:	$215,000,000
Appraisal Date:	March 11, 2019

Historical NOI
Most Recent NOI(5):	$6,673,585 (T-12 January 31, 2019)
2018 NOI:	$6,993,719 (December 31, 2018)
2017 NOI:	$6,377,143 (December 31, 2017)
2016 NOI:	$6,524,278 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	98.7% (April 1, 2019)
2018 Occupancy:	80.0% (December 31, 2018)
2017 Occupancy:	87.0% (December 31, 2017)
2016 Occupancy:	85.0% (December 31, 2016)

(1)	The 65 Broadway Whole Loan (as defined below) consists of the Note A-1 with an original principal balance of $40,000,000, the Note A-2 with an original principal balance of $15,500,000 and a subordinate B note with an original principal balance of $96,000,000, with an aggregate outstanding principal balance as of the cut-off date of $151.5 million. For additional information, see “The Loan” below.

(2)	See “Current Mezzanine or Subordinate Indebtedness” below.

(3)	The lockout period for defeasance will be at least 24 payments beginning with and including the first payment date of May 6, 2019. Defeasance of the full $151.5 million 65 Broadway Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the fourth anniversary of the first payment date. The assumed lockout period of 24 months is based on the expected CF 2019-CF1 securitization closing date.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	The increase from Most Recent NOI to Underwritten NOI is primarily a result of the increase in occupancy from December 31, 2018 (80.0%) to April 1, 2019 (98.7%). The 65 Broadway Property (as defined below) was most recently renovated from 2015 to 2018.

 A-3-33

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

The Loan. The 65 Broadway mortgage loan (the “65 Broadway Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in a 21-story, 355,217 sq. ft. Class A office building located at 65 Broadway in New York, New York (the “65 Broadway Property”). The 65 Broadway Loan is evidenced by Note A-1 with an outstanding principal balance as of the cut-off date of $40.0 million. The 65 Broadway Loan is part of a $151.5 million whole loan (the “65 Broadway Whole Loan”) that is evidenced by three promissory notes: two pari passu senior notes with an aggregate original principal balance of $55.5 million (the “65 Broadway Senior Notes”) and a subordinate B note with an original and cut-off date principal balance of $96.0 million (the “65 Broadway Junior Note”). Only the 65 Broadway Loan will be included in the mortgage pool for the CF 2019-CF1 mortgage trust. Payments allocated to the 65 Broadway Junior Note will be paid to the holders of the Loan-Specific Certificates as described in “Description of the Mortgage Pool—The Whole Loans— The 65 Broadway Pari Passu-AB Whole Loan” in the Prospectus.

The relationship between the holders of the 65 Broadway Senior Notes and 65 Broadway Junior Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan” in the Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
65 Broadway Loan
Note A-1	$40,000,000	$40,000,000	CF 2019-CF1	No(1)
65 Broadway Pari Passu Senior Note
Note A-2	$15,500,000	$15,500,000	CCRE	No
65 Broadway Junior Note
Note B	$96,000,000	$96,000,000	CF 2019-CF1	Yes(1)
65 Broadway Whole Loan	$151,500,000	$151,500,000

(1)	The initial Controlling Note is the 65 Broadway Junior Note, so long as no related control appraisal period has occurred and is continuing. If and for so long as a junior control appraisal period has occurred and is continuing, then the Controlling Note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”. The 65 Broadway Whole Loan will be serviced under the CF 2019-CF1 PSA.

The 65 Broadway Whole Loan has a 5-year interest-only term and accrues interest at a fixed rate of 4.9350% per annum. The annual interest rate on both the 65 Broadway Senior Notes and 65 Broadway Junior Note is 4.9350% per annum. The 65 Broadway Whole Loan proceeds were used to refinance existing debt of approximately $102.4 million, pay closing costs of approximately $3.1 million and fund upfront reserves of approximately $15.2 million. Based on the “As-Is” appraised value of $215.0 million as of March 11, 2019, the Cut-off Date LTV for the 65 Broadway Senior Notes and 65 Broadway Whole Loan is 25.8% and 70.5%, respectively. The most recent prior financing of the 65 Broadway Property was not included in a securitization transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
65 Broadway Senior Notes	$55,500,000	36.6%	Refinance Existing Debt	$102,360,129	67.6%
65 Broadway Junior Note	$96,000,000	63.4%	Closing Costs	$3,059,631	2.0%
			Upfront Reserves	$15,227,408	10.1%
			Return of Equity	$30,852,833	20.4%
Total Sources	$151,500,000	100.0%	Total Uses	$151,500,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers are 65 Broadway Owner LLC, 65 Broadway Owner II LLC and 65 Broadway Owner III LLC, each a Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrowers own the 65 Broadway Property as tenants-in-common. Two of the borrower entities are controlled by Meyer Chetrit and the third borrower entity (65 Broadway Owner III LLC) is controlled by Robert Wolf.

The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Robert Wolf on a joint and several basis except that the liability of Robert Wolf under the guaranty and the environmental indemnity is limited to 17.647% of the outstanding obligations under the guaranty and the environmental indemnity plus costs of enforcement, unless such liability is with respect to acts, events or matters caused by 65 Broadway Owner III LLC, Robert Wolf or certain of their affiliates.

Meyer Chetrit is a principal of the Chetrit Group. Founded by Joseph & Meyer Chetrit, the Chetrit Group is headquartered in Manhattan and operates a portfolio of over 14.0 million sq. ft. across New York, Chicago, Miami, Los Angeles and other countries. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Willis Tower (Chicago, IL) (formerly known as the Sears Tower), the multifamily and retail development of Columbus Square (New York, NY), the 91-unit condominium and retail development of 135 West 52nd Street (New York, NY), and the 420-key Empire Hotel (New York, NY).

Robert Wolf, is a principal of Read Property Group LLC. Read Property Group is a Brooklyn-based real estate developer that was founded in 1993.

 A-3-34

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

The Property. The 65 Broadway Property is a 21-story, 355,217 sq. ft. office building located in Downtown Manhattan. The 65 Broadway Property was originally built between 1914 and 1917, and renovated in 1978, 2008 and 2015-2018. Since 2015, the borrower sponsors have invested approximately $16.7 million in capital expenditures and leasing costs. The most recent renovations between 2015 and 2018 included building/system improvements as well as a lobby renovation and redesign that is currently ongoing. The 65 Broadway Property is the former American Express Building, which served as the company headquarters until 1975. The neoclassical-style building was designated a New York City landmark by the New York City Landmarks Preservation Commission in 1995. The 65 Broadway Property benefits from an Industrial & Commercial Incentive Program with a 12 year term, which expires in June 2021.  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

As of April 1, 2019, the 65 Broadway Property is 98.7% leased to 63 tenants with no tenant representing more than 15.9% of net rentable area.

Arbor E&T (56,587 sq. ft.; 15.9% of NRA; 15.5% of U/W Base Rent) Arbor E&T provides job-related education, counseling, workforce management, and employment assistance services. Additionally, Arbor E&T provides childcare services including coordination of training and technical assistance to child care teachers and directors, parent education, and managing electronic benefits transfers (EBTs) to child care providers and parents. Arbor E&T also offers employee training, job searching, retention and advancement, career assessment and planning, youth counseling, academic and vocational programs. Founded in 1968, Arbor E&T is based in Austin, Texas.

In February 2019, Arbor E&T executed two leases (40,587 sq. ft. expiring in March 2029 and 16,000 sq. ft. expiring in December 2019 (temporary space) (underwritten as vacant space)). Arbor E&T took possession of its space in March 2019 and is currently building out its space. With respect to the 40,587 sq. ft. space, Arbor E&T may terminate its lease any time on or after March 26, 2025 with 10 months’ notice in the event its funding from NYC Human Resources Administration is reduced by at least 55.0% from the initial funding amount of $15,300,000. With respect to the 16,000 sq. ft. of temporary space, Arbor E&T may terminate its lease at any time by providing 30 days prior notice. Arbor E&T has one, five-year renewal option with respect to the 40,587 sq. ft.

Kofinas Fertility Services, PC (34,396 sq. ft.; 9.7% of NRA; 10.1% of U/W Base Rent) Kofinas Fertility Services, PC (“Kofinas”) operates as a medical fertility center. Kofinas offers services in areas of infertility evaluation, infertility treatment, financing options for patients, reproductive surgery, and in vitro fertilization techniques. Kofinas has been a tenant at the 65 Broadway Property since 2017 and is currently completing its build out of the common areas within its space. Kofinas occupies two suites (under one lease) with 17,269 sq. ft. expiring in January 2034 and 17,127 sq. ft. expiring in November 2033. Kofinas is permitted to pay 25.0% and 24.4% reduced rent during years one and two of the lease, respectively, of which the remaining possible reduction ($419,852 reduction) was reserved at origination in a free rent reserve. In addition, the tenant also received a tenant improvement credit that will be used to reduce a portion of the annual base rent due during years two through six ($2,235,740 reduction), which was reserved at origination in the owed TI/LC reserve. Kofinas has no renewal or termination options.

Stella Adler (26,923 sq. ft.; 7.6% of NRA; 7.8% of U/W Base Rent) Stella Adler is an acting school that was founded by actress and teacher Stella Adler. Founded in 1949, the school’s current activities focus on professional actor training, free acting classes to low income and underserved communities and cultural events that are free and open to the public. Stella Adler executed a lease at the 65 Broadway Property in November 2018 and is currently building out its space. Stella Adler is in a free rent period through the date that is nine months following the later of (x) the date that is ten business days after the landlord provides notice that the work is completed and (y) August 1, 2019. It has a current lease expiration of July 2034 with one, five-year renewal option and no termination options. Additionally, Stella Adler has a right of first offer for any space on the third floor of the 65 Broadway Property.

Great American Insurance (20,995 sq. ft.; 5.9% of NRA; 4.4% of U/W Base Rent) Great American Insurance is engaged primarily in property and casualty insurance, focusing on specialty commercial products for businesses, and on the sale of traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets. Great American Insurance currently occupies two spaces with 15,580 sq. ft. expiring in May 2020 and 5,415 sq. ft. expiring in August 2020. With respect to both spaces, Great American Insurance has one, five-year renewal option and no termination options. Great American Insurance has been a tenant at the 65 Broadway Property since 1999.

New York Cares Inc. (17,441 sq. ft.; 4.9% of NRA; 3.6% of U/W Base Rent) New York Cares Inc. is a nonprofit organization focused on volunteer management that was founded by a group of New York residents in 1987. The organization currently engages 65,000 volunteers in service each year. New York Cares Inc. has been a tenant at the 65 Broadway Property since July 2012 and has a lease expiration of June 2023 with no renewal or termination options.

 A-3-35

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Arbor E&T	NR/NR/NR	56,587	15.9%	$44.40	15.5%	3/25/2029(2)
Kofinas Fertility Services, PC	NR/NR/NR	34,396	9.7	$47.54	10.1	1/31/2034(3)
Stella Adler(4)	NR/NR/NR	26,923	7.6	$47.36	7.8	7/31/2034
Great American Insurance	NR/NR/NR	20,995	5.9	$34.00	4.4	5/31/2020(5)
New York Cares Inc.	NR/NR/NR	17,441	4.9	$33.26	3.6	6/30/2023
Total Major Tenants		156,342	44.0%	$42.96	41.3%
Remaining Tenants		194,347	54.7	$49.11	58.7
Total Occupied Tenants		350,689	98.7%	$46.37	100.0%
Vacant Office		4,528	1.3
Total		355,217	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.
(2)	In February 2019, Arbor E&T executed two leases (40,587 sq. ft. expiring in March 2029 and 16,000 sq. ft. expiring in December 2019 (temporary space)). Arbor E&T took possession of its space in March 2019 and is currently building out its space. With respect to the 40,587 sq. ft. space, Arbor E&T may terminate its lease any time after March 26, 2025 with 10 months’ notice in the event its funding from NYC Human Resources Administration is reduced by at least 55.0% from the initial funding amount of $15,300,000. With respect to the 16,000 sq. ft. of temporary space, Arbor E&T may terminate its lease at any time by providing 30 days prior notice. Arbor E&T is in a free rent period until April 2020.

(3)	Kofinas has been a tenant at the 65 Broadway Property since 2017 and is currently building out a portion of its space. Kofinas occupies two suites (under one lease) with 17,269 sq. ft. expiring in January 2034 and 17,127 sq. ft. expiring in November 2033. Kofinas is permitted to pay 25.0% and 24.4% reduced rent during years one and two of the lease, respectively, of which the remaining possible reduction ($419,852 reduction) was reserved at origination in the free rent reserve. In addition, the tenant also received a tenant improvement credit that will be used to reduce a portion of the annual base rent due during years two through six ($2,235,740 reduction), which was reserved at origination in the owed TI/LC reserve.

(4)	Stella Adler executed a lease at the 65 Broadway Property in November 2018 and is currently building out its space. Stella Adler is in a free rent period through the date that is nine months following the later of (x) the date that is ten business days after the landlord provides notice that the work is completed and (y) August 1, 2019.

(5)	Great American Insurance occupies two spaces with 15,580 sq. ft. expiring in May 2020 and 5,415 sq. ft. expiring in August 2020. With respect to both spaces, Great American Insurance has one, five-year renewal option.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	4	4,281	1.2%	4,281	1.2%	$13.55	0.4%	0.4%
2019	11	34,675	9.8	38,956	11.0%	$40.80	8.7	9.1%
2020	10	50,376	14.2	89,332	25.1%	$45.53	14.1	23.2%
2021	5	11,440	3.2	100,772	28.4%	$42.91	3.0	26.2%
2022	4	16,283	4.6	117,055	33.0%	$45.92	4.6	30.8%
2023	13	47,617	13.4	164,672	46.4%	$39.69	11.6	42.4%
2024	8	17,563	4.9	182,235	51.3%	$46.89	5.1	47.5%
2025	4	25,114	7.1	207,349	58.4%	$45.83	7.1	54.5%
2026	6	17,867	5.0	225,216	63.4%	$47.68	5.2	59.8%
2027	1	1,550	0.4	226,766	63.8%	$47.43	0.5	60.2%
2028	2	7,644	2.2	234,410	66.0%	$39.17	1.8	62.1%
2029	2	43,960	12.4	278,370	78.4%	$46.77	12.6	74.7%
Thereafter	4	72,319	20.4	350,689	98.8%	$56.83	25.3	100.0%
Vacant	NAP	4,528	1.3	355,217	100.0%	NAP	NAP
Total / Wtd. Avg.	74	355,217	100.0%			$46.37	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	MTM tenants include the management office (2,130 sq. ft.), Jimmy C. Sung MD PLLC (1,371 sq. ft.), Tower Legal Staffing Inc. (537 sq. ft.) and Geiger Engineering (243 sq. ft.). Such spaces were incorporated into the underwritten vacancy.

Environmental Matters. The Phase I environmental report dated March 25, 2019 recommended no further action at the 65 Broadway Property.

The Market. The 65 Broadway Property is located in Manhattan, New York in the Financial District submarket within the greater Downtown office market. The 65 Broadway Property is located one to two blocks from the 1, R and W trains at Rector Street, the 4 and 5 trains at Wall Street and the J and Z trains at Broad Street. Additionally, the Fulton Street Transit Center, which provides access to 14 subway lines, is located approximately five blocks south.

 A-3-36

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

As of the fourth quarter of 2018, the greater Downtown office market consisted of approximately 88.7 million sq. ft. of office space with an overall market vacancy rate of 10.4% and average asking rents of $60.23 per sq. ft. The Financial District submarket totaled approximately 55.5 million sq. ft. with an average vacancy of 10.7% and average asking rents of $57.12 per sq. ft. The appraisal identified six directly competitive office rent comparables in the Downtown office market with base rental rates ranging from $43.00 to $58.00 per sq. ft. and average of $49.70 per sq. ft. With respect to the office space (96.9% of net rentable area), the appraisal concluded a market rent of $47.00 per sq. ft. With respect to the retail space (3.1% of net rentable area), the appraisal concluded a market rent of $108.18 per sq. ft. The overall market rent conclusion is $48.90 per sq. ft., which is greater than the underwritten base rent of $46.38 per sq. ft.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W PSF
Base Rent(1)	$11,732,023	$11,483,057	$12,634,686	$12,399,962	$16,260,462	$45.78
Value of Vacant Space	0	0	0	0	212,816	$0.60
Gross Potential Rent	$11,732,023	$11,483,057	$12,634,686	$12,399,962	$16,473,278	$46.38
Total Recoveries	1,130,732	1,027,572	868,885	865,185	928,347	$2.61
Other Income	418,302	453,096	569,193	554,170	456,677	$1.29
Less: Vacancy(2)	0	0	0	0	(1,151,446)	($3.24)
Effective Gross Income	$13,281,058	$12,963,725	$14,072,763	$13,819,317	$16,706,855	$47.03
Total Operating Expenses	6,756,780	6,586,581	7,079,045	7,145,731	7,418,800	$20.89
Net Operating Income(3)	$6,524,278	$6,377,143	$6,993,719	$6,673,585	$9,288,055	$26.15
TI/LC	0	0	0	0	55,217	$0.16
Capital Expenditures	0	0	0	0	60,387	$0.17
Net Cash Flow	$6,524,278	$6,377,143	$6,993,719	$6,673,585	$9,172,451	$25.82
(1)	U/W Base Rent is based on the rent roll dated April 1, 2019 with rents steps of $336,903 through February 2020.

(2)	U/W Vacancy represents 6.6% of Gross Potential Rent and Total Recoveries, which is greater than in-place economic vacancy of 1.3%. As of April 1, 2019, the 65 Broadway Property is 98.7% leased. U/W Vacancy includes MTM, temporary space and tenants expiring within 3 months of the 65 Broadway Loan closing date.

(3)	The increase from historical cash flows to U/W Net Operating Income is primarily a result of the increase in occupancy from December 31, 2018 (80.0%) to April 1, 2019 (98.7%). The 65 Broadway Property was most recently renovated from 2015 to 2018.

Property Management. The 65 Broadway Property is managed by Plaza Management USA Inc., a New York corporation.

Lockbox / Cash Management.    The 65 Broadway Whole Loan is structured with a hard lockbox and in place cash management. At origination, the borrowers were required to deliver tenant direction letters to all tenants at the 65 Broadway Property directing them to pay all rents directly into a lender-controlled lockbox account. During a Cash Trap Period resulting solely from a Primary Tenant Cash Trap Trigger, all excess cash flow is required to be transferred to a primary tenant reserve account, to be applied towards expenses of re-letting the related space which triggered the Primary Tenant Cash Trap Trigger. During a Cash Trap Period other than a Cash Trap Period resulting solely from a Primary Tenant Cash Trap Trigger, all excess cash flow is required to be transferred to an excess cash reserve account, to be held as additional security for the 65 Broadway Whole Loan.

A “Cash Trap Period” means the occurrence and continuation of any of the following:

(i)	an event of default under the 65 Broadway Whole Loan until cured;

(ii)	any bankruptcy action of the borrowers, principals, guarantors or property manager until, solely as to a bankruptcy event of the property manager, the borrowers replace the manager with a qualified manager under a replacement management agreement;

(iii)	a Primary Tenant Cash Trap Trigger until terminated; or

(iv)	as of the last day of any calendar quarter during the term of the 65 Broadway Whole Loan, the debt service coverage ratio falls below 1.10x (based on the 65 Broadway Whole Loan) until (a) the date that the debt service coverage ratio is at least 1.15x (based on the 65 Broadway Whole Loan) for two consecutive calendar quarters or (b) provided that no event of default is then continuing, the date on which funds collected in the excess cash reserve account are equal to $2,500,000.

A “Primary Tenant Cash Trap Trigger” means the occurrence and continuation of:

(i)	the earlier to occur of (1) 12 months prior to the earliest stated expiration of a Primary Tenant Lease and (2) the date by which the tenant is required to give notice of its exercise of a renewal option (and such renewal option has not been exercised) until a Qualified Reletting or Reserve or any such termination option is waived; or

(ii)	the receipt by borrowers or the property manager of notice from a tenant under a Primary Tenant Lease exercising its right to terminate its Primary Tenant Lease until a Qualified Reletting or Reserve; or

(iii)	the date that a Primary Tenant Lease (or any material portion) is surrendered, cancelled or terminated prior to its expiration date (or borrowers or the property manager receives notice from a tenant intends to do so) until a Qualified Reletting or Reserve; or
(iv)	the date that any tenant under a Primary Tenant Lease exercises its right to terminate, “goes dark” or gives notice of its intent to do so until a Qualified Reletting or Reserve; or

(v)	upon a default by a tenant under its Primary Tenant Lease until cured and no other default has occurred for 6 months; or

 A-3-37

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

(vi)	if a tenant under a Primary Tenant Lease becomes involved in a bankruptcy proceeding until such bankruptcy has terminated and the Primary Tenant Lease has been affirmed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

Any Primary Tenant Cash Trap Trigger event will also be cured when funds collected in the primary tenant reserve account with respect to the Primary Tenant Lease in question (including any lease termination payments with respect to such Primary Tenant Lease) are equal to at least $2,500,000.

A “Qualified Reletting or Reserve” means either (a) if the entirety (or applicable portion) of the space under a Primary Tenant Lease is re-let under one or more leases meeting certain criteria and, in lender’s judgment, the debt service coverage ratio (based on the 65 Broadway Whole Loan) is equal to greater than 1.15x or (b) the borrowers have deposited with the lender an amount determined by lender sufficient to cover all anticipated leasing expenses and any shortfalls in payments required under the loan documents or operating expenses as a result of any anticipated down time.

A “Primary Tenant Lease” means the Arbor E&T lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 20,000 or more rentable sq. ft.

Initial Reserves and Ongoing Reserves.    At loan origination, the borrowers deposited (i) $932,000 into the tax and insurance escrow for taxes, (ii) $183,300 into the tax and insurance escrow for insurance premiums, (iii) $1,500,000 into a TI/LC reserve for general rollover, (iv) $8,073,745 into an initial owed tenant improvements and leasing commission reserve in connection with nine tenants, (v) $4,505,033 into a free rent reserve in connection with six tenants and (vi) $33,330 into an immediate repairs reserve, which represents 110.0% of the engineer’s estimated cost of the immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (currently estimated to be $233,000).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $15,275).

Replacement Reserve. The borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $5,032 for replacement reserves (approximately $0.17 per sq. ft. annually).

TI/LC Reserve. In the event that the balance of the rollover reserve is less than $750,000, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $29,602 for tenant improvement and leasing commission obligations (approximately $1.00 per sq. ft. annually), subject to a cap of $1.0 million so long as (i) the debt service coverage ratio (based on the 65 Broadway Whole Loan) is equal to greater than 1.15x and (ii) the 65 Broadway Property is not less than 95.0% occupied by tenants that are in occupancy, open for business and paying rent under their applicable leases.

Current Mezzanine or Subordinate Indebtedness.    The 65 Broadway Junior Note, with an outstanding principal balance as of the cut-off date of $96.0 million, accrues interest at a fixed rate of 4.9350% per annum. The 65 Broadway Junior Note has a 60-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan” in the Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

 A-3-38

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 A-3-39

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

 A-3-40

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

 A-3-41

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

Mortgage Loan Information
Loan Seller:	CCRE/KeyBank
Loan Purpose:	Acquisition/Refinance
Borrower Sponsor(1):	Tomas Rosenthal
Borrowers:	Ellipse Apartments LLC; Windsor Apartments LLC; Townes Apartments LLC
Original Balance(2):	$35,000,000
Cut-off Date Balance(2):	$35,000,000
% by Initial UPB:	5.3%
Interest Rate:	4.6671053%
Payment Date:	6th of each month
First Payment Date:	February 6, 2019
Maturity Date:	January 6, 2029
Amortization:	Interest Only
Additional Debt(2)(3):	$50,000,000 Pari Passu Debt, $67,000,000 B-Note, $25,000,000 Senior Mezzanine, $20,000,000 Junior Mezzanine
Call Protection(4):	L(27), D(89), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$483,000	$241,500
Insurance:	$249,500	$29,617
Capital Expenditure:	$11,136,554	Springing
Deferred Maintenance:	$216,938	NAP

Financial Information
	Senior Notes	Whole Loan	Total Debt
Cut-off Date Balance / Unit:	$97,701	$174,713	$226,437
Balloon Balance / Unit:	$97,701	$174,713	$226,437
Cut-off Date LTV(6):	33.8%	60.4%	78.3%
Balloon LTV(6):	33.8%	60.4%	78.3%
Underwritten NOI DSCR:	3.02x	1.69x	1.17x
Underwritten NCF DSCR:	3.02x	1.69x	1.17x
Underwritten NOI Debt Yield:	14.3%	8.0%	6.2%
Underwritten NCF Debt Yield:	14.3%	8.0%	6.2%

(1)	On the origination date, Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers (as defined below), made a $31,500,000 preferred equity investment to Virginia Assets LLC, a parent company of the Fairfax Multifamily Portfolio Borrowers. See “Preferred Equity” below. Additionally, Arbor Realty SR, Inc. is the sponsor of the FIGO Multifamily Portfolio I mortgage loan.
(2)	The Fairfax Multifamily Portfolio Loan (as defined below) is part of the Fairfax Multifamily Portfolio Whole Loan (as defined below), which is comprised of seven senior pari passu promissory notes with an aggregate outstanding principal balance of $85,000,000 (the “Senior Notes”, and collectively the “Fairfax Multifamily Portfolio Senior Loan”) and two promissory notes that are subordinate to the Senior Notes with an aggregate principal balance of $67,000,000 (the “Junior Notes”, and together with the Fairfax Multifamily Portfolio Senior Loan, the “Fairfax Multifamily Portfolio Whole Loan”). The Fairfax Multifamily Portfolio Loan is evidenced by three Senior Notes (A-1-C3, Note A-1-C4 and Note A-2-C1) with a combined original principal balance of $35,000,000. Unless otherwise indicated, the Cut-off Date Balance / Unit, Balloon Balance / Unit, Underwritten NOI Debt Yield, Underwritten NCF DSCR, Cut-off Date LTV and Balloon LTV numbers presented in this term sheet are based on the aggregate outstanding principal balance of the Fairfax Multifamily Portfolio Senior Loan, without regard to the Fairfax Multifamily Portfolio Subordinate Companion Loan or the Fairfax Multifamily Portfolio Mezzanine Loans (as defined below).
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Various, VA
Year Built / Renovated(7):	Various / 2018
Total Units:	870
Property Management:	Hampshire Assets, LLC
Underwritten NOI:	$12,160,789
Underwritten NCF:	$12,160,789
Appraised Value(6):	$251,500,000
Appraisal Date(6):	October 30, 2018

Historical NOI
Most Recent NOI:	$11,994,718 (T-12 October 31, 2018)
2017 NOI:	$12,094,717 (December 31, 2017)
2016 NOI:	$12,028,285 (December 31, 2016)
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	94.6% (November 13, 2018)
2017 Occupancy:	94.1% (December 31, 2017)
2016 Occupancy:	94.5% (December 31, 2016)
2015 Occupancy:	NAV
(3)	See “Current Subordinate Indebtedness“ and “Current Mezzanine Indebtedness” below for further discussion of the additional debt.
(4)	Partial release is permitted. See “Partial Release” below.
(5)	See “Initial Reserves and Ongoing Reserves” below.
(6)	The appraised value for the Fairfax Multifamily Portfolio Properties (as defined below) of $251,500,000 is the aggregate “as-complete” appraised value for the individual properties as of October 30, 2018, which is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain. Additionally, it assumes that all required immediate repairs have been completed or cured. At origination, $11,136,554 was reserved by the lender, which represents 100% of these projected capital improvements, and $216,938 was reserved by the lender, which represents 125% of the immediate repairs. The aggregate “as-is” appraised value is $235,700,000, which results in a Cut-off Date LTV and a Balloon LTV for the Fairfax Multifamily Portfolio Senior Loan of 36.1% and 36.1%, respectively, for the Fairfax Multifamily Portfolio Whole Loan of 64.5% and 64.5%, respectively, and 83.6% and 83.6%, respectively, for the Fairfax Multifamily Portfolio Total Debt (as defined below).
(7)	The Ellipse at Fairfax Corner property was built in 1989 and renovated in 2018; the Townes at Herndon Center property was built in 2002 and renovated in 2018, and the Windsor at Fair Lakes property was built in 1988 and renovated in 2018.

 A-3-42

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

The Loan. The fifth largest mortgage loan (the “Fairfax Multifamily Portfolio Loan”) is part of the Fairfax Multifamily Portfolio Whole Loan in the original principal balance of $152,000,000. The Fairfax Multifamily Portfolio Whole Loan is secured by a first priority fee mortgage encumbering three multifamily properties in Fairfax and Herndon, Virginia (the “Fairfax Multifamily Portfolio Properties”). The Fairfax Multifamily Portfolio Whole Loan is comprised of (i) a senior loan comprised of seven senior notes that are pari passu with each other, with an aggregate original principal balance of $85,000,000 and (ii) a subordinate companion loan comprised of two subordinate notes that are pari passu with each other and subordinate to the Fairfax Multifamily Portfolio Senior Loan, with an aggregate original principal balance of $67,000,000 (the “Fairfax Multifamily Portfolio Subordinate Companion Loans”), each as described below. Additionally, there are two mezzanine loans in place, with an aggregate original principal balance of $45,000,000 (the “Fairfax Multifamily Portfolio Mezzanine Loans” and, together with the Fairfax Multifamily Portfolio Whole Loan, the “Fairfax Multifamily Portfolio Total Debt”). Three Senior Notes, Note A-1-C3, Note A-1-C4 and Note A-2-C1 with an aggregate original principal amount of $35,000,000, will be contributed to the CF 2019-CF1 securitization transaction. Two Senior Notes, Note A-1-S and Note A-2-S, and the Junior Notes (collectively, the “Fairfax Multifamily Portfolio Standalone Notes”), with an aggregate original principal balance of $82,000,000 were contributed to the CFK 2019-FAX securitization transaction. The remaining non-controlling Senior Notes (Note A-1-C1 and Note A-1-C2, together with the Fairfax Multifamily Portfolio Standalone Notes, the “Fairfax Multifamily Portfolio Companion Loans”), with an aggregate original principal balance of $35,000,000, were contributed to the MSC 2019-L2 securitization transaction. The Fairfax Multifamily Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the CFK 2019-FAX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Fairfax Multifamily Portfolio Loans
A-1-C3, A-1-C4, A-2-C1	$35,000,000	$35,000,000	CF 2019-CF1	No
Fairfax Multifamily Portfolio Pari Passu Senior Loans
A-1-S	$11,250,000	$11,250,000	CFK 2019-FAX	Yes
A-2-S	$3,750,000	$3,750,000	CFK 2019-FAX	No
A-1-C1, A-1-C2	$35,000,000	$35,000,000	MSC 2019-L2	No
Fairfax Multifamily Portfolio Subordinate Companion Loans(1)
B-1-S, B-2-S	$67,000,000	$67,000,000	CFK 2019-FAX	No
Fairfax Multifamily Portfolio Whole Loan	$152,000,000	$152,000,000

(1)	The Fairfax Multifamily Portfolio Subordinate Companion Loans are subordinate to the Fairfax Multifamily Portfolio Senior Loan.

Proceeds from the Fairfax Multifamily Portfolio Whole Loan were used to acquire the Ellipse at Fairfax Corner property for $98.0 million, retire a short-term bridge loan on the Townes at Herndon Center and Windsor at Fair Lakes properties, fund upfront reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$152,000,000	76.3%	Purchase Price(2):	$98,000,000	49.2%
Mezzanine Loans:	$45,000,000	22.6%	Loan Payoff(2):	$86,067,250	43.2%
Borrower Sponsor Equity:	$2,118,628	1.1%	Upfront Reserves:	$12,085,992	6.1%
			Closing Costs:	$2,965,386	1.5%
Total Sources:	$199,118,628	100.0%	Total Uses:	$199,118,628	100.0%
(1)	On the origination date, Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers, made a $31,500,000 preferred equity investment to Virginia Assets LLC, a parent company of the Fairfax Multifamily Portfolio Borrowers. See “Preferred Equity” below.

(2)	The Fairfax Multifamily Portfolio Borrowers (as defined below) previously acquired the Windsor at Fair Lakes property and the Townes at Herndon Center property in December 2018 for $62.0 million and $65.0 million, respectively. Part of the proceeds of the Fairfax Multifamily Portfolio Total Debt were used to acquire the Ellipse at Fairfax Corner property for approximately $98.0 million and to refinance approximately $86.1 million of short term bridge debt on the Townes at Herndon Center property and the Windsor at Fair Lakes property.

The Borrowers / Borrower Sponsor.  The borrowers are Ellipse Apartments LLC, Windsor Apartments LLC and Townes Apartments LLC (individually, a “Fairfax Multifamily Portfolio Borrower” and collectively, the “Fairfax Multifamily Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

The borrower sponsor and the nonrecourse carve-out guarantor for the Fairfax Multifamily Portfolio Whole Loan is Tomas Rosenthal. Mr. Rosenthal is the founder, president and chief executive officer of Hampshire Properties LLC. Hampshire Properties LLC is a Brooklyn, New York-based, privately-held real estate investment firm that invests in office, industrial and multifamily properties throughout North America. The property manager is an affiliate of Hampshire Properties LLC. Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers, has a preferred equity investment in a parent of the Fairfax Multifamily Portfolio Borrowers. See “Preferred Equity” below. The Fairfax Multifamily Portfolio Borrowers are affiliated with the borrowers under the FIGO Multifamily Portfolio I mortgage loan.

 A-3-43

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

The Properties. The Fairfax Multifamily Portfolio Properties are comprised of three multifamily properties located in Northern Virginia, collectively totaling 870 units.

The following table presents detailed information with respect to each of the Fairfax Multifamily Portfolio Properties.

Fairfax Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Ellipse at Fairfax Corner 11842 Federalist Way Fairfax, VA	Multifamily	1989 / 2018	404	$66,200,000	43.6%	$109,900,000	$5,409,074	44.5%
Townes at Herndon Center 500 and 508 Pride Avenue Herndon, VA	Multifamily	2002 / 2018	216	$43,200,000	28.4%	$71,800,000	$3,323,770	27.3%
Windsor at Fair Lakes 4201 Lauries Way and 4106 Brickell Drive Fairfax, VA	Multifamily	1988 / 2018	250	$42,600,000	28.0%	$69,800,000	$3,427,944	28.2%
Total			870	$152,000,000	100.0%	$251,500,000	$12,160,789	100.0%
(1)	The Appraised Value for the Fairfax Multifamily Portfolio Properties of $251,500,000 is the aggregate “as-complete” appraised value for the individual properties as of October 30, 2018, which is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain. In addition, it assumes that all required immediate repairs have been completed or cured. At origination, $11,136,554 was reserved by the lender, which represents 100% of these projected capital improvements and $216,938 was reserved by the lender, which represents 125% of the immediate repairs. The aggregate “as-is” appraised value is $235,700,000, which results in a cut-off date LTV Ratio and a maturity date LTV Ratio for the Fairfax Multifamily Portfolio Senior Loan of 36.1% and 36.1%, respectively, for the Fairfax Multifamily Portfolio Whole Loan of 64.5% and 64.5%, respectively, and for the Fairfax Multifamily Portfolio Total Debt of 83.6% and 83.6%, respectively.

Ellipse at Fairfax Corner (404 Units, 46.4% of Units, 43.6% ALA). The Ellipse at Fairfax Corner property is comprised of 404 units (118 1-BR/1-BA units, 285 2-BR/2-BA units and one 2-BR/1-BA unit) across nine buildings on a 24.1-acre parcel. Units at the Ellipse at Fairfax Corner property average 974 sq. ft. and range between 671 sq. ft. and 1,137 sq. ft. Unit amenities include patios/balconies, laminate countertops and stainless steel appliances. Community amenities include a fitness center, a business center, a clubhouse, a spa, a swimming pool, a playground, a tennis court, a barbecue grill, a carwash area, a picnic area, covered parking, and a walking trail. Additionally, the Ellipse at Fairfax Corner property has 860 parking spaces for a 2.1 parking space/unit ratio. Additionally, the Ellipse at Fairfax Corner property is located approximately 0.1 miles from the Metrobus stop, providing access to Washington D.C.

The Ellipse at Fairfax Corner property was built in 1989 and 151 of the 404 units (37.4% of units) were renovated in 2018. The renovated apartments at the Ellipse at Fairfax Corner property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,667 versus an average rent for the renovated units of $1,750, which represents a 5.3% increase. At origination, $4,468,449 was reserved to fund various capital improvements, including the renovation of an additional 202 units.

Townes at Herndon Center (216 Units, 24.8% of Units, 28.4% ALA). The Townes at Herndon Center property is comprised of 216 units (161 2-BR/2-BA units, 35 3-BR/2.5-BA units and 20 3-BR/3-BA units) across 27 buildings on a 12.2-acre parcel. Units at the Townes at Herndon Center property average 1,312 sq. ft. and range between 1,264 sq. ft. and 1,457 sq. ft. Unit amenities include garages, decks, laminate countertops, and stainless steel appliances. Community amenities include a fitness center, a clubhouse, a swimming pool, a playground, a dog park, hiking and jogging trials, gated access, and curbside trash pick-up. Additionally, the Townes at Herndon Center property has 593 parking spaces for a 2.7 parking space/unit ratio. Additionally, the Townes at Herndon Center property is located approximately 0.1 miles from the Metrobus stop, providing access to Washington D.C.

The Townes at Herndon Center property was built in 2002 and 80 of the 216 units (37.0% of units) were renovated in 2018. The renovated apartments at the Townes at Herndon Center property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,990 versus an average rent for the renovated units of $2,183, which represents a 9.6% increase. At origination, $3,293,497 was reserved to fund various capital improvements, including the renovation of an additional 108 units.

Windsor at Fair Lakes (250 Units, 28.7% of Units, 28.0% ALA). The Windsor at Fair Lakes property is comprised of 250 units (103 1-BR/1-BA units, 38 2-BR/1-BA units, 58 2-BR/2-BA units and 51 3-BR/2-BA units) across 12 buildings on a 15.5-acre parcel. Units at the Windsor at Fair Lakes property average 950 S sq. ft. and range between 749 sq. ft. and 1,314 sq. ft. Unit amenities include patios/balconies, laminate countertops and stainless steel appliances. Community amenities include a fitness center, a clubhouse, a swimming pool, bike trails, a basketball court, a playground, a dog park, a barbecue grill, and a private shuttle to the Orange Line. Additionally, the Windsor at Fair Lakes property has 387 parking spaces for a 1.5 parking space/unit ratio.

The Windsor at Fair Lakes property was built in 1988 and 17 of the 250 units (6.8% of units) were renovated in 2018. The renovated apartments at the Windsor at Fair Lakes property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,737 versus an average rent for the renovated units of $1,797, which represents an 8.6% increase. At origination, $3,374,608 was reserved to fund various capital improvements, including the renovation of an additional 125 units.

 A-3-44

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

The following table details the allocation of the $11,136,554 reserved in connection with the anticipated renovations across the Fairfax Multifamily Portfolio Properties.

Fairfax Multifamily Portfolio Capital Expenditure Reserve Budget
	Ellipse at Fairfax Corner		Windsor at Fair Lakes		Townes at Herndon Center
	Budgeted Units	Budgeted Total	Budgeted Units	Budgeted Total	Budgeted Units	Budgeted Total
Administrative & Marketing	N/A	$242,500	N/A	$312,500	N/A	$287,500
Common Area Improvements	N/A	N/A	N/A	$121,000	N/A	$43,200
Exterior Buildings & Site Work	N/A	$320,000	N/A	$338,800	N/A	$653,200
Mechanical, Electrical, Plumbing	202	$929,200	125	$575,150	108	$459,000
Interior Unit Improvements	202	$2,763,966	125	$1,710,375	108	$1,693,764
Miscellaneous	N/A	N/A	N/A	$10,000	N/A	N/A
Total Hard and Soft Costs		$4,255,666		$3,067,825		$3,136,664
Total Contingency	5%	$212,783	10%	$306,783	5%	$156,833
Total		$4,468,449		$3,374,608		$3,293,497

Environmental Matters. According to the Phase I environmental reports, dated November 30, 2018, there were no recognized environmental conditions or recommendations for further action at the Fairfax Multifamily Portfolio Properties.

The Market. The Fairfax Multifamily Portfolio Properties are located within the Washington-Arlington-Alexandria apartment market. According to the appraisal, the Washington-Arlington-Alexandria apartment market contained approximately 628,023 units with a market-wide occupancy rate of 95.9% as of the third quarter of 2018. Since 2013, the Washington-Arlington-Alexandria apartment market has had annual rental growth rates of approximately 2.4% and has maintained an occupancy level of at least 94.8%. There are a total of 26,284 conventional units currently under construction highlighted by activity in the Navy Yard/Capitol South, Northeast DC and North Arlington submarkets. There are currently 1,067 units under construction within the West Fairfax County submarket and 260 units within the Reston/Herndon submarket.

The Ellipse at Fairfax Corner property and Windsor at Fair Lakes property are located in the West Fairfax County submarket (72.8% UW NCF). As of the third quarter of 2018, the West Fairfax County submarket had an inventory of 15,910 units with an average occupancy of 96.4%. Since 2013, the West Fairfax County submarket has had annual rental growth rates of approximately 2.3% and has maintained an occupancy level of at least 94.4%. The West Fairfax County submarket had average asking rents of $1,768 as of the third quarter 2018. According to the appraisal, the submarket benefits from proximity to Washington, D.C., Interstate 66 and various Washington Metro stations, as well as close proximity to retail amenities, and major employment centers, such as Dulles International Airport and George Mason University.

The Townes at Herndon Center property is located in the Reston/Herndon submarket (27.2% UW NCF). As of the third quarter of 2018, the Reston/Herndon submarket had an inventory of 19,960 units with an average occupancy of 95.8%. Since 2013, the Reston/Herndon submarket has had annual rental growth rates of approximately 3.4% and has maintained an occupancy level of at least 93.9%. The Reston/Herndon submarket had average asking rents of $1,825 as of the third quarter 2018.

Within a five-mile radius of each of the Fairfax Multifamily Portfolio Properties, the 2017 population and average household income are estimated at approximately 215,000 individuals and $155,000, respectively.

 A-3-45

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	T-12 10/31/2018	U/W	U/W Per Unit
Gross Potential Rent	$17,288,945	$17,579,928	$17,632,147	$18,808,255	$21,618.68
Vacancy(1)	0	0	0	(1,060,498)	($1,218.96)
Collection Loss	(55,011)	(31,640)	(51,429)	(51,298)	($58.96)
Concessions	(9,280)	(21,464)	(19,221)	(19,185)	($22.05)
Net Rental Income	$17,224,654	$17,526,825	$17,561,498	$17,677,274	$20,318.71
Other Income	664,817	661,849	564,005	564,005	$648.28
Effective Gross Income	$17,889,471	$18,188,673	$18,125,502	$18,241,279	$20,966.99
Total Operating Expenses	5,861,186	6,093,957	6,130,784	6,080,490	$6,989.07
Net Operating Income	$12,028,285	$12,094,717	$11,994,718	$12,160,789	$13,977.92
Capital Expenditures(2)	0	0	0	0	$0.00
Net Cash Flow	$12,028,285	$12,094,717	$11,994,718	$12,160,789	$13,977.92

(1)	U/W Vacancy is based on the greater of 5.0% or in-place vacancy at each of the Fairfax Multifamily Portfolio Properties per the rent roll dated November 13, 2018. As of November 13, 2018, the Ellipse at Fairfax Corner property was 94.3% occupied, the Townes at Herndon Center property was 94.0% occupied and the Windsor at Fair Lakes property was 95.6% occupied.

(2)	At origination, the borrowers reserved $11,136,554, which represents 100% of the estimated capital expenditure required to improve units across the Fairfax Multifamily Portfolio Properties.

Property Management.    The Fairfax Multifamily Portfolio Properties are managed by Hampshire Assets, LLC, an affiliate of the Fairfax Multifamily Portfolio Borrowers.

Lockbox / Cash Management.    A soft lockbox is in place with respect to the Fairfax Multifamily Portfolio Whole Loan, with springing cash management upon the occurrence and during the continuance of a Cash Trap Period. During the continuance of a Cash Trap Period all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Fairfax Multifamily Portfolio Whole Loan documents, and provided no event of default is continuing on the Fairfax Multifamily Portfolio Whole Loan, to pay taxes and insurance, debt service on the Fairfax Multifamily Portfolio Whole Loan and the related mezzanine loans, reserves and operating expenses, among other things. During the continuance of a Cash Trap Period, all excess cash flow will be required to be held as additional security for the Fairfax Multifamily Portfolio Whole Loan until the discontinuance of the Cash Trap Period. If no Cash Trap Period is continuing, funds in the lockbox account are required to be disbursed to a borrower operating account.

A “Cash Trap Period” will be in effect:

(i)	upon the occurrence of any event of default under the Fairfax Multifamily Portfolio Loan until cured;

(ii)	if any bankruptcy action of a Fairfax Multifamily Portfolio Borrower, a principal, the guarantor or the property manager has occurred until, in the case of a bankruptcy action of the property manager only, if the applicable Fairfax Multifamily Portfolio Borrower replaces the property manager with a qualified manager under a replacement management agreement

(iii)	upon the failure by the Fairfax Multifamily Portfolio Borrowers to maintain the debt service coverage ratio based on the Fairfax Multifamily Portfolio Total Debt of at least 1.05x for two consecutive calendar quarters until the debt service coverage ratio based on the Fairfax Multifamily Portfolio Total Debt has been at least equal to 1.10x for two consecutive calendar quarters; or

(iv)	upon the occurrence of an event of default under either of the Fairfax Multifamily Portfolio Mezzanine Loans until cured.

Initial Reserves and Ongoing Reserves. At loan origination, the Fairfax Multifamily Portfolio Borrowers deposited (i) $483,000 for tax reserves, (ii) $249,500 for insurance reserves, (iii) $216,938 for deferred maintenance, and (iv) $11,136,554 for a capital expenditure reserve.

Tax Reserve. The Fairfax Multifamily Portfolio Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (currently estimated to be $241,500).

Insurance Reserve. The Fairfax Multifamily Portfolio Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $29,617).

Capital Expenditure Reserve. The Fairfax Multifamily Portfolio Borrowers are required to deposit into a capital expenditure reserve on a monthly basis, an amount equal to approximately $18,125 capped at $500,000, with such reserve not required to be funded until such time as the balance of such reserve is less than $500,000

Current Subordinate Indebtedness.  The Fairfax Multifamily Portfolio Properties also secure the Fairfax Multifamily Portfolio Subordinate Companion Loans, with an aggregate outstanding Cut-off Date principal balance of $67,000,000. The Fairfax Multifamily Portfolio Subordinate Companion Loans are coterminous with the Fairfax Multifamily Portfolio Loan and accrue interest at the same rate as the Fairfax Multifamily Portfolio Loan. Amounts received on the Fairfax Multifamily Portfolio Whole Loan are generally applied to pay

 A-3-46

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

outstanding interest on the Fairfax Multifamily Portfolio Senior Loans, then to the extent of principal received, principal on the Fairfax Multifamily Portfolio Senior Loans, then to pay outstanding interest on the Fairfax Multifamily Portfolio Subordinate Companion Loans and then to the extent of principal received, principal on the Fairfax Multifamily Portfolio Subordinate Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan” in the Prospectus.

Current Mezzanine Indebtedness. On December 18, 2018, CCRE entered into a mezzanine loan (the “Senior Mezzanine Loan”) with Nova Senior Mezz LLC (together with its successors and permitted assigns, the “Senior Mezzanine Borrower”). The original principal amount of the Senior Mezzanine Loan is $25,000,000. The Senior Mezzanine Loan accrues interest at a rate of 6.0000% per annum, and is coterminous with the Fairfax Multifamily Portfolio Whole Loan. The Senior Mezzanine Loan is secured by 100% of the equity interest in the Fairfax Multifamily Portfolio Borrowers. The Senior Mezzanine Loan was subsequently sold to John Hancock Life Insurance Company.

Additionally, on December 18, 2018, CCRE entered into a junior mezzanine loan (the “Junior Mezzanine Loan” and together with the Senior Mezzanine Loan, the “Fairfax Multifamily Portfolio Mezzanine Loans”) with Virginia Junior Mezz LLC (together with its successors and permitted assigns, the “Junior Mezzanine Borrower”). The original principal amount of the Junior Mezzanine Loan is $20,000,000. The Junior Mezzanine Loan accrues interest at a rate of 8.2500% per annum, and is coterminous with the Fairfax Multifamily Portfolio Whole Loan. The Junior Mezzanine Loan is secured by 100% of the equity interest in the Senior Mezzanine Borrower. The Junior Mezzanine Loan was subsequently sold to Harbor Group International.

The Junior Mezzanine Loan will accrue interest for each interest accrual period at a rate of 2.2500% per annum, which will be deferred and be payable by the Junior Mezzanine Borrower on the maturity date of the Junior Mezzanine Loan (the “Deferred Interest Amount”) or, if earlier, on the date that all or a portion of the Junior Mezzanine Loan is prepaid or defeased. The Deferred Interest Amount at the stated maturity date of the Junior Mezzanine Loan, assuming no prepayments occur prior to the stated maturity date of the Junior Mezzanine Loan, is expected to be $7,567,322. The loan-to-value ratios, debt yields and debt service coverage ratios shown in this term sheet and the Prospectus, and calculated under the loan documents, do not take into account the Deferred Interest Amount.

The rights of the lender, the senior mezzanine lender and the junior mezzanine lender are governed by an intercreditor agreement between the lender, the senior mezzanine lender and the junior mezzanine lender.

Preferred Equity. On the origination date, Arbor Nova PE LLC (the “Preferred Member”), a subsidiary of Arbor Realty SR, Inc., made a $31,500,000 preferred equity investment in Virginia Assets LLC (“VAL”), the parent company of the Fairfax Multifamily Portfolio Borrowers, which investment provides the Preferred Member with a residual 22% equity interest in VAL. The investment accrues interest at 11%, is not guaranteed and does not have a mandatory redemption date or notice and cure rights and is not subject to an intercreditor agreement with the lender. Failure to pay the preferred return does not result in a default, but rather any unpaid return merely accrues on the Preferred Member’s unreturned capital. In limited circumstances, including but not limited to, fraud, misappropriation, any transfer of the related Fairfax Multifamily Portfolio Properties or any interest in such Fairfax Multifamily Portfolio Properties by New White Oak Partners L.P., a borrower affiliate (“Sponsor Member”), or by VAL in violation of its joint venture agreement, the bankruptcy of Sponsor Member, or a default beyond any applicable grace periods and/or cure periods by VAL, the Fairfax Multifamily Portfolio Borrowers, the mezzanine borrowers or the guarantor under the Fairfax Multifamily Portfolio Loan documents or any mezzanine loan or mezzanine loan documents, as applicable, the Preferred Member has a forced sale right, which is subject in all respects to the Fairfax Multifamily Portfolio Loan documents, and the right to cause any available cash (i.e. excess cash flow after payment of the obligations under the Fairfax Multifamily Portfolio Loan and the Fairfax Multifamily Portfolio Mezzanine Loans) to be used to prepay amounts due the Preferred Member. Pursuant to the Fairfax Multifamily Portfolio Loan documents, none of the borrowers or any of its affiliates or guarantor or any of its affiliates may execute any guarantees in favor of the Preferred Member and no guaranties or indemnities currently exist.

The Fairfax Multifamily Portfolio Total Debt is summarized in the following table.

Fairfax Multifamily Portfolio Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$85,000,000	4.6671053%	3.02x	14.3%	33.8%
Junior Loans	$67,000,000	4.6671053%	1.69x	8.0%	60.4%
Senior Mezzanine Loan	$25,000,000	6.0000%	1.39x	6.9%	70.4%
Junior Mezzanine Loan	$20,000,000	8.2500%	1.17x	6.2%	78.3%
Total Debt	$197,000,000	5.2000%	1.17x	6.2%	78.3%

Partial Release. At any time following the second anniversary of the Closing Date, the Fairfax Multifamily Portfolio Borrowers may obtain the release of one or more of the Fairfax Multifamily Portfolio Properties by defeasing an amount equal to 110% of the allocated loan amount for such Fairfax Multifamily Portfolio Property if after giving effect to such partial defeasance, (1) the debt service coverage ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents based on the net cash flow of the remaining Fairfax Multifamily Portfolio Properties and the Fairfax Multifamily Portfolio Total Debt is greater than 1.25x, (2) the loan-to-value ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents on the remaining Fairfax Multifamily Portfolio Properties based on the Fairfax Multifamily Portfolio Total Debt is less than 74.0% and (3) customary REMIC requirements are satisfied. In addition, the defeasance in

 A-3-47

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

whole or in part, of the Fairfax Multifamily Portfolio Whole Loan requires a simultaneous pro rata prepayment (or defeasance) of the Senior Mezzanine Loan and the Junior Mezzanine Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

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 A-3-49

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

 A-3-50

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

 A-3-51

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor:	Allan V. Rose
Borrower:	AVR San Jose Downtown Hotel LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	5.3%
Interest Rate:	4.9300%
Payment Date:	1st of each month
First Payment Date:	May 1, 2019
Maturity Date:	April 1, 2029
Amortization:	Interest Only
Additional Debt(1):	$25,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	1/12th of 4.0% of gross income from prior year

Financial Information(4)
Cut-off Date Balance / Room:	$285,714
Balloon Balance / Room:	$285,714
Cut-off Date LTV:	59.7%
Balloon LTV:	59.7%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.05x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Select Service Hospitality
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	2016 / NAP
Total Rooms:	210
Property Management:	Aimbridge Hospitality, LLC
Underwritten NOI:	$6,843,361
Underwritten NCF:	$6,148,539
Appraised Value:	$100,500,000
Appraisal Date:	March 1, 2019

Historical NOI
Most Recent NOI:	$7,418,679 (T-12 February 28, 2019)
2018 NOI:	$7,176,172 (December 31, 2018)
2017 NOI(5):	NAV
2016 NOI(5):	NAV

Historical Occupancy
Most Recent Occupancy:	80.7% (February 28, 2019)
2018 Occupancy:	80.0% (December 31, 2018)
2017 Occupancy(5):	NAV
2016 Occupancy(5):	NAV
(1)	The AC by Marriott San Jose Whole Loan (as defined below) is evidenced by two pari passu notes in the aggregate original principal amount of $60.0 million. The controlling Note A-1 with an original principal balance of $35.0 million is being contributed to the CF 2019-CF1 mortgage trust. The remaining non-controlling Note A-2 with an original principal balance of $25.0 million is currently held by CCRE and is expected to be contributed into one or more future securitizations. For additional information on the pari passu notes, see “The Loan” below.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 1, 2019. Defeasance of the AC by Marriott San Jose Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) May 1, 2023. The assumed lockout period of 24 payments is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.
(3)	See “Initial Reserves and Ongoing Reserves” below.
(4)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the AC by Marriott San Jose Whole Loan.
(5)	The AC by Marriott San Jose Property (as defined below) began operations in January 2017. As such, Historical NOI and Historical Occupancy for 2017 and 2016 are not available for the AC by Marriott San Jose Property.

 A-3-52

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

The Loan. The AC by Marriott San Jose mortgage loan (the “AC by Marriott San Jose Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 210-room select service hotel located in San Jose, California (the “AC by Marriott San Jose Property”) with an original and cut-off date principal balance of $35.0 million. The AC by Marriott San Jose Loan is part of a whole loan (the “AC by Marriott San Jose Whole Loan”) with an original and cut-off date principal balance of $60.0 million that is evidenced by two pari passu notes as follows: (i) the AC by Marriott San Jose Loan, which consists of the controlling Note A-1 with an original and cut-off date principal balance of $35.0 million and (ii) a non-controlling Note A-2 with an original and cut-off date principal balance of $25.0 million (the “AC by Marriott San Jose Companion Loan”). The AC by Marriott San Jose Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 4.9300%.

The relationship between the holders of the AC by Marriott San Jose Property will be governed by a co-lender agreement as described under “Description of the Mortgage Pool– The Whole Loans” in the Prospectus.

AC by Marriott San Jose Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$35,000,000	$35,000,000	CF 2019-CF1	Yes
Note A-2	$25,000,000	$25,000,000	CCRE	No
AC by Marriott San Jose Whole Loan	$60,000,000	$60,000,000

Loan proceeds along with approximately $39.0 million of borrower sponsor equity were used to acquire the AC by Marriott San Jose Property for $98.5 million and pay closing costs. Based on the “As-Is” appraised value of $100.5 million as of March 1, 2019, the Cut-off Date LTV is 59.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$60,000,000	60.6%	Purchase Price	$98,500,000	99.5%
Borrower Sponsor Equity	$38,978,596	39.4%	Closing Costs	$478,596	0.5%
Total Sources	$98,978,596	100.0%	Total Uses	$98,978,596	100.0%

The Borrower / Borrower Sponsor.  The borrower for the AC by Marriott San Jose Loan is AVR San Jose Downtown Hotel LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Allan V. Rose is the borrower sponsor guarantor of certain nonrecourse carve-outs under the AC by Marriott San Jose Loan. The borrower sponsor disclosed a prior foreclosure and deed-in-lieu of foreclosure; see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million square feet of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. Built in 2016, the AC by Marriott San Jose Property is a 7-story, 210-room select service hotel located in San Jose, California. The AC by Marriott San Jose Property includes 169 king bedrooms, 23 queen/queen bedrooms and 18 king bed suites. Guest room amenities include complimentary wireless internet, work desks and flat screen televisions. Amenities at the AC by Marriott San Jose Property include an outdoor swimming pool, fitness center, business center, lounge and 895 sq. ft. of dedicated meeting space. In 2017 and 2018, the previous ownership of the AC by Marriott San Jose Property invested approximately $320,000 in capital expenditures.

The AC by Marriott San Jose Property also has exclusive access to 74 parking spaces within an adjacent five-story parking garage (that is not part of the collateral securing the AC by Marriott San Jose Loan) pursuant to a recorded parking agreement and reciprocal easement agreement. Among other conditional termination rights, the parking garage owner has the right to demolish the parking garage and terminate the parking agreement with 12 months’ prior notice. Additional information regarding the parking arrangement at the AC by Marriott San Jose Property, see “Description of the Mortgage Pool—Assessment of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in the Prospectus.

In March 27, 2019, the borrower entered into an approximately 28 year franchise agreement with Marriott International, Inc that expires on January 31, 2047.

According to the prior owner, the AC by Marriott San Jose Property’s top corporate accounts in 2018 included Adobe Systems, Accenture GPP, Accenture Project Rate, Deloitte, IBM GPP and Intel.

Environmental Matters. The Phase I environmental report, dated April 3, 2018, recommended no further action at the AC by Marriott San Jose Property.

 A-3-53

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

The Market. The AC by Marriott San Jose Property is located in San Jose, California, which is part of the San Jose-Sunnyvale-Santa Clara MSA. San Jose is the largest city in Northern California, both in population and area, and the tenth-largest in the country by population. San Jose, together with the surrounding area is a major technology hub known as Silicon Valley. According to the appraisal, Silicon Valley added 1.5 million jobs between 2010 and 2018. Major employers in San Jose include Cisco Systems, Paypal, Inc., eBay, Adobe Systems, Inc., Kaiser Permanente, Western Digital, Super Micro, and IBM. According to the appraisal, the 2017 population estimate and median household income for San Jose was 1,035,317 and $96,662, respectively.

The AC by Marriott San Jose Property is located in downtown San Jose, which is an economic, cultural and political center consisting of hotels, retail, office buildings, and apartment complexes. The AC by Marriott San Jose Property benefits from its access and visibility from Santa Clara Street and State Route 87, which has direct access to Interstate 280. Additionally, the AC by Marriott San Jose Property benefits from its proximity to Mineta San Jose International Airport and San Francisco International Airport, which are four miles north and thirty miles northwest of the AC by Marriott San Jose Property, respectively.

The San Jose McEnery Convention Center is located within 0.4 miles of the AC by Marriott San Jose Property and offers 550,000 sq. ft. of meeting space, 165,000 sq. ft. of exhibit space, 31 meeting rooms, and banquet facilities for 5,000 people. The SAP Center is located approximately 0.2 miles from the AC by Marriott San Jose Property and is home to the San Jose Sharks of the NHL. San Jose State University is located approximately two miles from the AC by Marriott San Jose Property and has a total enrollment of approximately 33,000 individuals in 2018. Additionally, in June 2017, the City of San Jose entered exclusive negotiations with Google for several land parcels on the west side of downtown San Jose called the Google Transit Village. The Google Transit Village has the potential for 8 million square feet of new offices, which could accommodate approximately 30,000 jobs. Google has already purchased several land parcels in the area, but has not developed the land into offices at this time. We cannot assure you that the land will be developed in the future. Other demand generators include Levi’s Stadium and Santa Clara University.

The appraiser determined 2018 market demand segmentation of 69% commercial, 21% meeting and group and 10% leisure. The AC by Marriott San Jose Property had 2018 demand segmentation of 75% commercial, 20% meeting and group and 5% leisure.

The primary competitive set for the hotel consists of six hotels, which range in size from 80 to 353 rooms and collectively contain an aggregate of 1,095 rooms. There are currently two hotels under construction totaling 355 rooms. These hotels include a Hyatt House hotel and a Hyatt Place hotel, which are both expected to be completed in April, 2019.

For the 12 months ending January 31, 2019, the AC by Marriott San Jose Property was reported as having occupancy, ADR and RevPAR of 80.5%, $255.10 and $205.31, respectively.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	AC by Marriott San Jose			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2018	80.0%	$252.24	$201.82	80.6%	$240.99	$194.23	99.3%	104.7%	103.9%
TTM January 2019	80.5%	$255.10	$205.31	80.5%	$242.80	$195.48	100.0%	105.1%	105.0%

(1)	Source: Hospitality research report.

(2)	Includes Hyatt Place San Jose Downtown, Westin San Jose, Destination Hotels Hotel De Anza, Courtyard San Jose Airport, Hilton San Jose, and Hampton Inn San Jose.

 A-3-54

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

Cash Flow Analysis.

Cash Flow Analysis
	2018	T-12 2/28/2019	U/W	U/W Per Room(1)
Occupancy	80.0%	80.7%	80.7%
ADR	$252.24	$257.43	$257.43
RevPAR	$201.82	$207.72	$207.72

Room Revenue	$15,469,850	$15,922,077	$15,922,077	$75,819
Food and Beverage	877,761	919,158	919,158	$4,377
Other Revenue	537,551	525,298	525,298	$2,501
Other Income	10,024	4,008	4,008	$19
Total Revenue	$16,895,186	$17,370,541	$17,370,541	$82,717
Operating Expenses	4,421,404	4,506,966	4,358,697	$20,756
Undistributed Expenses	4,651,052	4,795,700	4,928,729	$23,470
Gross Operating Profit	$7,822,730	$8,067,875	$8,083,115	$38,491

Total Fixed Charges(2)	646,558	649,196	1,239,754	$5,904
Net Operating Income	$7,176,172	$7,418,679	$6,843,361	$32,587

FF&E	0	0	694,822	$3,309
Net Cash Flow	$7,176,172	$7,418,679	$6,148,539	$29,279
(1)	Based on 210 guest rooms.

(2)	U/W Total Fixed Charges include a projected real estate tax increase due to California’s Proposition 13, accounting for a $683,615 increase over the trailing twelve months February 28, 2019 real estate tax expense.

Property Management.  The AC by Marriott San Jose Property is managed by Aimbridge Hospitality, LLC.

Lockbox / Cash Management.  The AC by Marriott San Jose Property is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep is required upon the commencement of a Cash Trap Period.

A “Cash Trap Period” will be in effect upon:

(i)	the occurrence of any event of default until cured;

(ii)	any bankruptcy action of borrower, guarantor or property manager has occurred until, in the case of the manager only, if the borrower replaces the property manager with a qualified manager under a replacement management agreement;

(iii)	the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.60x until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters; or

(iv)	the earlier of (a) 12 months prior the expiration of the franchise agreement or (b) such time the borrower receives notice from the franchisor of termination of the franchise agreement until the borrower has either (a)(x) entered into a replacement franchise agreement with a qualified franchisor, or (y) delivered evidence reasonably satisfactory to the lender that the franchisor has renewed or extended the franchise agreement for a term satisfactory to the lender of not less than three years past the maturity date; and (b) if the replacement franchise agreement or renewed or extended existing franchise agreement requires the borrower to enter into a PIP, the total costs of the PIP have been deposited into a reserve with lender.

Initial Reserves and Ongoing Reserves.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrower provides evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default and/or Cash Trap Period continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrower maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrower currently maintains an acceptable blanket insurance policy. As such, initial and monthly insurance reserves are currently waived.

FF&E Reserve. The borrower is required to deposit into an FF&E reserve, on a monthly basis, 1/12 of 4% of gross income for the prior calendar year.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

 A-3-55

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

 A-3-56

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

 A-3-57

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor(1):	CF Real Estate Holdings, LLC
Borrower:	CF Livonia DST
Original Balance:	$34,000,000
Cut-off Date Balance:	$34,000,000
% by Initial UPB:	5.1%
Interest Rate:	3.7300%
Payment Date:	1st of each month
First Payment Date:	May 1, 2019
Anticipated Repayment Date(2):	May 1, 2029
Maturity Date(2):	September 1, 2032
Amortization:	Interest Only, ARD
Additional Debt:	NAP
Call Protection:	L(24), D(92), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$507,975	$73,442
Insurance:	$23,069	$11,535

Financial Information
Cut-off Date Balance / Sq. Ft.:	$34
Balloon Balance / Sq. Ft.:	$34
Cut-off Date LTV(4):	38.9%
Balloon LTV(4):	38.9%
Underwritten NOI DSCR:	3.56x
Underwritten NCF DSCR:	3.48x
Underwritten NOI Debt Yield:	13.5%
Underwritten NCF Debt Yield:	13.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Livonia, MI
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	1,009,292
Property Management:	CFI Property Management, LLC
Underwritten NOI:	$4,575,055
Underwritten NCF:	$4,474,126
Appraised Value(4):	$87,500,000
Appraisal Date:	March 14, 2019

Historical NOI(6)
Most Recent NOI:	$4,622,563 (T-12 December 31, 2018)
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (April 1, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy(5):	NAV

(1)	The Borrower Sponsor CF Real Estate Holdings, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan originator (and sponsor), CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, and Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., two of the underwriters.

(2)	The Amazon Distribution Livonia Loan has an anticipated repayment date of May 1, 2029 and a final maturity date of September 1, 2032.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	The appraiser assigned a hypothetical “dark value” of $59,300,000 for the Amazon Distribution Livonia Property (as defined below). The Cut-off Date LTV and Balloon LTV based on the hypothetical “dark value” is 57.3%.

(5)	The Amazon Distribution Livonia Property was completed in October 2017. As such, the Historical NOI for 2016, 2017 and 2018 and the Historical Occupancy for 2016 are not available for the Amazon Distribution Livonia Property.

 A-3-58

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

The Loan. The Amazon Distribution Livonia mortgage loan (the “Amazon Distribution Livonia Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a recently constructed 1,009,292 sq. ft. distribution building located in Livonia, Michigan (the “Amazon Distribution Livonia Property” or the “Property”) with an original principal balance of $34.0 million. The Amazon Distribution Livonia Loan is structured with an interest only, 10-year anticipated term with a final maturity date of September 1, 2032 and initially accrues interest at a fixed rate equal to 3.7300% with a cut-off date balance of approximately $34.0 million. If the Amazon Distribution Livonia Loan is not repaid by the anticipated repayment date, (i) the interest rate will increase to 2.5% plus the greater of the initial rate and the then current ten year swap yield and (ii) after the anticipated repayment date, all excess cash flow will be trapped by the lender and applied to the outstanding principal balance.

The Amazon Distribution Livonia Loan proceeds along with approximately $53,698,958 million of borrower sponsor equity were used to acquire the Amazon Distribution Livonia Property for $86,750,000 million, pay closing costs and fund upfront reserves. Based on the “As- Is” appraised value of $87.5 million as of March 14, 2019, the Cut-off Date LTV is 38.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$34,000,000	38.7%	Purchase Price	$86,750,000	98.7%
Borrower Equity	$53,865,752	61.3%	Closing Costs	$584,708	0.7%
			Upfront Reserves	$531,044	0.6%
Total Sources	$87,865,752	100.0%	Total Uses	$87,865,752	100.0%

The Borrower / Borrower Sponsor.  The borrower, CF Livonia DST, is a newly formed Delaware statutory trust, structured to be bankruptcy-remote, with one independent director. The sole tenant signed a NNN lease with the borrower that extends beyond the term of the Amazon Distribution Livonia Loan. As such, the borrower did not enter into a master lease with a single purpose entity.

The borrower sponsor and the non-recourse carve-out guarantor for the Amazon Distribution Livonia Loan is CF Real Estate Holdings, LLC (the “Guarantor”), which is owned directly by Cantor Fitzgerald Investors, LLC (“Cantor Investors”). The Guarantor and Cantor Investors are each an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan originator (and a sponsor), Cantor Fitzgerald & Co., and Castle Oak, two of the underwriters, and Newmark Knight Frank dba Berkeley Point Capital LLC, a primary servicer or limited sub-servicer for certain loans included in the CF 2019-CF1 mortgage securitization transaction. Cantor Investors is indirectly wholly owned by Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”). Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 42 offices worldwide.

The Property. The Amazon Distribution Livonia Property is a 1,009,292 sq. ft. Class A distribution building located in Livonia, Michigan. The Amazon Distribution Livonia Property is situated on an approximately 48.8 acre site and features 36’ clear height ceilings, 95 dock doors, 2 drive-in doors, 200 feet of truck court depth, 1,003 car parking spaces and 192 trailer parking spaces. The Amazon Distribution Livonia Property was built-to-suit for Amazon.com Services, Inc. (the “Amazon Tenant” or “Amazon”) in 2017.

The Amazon Distribution Livonia Property warehouses online retail merchandise ranging from furniture and appliances to smaller items like electronics for distribution throughout the Detroit metropolitan statistical area (“MSA”) and regionally to greater Michigan. The distribution center operates 20 hours per day, employing 300-400 workers per shift, and ships an average of 200,000 units per day.

As of April 1, 2019, the Amazon Distribution Livonia Property was 100.0% leased to the Amazon Tenant.

The Major Tenant. Amazon Tenant. (1,009,292 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) Amazon is the world’s largest multi-national online retailer and electronic commerce company and is headquartered in Seattle, Washington. Amazon primarily operates through its retail websites, which maintain significant market share by presenting customers with low prices and convenient shopping on a wide selection of merchandise offered by Amazon, in addition to third-party sellers. Founded in 1994, Amazon has grown to become the world’s largest internet company based on revenue and number of employees. It operates websites in the UK, Germany, Japan, Italy and China, among other countries. Its customers include consumers, sellers and enterprises.

Amazon reported total 2017 net sales of approximately $233.0 billion, an increase of $47.7 billion from 2016. Additionally, in 2017, Amazon generated 44% of all US online sales. Amazon’s physical footprint, which includes office space, data centers, and warehouses, increased 42% in 2017 to 254 million sq. ft. from approximately 180 million sq. ft.

On December 14, 2016, the Amazon Tenant entered into 15-year lease for the entire 1,009,292 sq. ft. of the Amazon Distribution Livonia Property (the “Amazon Lease”). The Amazon Lease commenced on September 15, 2017 and expires on September 30, 2032. The Amazon Lease is triple net and features four five-year extension options and annual rent escalations of 1.75%. The Amazon Lease is guaranteed by Amazon.com, Inc. (the “Amazon Guarantor”) (rated A+/A3/AA- by Fitch/Moody’s/S&P) and has no termination options. During the lease term, Amazon has an ongoing right of first offer and a right of first refusal to purchase the Property each of which is subordinated to the Amazon Distribution Livonia Loan.

In connection with the Amazon Lease, the Amazon Tenant received a 12-year tax abatement of 50% on the building improvement taxes, which expires in 2029. In the event the Amazon Tenant vacates its space, the tax abatement will not apply to the borrower (or any future

 A-3-59

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

owner of the Amazon Distribution Livonia Property) or any future tenant that leases the Amazon Distribution Livonia Property. Pursuant to the Amazon Lease, the Amazon Tenant is required to pay the real estate taxes.

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Amazon(3)	A+/A3/AA-	1,009,292	100.0%	$4.72	100.0%	9/30/2032
Total		1,009,292	100.0%	$4.72

(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Ratings are of the Amazon Guarantor

(3)	The Amazon lease is guaranteed by the Amazon Guarantor.

The following table presents certain information relating to the lease rollover schedule at the Amazon Distribution Livonia Property:

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	1	1,009,292	100.0	1,009,292	100.0%	$4.72	100.0	100.0%
Vacant	NAP	0	0.0	1,009,292	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,009,292	100.0%			$4.72	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.

Environmental Matters. The Phase I environmental report dated April 4, 2019 recommended various actions be taken at the Amazon Distribution Livonia Property resulting from the site’s prior use as a GM automotive plant. In addition to completing the actions recommended in the Phase I report, CF Livonia DST has obtained a pollution legal liability insurance policy with a 13-year term from Sirius International Insurance Corporation, with policy limits of $5,000,000 per occurrence and in the aggregate, with a premium of $38,272.48 including surplus lines taxes and a $25,000 deductible/SIR. The policy covers the lender and its successors and/or assigns (but does not cover the borrower). The borrower paid the one-time premium in connection with the origination of the Amazon Distribution Livonia Loan and is required to pay any applicable deductible.

The Market. The Amazon Distribution Livonia Property is located in Livonia, Michigan, which is situated in north central Wayne County approximately 15 miles west of the Detroit central business district (“CBD”). Livonia is located along Interstates I-96, I-94, I-75 and I-275, which connects the Detroit MSA to Canada, the eastern United States and major distribution hubs in Indianapolis, Chicago and the Western United States. The Amazon Distribution Livonia Property is approximately a 15 miles from the Detroit CBD, approximately a 26 miles from Ann Arbor, and approximately ten miles from the Detroit Metro Airport.

The Amazon Distribution Livonia Property is located in the Metropolitan Detroit Industrial market and the Western Wayne submarket. The major demand drivers for the Metropolitan Detroit Industrial market are from distribution, warehouse and manufacturing tenants that are linked to the automotive industry and logistics. As of the 4th quarter of 2018, the Metropolitan Detroit Industrial market had approximately 517 million sq. ft. of industrial supply with a vacancy of 1.9%. There is approximately 4.0 million sq. ft. of construction activity and the average asking rents are $6.62 PSF. As of the 4th quarter of 2018, the Western Wayne submarket had approximately 90 million sq. ft of industrial supply with a submarket vacancy of 1.6%. There is approximately 1.2 million sq. ft. of construction activity in the submarket and the average asking rents are $6.43 PSF. The in-place rent of $4.72 PSF is approximately 28.7% ($1.90) below the average asking rents in submarket.

 A-3-60

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	U/W	U/W PSF
Base Rent(2)	$4,264,669	$4,766,148	$4.72
Total Recoveries	1,232,226	1,603,622	$1.59
Other Income(3)	277,616	0	$0.00
Gross Potential Rent	$5,774,511	$6,369,770	$6.31
Less: Vacancy(4)	0	(191,093)	($0.19)
Effective Gross Income	$5,774,511	$6,178,677	$6.12
Total Operating Expenses	1,151,948	1,603,622	$1.59
Net Operating Income	$4,622,563	$4,575,055	$4.53
Capital Expenditures	0	100,929	0.10
Net Cash Flow	$4,622,563	$4,474,126	$4.43

(1)	The Amazon Distribution Livonia Property was completed in October 2017. As such, historical financials are not available for the Amazon Distribution Livonia Property.

(2)	U/W Base Rent includes straight line rent ($325,212) for Amazon through the term of the Amazon Distribution Livonia Loan. The Amazon Tenant’s lease expires on September 30, 2032.

(3)	2018 Other Income includes $282K of additional electric resale income that the borrower has the right to collect from the Amazon Tenant.

(4)	U/W Vacancy represents 3.0% of U/W Base Rent and Total Recoveries.

Property Management.  The Amazon Distribution Livonia Property is managed by CFI Property Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management.  The Amazon Distribution Livonia Property is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep is required upon a Cash Management Period. However, prior to the anticipated repayment date if no event of default exists, the cash sweep will terminate if an amount equal to $5.00 per square foot at the Amazon Distribution Livonia Property has been reserved.

A “Cash Management Period” will be in effect upon the occurrence and continuation of any of the following:

(i)	an event of default under the Amazon Distribution Livonia Loan until cured;

(ii)	any bankruptcy action of the borrower, principal, or property manager until, in the case of a bankruptcy action of the manager only, the borrower replaces the manager with a qualified manager under a replacement management agreement or upon such bankruptcy action being discharged, stayed or dismissed within 90 days;

(iii)	on March 1, 2029;

(iv)	a Tenant Trigger Event occurs until cured or;

(v)	the failure to maintain a debt service coverage ratio of at least 1.50x for two consecutive calendar quarters until the date that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters.

In no event may a Cash Management Period resulting from a bankruptcy action of a borrower or a principal or on and after May 1, 2029 (the anticipated repayment date) be terminated other than by repayment of the Amazon Distribution Livonia Loan in full.

A “Tenant Trigger Event” means, the occurrence and continuation of any of the following:

(i)	a bankruptcy action of the Amazon Tenant until it is dismissed, the lease is affirmed or borrower enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender;

(ii)	the Amazon Guarantor’s Moody’s rating is B1 or lower and its S&P rating is equal to or lower than such Moody’s rating equivalent, until the Amazon Guarantor’s rating by Moody’s is Ba3 or higher, and it’s rating by S&P is equal to or higher than such Moody’s rating equivalent;

(iii)	(x) the Amazon Tenant has ceased to operate its business at the Amazon Distribution Livonia Property (other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation), and (y) the Amazon Guarantor’s rating by Moody’s is Ba2 or lower and its rating issued by S&P is equal to or lower than the equivalent to such Moody’s rating, until (A) the Amazon Tenant has resumed its business at the Amazon Distribution Livonia Property continuously for two consecutive quarters and/or the Amazon Guarantor’s rating by Moody’s is Ba2 or higher and its rating by S&P is equal to or higher than such Moody’s rating equivalent or (B) CF Livonia DST enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender;

(iv)	the Amazon Tenant has not renewed the Amazon Lease on or before the date that is nine months prior to its lease expiration date, until it has renewed its lease or the borrower enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender, or;

(v)	(x) the Amazon Tenant has delivered to borrower written notice of its intention to terminate the Amazon Lease, to vacate all or a material portion of the Amazon Distribution Livonia Property, or not to renew the Amazon Lease in accordance with its terms, and the Amazon Lease has terminated or expired by its terms, or Amazon Tenant has vacated the premises under the Amazon Lease, as applicable, and (y) the Amazon Guarantor’s rating by Moody’s is lower than Ba2 and its rating by S&P is equal to or

 A-3-61

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

lower than Moody’s rating equivalent, until (A) either or both of the following have occurred: (i) Amazon Guarantor’s rating by Moody’s is Ba2 or higher and its rating issued by S&P is equal to or higher than such Moody’s rating equivalent, or (ii) Amazon rescinds, in writing, its notice to terminate, vacate or not renew the Amazon Lease, or (B) the borrower enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender.

Initial Reserves and Ongoing Reserves.  At loan origination, the borrower deposited (i) approximately $507,975 into a tax reserve and (ii) approximately $23,069 into an insurance reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated actual annual real estate taxes based on full taxes that would be due without the Amazon abatement (currently estimated to be $73,442).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $11,535).

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

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 A-3-63

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

 A-3-64

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

 A-3-65

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

 A-3-66

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Acquisition
Borrower Sponsors:	Thomas Marmaros; Frank J. Motter; Christopher Motter
Borrower:	Acabay Atrium Two L.P.
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	4.5%
Interest Rate:	5.05900%
Payment Date:	6th of each month
First Payment Date:	January 6, 2019
Maturity Date:	December 6, 2028
Amortization:	Interest only for the first 12 months; 360 months thereafter
Additional Debt(2):	$25,500,000 Pari Passu Debt; Future PACE Financing
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$1,148,336	$164,048
Insurance:	$0	Springing
Replacement:	$0	$13,672
TI/LC:	$865,378	$51,175
Free Rent:	$81,108	NAP
Lease Sweep Funds:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$85
Balloon Balance / Sq. Ft.:	$72
Cut-off Date LTV:	73.0%
Balloon LTV:	61.8%
Underwritten NOI DSCR(5):	1.76x
Underwritten NCF DSCR(5):	1.52x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	9.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Cincinnati, OH
Year Built / Renovated:	1984 / 2009
Total Sq. Ft.:	655,863
Property Management:	Acabay Inc.; IMC Real Estate Management LLC
Underwritten NOI:	$6,350,584
Underwritten NCF:	$5,462,022
Appraised Value:	$76,000,000
Appraisal Date:	October 11, 2018

Historical NOI
Most Recent NOI:	$4,745,695 (Ann. T-9 September 30, 2018)
2017 NOI:	$5,668,489 (December 31, 2017)
2016 NOI:	$6,158,371 (December 31, 2016)
2015 NOI:	$4,526,878 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	94.2% (October 12, 2018)
2018 Occupancy:	94.0% (July 31, 2018)
2017 Occupancy:	86.0% (December 31, 2017)
2016 Occupancy:	90.0% (December 31, 2016)
(1)	The Atrium Two Whole Loan (as defined below) was originated by German American Capital Corporation (“GACC”). Note A-2 will be acquired by CCRE from Deutsche Bank AG, New York Branch, an affiliate of GACC on or before the closing date of the securitization.

(2)	The Atrium Two Loan (as defined below) consists of the controlling Note A-2 and is part of the Atrium Two Whole Loan (as defined below) evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the cut-off date of $55.5 million. For additional information, see “The Loan” below. In addition, the borrower is permitted to obtain PACE financing. See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Atrium Two Whole Loan.

(5)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.23x and 1.92x, respectively.

 A-3-67

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

The Loan. The Atrium Two mortgage loan (the “Atrium Two Loan”) is part of a fixed rate loan secured by the borrower’s fee simple interest in a 27-story, 655,863 sq. ft., Class A office tower located in downtown Cincinnati, Ohio (the “Atrium Two Property”) with an original and cut-off date principal balance of $30.0 million that represents the controlling Note A-2 of a $55.5 million whole loan (the “Atrium Two Whole Loan”). The Atrium Two Loan is structured with a 10-year term and, following one year of interest-only payments, amortizes on a 30-year schedule. The Atrium Two Loan accrues interest at a fixed rate equal to 5.0590%.

The Atrium Two Whole Loan is evidenced by two pari passu notes, the controlling Note A-2, with an original principal balance of $30.0 million, which will be included in the CF 2019-CF1 mortgage trust and the non-controlling Note A-1 with an original principal balance of $25.5 million, which was included in the Benchmark 2019-B10 mortgage trust securitization.

The relationship between the holders of the Atrium Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Original Balance	Cut-off Date Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$25,500,000	$25,500,000	Benchmark 2019-B10	No
Note A-2	$30,000,000	$30,000,000	CF 2019-CF1	Yes
Total	$55,500,000	$55,500,000

Loan proceeds, along with approximately $22.6 million of borrower sponsor equity, were used to acquire the Atrium Two Property for $75.5 million, fund upfront reserves and pay closing costs. Based on the “As-Is” appraised value of $76.0 million as of October 11, 2018, the Cut-off Date LTV ratio is 73.0%. The most recent financing of the Atrium Two Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,500,000	71.1%	Purchase Price	$75,500,000	96.7%
Borrower Sponsor Equity	$22,584,620	28.9%	Closing Costs	$489,799	0.6%
			Upfront Reserves	$2,094,821	2.7%
Total Sources	$78,084,620	100.0%	Total Uses	$78,084,620	100.0%

The Borrower / Borrower Sponsors.  The borrower, Acabay Atrium Two L.P., is a single purpose Delaware limited partnership, structured to be bankruptcy-remote with two independent directors housed by its general partner, Acabay Atrium Two Management LLC, a Delaware limited liability company. The non-recourse carve-out guarantors are Frank J. Motter, Christopher Motter and Thomas Marmaros, on a joint and several basis.

Frank J. Motter is the founder and Chairman of the Board of Directors of Acabay Inc. (“Acabay”) and President of Frank J. Motter Construction Inc. (“FJMC”). Christopher Motter is the President and Chief Executive Officer of Acabay and Director of Development of FJMC. Collectively, Acabay and FJMC specialize in construction, leasing and management of office and industrial buildings. Acabay and FJMC’s portfolio includes seven office building located in Vermont, Missouri and Ohio as well as two industrial buildings located in Canada.

Thomas Marmaros is the founder of IMC Management, a Montreal based firm with a portfolio of approximately 1.7 million sq. ft. of commercial real estate in Canada as well as 25 properties in the Midwest.

The Property. The Atrium Two Property is a Class A, LEED EB Gold certified, 27-story, 655,863 sq. ft. office building located in downtown Cincinnati, Ohio. Situated on a 1.21 acre-site, the Atrium Two Property was constructed in 1984 and has undergone approximately $6.3 million of capital expenditures since 2009. Renovations include elevator system upgrades, common area interior and amenities, fire control systems and access systems. Additionally, the lobby underwent an approximately $5.0 million renovation producing a four-story, travertine lobby with an all-glass entryway, lounge seating and water features. Retail tenants in the lobby include a Kitty’s Coffee kiosk, a Fifth Third Bank branch and a Subway sandwich shop.

As of October 12, 2018, the Atrium Two Property was 94.2% leased to 27 tenants with a weighted average remaining lease term of approximately 7.6 years. Approximately 47.9% of the NRA is leased to publicly traded entities (Cincinnati Bell and Kroger) and 23.5% of NRA is leased to government agencies (Federal Home Loan Bank, GSA – US Bankruptcy Court and GSA – US Attorney’s Office). Additional tenants include financial services firms and corporate tenants such as CoStar, MillerCoors and Morgan Stanley.

Cincinnati Bell (239,943 sq. ft.; 36.6% of NRA; 26.0% of U/W Base Rent) Cincinnati Bell (rated NR/B3/B by Fitch/Moody’s/S&P) (NYSE: CBB) provides data and voice communications services and equipment over wireline and wireless networks, as well as data center operations through its ownership of CyrusOne. The firm’s operations are predominantly concentrated in the Midwestern United States, encompassing Cincinnati and Dayton, Ohio and parts of northern Kentucky and southeastern Indiana. For fiscal year 2018, Cincinnati Bell reported total revenue of $1,378 million and a free cash flow of $41.0 million, compared to $28.0 million for fiscal year 2017.

Cincinnati Bell has been a tenant at the Atrium Two Property since 1992. In September 2014, Cincinnati Bell executed a 15-year lease amendment extending the lease expiration to September 30, 2030. Cincinnati Bell has no remaining extension options and may terminate

 A-3-68

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

up to 40,124 sq. ft. any time after October 1, 2019 provided, among other things, the tenant pays a termination fee generally equal to the unamortized cost of tenant improvements and leasing commissions for the terminated space. Cincinnati Bell has a right of first offer to purchase the Atrium Two Property in event that the borrower intends to sell the Atrium Two Property. Pursuant to a subordination, non-disturbance and attornment agreement, which subordinated the lease to the mortgage, such right of first offer would not apply to any exercise of remedies of the lender or a subsequent transfer following the lender’s exercise of remedies.

Federal Home Loan Bank (78,794 sq. ft.; 12.0% of NRA; 11.1% of U/W Base Rent) Federal Home Loan Bank (“FHLB”) (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) is the Cincinnati branch of the Federal Home Loan Bank system, which was created in 1932 to provide capital for mortgage funding during the Great Depression. The FHLB system has 11 banks around the United States, providing a source of funding for approximately 7,300 financial institutions.

FHLB has been a tenant at the Atrium Two Property since 1982. Its thirteen-year lease, which commenced on December 1, 2013, expires on September 30, 2026 and features one, five-year renewal option.

Kroger (74,365 sq. ft.; 11.3% of NRA; 7.4% of U/W Base Rent) Kroger (rated NR/Baa1/BBB by Fitch/Moody’s/S&P) (NYSE: KR) is a supermarket operator and one of the world’s largest traditional food retailers, with fiscal 2018 sales of $121.2 billion. As of March 7, 2019, Kroger operates 2,764 grocery retail stores under a variety of banner names, 253 fine jewelry stores, 1,537 supermarket fuel center and 2,270 pharmacies.

Kroger has been an office tenant at the Atrium Two Property since 2018. Its five-year lease, which commenced on July 1, 2018, expires on September 30, 2023 and features one, five-year renewal option. Kroger has a one-time termination option on September 30, 2021 with 180 days’ notice and provided, among things, the tenant pays a termination fee equal to the then unamortized portion of the tenant improvement allowance, which is estimated to be approximately $250,000.

Not more than one time per calendar year, Kroger may request up to 4,000 sq. ft. to use for additional office space subject to availability within the Atrium Two Property. Such space will be provided to Kroger at the per sq. ft. rate of annual base rent rate set forth in the lease, and will be offered on a month-to-month basis but in no event longer than 6 months. Additionally, Kroger has a right of first offer on any space in excess of 5,000 sq. ft. that becomes available on the 2nd through 7th floors of the Atrium Two Property.

GSA—US Bankruptcy Court (40,112 sq. ft.; 6.1% of NRA; 15.2% of U/W Base Rent) GSA—US Bankruptcy Court (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) utilizes its space as a court location for the United States Bankruptcy Court for the Southern District of Ohio. GSA—US Bankruptcy Court has been a tenant at the Atrium Two Property since 2015. Its ten-year lease, which commenced on May 25, 2015, expires on May 24, 2025. GSA—US Bankruptcy Court has no renewal options and may terminate its lease any time after May 24, 2020 with 180 days’ notice.

GSA—US Attorney’s Office (35,000 sq. ft.; 5.3% of NRA; 12.9% of U/W Base Rent) GSA—US Attorney’s Office (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) has been a tenant at the Atrium Two Property since 2011. Its ten-year lease, which commenced on November 1, 2011, expires on October 31, 2021. GSA—US Attorney’s Office has no renewal options and may terminate its lease at any time with 90 days’ notice.

 A-3-69

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Cincinnati Bell	NR/B3/B	239,943	36.6%	$7.67	26.0%	9/30/2030(3)
Federal Home Loan Bank	AAA/Aaa/AA+	78,794	12.0	$10.00	11.1	9/30/2026
Kroger	NR/Baa1/BBB	74,365	11.3	$7.00	7.4	9/30/2023(4)
GSA – US Bankruptcy Court	AAA/Aaa/AA+	40,112	6.1	$26.83	15.2	5/24/2025(5)
GSA – US Attorney’s Office	AAA/Aaa/AA+	35,000	5.3	$26.00	12.9	10/31/2021(6)
Total Major Tenants		468,214	71.4%	$10.97	72.6%
Remaining Tenants		149,676	22.8	$12.93	27.4
Total Occupied Tenants		617,890	94.2%	$11.45	100.0%
Vacant Office		37,973	5.8
Total		655,863	100.0%

(1)	Based on underwritten rent roll dated October 12, 2018.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Cincinnati Bell may terminate its lease for up to 40,124 sq. ft. any time after October 1, 2019 provided, among other things, the tenant pays a termination fee generally equal to the unamortized cost of tenant improvements and leasing commissions for the terminated space.

(4)	Kroger has a one-time termination option on September 30, 2021 with 180 days’ notice and provided, among things, the tenant pays a termination fee equal to the then unamortized portion of the tenant improvement allowance, which is estimated to be approximately $250,000.

(5)	GSA – US Bankruptcy Court may terminate its lease any time after May 24, 2020 with 180 days’ notice.

(6)	GSA – US Attorney’s Office may terminate its lease at any time with 90 days’ notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	7,959	1.2	7,959	1.2%	$15.66	1.8	1.8%
2020	3	26,781	4.1	34,740	5.3%	$14.95	5.7	7.4%
2021	4	49,757	7.6	84,497	12.9%	$22.91	16.1	23.5%
2022	2	3,851	0.6	88,348	13.5%	$20.22	1.1	24.6%
2023	3	86,769	13.2	175,117	26.7%	$6.51	8.0	32.6%
2024	5	43,732	6.7	218,849	33.4%	$13.33	8.2	40.9%
2025	3	51,795	7.9	270,644	41.3%	$23.92	17.5	58.4%
2026	1	78,794	12.0	349,438	53.3%	$10.00	11.1	69.5%
2027	0	0	0.0	349,438	53.3%	$0.00	0.0	69.5%
2028	1	15,767	2.4	365,205	55.7%	$13.74	3.1	72.6%
2029	1	8,100	1.2	373,305	56.9%	$12.00	1.4	74.0%
Thereafter	5	244,585	37.3	617,890	94.2%	$7.53	26.0	100.0%
Vacant	NAP	37,973	5.8	655,863	100.0%	NAP	NAP
Total / Wtd. Avg.	29	655,863	100.0%			$11.45	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Based on underwritten rent roll dated October 12, 2018.

Environmental Matters. The Phase I environmental report dated December 11, 2018 recommended no further action at the Atrium Two Property.

The Market. The Atrium Two Property is located within the central business district of Cincinnati, Ohio. The central business district is comprised of almost 13.0 million sq. ft. of office space and is home to seven Fortune 500 companies including American Financial Group, Fifth Third Bank, Kroger, Macy’s, Omnicare, Western and Southern Financial Group and Proctor & Gamble. Primary access to the central business district is provided by I-75 and I-71, which provide access to the central business district from the north and the south. Additionally, the Atrium Two Property is located within one block of Cincinnati’s Streetcar system, which is a 3.6 mile loop connecting key communities in the city’s urban core.

 A-3-70

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

As of the first quarter of 2019, the greater Cincinnati office market consisted of approximately 103.7 million sq. ft. of office space with an overall market vacancy of 7.7% and average asking rents of approximately $18.21 per sq. ft. The CBD submarket totaled approximately 22.1 million sq. ft. with an average vacancy of 6.7% and average market asking rents of $19.47 per sq. ft.

The appraiser analyzed a set of six comparable office properties within the immediate area of the Atrium Two Property, which indicated a base rent range from $10.50 to $21.50 per sq. ft. The appraiser determined an weighted average office market rent of $10.15 per sq. ft. and stabilized vacancy of 10.0%.

Office Comparables(1)
Property Name	Year Built / Renovated	Office Area (Sq. Ft.)	% Occupied	Base Rent (PSF)
Atrium Two	1984 / 2009	655,863(2)	94.2%(2)	$11.45(2)
Omnicare Center (Atrium I)	1981	566,509	85.0%	$12.50
First Financial Center	1990 / 2006	553,659	88.0%	$14.50
PNC Center	1979 / 2010	501,024	77.0%	$10.50
Columbia Plaza	1984	537,400	59.0%	$12.50
Scripps Center	1989	638,800	95.0%	$14.50
US Bank Building	1981 / 2008	546,851	89.0%	$21.50
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated October 12, 2018.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-9 9/30/2018 Ann.	U/W	U/W PSF
Base Rent(1)	$5,949,267	$7,393,392	$6,733,952	$6,653,434	$7,245,398	$11.05
Value of Vacant Space	0	0	0	0	379,884	$0.58
Gross Potential Rent	$5,949,267	$7,393,392	$6,733,952	$6,653,434	$7,625,282	$11.63
Total Recoveries	4,811,951	5,188,059	5,106,638	4,958,810	6,727,958	$10.26
Other Income	312,939	313,169	327,739	331,423	327,000	$0.50
Less: Vacancy(2)	0	0	0	0	(983,576)	($1.50)
Effective Gross Income	$11,074,157	$12,894,620	$12,168,329	$11,943,668	$13,696,665	$20.88
Total Operating Expenses	6,547,279	6,736,249	6,499,840	7,197,972	7,346,080	$11.20
Net Operating Income	$4,526,878	$6,158,371	$5,668,489	$4,745,695	$6,350,584	$9.68
TI/LC	0	0	0	0	757,040	$1.15
Capital Expenditures	0	0	0	0	131,523	$0.20
Net Cash Flow	$ 4,526,878	$ 6,158,371	$5,668,489	$4,745,695	$5,462,022	$8.33
(1)	U/W Base Rent is based on the rent roll dated October 12, 2018 and includes $128,899 in contractual rent increases through October 2019.

(2)	U/W Vacancy represents 6.9% of Gross Potential Rent and Total Recoveries. As of Q1 2019, the Cincinnati CBD submarket reported a vacancy rate of 6.7%. As of October 12, 2018, the Atrium Two Property was 94.2% leased.

Property Management.  The Atrium Two Property is collectively managed by Acabay Inc., an Alberta corporation, and IMC Real Estate Management LLC, an Ohio limited liability company. Acabay Inc. and IMC Real Estate Management LLC are affiliates of the borrower.

Lockbox / Cash Management.  The Atrium Two Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. Funds deposited into the lockbox account are required to be swept daily to the Atrium Two borrower’s operating account so long as a Trigger Period is not in effect. During a Trigger Period, funds in the lockbox are required to be transferred daily to a lender-controlled cash management account.

A “Trigger Period” will be in effect upon:

(i)	an event of default under the Atrium Two Whole Loan until cured;

(ii)	if, as of the last day of any calendar quarter during the term of the Atrium Two Whole Loan, the debt service coverage ratio falls below 1.20x (based on the Atrium Two Whole Loan) until the debt service coverage ratio is at least 1.25x (based on the Atrium Two Whole Loan) for two consecutive calendar quarters; or

(iii)	the continuance of a Lease Sweep Period until terminated.

 A-3-71

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to each Lease Sweep Lease, the earlier to occur of, (a) twelve months prior to the earliest stated expiration of a Lease Sweep Lease or (b) the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal options (and such renewal has not been exercised) until such tenant exercises the renewal or extension or a Qualified Reletting occurs;

(ii)	the date on which any tenant under a Lease Sweep Lease ceases operating its business at the Atrium Two Property (or any material portion) (i.e., “goes dark”) or gives notice to cease operating its business at the Atrium Two Property (or any material portion) until a Qualified Reletting occurs;

(iii)	upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure periods until cured and no other default occurs for 3 months or a Qualified Reletting occurs;

(iv)	upon a tenant under a Lease Sweep Lease being subject to an insolvency proceeding until the insolvency proceeding is terminated and the Lease Sweep Lease is affirmed, assumed or assigned in a manager satisfactory to the lender;

(v)	upon a decline in the credit rating of the tenant under a Lease Sweep Lease (or its parent entity) below “CC” or equivalent by any rating agency until the credit rating of such tenant (or its parent entity) has been restored to at least “CC” or equivalent by the relevant rating agencies; or

(vi)	the date that a Lease Sweep Lease (or a material portion) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice by borrower or manager of the tenant’s intent to do so (other than Cincinnati Bell’s exercise of its right to terminate up to 40,124 sq. ft. pursuant to the terms of their lease) until a Qualified Reletting occurs.

Additionally, any Lease Sweep Period will terminate on the date on which the amounts accumulated in the lease sweep reserve are equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $15.00.

A “Lease Sweep Lease” means Cincinnati Bell and any replacement lease covering a majority of the space currently demised under such lease.

A “Qualified Reletting” means the entirety of the space is leased pursuant to one or more qualified leases. Additionally, if the base rental rate for such Qualified Reletting is less than 80.0% of the base rental rates previously in effect for the Lease Sweep Lease, the debt service coverage ratio taking into account such replacement leases is at least 1.30x for two consecutive calendar quarters and the amounts accumulated in the Lease Sweep Reserve cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith.

Initial Reserves and Ongoing Reserves.  At loan origination, the borrower deposited (i) approximately $1,148,336 into a real estate tax reserve, (ii) $865,378 into an outstanding tenant improvements and leasing commission reserve in connection with tenants BHMK ($159,288), Kroger ($635,691), CoStar ($49,351) and Village Green Management Co. ($21,048) and (iii) $81,108 into a free reserve in connection with tenant BHMK’s free rent period.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which is currently estimated to be $164,048.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrower maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrower currently maintains an acceptable blanket insurance policy. As such, monthly insurance reserves are currently waived.

Capital Expenditure Reserve. The borrower is required to deposit into a capital expenditure reserve on a monthly basis, an amount equal to approximately $13,672 ($0.25 per sq. ft. annually), subject to a cap of $820,306 ($1.25 per sq. ft.).

TI/LC Reserve. The borrower is required to deposit into a TI/LC reserve on a monthly basis, an amount equal to approximately $51,175 for tenant improvement and leasing commission obligations, subject to a cap of $2,100,000.

Lease Sweep Reserve. During the continuance of a Lease Sweep Period, all excess cash flow will be deposited into a lease sweep reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The borrower may obtain a property assess clean energy loan (“PACE Loan”) in accordance with the laws of the State of Ohio provided, among other things, (i) the PACE Loan does not exceed $5,000,000, (ii) based on the combined Atrium Two Whole Loan and the PACE Loan, (a) the loan-to-value is less than or equal to 78.8%, (b) the debt service coverage ratio is equal to or greater than 1.35x (without giving effect to any anticipated cost saving associated with the PACE Loan), and (c) the debt yield is equal to or greater than 8.75% (without giving effect to any anticipated cost saving associated with the PACE Loan), (iii) proceeds of the PACE Loan are used for energy saving features at the Atrium Two Property and (iv) rating agency confirmation is obtained.

Partial Release. None.

 A-3-72

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 A-3-73

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

 A-3-74

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

 A-3-75

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

 A-3-76

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Acquisition
Borrower Sponsor:	William L. Hutchinson
Borrower:	Camp Bowie Dunhill LLC
Original Balance:	$28,500,000
Cut-off Date Balance:	$28,500,000
% by Initial UPB:	4.3%
Interest Rate:	4.6400%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2029
Amortization:	Interest Only
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Springing / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$317,040	$63,408
Insurance:	$70,583	$5,042
Replacement:	$0	$2,982
TI/LC:	$650,000	Springing
Outstanding TI/LCs:	$272,080	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$159
Balloon Balance / Sq. Ft.:	$159
Cut-off Date LTV:	61.6%
Balloon LTV:	61.6%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.11x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	9.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Office Mixed Use
Collateral:	Fee Simple
Location:	Fort Worth, TX
Year Built / Renovated:	1957, 1972, 2015 / 2007
Total Sq. Ft.:	178,914
Property Management:	Dunhill Property Management Services, Inc.
Underwritten NOI:	$3,060,307
Underwritten NCF:	$2,827,218
Appraised Value:	$46,250,000
Appraisal Date:	January 10, 2019

Historical NOI(3)
Most Recent NOI:	$2,613,757 (T-12 December 31, 2018)
2017 NOI:	$2,367,129 (December 31, 2017)
2016 NOI:	$1,742,556 (December 31, 2016)
2015 NOI(4):	NAV

Historical Occupancy(3)
Most Recent Occupancy:	89.9% (February 20, 2019)
2018 Occupancy:	88.2% (December 31, 2018)
2017 Occupancy:	80.1% (December 31, 2017)
2016 Occupancy:	75.8% (December 31, 2016)

(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.
(2)	See “Initial Reserves and Ongoing Reserves” below.
(3)	The increase in the Historical NOI and Historical Occupancy at the Village at Camp Bowie Property (as defined below) is mainly due to: the construction and subsequent lease up of (i) Sprouts (28,037 sq. ft.) and (ii) 6324 Waverly Way (10,000 sq. ft.). Additionally, the reposition of 3501 Bernie Anderson Boulevard (17,693 sq. ft.) had a positive impact on occupancy at the Village at Camp Bowie Property. The prior owner of the Village at Camp Bowie Property repositioned 3501 Bernie Anderson Boulevard which currently is only occupied by Tuesday Morning. Prior to 2017, 3501 Bernie Anderson was a multi-tenant building with low occupancy due to layout. Additionally, Underwritten NOI is greater than Most Recent NOI due in part to five tenants (14,842 sq. ft.; approximately $356,395 of base rent) having executed leases in the last twelve months.
(4)	The seller of the Village at Camp Bowie Property did not provide 2015 financial information.

 A-3-77

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

The Loan. The Village at Camp Bowie loan (the “Village at Camp Bowie Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 178,914 sq. ft., grocery anchored retail and office property located in Fort Worth, Texas (the “Village at Camp Bowie Property”) with an original principal balance of $28.5 million. The Village at Camp Bowie Loan has an outstanding balance as of the cut-off date of $28.5 million and accrues interest at an interest rate of 4.6400% per annum. The Village at Camp Bowie Loan has a 10-year term and is interest only for the 10-year term.

The Village at Camp Bowie Loan proceeds, along with approximately $14.8 million of borrower sponsor equity, were used to purchase the Village at Camp Bowie Property for approximately $41.3 million, pay closing costs of $666,482 and fund approximately $1.3 million of upfront reserves. Based on the “As-Is” appraised value of approximately $46.3 million as of January 10, 2019, the Cut-off Date LTV is 61.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$28,500,000	65.8%	Purchase Price	$41,326,531	95.4%
Sponsor Equity	$14,802,716	34.2%	Reserves	$1,309,703	3.0%
			Closing Costs	$666,482	1.5%
Total Sources	$43,302,716	100.0%	Total Uses	$43,302,716	100.0%

The Borrower / Borrower Sponsor. The borrower, Camp Bowie Dunhill LLC, is a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The borrower sponsor and the non-recourse carveout guarantor is William L. Hutchinson.

William L. Hutchinson, one of the founders and president of Dunhill Partners (“Dunhill”) has over 35 years of commercial real estate experience. Dunhill was founded in 1984 and specializes in the sale, acquisition, leasing and management of retail shopping centers throughout Texas, California, Oklahoma, Louisiana and Hawaii. Dunhill was originally established by William L. Hutchinson to focus on commercial real estate in the Dallas area. Since that time, Dunhill has grown to become one of the leading commercial real estate firms in the southwest focusing on retail shopping centers. Dunhill currently manages more than 6.2 million sq. ft. of retail space.

The Property and Tenants. The Village at Camp Bowie Property consists of a 178,914 sq. ft. grocery anchored mixed use center located in Fort Worth, Texas. The Camp Bowie Property is approximately 85% retail space and 15% office space. The single-story improvements consist of seven buildings constructed in phases built in 1957, 1972 and 2015, with renovations in 2007, and situated on approximately 15.9 acres. The Village at Camp Bowie Property is anchored by Sprouts Farmers Market, Inc. (“Sprouts”), an American supermarket chain headquartered in Phoenix, Arizona. National tenants at the Village at Camp Bowie Property include Tuesday Morning, Charter Communications, Orangetheory Fitness and Verizon Wireless. Surface parking is available for 797 spaces (approximately 4.5 spaces per 1,000 sq. ft.). As of February 20, 2019, the Village at Camp Bowie Property was 89.9% occupied by 38 tenants.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(2)	Occupancy Cost	Lease Expiration

Sprouts	NR/NR/NR	28,037	15.7%	$18.25	15.5%	NAV	NAV	7/31/2025(3)
Tuesday Morning	NR/NR/NR	17,444	9.7	$14.50	7.6	$164	13.8%	2/28/2027(4)
Phenix Salon Suites	NR/NR/NR	8,461	4.7	$21.00	5.4	$60	49.6%	2/28/2027(5)
Champions School of RE	NR/NR/NR	7,000	3.9	$25.21	5.3	NAV	NAV	1/31/2026(6)
Dancemakers of Texas	NR/NR/NR	6,410	3.6	$11.00	2.1	$62	31.9%	10/31/2021
Total Major Tenant		67,352	37.6%	$17.66	35.9%
Other Tenants		93,463	52.2	$22.67	64.1
Total Occupied Collateral		160,815	89.9%	$20.57	100.0%
Vacant		18,099	10.1
Total		178,914	100.0%

(1)	Based on the underwritten rent roll dated February 20, 2019 with rent steps taken through August 2019 totaling $40,117.

(2)	Sales PSF are as of year-end 2017 except for Tuesday Morning, which sales are for year end 2018.

(3)	Sprouts has three five-year lease renewal options and one four year and 11 month lease renewal option remaining.

(4)	Tuesday Morning has five five-year lease renewal options remaining. Tuesday Morning has a one-time option to terminate its lease within a 30 day period after the expiration of its fifth lease year (June 2023), in the event that gross sales have not exceeded the sum of $1.6 million for its fifth lease year. Tuesday Morning is required to pay an early termination fee of equal to $125,000. Tuesday Morning’s year end 2018 sales were $2,854,434.

(5)	Phenix Salon Suites has two five-year lease renewal options remaining.

(6)	Champions School of RE has two five-year lease renewal options remaining.

 A-3-78

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	5	11,060	6.2	11,060	6.2%	$21.86	7.3	7.3%
2021	9	30,003	16.8	41,063	23.0%	$19.43	17.6	24.9%
2022	7	16,739	9.4	57,802	32.3%	$23.75	12.0	37.0%
2023	4	9,200	5.1	67,002	37.4%	$26.42	7.3	44.3%
2024	3	11,978	6.7	78,980	44.1%	$22.88	8.3	52.6%
2025	3	35,645	19.9	114,625	64.1%	$19.40	20.9	73.5%
2026	2	10,662	6.0	125,287	70.0%	$25.65	8.3	81.8%
2027	4	33,328	18.6	158,615	88.7%	$16.92	17.0	98.8%
2028	0	0	0.0	158,615	88.7%	$0.00	0.0	98.8%
2029	1	2,200	1.2	160,815	89.9%	$18.00	1.2	100.0%
Thereafter	0	0	0.0	160,815	89.9%	$0.00	0.0	100.0%
Vacant	NAP	18,099	10.1	178,914	100.0%	NAP	NAP
Total / Wtd. Avg.	38	178,914	100.0%			$20.57	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)	Based on underwritten rent roll dated February 20, 2019 with rent steps taken through August 2019 totaling $40,117.

Sprouts (28,037 sq. ft.; 15.7% NRA; 15.5% U/W Base Rent). Sprouts has been a tenant at the Village at Camp Bowie Property since 2015 and has a lease expiration of July 2025 with three five-year lease renewal options and one four year and 11 month lease renewal option remaining. Sprouts is not required to report sales. Sprouts is an American supermarket chain headquartered in Phoenix, Arizona. The stores emphasize organic foods including fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items. Sprouts aims to sell products that are minimally processed and free of artificial flavors, colors, and preservatives. Sprouts was founded in 2002.

Tuesday Morning (17,444 sq. ft.; 9.7% NRA; 7.6% U/W Base Rent). Tuesday Morning has been a tenant at the Village at Camp Bowie Property since 2017 and has a lease expiration of February 2027 with five five-year renewal options remaining. Tuesday Morning reported 2018 sales of approximately $164 per sq. ft. at the Village at Camp Bowie Property. Tuesday Morning is an American discount, off-price retailer specializing in domestic and international, designer and name-brand closeout merchandise.

Environmental Matters. The Phase I environmental report dated February 8, 2019 recommended no further action at the Village at Camp Bowie Property except for the implementation of an asbestos-containing material operations and maintenance plan.

The Market. The Village at Camp Bowie Property is located in Fort Worth, Texas within the Fort Worth-Arlington, Texas metropolitan statistical area. The region’s economy is primarily based on banking, commerce, telecommunications, technology, energy, healthcare and medical research, and transportation and logistics. As of 2017, Dallas–Fort Worth was home to 22 Fortune 500 companies, the third largest concentration of Fortune 500 companies in the nation behind New York City and Chicago.

The neighborhood surrounding the Village at Camp Bowie Property includes a mix of retail, mixed-use and office uses along major arterials that are interspersed with mature single-family residential development removed from arterials. Primary access to the Village at Camp Bowie Property’s neighborhood is provided by Interstate 30 (“I-30”). The Village at Camp Bowie Property is located on the southerly side of Camp Bowie Boulevard, slightly under one mile southwest of the I-30. This is a retail corridor known as the Camp Bowie District.

Examples of retail projects in the neighborhood include Ridglea Plaza, situated across Bernie Anderson Avenue to the west of the Village at Camp Bowie Property at 6353-6399 Camp Bowie Boulevard. Anchored by Tom Thumb, Stein Mart and Goody Goody, this neighborhood shopping center comprises 170,519 sq. ft. of NRA. Directly across Camp Bowie Boulevard to the north of the Village at Camp Bowie Property, at 6312-6326 Camp Bowie Boulevard, is Lincoln Village, a 28,477 sq. ft. strip center anchored by Walgreens. This two-story retail center was built in 1984. Other land uses in the area include the Mutual of Omaha office building located directly south of the Village at Camp Bowie Property at 6300 Ridglea Place.

According to the appraisal, the estimated 2019 population within a one-mile radius of the Village at Camp Bowie Property is 14,413 and the average household income within the same radius is $86,246.

 A-3-79

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

According to the appraisal, the Village at Camp Bowie Property is located within the West Fort Worth retail submarket, which had an existing inventory of 15.7 million sq. ft. of retail space as of January 2019. The West Fort Worth retail submarket had an overall vacancy of 5.0% as of January 2019, with an average asking rental rate of $17.16 per sq. ft.

Village at Camp Bowie Competitive Set(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Tenant Size (sq. ft.)	Lease Date	Lease Term (Yrs.)	Rent PSF
Anchor:
South Meadows Promenade 587 South Meadows Parkway Reno, NV	2018	100%	Sprouts	29,896	Sep-16	20	$18.50
Shops at MacArthur Hills 6641 North MacArthur Boulevard Irving, TX	2016	100%	Sprouts	44,280	Jan-16	20	$19.50
The Plant 4065 South Gilbert Road Chandler, AZ	2017	100%	Sprouts	28,806	Mar-15	15	$17.50
Shops:
Ridglea Village 6100 Camp Bowie Boulevard Fort Worth, TX	1949	68%	Bubbles Tea & Coffee	656	Aug-18	5	$24.00
Lincoln Village 6312-6326 Camp Bowie Boulevard Fort Worth, TX	1984	79%	N/A	2,000	Mar-17	3	$18.00
Village at Camp Bowie II 6200-6248 Camp Bowie Boulevard Fort Worth, TX	1954	100%	Leslie’s Pool Supply	4,000	Feb-16	10	$18.00
Shoppes at Camp Bowie 6370 Camp Bowie Boulevard Fort Worth, TX	2011	82%	N/A	2,880	Listing	5	$32.00
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	U/W	U/W PSF
Base Rent(1)	$2,273,805	$2,740,283	$2,901,569	$3,308,269	$18.49
Value of Vacant Space	0	0	0	428,856	$2.40
Gross Potential Rent	$2,273,805	$2,740,283	$2,901,569	$3,737,125	$20.89
Total Recoveries	882,556	1,075,462	1,216,664	1,343,065	$7.51
Other Income	15,435	22,469	0	0	$0.00
Less: Vacancy	0	0	0	(428,856)	($2.40)
Effective Gross Income	$3,171,796	$3,838,214	$4,118,233	$4,651,334	$26.00
Total Operating Expenses	1,429,240	1,471,084	1,504,476	1,591,027	$8.89
Net Operating Income(2)	$1,742,556	$2,367,129	$2,613,757	$3,060,307	$17.10
TI/LC	0	0	0	197,306	$1.10
Capital Expenditures	0	0	0	35,783	$0.20
Net Cash Flow	$1,742,556	$2,367,129	$2,613,757	$2,827,218	$15.80
(1)	U/W Base Rent is based on in-place rent as of February 20, 2019 with rent steps taken through August 2019 totaling $40,117.
(2)	The increase in the Net Operating Income at the Village at Camp Bowie Property is mainly due to the construction and subsequent lease up of (i) Sprouts (28,037 sq. ft.) and (ii) 6324 Waverly Way (10,000 sq. ft.). Additionally, the repositioning of 3501 Bernie Anderson Boulevard (17,693 sq. ft.) had a positive impact on occupancy at the Village at Camp Bowie Property. The prior owner of the Village at Camp Bowie Property repositioned 3501 Bernie Anderson Boulevard which currently is only occupied by Tuesday Morning. Prior to 2017, 3501 Bernie Anderson was a multi-tenant building with low occupancy due to layout. Additionally, U/W Net Operating Income is greater than 2018 Net Operating Income due in part to five tenants (14,842 sq. ft.; approximately $356,395 of base rent) having executed leases in the last twelve months.

Property Management. The Village at Camp Bowie Property is managed by Dunhill Property Management Services, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Village at Camp Bowie Loan documents require a springing lockbox with springing cash management upon the occurrence of a Sweep Event Period. No later than 30 days following the occurrence of a Sweep Event Period, the Village at Camp Bowie borrower must establish a lockbox account and the Village at Camp Bowie borrower or property manager, as applicable, must deliver tenant direction letters to the tenants directing such tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

 A-3-80

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

A “Sweep Event Period” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Village at Camp Bowie Loan until cured; or
(ii)	commencing on the monthly payment date occurring twelve month from the origination date, the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.10x (based on a 30-year amortization schedule) until the debt service coverage ratio based on the trailing 12-month period is at least 1.15x (based on a 30-year amortization schedule) for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the borrower deposited (i) $317,040 into a tax reserve account, (ii) $70,583 into an insurance reserve account, (iii) $650,000 into a TI/LC reserve account related to future tenant rollover and (iv) $272,080 into an outstanding TI/LC reserve account related to tenants Spectrum, Life Kick and Tribe Salon.

Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $63,408, into a tax reserve account.

Insurance Reserve. On a monthly basis, the borrower is required to deposit 1/12th of the estimated annual insurance premiums, which currently equates to $5,042, into an insurance reserve account.

Replacement Reserve. On a monthly basis, the borrower is required to deposit $2,982 (approximately $0.20 per sq. ft. per annum) into a replacement reserve account.

TI/LC Reserve. On a monthly basis, the borrower is required to deposit $14,910 (approximately $1.00 per sq. ft. per annum) into a TI/LC reserve account. The TI/LC reserve is initially suspended and subject to a cap of $325,000. In the event a Major Tenant Event occurs, ongoing TI/LC collections are required and the TI/LC reserve cap will increase to $500,000. Upon cure of the Major Tenant Event, the lender will release all funds on deposit in the TI/LC reserve in excess of $325,000 to the borrower, and the TI/LC reserve cap will decrease to $325,000 for the remainder of the Village at Camp Bowie Loan term.

Excess Cash Reserve. During a Sweep Event Period, all excess cash after payment of monthly debt service, required reserves and operating expenses is required to be held in an excess cash flow reserve.

A “Major Tenant Event” means Sprouts or any replacement tenant (a “Major Tenant”) leasing the space currently occupied by Sprouts: (i) fails to extend the term of its lease for such space at the Village at Camp Bowie Property for at least five years on terms and conditions satisfactory to the lender, on or before the date that is 12 months prior to its lease expiration date until a Major Tenant exercises the extension options or enters into a new lease on satisfactory terms and conditions, (ii) defaults under its lease until cured, (iii) goes dark, vacates or otherwise ceases operations at the Village at Camp Bowie Property until Major Tenant has rescinded such notice and/or resumed its customary business operations at its leased space for at least two consecutive calendar quarters, (iv), becomes a debtor in any bankruptcy or other insolvency proceeding until the lease for the Major Tenant is assumed or affirmed or (v) sublets greater than 5% of its leased square footage without lender consent until the related tenant is no longer subletting greater than 5% of its respective space and such tenant regains possession of all of its space and has resumed normal business operations. In addition, a Major Tenant Event will terminate in the event that a Major Tenant Re-Tenanting Event has occurred.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all of the applicable Major Tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease on terms and conditions acceptable to the lender, including, but not limited to, having a term of at least five years, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease for at least one full month, and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. In connection with an assumption of the Village at Camp Bowie Loan, new owners of the borrower (collectively the “Mezzanine Borrower”) may incur mezzanine debt (“Mezzanine Financing”) during the Village at Camp Bowie Loan term from an acceptable lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the Mezzanine Borrower in the borrower, provided the following conditions are met: (i) the aggregate loan-to-value cannot exceed 69.0%, (ii) the aggregate combined debt service coverage ratio must be not less than 1.61x, (iii) the aggregate debt yield must not be less than 10.7%, (iv) the Village at Camp Bowie Loan and the Mezzanine Financing must be co-terminus, (v) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender and any applicable rating agency, and (vi) hard cash management must be in place. Proceeds of the Mezzanine Financing may be used only for the acquisition of the Village at Camp Bowie Property.

Partial Release. None.

 A-3-81

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

 A-3-82

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

 A-3-83

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

 A-3-84

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Refinance
Borrower Sponsors(1):	The Woodmont Company; Starwood Property Trust, Inc.
Borrower:	IMC Retail, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	3.4%
Interest Rate:	4.6520%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only for first 36 months; 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection(3):	L(24), DorYM1(90), O(6)
Lockbox / Cash Management:	Springing / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$178,273	$44,568
Insurance:	$45,848	$3,275
Replacement:	$0	$2,270
TI/LC:	$250,000	$14,188
Other:	$0	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$99
Balloon Balance / Sq. Ft.:	$87
Cut-off Date LTV:	63.4%
Balloon LTV:	55.7%
Underwritten NOI DSCR(5):	1.88x
Underwritten NCF DSCR(5):	1.74x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	10.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Irving, TX
Year Built / Renovated:	1987 / 2017
Total Sq. Ft.:	227,002
Property Management:	The Woodmont Company
Underwritten NOI:	$2,620,848
Underwritten NCF:	$2,423,355
Appraised Value:	$35,500,000
Appraisal Date:	February 18, 2019

Historical NOI
Most Recent NOI:	$2,579,785 (T-12 December 31, 2018)
2017 NOI:	$2,457,749 (December 31, 2017)
2016 NOI:	$1,240,971 (December 31, 2016)
2015 NOI:	$1,221,146 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	96.0% (March 1, 2019)
2018 Occupancy:	96.0% (December 31, 2018)
2017 Occupancy:	96.0% (December 31, 2017)
2016 Occupancy(6):	81.6% (December 31, 2016)

(1)	Starwood Property Trust, Inc., one of the Borrower Sponsors, is an affiliate of Starwood Mortgage Capital LLC.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.
(3)	The borrower is permitted to release a vacant parcel. See “Partial Release” below.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.47x and 2.28x, respectively.

(6)	The lower occupancy in 2016 is attributed to the construction and relocation of Best Buy to a new 30,000 sq. ft. box. The 2016 occupancy figure is as of December 31, 2016, which included the 43,971 sq. ft. former Best Buy space that the tenant vacated in September 2016. The former Best Buy space was leased back up by September 2017 bringing the occupancy at the Irving Market Center Property to 96.0%.

 A-3-85

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

The Loan. The Irving Market Center loan (the “Irving Market Center Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 227,002 sq. ft., anchored retail property located in Irving, Texas (the “Irving Market Center Property”) with an original and cut-off date principal balance of $22.5 million. The Irving Market Center Loan accrues interest at an interest rate of 4.6520% per annum. The Irving Market Center Loan has a 10-year term and amortizes on a 30-year amortization schedule after an initial 36-month interest-only period.

The Irving Market Center Loan proceeds were used to repay an existing loan of approximately $17.8 million, pay closing costs of $219,586, fund $474,121 of upfront reserves and return approximately $4.0 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $35.5 million as of February 18, 2019, the Cut-off Date LTV is 63.4%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$22,500,000	100.0%	Loan Payoff	$17,822,955	79.2%
			Return of Equity	$3,983,338	17.7%
			Reserves	$474,121	2.1%
			Closing Costs	$219,586	1.0%
Total Sources	$22,500,000	100.0%	Total Uses	$22,500,000	100.0%

The Borrowers / Borrower Sponsor. The borrower, IMC Retail, LLC, is a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity. The borrower does not have an independent director. The borrower sponsors are The Woodmont Company (“Woodmont”) and Starwood Property Trust, Inc. (“SPT”). The non-recourse carveout guarantor is Stephen Coslik.

SPT is a commercial mortgage REIT based in the United States. SPT has deployed over $51 billion in capital since inception. SPT has over 350 employees worldwide. SPT is managed by Starwood Capital Group (“SCG”), an alternative investment firms with a focus on global real estate. Since inception, SCG has acquired over $100 billion of assets.

Stephen Coslik is the chairman and CEO of Woodmont. Woodmont was established in 1980 and is headquartered in Fort Worth, Texas with regional offices across the country. Woodmont provides a commercial brokerage, investment & loan sale advisory, research & analytics, property marketing, property & asset management, project management, and advisory and valuation services. Woodmont owns 10 retail centers, totaling approximately 1.3 million sq. ft. of commercial space as of April 4, 2019.

Woodmont has managed the Irving Market Center Property since it was foreclosed upon by the special servicer of the prior loan in 2014. In connection with SPT’s acquisition of the Irving Market Center Property, it entered into a joint venture partnership with Woodmont and continued to retain them as the property manager.

The Property and Tenants. The Irving Market Center Property consists of a 227,002 sq. ft. anchored retail center located in Irving, Texas. The single-story improvements are situated on 19.7 acres and consist of five buildings built in 1987, with renovations in 2017. The Irving Market Center Property is anchored by Ross Dress for Less, Best Buy and PetSmart.

The borrower sponsors acquired the Irving Market Center Property in 2016 for approximately $19.2 million and completed a $6.7 million renovation and lease up campaign in 2017. The renovation included the addition of a new 30,000 sq. ft., build-to-suit box for Best Buy. Best Buy, which has been in occupancy at the Irving Market Center Property since 1999, downsized from its original 43,971 sq. ft. space, relocated to the new box and signed a new 10-year lease at the Irving Market Center Property. The borrower sponsors have since signed two tenants to lease the former Best Buy box: Burke’s Outlet Stores (20,000 sq. ft.) and Harbor Freight Tools (15,000 sq. ft.). Ross Dress for Less, has been in occupancy at the Irving Market Center Property since 1998 and has exercised numerous renewal options. In 2017, Ross Dress for Less reported sales of $444 per sq. ft. at the Irving Market Center Property representing a 2.8% occupancy cost. Surface parking is available for 1,186 spaces (approximately 5.2 spaces per 1,000 sq. ft.). As of March 1, 2019, the Irving Market Center Property was 96.0% occupied by 16 tenants.

 A-3-86

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(3)	Occupancy Cost	Lease Expiration

Best Buy	BBB/Baa1/BBB	30,000	13.2%	$12.08	12.9%	NAV	NAV	1/31/2027(4)
Ross Dress for Less	NR/A3/A-	30,000	13.2	$ 8.68	9.3	$444	2.8%	1/31/2024(5)
PetSmart	NR/Caa3/CCC	23,988	10.6	$ 9.85	8.4	NAV	NAV	7/31/2020(6)
Burke’s Outlet Stores	NR/NR/NR	20,000	8.8	$11.25	8.0	NAV	NAV	1/31/2025(7)
K&G Menswear	NR/NR/B+	20,000	8.8	$11.00	7.8	NAV	NAV	2/28/2022(8)
Total Major Tenant		123,988	54.6%	$10.52	46.5%
Other Tenants		93,927	41.4	$15.99	53.5
Total Occupied Collateral		217,915	96.0%	$12.88	100.0%
Vacant		9,087	4.0
Total		227,002	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2019.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF are as of year-end 2017.

(4)	Best Buy has four five-year lease renewal options remaining.

(5)	Ross Dress for Less has four five-year lease renewal options remaining.

(6)	PetSmart has two five-year lease renewal options remaining.

(7)	Burke’s Outlet Stores has two five-year lease renewal options remaining.

(8)	K&G Menswear has one five-year lease renewal option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$ 0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$ 0.00	0.0	0.0%
2020	3	46,700	20.6	46,700	20.6%	$12.83	21.4	21.4%
2021	2	14,443	6.4	61,143	26.9%	$12.99	6.7	28.0%
2022	2	30,000	13.2	91,143	40.2%	$12.17	13.0	41.0%
2023	4	26,990	11.9	118,133	52.0%	$19.97(2)	19.2	60.2%
2024	2	41,932	18.5	160,065	70.5%	$9.79	14.6	74.9%
2025	1	20,000	8.8	180,065	79.3%	$11.25	8.0	82.9%
2026	1	7,850	3.5	187,915	82.8%	$15.00	4.2	87.1%
2027	1	30,000	13.2	217,915	96.0%	$12.08	12.9	100.0%
2028	0	0	0.0	217,915	96.0%	$0.00	0.0	100.0%
2029	0	0	0.0	217,915	96.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	217,915	96.0%	$0.00	0.0	100.0%
Vacant	NAP	9,087	4.0	227,002	100.0%	NAP	NAP
Total / Wtd. Avg.	16	227,002	100.0%			$12.88	100.0%

(1)	Based on underwritten rent roll dated March 1, 2019.
(2)	Includes El Fenix, which ground leases its pad and for which space sq. ft. is not considered in the NRA at the Irving Market Center Property. Excluding rental income from the ground leased pad would result in an Annual U/W Base Rent PSF of $14.10 PSF.

Best Buy (30,000 sq. ft.; 13.2% NRA; 12.9% U/W Base Rent). Best Buy, which has been in occupancy at the Irving Market Center Property since 1999, has a lease expiration of January 2027 and has four, five-year renewal options remaining. Best Buy is not required to report sales. With operations in the United States, Canada and Mexico, Best Buy is a multinational retailer of technology and entertainment products and services. The Best Buy family of brands and partnerships collectively generates more than $42 billion in annual revenue and includes brands such as Best Buy, Audiovisions, The Carphone Warehouse, Future Shop, Geek Squad, Magnolia Audio Video and Pacific Sales. Best Buy Co., Inc. was founded in 1966 and is headquartered in Richfield, Minnesota.

 A-3-87

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Ross Dress for Less (30,000 sq. ft.; 13.2% NRA; 9.3% U/W Base Rent). Ross Dress for Less has been a tenant at the Irving Market Center Property since 1998 and has a lease expiration of January 2024 with four five-year renewal options remaining. Ross Dress for Less reported 2017 sales of approximately $444 per sq. ft. at the Irving Market Center Property. Ross Stores, Inc. operates over 1,000 Ross Dress for Less stores that sell closeout merchandise at prices below those of department and specialty stores. Ross Dress for Less also sells small furnishings, toys and games, luggage, and jewelry in select stores. Featuring the Ross “Dress for Less” trademark, the chain targets 18- to 54-year-old shoppers from middle-income households. Ross Stores, Inc. is an S&P 500, a Fortune 500 and a Nasdaq 100 company. It is headquartered in Dublin, California.

PetSmart (23,988 sq. ft.; 10.6% NRA; 8.4% U/W Base Rent). PetSmart has been a tenant at the Irving Market Center Property since 1989 and has a lease expiration of July 2020 with two five-year renewal options remaining. PetSmart is not required to report sales. PetSmart provides a broad range of pet food and pet supplies, and offers complete pet training and pet adoption services. PetSmart, Inc. was founded in 1986 and is based in Phoenix, Arizona. PetSmart has more than 1,650 pet stores in the United States, Puerto Rico and Canada, 200 in-store PetsHotels, cat and dog boarding facilities and Doggie Day Camps, as well as veterinary hospitals under the trade name of Banfield.

Environmental Matters. The Phase I environmental report dated March 4, 2019 recommended no further action at the Irving Market Center Property.

The Market. The Irving Market Center Property is located in Irving, Texas within the Dallas, Texas metropolitan statistical area. The region’s economy is primarily based on trade, transportation and utilities; professional and business services; education and health services, government and financial activities. The five largest employers in Dallas County are Bank of America Corp., Texas Health Resources, Inc., Dallas ISD, Baylor Health Care System and AT&T.

The Irving Market Center Property is situated along State Highway 183. East of the Irving Market Center, the Irving Mall, an 837,000 sq. ft. retail attraction bringing traffic to the immediate area. The Irving Mall contains over 120 retailers, is anchored by Macy’s, Dillard’s, and Burlington Coat Factory and includes a 14 screen AMC movie theater. North of the Irving Market Center Property is a 1,000-acre mixed used development called Cypress Waters. This $3.5 billion complex contains 400,000 sq. ft. of retail, 10,000 residences, and 3 on-acre parks. The development is home to the corporate headquarters of 7-Eleven, Cheddar’s, OneSource Virtual, CoreLogic, Brinker international and NationStar Mortgage. Cypress Waters has delivered 814 multifamily units with plans to deliver another 700. The development has brought over 3,000 new residents to the area.

According to the appraisal, the estimated 2017 population within a one, three, and five-mile radius of the Irving Market Center Property is 20,273, 112,645 and 250,293, respectively, and the median household income within the same radii are $44,210, $45,301 and $52,706, respectively.

According to the appraisal, the Irving Market Center Property is located within the Irving retail submarket, which had an existing inventory of 4.4 million sq. ft. of retail space as of March 2019. The Irving retail submarket had an overall vacancy of 5.1% as of March 2019, with an average asking rental rate of $13.97 per sq. ft. The appraisal determined market rents of $25.00 per sq. ft., $14.00 per sq. ft., $10.00 per sq. ft. and $18.00 per sq. ft. for in-line, junior anchor, anchor and outparcel spaces, respectively.

Irving Market Center Property In-line Comparable Set(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Tenant Size (sq. ft.)	Lease Date	Lease Term (Mos.)	Rent PSF
Irving Market Center Property 3909 West Airport Freeway Irving, TX	1987	96.0%	-	-	-	-	-
Town Oaks Center 120 S. Denton Tap Road Coppell, TX	1985	97.2%	9Round Coppell	1,635	Jan-19	62	$26.00
Harwood Crossing 1060 N. Main Street Euless, TX	1985	97.3%	Great Clips	1,225	Feb-18	60	$25.00
Las Colinas Plaza 4000-4020 N. MacArthur Blvd. Irving, TX	1987	95.1%	Club Pilates	1,735	May-17	60	$25.00
Watauga Pavilion 7600-7620 Denton Highway Fort Worth, TX	2003	100.0%	Five Below	9,025	Sep-16	120	$24.93
(1)	Source: Appraisal.

 A-3-88

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	2018	U/W	U/W PSF
Base Rent(1)	$1,925,071	$1,516,140	$2,515,356	$2,783,080	$2,806,363	$12.36
Value of Vacant Space	0	0	0	0	141,705	$0.62
Gross Potential Rent	$1,925,071	$1,516,140	$2,515,356	$2,783,080	$2,948,068	$12.99
Total Recoveries	393,244	519,588	879,579	739,273	812,799	$3.58
Percentage Rents	0	0	12,606	9,959	0	$0.00
Other Income	9,600	6,450	9,600	41,888	41,888	$0.18
Less: Vacancy	0	0	0	0	(186,223)	($0.82)
Effective Gross Income	$2,327,915	$2,042,178	$3,417,140	$3,574,199	$3,616,532	$15.93
Total Operating Expenses	1,106,769	801,206	959,391	994,414	995,684	$4.39
Net Operating Income	$1,221,146	$1,240,971	$2,457,749	$2,579,785	$2,620,848	$11.55
TI/LC	0	0	0	0	170,252	$0.75
Capital Expenditures	0	0	0	0	27,240	$0.12
Net Cash Flow	$1,221,146	$1,240,971	$2,457,749	$2,579,785	$2,423,355	$10.68

(1)	U/W Base Rent is based on in-place rent as of March 1, 2019.

Property Management. The Irving Market Center Property is managed by The Woodmont Company, an affiliate of the borrower.

Lockbox / Cash Management. The Irving Market Center Loan documents require a springing lockbox with springing cash management upon the occurrence of a Trigger Event. After the occurrence of a Trigger Event, the Irving Market Center borrower must establish a lockbox account and the Irving Market Center borrower or property manager, as applicable, must deliver tenant direction letters to the tenants directing such tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Trigger Event” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Irving Market Center Loan until cured; or
(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.10x until the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the borrower deposited (i) $178,273 into a tax reserve account, (ii) $45,848 into an insurance reserve account and (iii) $250,000 into a TI/LC reserve account related to future tenant rollover.

Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $44,568, into a tax reserve account.

Insurance Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual insurance premiums, which currently equates to $3,275, into an insurance reserve account.

Replacement Reserve. On a monthly basis, the borrower is required to deposit $2,270 (approximately $0.12 per sq. ft. per annum) into a replacement reserve account, subject to a cap of $150,000.

TI/LC Reserve. On a monthly basis, the borrower is required to deposit $14,188 (approximately $0.75 per sq. ft. per annum) into a TI/LC reserve account, subject to a cap of $500,000.

Excess Cash Reserve. During a Trigger Event, all excess cash after payment of monthly debt service, required reserves and operating expenses is required to be held in an excess cash flow reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may incur mezzanine debt (the “Mezzanine Financing”) during the Irving Market Center Loan term from a lender acceptable to the lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the mezzanine borrower in the borrower, provided the following conditions are met: (i) the aggregate loan-to-value (based on the Irving Market Center Loan and the Mezzanine Financing) cannot exceed 80.0%, (ii) the actual combined debt service coverage ratio (calculated using the actual amortizing debt service payments due under the Irving Market Center Loan and the Mezzanine Financing) must be not less than 1.25x, (iii) the actual combined debt yield (based on the Irving Market Center Loan and the Mezzanine Financing) cannot be less than 8.0%, (iv) the Irving Market Center Loan and the Mezzanine Financing must be co-terminus, (v) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender, (vi) cash management must be in place and (vii) the terms and documentation of the Mezzanine Financing must be acceptable to the lender.

 A-3-89

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Partial Release. The Irving Market Center Property includes a one-acre tract of vacant land that is adjacent to the Best Buy building (the “Release Parcel”). During the term of the Irving Market Center Loan, the borrower may request a release of the Release Parcel, subject to, among other things, (i) the LTV immediately following release is not greater than 125%, (ii) no event of default under the Irving Market Center Loan then existing, (iii) evidence that all zoning and subdivision approvals of government authorities have been granted, (iv) the remaining collateral is accessible and has access to all necessary utilities and other services, (v) the borrower providing an updated survey and zoning report satisfactory to the lender and any applicable rating agency, and (vi) that the release does not violate any REMIC requirements. Both the lender and the appraisal have not attributed any value to the Release Parcel during its underwriting.

 A-3-90

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 A-3-91

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor(1):	Arbor Realty SR, Inc.
Borrowers(2):	Various
Original Balance:	$22,400,000
Cut-off Date Balance:	$22,400,000
% by Initial UPB:	3.4%
Interest Rate:	5.0950%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only for the first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection(3):	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$92,150	$16,608
Insurance:	$79,538	$8,838
Replacement:	$0	$36,808
Engineering:	$156,118	NAP
Roof Replacement:	$366,615	$0

Financial Information
Cut-off Date Balance / Unit:	$47,257
Balloon Balance / Unit:	$40,989
Cut-off Date LTV(4):	67.9%
Balloon LTV(4):	58.9%
Underwritten NOI DSCR(5):	1.40x
Underwritten NCF DSCR(5):	1.32x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.6%
Property Information
Single Asset / Portfolio:	Portfolio of 7 Properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / 2017
Total Units:	474
Property Management:	Elon Property Management Company, L.L.C. (borrower related)
Underwritten NOI:	$2,045,947
Underwritten NCF:	$1,925,077
Appraised Value(4):	$33,000,000
Appraisal Date(4):	March 29, 2019

Historical NOI
Most Recent NOI:	$2,070,488 (T-12 December 31, 2018)
2017 NOI:	$1,825,577 (December 31, 2017)
2016 NOI:	$1,817,564 (December 31, 2016)
2015 NOI:	$1,817,289 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	93.1% (March 2019)
2018 Occupancy:	91.9% (December 31, 2018)
2017 Occupancy:	91.8% (December 31, 2017)
2016 Occupancy:	89.6% (December 31, 2016)
(1)	Arbor Realty SR, Inc. is an affiliate of the borrower under the FIGO Multifamily Portfolio I Loan (as defined below).

(2)	The borrowers are Beckford Place Apartments of New Castle, Ltd., an Ohio limited partnership, Glenarm Manor Apartments, Ltd. (L.P.), a Georgia limited partnership, Quail Call Apartments, Ltd. (L.P.), a Georgia limited partnership, Holly Sands Apartments, Ltd., a Florida limited partnership, Holly Sands Apartments, II, Ltd., a Florida limited partnership, Wilcrest Woods Apartments, Ltd. (L.P.), a Georgia limited partnership, Meadowood Apartments of Cuyahoga Falls, Ltd., an Ohio limited partnership, and Slate Run Apartments of Hopkinsville, Ltd., a Kentucky limited partnership (collectively, the “FIGO Multifamily Portfolio I Borrowers”).

(3)	The FIGO Multifamily Portfolio I Borrowers may obtain the release of one or more of the FIGO Multifamily Portfolio I Properties. See “Partial Release” below.

(4)	The portfolio appraisal provided a portfolio value for the FIGO Multifamily Portfolio I Properties (as defined below) of $33,000,000, which includes a portfolio premium of $1,425,000 over the aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties. The aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties is $31,575,000, which results in a Cut-off Date LTV ratio and a Balloon LTV ratio of 70.9% and 61.5%, respectively.

(5)	Underwritten NOI DSCR and Underwritten NCF DSCR during the interest only period of the FIGO Multifamily Portfolio I Loan (as defined below) are 1.77x and 1.66x, respectively.

 A-3-92

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

The Loan. The FIGO Multifamily Portfolio I mortgage loan (the “FIGO Multifamily Portfolio I Loan”) is a fixed rate loan secured by the FIGO Multifamily Portfolio I Borrowers’ first priority fee simple mortgage encumbering seven multifamily properties totaling 474 units located throughout Georgia, Ohio, Indiana, Kentucky and Florida (the “FIGO Multifamily Portfolio I Properties”) with an original and cut-off date principal balance of $22,400,000. The proceeds of the FIGO Multifamily Portfolio I Loan, together with borrower sponsor equity, were used primarily to refinance previous debt of approximately $20.1 million, fund reserves of approximately $694,421 and pay closing costs of $520,817.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,400,000	100.0%	Existing Debt Payoff:	$20,998,525	93.7%
			Reserves:	$694,421	3.1%
			Closing Costs:	$520,817	2.3%
			Return of Equity:	$186,237	0.8%
Total Sources:	$22,400,000	100.0%	Total Uses:	$22,400,000	100.0%

The Borrowers / Borrower Sponsor.  The FIGO Multifamily Portfolio I Borrowers are each structured to be a single-purpose bankruptcy-remote entity with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor for the FIGO Multifamily Portfolio I Loan is Arbor Realty SR, Inc. Arbor Realty SR, Inc. is a subsidiary of Arbor Realty Trust Inc. (“Arbor”), a real estate investment trust that invests in a portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investments, and other real estate-related assets. Arbor began operations in 2003 and is externally managed and advised by Arbor Commercial Mortgage, LLC. The FIGO Multifamily Portfolio I Borrowers are affiliated with the borrowers under the Fairfax Multifamily Portfolio Whole Loan.

The FIGO Multifamily Portfolio I Properties will be managed by Elon Property Management, L.L.C. (“Elon”), an affiliate of the borrower sponsor. Elon currently manages Arbor’s portfolio of approximately 15,000 units across 150 apartment communities in 20 different U.S. markets.

The Properties. The FIGO Multifamily Portfolio I Properties are comprised of seven multifamily properties totaling 474 units located throughout Georgia (three properties totaling 193 units), Ohio (one property totaling 59 units), Florida (one property totaling 124 units), Indiana (one property totaling 41 units) and Kentucky (one property totaling 57 units). The FIGO Multifamily Portfolio I Properties were built between 1984 and 1990. Since 2017, the borrower sponsor has invested approximately $1.8 million in capital expenditures.

 A-3-93

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

The following table presents detailed information with respect to each of the FIGO Multifamily Portfolio I Properties.

FIGO Multifamily Portfolio I Properties Summary
Property Name / Location	Units	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Holly Sands 5 Sandalwood Drive Northwest Fort Walton Beach, FL 32548	124	94.4%	$6,200,000	27.7%	$9,530,000	$691,825	33.8%
Wilcrest Woods 701 Penn Waller Road Savannah, GA 31410	68	97.1%	$4,560,000	20.4%	$5,675,000	$373,199	18.2%
Meadowood Cuyahoga Falls 3202 Prange Drive Cuyahoga Falls, OH 44223	59	96.6%	$3,640,000	16.3%	$4,300,000	$299,288	14.6%
Glen Arm Manor 2609 Gillionville Road Albany, GA 31707	70	92.9%	$2,620,000	11.7%	$3,850,000	$223,041	10.9%
Slate Run 850-A North Elm Street Hopkinsville, KY 42240	57	87.7%	$2,200,000	9.8%	$3,170,000	$186,267	9.1%
Quail Call 2414 Brierwood Drive Albany, GA 31705	55	89.1%	$1,770,000	7.9%	$2,840,000	$152,229	7.4%
Beckford Place 2900 South Memorial Drive New Castle, IN 47362	41	90.2%	$1,410,000	6.3%	$2,210,000	$120,100	5.9%
Total / Wtd. Avg.	474	93.1%	$22,400,000	100.0%	$33,000,000	$2,045,947	100.0%

(1)	The portfolio appraisal provided a portfolio value for the FIGO Multifamily Portfolio I Properties of $33,000,000, which includes a portfolio premium of $1,425,000 over the aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties. The aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties is $31,575,000, which results in a Cut-off Date LTV ratio and a Balloon LTV ratio of 70.9% and 61.5%, respectively.

Holly Sands (124 Units, 26.2% of Units, 27.7% ALA). The Holly Sands property is a 124-unit multifamily property located in Fort Walton Beach, Florida. The Holly Sands property is situated on a 6.38-acre parcel and contains 242 surface parking spaces, resulting in a parking ratio of approximately 2.0 spaces per unit. The Holly Sands property was built in 1985 and 1990. The amenities at the Holly Sands property include a leasing center and a common laundry facility. The Holly Sands property was 94.4% occupied as of March 15, 2019.

Wilcrest Woods (68 Units, 14.3% of Units, 20.4% ALA). The Wilcrest Woods property is a 68-unit multifamily property located in Savannah, Georgia. The Wilcrest Woods property is situated on a 6.76-acre parcel and contains 109 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Wilcrest Woods property was built in 1986. The amenities at the Wilcrest Woods property include a leasing center and a common laundry facility. The Wilcrest Woods property was 97.1% occupied as of March 15, 2019.

Meadowood Cuyahoga Falls (59 Units, 12.4% of Units, 16.3% ALA). The Meadowood Cuyahoga Falls property is a 59-unit multifamily property located in Cuyahoga Falls, Ohio. The Meadowood Cuyahoga Falls property is situated on a 4.00-acre parcel and contains 100 surface parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. The Meadowood Cuyahoga Falls property was built in 1985. The amenities at the Meadowood Cuyahoga Falls property include a common laundry facility. The Meadowood Cuyahoga Falls property was 96.6% occupied as of March 15, 2019.

Glen Arm Manor (70 Units, 14.8% of Units, 11.7% ALA). The Glen Arm Manor property is an 70-unit multifamily property located in Albany, Georgia. The Glen Arm Manor property is situated on a 5.05-acre parcel and contains 112 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Glen Arm Manor property was built in 1984. The amenities at the Glen Arm Manor property include a leasing center and a common laundry facility. The Glen Arm Manor property was 92.9% occupied as of March 15, 2019.

Slate Run (57 Units, 12.0% of Units, 9.8% ALA). The Slate Run is a 57-unit multifamily property located in Hopkinsville, Kentucky. The Slate Run property is situated on a 4.00-acre parcel and contains 92 surface parking spaces resulting in a parking ratio of approximately 1.6 spaces per unit. The Slate Run property was built in 1984. The amenities at the Slate Run property include an on-site manager and a common laundry facility. The Slate Run property was 87.7% occupied as of March 8, 2019.

Quail Call (55 Units, 11.6% of Units, 7.9% ALA). The Quail Call property is a 55-unit multifamily property located in Albany, Georgia. The Quail Call property is situated on a 3.84-acre parcel and contains 92 surface parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. The Quail Call property was built in 1984. The amenities at the Quail Call property include a leasing center and a common laundry facility. The Quail Call property was 89.1% occupied as of March 15, 2019.

 A-3-94

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

Beckford Place (41 Units, 8.6% of Units, 6.3% ALA). The Beckford Place property is a 41-unit multifamily property located in New Castle, Indiana. The Beckford Place property is situated on a 2.26-acre parcel and contains 65 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Beckford Place property was built in 1984. The amenities at the Beckford Place property include a leasing center and a common laundry facility. The Beckford Place property was 90.2% occupied as of March 15, 2019.

The following table presents detailed information with respect to the unit mix of each of the FIGO Multifamily Portfolio I Properties.

Unit Mix
Property Name	# Units	0 BR/ 1BA	1 BR/ 1BA	2 BR/ 1 BA	2 BR/ 2 BA	3 BR/ 1 BA
Holly Sands	124	27	86	8	2	1
Wilcrest Woods	68	23	40	2	3	0
Meadowood Cuyahoga Falls	59	0	45	11	3	0
Glen Arm Manor	70	0	58	9	3	0
Slate Run	57	6	39	9	3	0
Quail Call	55	0	41	11	3	0
Beckford Place	41	4	29	6	2	0
Total	474	60	338	56	19	1

Environmental Matters. The Phase I environmental reports obtained for the FIGO I Multifamily Portfolio I Properties recommended various actions be taken at the FIGO Multifamily Portfolio I Properties resulting from the potential presence of asbestos containing materials and/or lead based paint in some of the units. In addition to completing the actions recommended in the Phase I reports, the borrower sponsor has obtained an environmental insurance policy with a 13-year term from February 8, 2019, with policy limits of $3,000,000 per occurrence and in the aggregate, with a premium of $25,416 including surplus lines taxes and a $25,000 deductible/SIR. The policy will cover the lender and its successors and/or assigns (but does not cover the borrowers). The borrower sponsor paid the one-time premium in connection with the origination of the FIGO Multifamily Portfolio I Loan and the borrower is required to pay any applicable deductible.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	2018	U/W	U/W Per Unit
Gross Potential Rent	$3,238,379	$3,364,169	$3,479,230	$3,593,961	$3,714,228	$7,836
Vacancy(1)	261,888	287,089	324,371	243,651	361,186	$762
Collection Loss(1)	118,055	89,416	57,738	53,547	55,341	$117
Concessions	26,409	25,789	30,444	26,218	27,156	$57
Net Rental Income(1)	2,832,027	2,961,875	3,066,677	3,270,545	3,270,545	$6,900
Other Income(2)	558,581	528,345	549,061	591,595	591,595	$1,248
Effective Gross Income	$3,390,608	$3,490,220	$3,615,738	$3,862,140	$3,862,140	$8,148
Total Operating Expenses	1,573,319	1,672,656	1,790,161	1,791,652	1,816,193	$3,832
Net Operating Income	$1,817,289	$1,817,564	$1,825,577	$2,070,488	$2,045,947	$4,316
Capital Expenditures	0	0	0	0	120,870	$255
Net Cash Flow	$1,817,289	$1,817,564	$1,825,577	$2,070,488	$1,925,077	$4,061

(1)	U/W Net Rental Income is based on T-12 December 31, 2018 collections, which results in an implied economic vacancy of 9.7% and collection loss of 1.5%. The appraiser concluded vacancy rate is 5.1% and the in-place physical vacancy is 6.9%.

(2)	Other Income is primarily comprised of utilities fees, rent premium fees, application fees, move-in fees, pet rent and late fees.

Property Management.    The FIGO Multifamily Portfolio I Properties are managed by Elon Property Management Company, L.L.C, a Delaware limited liability company, which is an affiliate of the FIGO Multifamily Portfolio I Borrowers.

Partial Release. Following the second anniversary of the closing date of the CF 2019-CF1 securitization transaction, the FIGO Multifamily Portfolio I Borrowers may obtain the release of one or more of the FIGO Multifamily Portfolio I Properties if, among other conditions, (i) the FIGO Multifamily Portfolio I Borrowers partially defease the FIGO Multifamily Portfolio I Loan in an amount equal to 120% of the allocated loan amount for the applicable property or the properties to be released, (ii) the post-defeasance debt service coverage ratio based on the remaining individual properties is greater than 1.35x, (iii) the post-defeasance loan-to-value ratio based on the aggregate of the remaining individual property values is less than 66.7% and (iv) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, (i) no property may be released prior to the release of the Quail Call property, unless such property and the Quail Call property are simultaneously released and (ii) in no event may the Wilcrest Woods property be subject to a partial defeasance event.

 A-3-95

1200 Welsh Road North Wales, PA 19454	Collateral Asset Summary – Loan No. 12 Montgomery Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 63.2% 1.44x 10.0%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Refinance
Borrower Sponsor:	Donald F. Cafiero
Borrowers:	Montgomery Commons Associates;
Montgomery COA, LP
Original Balance:	$22,000,000
Cut-off Date Balance:	$22,000,000
% by Initial UPB:	3.3%
Interest Rate:	4.9500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only for first 60 months, 360
months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly
Taxes:	$218,365	$28,674
Insurance:	$26,073	$4,346
TI/LC:	$0	$11,451
Replacement:	$0	$3,054
Deferred Maintenance:	$15,250	NAP
Redners Estoppel Reserve:	$375,000	$0
Dollar Tree Estoppel Reserve:	$28,448	$0
Major Tenant Reserve(1):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$120
Balloon Balance / Sq. Ft.:	$111
Cut-off Date LTV:	63.2%
Balloon LTV:	58.3%
Underwritten NOI DSCR(2):	1.56x
Underwritten NCF DSCR(2):	1.44x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	North Wales, PA
Year Built / Renovated:	1975 / NAP
Total Sq. Ft.:	183,219
Property Management:	Pennmark Management Company, Inc.
Underwritten NOI:	$2,200,712
Underwritten NCF:	$2,026,654
Appraised Value:	$34,800,000
Appraisal Date:	February 11, 2019

Historical NOI
Most Recent NOI:	$2,257,356 (T-12 January 31, 2019)
2018 NOI:	$2,286,888 (December 31, 2018)
2017 NOI:	$2,221,676 (December 31, 2017)
2016 NOI:	$2,183,474 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	100.0% (March 18, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	99.3% (December 31, 2017)
2016 Occupancy:	99.0% (December 31, 2016)

(1)	All excess cash flow will be swept to a Major Tenant Reserve for re-leasing the related tenant space upon Redners (i) defaulting under its lease, (ii) going dark or otherwise ceasing to operate at the Montgomery Commons Property, (iii) subletting its leased space, (iv) giving notice to vacate or vacating its leased space at the Montgomery Commons Property, (v) giving notice to terminate or terminating its lease or (vi) becoming a debtor in any bankruptcy or other insolvency proceeding.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.99x and 1.84x, respectively.

 A-3-96

1200 Welsh Road North Wales, PA 19454	Collateral Asset Summary – Loan No. 12 Montgomery Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 63.2% 1.44x 10.0%

The Loan. The Montgomery Commons mortgage loan (the “Montgomery Commons Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrowers’ fee simple interest in a 183,219 sq. ft., anchored retail property located in North Wales, Pennsylvania (the “Montgomery Commons Property”) with an original and cut-off date principal balance of $22.0 million. The Montgomery Commons Loan accrues interest at an interest rate of 4.9500% per annum. The Montgomery Commons Loan has a 10-year term and amortizes on a 30-year amortization schedule after an initial 60 month interest-only period. The Montgomery Commons Property was previously collateral to a mortgage loan in the JPMCC 2011-C3 securitization.

The Montgomery Commons Loan proceeds were used to repay an existing loan of approximately $17.3 million, pay closing costs of $505,666, fund $663,136 of upfront reserves and return approximately $3.5 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $34.8 million as of February 11, 2019, the cut-off date LTV is 63.2%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$22,000,000	100.0%	Loan Payoff	$17,318,923	78.7%
			Return of Equity	$3,512,276	16.0%
			Reserves	$663,136	3.0%
			Closing Costs	$505,666	2.3%
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers, Montgomery Commons Associates and Montgomery COA, LP, are each a single purpose entity structured to be bankruptcy remote with no independent directors. The borrower sponsor and the non-recourse carveout guarantor is Donald F. Cafiero.

Donald F. Cafiero is the CEO and key principal at Pennmark Management Company. Pennmark Management Company is a full service real estate development and management company. The company was founded in 1972 and is headquartered in Plymouth Meeting, Pennsylvania. Pennmark Management Company currently owns and operates a portfolio consisting of approximately 3.0 million sq. ft. of retail and office space located across Pennsylvania, New Jersey and Ohio as of April 5, 2019.

The Property and Tenants. The Montgomery Commons Property consists of an 183,219 sq. ft. grocery anchored retail center located in North Wales, Pennsylvania. The single-story improvements are situated on approximately 26.6 acres and were built in 1975. The Montgomery Commons Property is anchored by Redners Warehouse (“Redners”), an American supermarket chain headquartered in Reading, Pennsylvania. Redners has been in occupancy since 2002. Redners operates over 60 grocery market and convenience store locations across Pennsylvania, Delaware and Maryland. Redners is an employee-owned corporation founded in 1970. National tenants at the Montgomery Commons Property include Dollar Tree, Verizon, Jo-Ann Fabrics, Subway and Great Clips. Surface parking is available for 1,025 spaces or (approximately 5.6 spaces per 1,000 sq. ft.). As of March 18, 2019, the Montgomery Commons Property was 100.0% occupied by 25 tenants.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(3)	Occupancy Cost	Lease Expiration

Redners	NR/NR/NR	53,454	29.2%	$10.00	21.3%	$308	4.4%	6/30/2032
2nd Avenue Value Stores	NR/NR/NR	27,515	15.0	$7.61	8.3	NAV	NAV	11/30/2020(4)
Dollar Tree	NR/Baa3/BBB-	14,458	7.9	$7.50	4.3	NAV	NAV	1/31/2020(5)
Retro Fitness	NR/NR/NR	12,551	6.9	$9.68	4.8	NAV	NAV	2/28/2023(6)
Children of America	NR/NR/NR	10,000	5.5	$25.12	10.0	NAV	NAV	10/31/2022(7)
Total Major Tenant		117,978	64.4%	$10.38	48.8%
Other Tenants		65,241	35.6	$19.67	51.2
Total Occupied Collateral		183,219	100.0%	$13.69	100.0%
Vacant		0	0.0
Total		183,219	100.0%

(1)	Based on the underwritten rent roll dated March 18, 2019 with rent steps taken through October 2019 totaling $9,544.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF are as of year-end 2018.

(4)	2nd Avenue Value Stores has one five-year lease renewal option remaining.

(5)	Dollar Tree has one five-year lease renewal option remaining.

(6)	Retro Fitness has one five-year lease renewal option remaining.

(7)	Children of America has two five-year lease renewal options remaining.

 A-3-97

1200 Welsh Road North Wales, PA 19454	Collateral Asset Summary – Loan No. 12 Montgomery Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 63.2% 1.44x 10.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	6,614	3.6	6,614	3.6%	$19.00	5.0	5.0%
2020	6	58,255	31.8	64,869	35.4%	$9.88	22.9	28.0%
2021	4	10,182	5.6	75,051	41.0%	$19.89	8.1	36.0%
2022	8	28,001	15.3	103,052	56.2%	$23.29	26.0	62.0%
2023	3	16,488	9.0	119,540	65.2%	$13.90	9.1	71.2%
2024	2	10,225	5.6	129,765	70.8%	$18.46	7.5	78.7%
2025	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2026	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2027	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2028	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2029	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
Thereafter	1	53,454	29.2	183,219	100.0%	$10.00	21.3	100.0%
Vacant	NAP	0	0.0	183,219	100.0%	NAP	NAP
Total / Wtd. Avg.	25	183,219	100.0%			$13.69	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Based on underwritten rent roll dated March 18, 2019 with rent steps taken through October 2019 totaling $9,544.

Redners (53,454 sq. ft.; 29.2% NRA; 21.3% U/W Base Rent). Redners has been a tenant at the Montgomery Commons Property since 2002 and has a lease expiration of June 2032. Redners reported sales of $308 per sq. ft. for 2018. Redners is an American, 100% employee owned retail food company with over 60 grocery market and convenience stores located across Pennsylvania, Delaware and Maryland. Redners’ lease was originally scheduled to expire in 2022, but it exercised its renewal option to extend its lease through June 2032.

2nd Avenue Value Stores (27,515 sq. ft.; 15.0% NRA; 8.3% U/W Base Rent). 2nd Avenue Value Stores has been a tenant at the Montgomery Commons Property since 2005 and has a lease expiration of November 2020. 2nd Avenue Value Stores is not required to report sales. 2nd Avenue Value Stores currently operates 10 stores throughout the Mid-Atlantic region.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W PSF
Base Rent(1)	$2,243,722	$2,333,841	$2,431,914	$2,412,680	$2,508,370	$13.69
Value of Vacant Space	0	0	0	0	0	$0.00
Gross Potential Rent	$2,243,722	$2,333,841	$2,431,914	$2,412,680	$2,508,370	$13.69
Total Recoveries	677,917	573,352	622,235	598,426	601,935	$3.29
Other Income	337	2,559	14,012	14,012	0	$0.00
Less: Vacancy	0	0	0	0	(155,515)	($0.85)
Effective Gross Income	$2,921,976	$2,909,752	$3,068,161	$3,025,117	$2,954,791	$16.13
Total Operating Expenses	738,502	688,076	781,273	767,761	754,078	$4.12
Net Operating Income	$2,183,474	$2,221,676	$2,286,888	$2,257,356	$2,200,712	$12.01
TI/LC	0	0	0	0	137,414	$0.75
Capital Expenditures	0	0	0	0	36,644	$0.20
Net Cash Flow	$2,183,474	$2,221,676	$2,286,888	$2,257,356	$2,026,654	$11.06
(1)	U/W Base Rent is based on in-place rent as of March 18, 2019 with rent steps taken through October 2019 totaling $9,544.

 A-3-98

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 A-3-99

43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Refinance
Borrower Sponsor:	Comstock Partners, LC
Borrower:	CLS BLDG C, LC
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	3.0%
Interest Rate:	5.0700%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly
Taxes:	$147,568	$24,595
Insurance(1):	$0	Springing
Replacement:	$0	$1,385
TI/LC(2):	$0	$20,768
IT Cadre Free Rent Reserve:	$236,986	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$181
Balloon Balance / Sq. Ft.:	$181
Cut-off Date LTV:	59.7%
Balloon LTV:	59.7%
Underwritten NOI DSCR:	1.85x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Office Mixed Use
Collateral:	Fee Simple
Location:	Ashburn, VA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	110,761
Property Management:	Comstock Commercial Management, LC
Underwritten NOI:	$1,905,075
Underwritten NCF:	$1,737,896
Appraised Value:	$33,500,000
Appraisal Date:	February 5, 2019

Historical NOI(3)
Most Recent NOI:	$2,028,249 (T-12 February 28, 2019)
2018 NOI:	$1,886,218 (December 31, 2018)
2017 NOI:	$1,370,424 (December 31, 2017)
2016 NOI:	$1,052,557 (December 31, 2016)

Historical Occupancy(3)
Most Recent Occupancy:	98.5% (March 26, 2019)
2018 Occupancy:	98.5% (January 24, 2019)
2017 Occupancy:	76.6% (December 31, 2017)
2016 Occupancy:	72.8% (December 31, 2016)

(1)	Springing monthly deposit of 1/12th of estimated annual insurance premium payments upon (i) Trigger Period (as defined in the loan documents), (ii) an acceptable blanket insurance policy is no longer in place or (iii) borrower fails to provide lender with evidence of renewal and payment 30 days prior to policy expiration.

(2)	The TI/LC reserve is capped at $1,500,000.

(3)	The increase in Historical NOI and Historical Occupancy can be primarily attributed to the delivery and subsequent lease-up of the Loudoun – Building C Property following construction in 2015.

 A-3-100

43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

The Loan. The Loudoun Station – Building C mortgage loan (the “Loudoun Station – Building C Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 110,761 sq. ft., retail/office mixed use property located in Ashburn, Virginia (the “Loudoun Station – Building C Property”) with an original and cut-off date principal balance of $20.0 million. The Loudoun Station – Building C Loan accrues interest at an interest rate of 5.0700% per annum. The Loudoun Station – Building C Loan has a 10-year term and interest only for duration of the loan term.

The Loudoun Station – Building C Loan proceeds, along with approximately $3.0 million in borrower sponsor equity, were used to repay an existing loan of approximately $22.2 million, pay closing costs of $411,619 and fund $384,554 of upfront reserves. Based on the “As-is” appraised value of $33.5 million as of February 5, 2019, the Cut-off Date LTV is 59.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$20,000,000	87.0%	Loan Payoff	$22,192,283	96.5%
Borrower Sponsor Equity	$2,988,455	13.0%	Closing Costs	$411,619	1.8%
			Reserves	$384,554	1.7%
Total Sources	$22,988,455	100.0%	Total Uses	$22,988,455	100.0%

The Borrower / Borrower Sponsor. The borrower, CLS BLDG C, LC, is a single purpose, Virginia limited liability company structured to be a bankruptcy remote entity with no independent director. The borrower sponsor and non-recourse carveout guarantor is Comstock Partners, LC.

Christopher Clemente is the Managing Director of Comstock Partners, LC, and, together with his wife Teresa Schar, is a 50% owner of the borrower. Comstock Partners, LC’s portfolio includes two transit-oriented, mixed-use developments in the Washington D.C. area: Reston Station in Reston, Virginia and Loudoun Station in Ashburn, Virginia. Both properties are located on the Metro’s Silver Line in the Dulles Corridor.

Comstock Partners LC owns 11 properties totaling approximately 166,000 sq. ft. of retail, 754,000 sq. ft. of office, 805 multi-family units and 3,173 structured parking spaces located in Reston and Ashburn, Virginia along Washington DC’s Metro Silver Line as of April 5, 2019. Three additional projects are under construction, which are expected to add another 35,000 sq. ft. of retail, 178,000 sq. ft. of office, 318 multifamily units and 1,722 structured parking spaces in the next 18 months.

The Property and Tenants. The Loudoun Station – Building C Property consists of an 110,761 sq. ft. retail/office mixed use property located in Ashburn, Virginia. Constructed in 2015, the Loudoun Station – Building C Property offers office, entertainment and restaurant/retail space. The Loudoun Station – Building C Property consists of 49,060 sq. ft. of Class A office space over three floors that is 100.0% leased to seven tenants, a 53,601 sq. ft. two-story retail space leased to AMC Theater and an additional 8,100 sq. ft. of ground floor retail primarily occupied by Black Finn. As of March 26, 2019, the Loudoun Station – Building C Property was 98.5% occupied by nine tenants.

Parking at the Loudoun Station – Building C Property is governed by multiple agreements that allow non-exclusive use of 1,433 parking spaces at the Metro Parking Garage (prior to the earlier of completion of the Phase II Parking Garage or opening of the Metro Silver Line) and non-exclusive use of 1,205 surface parking spaces throughout the common areas of the Loudoun Station development. A currently under construction Phase II Parking Garage, with an expected 2020 completion date, will allow tenants the exclusive right to use 1,174 parking spaces.

The borrower sponsor developed Loudoun Station, a mixed-use, transit-oriented development in Ashburn, Virginia. Phase I of Loudoun Station is already complete and includes 357 residential units and a variety of businesses, retailers, restaurants and entertainment venues totaling 173,052 sq. ft. Phase II of Loudoun Station is already underway, expected to be completed in 2020, and will continue to add a mix of residential (318 units anticipated), office and retail space (approximately 27,059 sq. ft.) to the development, along with over 2,600 parking spaces. Phase III is anticipated to deliver additional multifamily, retail, office, hospitality and parking space to the Loudoun Station master development. Phase III is subject to zoning approval and has not yet begun construction. Only Building C of Phase I is collateral for the Loudoun Station – Building C Loan. We cannot assure you these aforementioned development plans will be completed as expected or at all.

 A-3-101

43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF/Screen	Occupancy Cost	Lease Expiration

AMC Theater(3)	NR/NR/B	53,601	48.4%	$24.50	44.0%	$366,190	43.5%	3/31/2025(4)
IT Cadre	NR/NR/NR	16,915	15.3	$30.57	17.3	NAV	NAV	11/30/2025(5)
Loudoun County EDA	AA+/Aa1/AA+	9,280	8.4	$17.92	5.6	NAV	NAV	6/30/2026(6)
Pearson Smith Realty	NR/NR/NR	7,516	6.8	$30.37	7.6	NAV	NAV	12/31/2026(7)
Black Finn	NR/NR/NR	6,470	5.8	$41.92	9.1	NAV	NAV	12/31/2025(8)
Total Major Tenant		93,782	84.7%	$26.62	83.6%
Other Tenants		15,349	13.9	$31.89	16.4
Total Occupied Collateral		109,131	98.5%	$27.36	100.0%
Vacant		1,630	1.5
Total		110,761	100.0%

(1)	Based on the underwritten rent roll dated March 26, 2019 with rent steps taken through 2020 totaling $124,981 and averaged rent for Loudoun County Dept of Economic Development (“Loudoun County EDA”) equal to $79,623.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF/Screen are as of the trailing 12 months ending January 2019.

(4)	AMC Theater has three five-year lease renewal options remaining.

(5)	IT Cadre has one five-year lease renewal option remaining. IT Cadre has the one-time right to terminate its lease in November 2023 with 12 months prior notice and payment of a termination fee.

(6)	Loudoun County EDA has two five-year lease renewal options remaining.

(7)	Pearson Smith Realty has one five-year lease renewal option remaining.

(8)	Black Finn has two five-year lease renewal options remaining.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	1	2,555	2.3	2,555	2.3%	$31.25	2.7	2.7%
2022	1	3,721	3.4	6,276	5.7%	$31.69	3.9	6.6%
2023	1	4,212	3.8	10,488	9.5%	$32.70	4.6	11.2%
2024	0	0	0.0	10,488	9.5%	$0.00	0.0	11.2%
2025	4	81,847	73.9	92,335	83.4%	$27.56	75.5	86.8%
2026	2	16,796	15.2	109,131	98.5%	$23.49	13.2	100.0%
2027	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
2028	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
2029	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
Vacant	NAP	1,630	1.5	110,761	100.0%	NAP	NAP
Total / Wtd. Avg.	9	110,761	100.0%			$27.36	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Based on underwritten rent roll dated March 26, 2019 with rent steps taken through 2020 totaling $124,981 and averaged rent for Loudoun County EDA equal to $79,623.

AMC Theater (53,601 sq. ft.; 48.4% NRA; 44.0% U/W Base Rent). AMC Theater, which has been in occupancy at the Loudoun Station – Building C Property since 2015, has a lease expiration of March 2025 and has three five-year renewal options remaining. AMC Theater reported sales for the trailing 12 months ending January 2019 equal to $366,190 per screen. AMC Theater operates an 11-screen movie theater with amenities including signature recliners, RealD 3d, MacGuffins Bar and reserved seating. AMC Theater is an American movie theater chain headquartered in Leawood, Kansas and is the largest movie theater chain in the world by screen count.

 A-3-102

43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

IT Cadre (16,915 sq. ft.; 15.3% NRA; 17.3% U/W Base Rent). IT Cadre has been a tenant at the Loudoun Station – Building C Property since 2018 and has a lease expiration of November 2025 with one five-year renewal option remaining. IT Cadre, founded in 2001 and headquartered at the Loudoun Station – Building C Property, is an enterprise systems engineering and software development firm that has been a partner to federal government agencies, major corporations and small commercial customers.

Loudoun County EDA (9,280 sq. ft.; 8.4% NRA; 5.6% U/W Base Rent). Loudoun County EDA has been a tenant at the Loudoun Station – Building C Property since 2016 and has a lease expiration of June 2026 with two five-year renewal options remaining. The Economic Development Authority coordinates with the Loudoun EDA to attract businesses. The Loudoun EDA has issued more than $1.0 billion in tax-exempt revenue bonds, which result in below-market financing of capital projects. The Loudoun EDA is also the conduit for any business incentives granted by the county to attract businesses to relocate to Loudoun County. The Loudoun Station – Building C Property serves as Loudoun EDA’s headquarters.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 2/28/2019	U/W	U/W PSF
Base Rent(1)	$1,494,839	$1,859,214	$2,406,883	$2,542,115	$2,985,584	$26.96
Value of Vacant Space	0	0	0	0	57,050	$0.52
Gross Potential Rent	$1,494,839	$1,859,214	$2,406,883	$2,542,115	$3,042,634	$27.47
Total Recoveries	390,819	440,187	520,408	533,141	504,308	$4.55
Less: Vacancy	0	0	0	0	(169,782)	($1.53)
Effective Gross Income	$1,885,658	$2,299,401	$2,927,291	$3,075,256	$3,377,160	$30.49
Total Operating Expenses	833,101	928,977	1,041,073	1,047,007	1,472,085	$13.29
Net Operating Income(2)	$1,052,557	$1,370,424	$1,886,218	$2,028,249	$1,905,075	$17.20
TI/LC	0	0	0	0	150,564	$1.36
Capital Expenditures	0	0	0	0	16,614	$0.15
Net Cash Flow	$1,052,557	$1,370,424	$1,886,218	$2,028,249	$1,737,896	$15.69

(1)	U/W Base Rent is based on in-place rent as of March 26, 2019 with rent steps taken through 2020 totaling $124,981 and averaged rent for Loudoun County EDA equal to $79,623.

(2)	The increase in historical Net Operating Income can be primarily attributed to the delivery and subsequent lease-up of the Loudoun – Building C Property following construction in 2015.

 A-3-103

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Pinchos D. Shermano
Borrowers(1):	Various
Original Balance(2):	$20,000,000
Cut-off Date Balance(2):	$20,000,000
% by Initial UPB:	3.0%
Interest Rate:	5.3500%
Payment Date:	6th of each month
First Payment Date:	February 6, 2019
Maturity Date:	January 6, 2029
Amortization:	Interest Only for first 60 months, 360 months thereafter
Additional Debt(2):	$25,000,000 pari passu
Call Protection(3):	L(27), D(90), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$134,691	$44,746
Insurance:	$227,798	$34,035
Replacement:	$358,000	$20,542
Immediate Repairs:	$567,000	NAP
Performance Holdback(4):	$1,000,000	$0
Flood Insurance(5):	$100,000	$0

Financial Information(2)
Cut-off Date Balance / Unit:	$45,639
Balloon Balance / Unit:	$42,314
Cut-off Date LTV(4):	67.1%
Balloon LTV:	63.6%
Underwritten NOI DSCR(6):	1.36x
Underwritten NCF DSCR(6):	1.28x
Underwritten NOI Debt Yield(4):	9.3%
Underwritten NCF Debt Yield(4):	8.8%
Property Information
Single Asset / Portfolio:	Portfolio of 3 Properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / 2017 – 2018
Total Units:	986
Property Management:	Multi-South Management Services, LLC; Multi-South Management Services of Missouri, LLC
Underwritten NOI:	$4,111,166
Underwritten NCF:	$3,859,022
Appraised Value:	$65,600,000
Appraisal Date:	October 2018

Historical NOI
Most Recent NOI:	$4,129,109 (T-12 November 30, 2018)
2017 NOI(7):	NAP
2016 NOI(7):	NAP
2015 NOI(7):	NAP

Historical Occupancy
Most Recent Occupancy:	93.2% (November 30, 2018)
2017 Occupancy(7):	NAP
2016 Occupancy(7):	NAP
2015 Occupancy(7):	NAP
(1)	The borrowers are Parkview 2016 LLC, PS MCII Cypress LLC, PS MCII Winding Creek LLC, Winding Creek 2017 LLC, Cypress 2017 LLC, HB Winding Creek LLC, HB Cypress LLC, CS Cypress LLC, Ridge Point LLC and CS Winding Creek LLC.

(2)	The Stern Multifamily Portfolio Loan (as defined below) is part of the Stern Multifamily Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $45,000,000. The Cut-off Date Balance / Unit, Maturity Date Balance / Unit, Underwritten NOI Debt Yield, Underwritten NOI Debt Yield at Maturity, Underwritten NCF DSCR, Cut-off Date LTV ratio and Balloon LTV ratio numbers are based on the aggregate principal balance of the promissory notes comprising the Stern Multifamily Portfolio Whole Loan.

(3)	The borrowers may obtain the release of individual properties. See “Partial Release” below.

(4)	Amounts in the Performance Holdback reserve are required to be released to the borrowers between January 6, 2021 and January 6, 2022, if, among other things, (i) no event of default or cash trap period is then continuing and (ii) the debt service coverage ratio as calculated under the Stern Multifamily Portfolio Whole Loan documents is equal to or greater than 1.31x. The Cut-off Date LTV ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the $1.0 million Performance Holdback reserve. Including the Performance Holdback reserve amount, the Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are 68.6%, 9.1% and 8.6% respectively.

(5)	The insurance has been obtained and the reserve amount returned to the borrowers.

(6)	Underwritten NOI DSCR and Underwritten NCF DSCR during the interest only period of the Stern Multifamily Portfolio (as defined below) are 1.58x and 1.68x, respectively.

(7)	The Borrower Sponsor acquired the Stern Multifamily Portfolio Properties in 2017. As such, Historical Occupancy and Historical NOI are not available prior to 2018.

 A-3-104

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

The Loan. The Stern Multifamily Portfolio loan (the “Stern Multifamily Portfolio Loan”) is part of a whole loan (the “Stern Multifamily Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $45,000,000, which are secured by the first priority fee interests in a portfolio of three multifamily properties totaling 986 units located in Missouri and Tennessee (the “Stern Multifamily Portfolio Properties”). The non-controlling promissory Note A-3 in the original principal amount of $10,000,000 and the non-controlling promissory Note A-4 in the original principal amount of $10,000,000 represent the Stern Multifamily Portfolio Loan and will be included in the CF 2019-CF1 securitization trust. Note A-1 and Note A-2 with an aggregate original principal balance of $25,000,000 were contributed to the MSC 2019-L2 securitization trust. The Stern Multifamily Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-L2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans-–The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Stern Multifamily Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-3	$10,000,000	$10,000,000	CF 2019-CF1	No
Note A-4	$10,000,000	$10,000,000	CF 2019-CF1	No
Note A-1	$15,000,000	$15,000,000	MSC 2019-L2	Yes
Note A-2	$10,000,000	$10,000,000	MSC 2019-L2	No
Total	$45,000,000	$45,000,000

The proceeds of the Stern Multifamily Portfolio Whole Loan were used primarily to refinance previous debt of approximately $32.5 million, return approximately $8.4 million of equity to the borrower sponsor, fund reserves of approximately $2.4 million and pay closing costs of approximately $1.7 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,000,000	100.0%	Existing Debt Payoff:	$32,499,079	72.2%
			Return of Equity:	$8,415,820	18.7%
			Reserves:	$2,387,489	5.3%
			Closing Costs:	$1,697,613	3.8%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers are Cypress 2017 LLC, PS MCII Cypress LLC, CS Cypress LLC, HB Cypress LLC, Winding Creek 2017 LLC, PS MCII Winding Creek LLC, CS Winding Creek LLC, HB Winding Creek LLC, Parkview 2016 LLC, and Ridge Point LLC, each structured to be bankruptcy-remote with one independent director. The borrowers are structured as tenants in common.

The borrower sponsor and nonrecourse carve-out guarantor for the Stern Multifamily Portfolio Whole Loan is Pinchos D. Shemano. Pinchos D. Shemano is the principal of David Stern Management, a commercial real estate firm based in Brooklyn, New York. Mr. Shemano controls and manages 25 office, retail, and multifamily properties. The current portfolio consists of four million square feet of office and retail space and 1,500 multifamily units.

The Properties. The Stern Multifamily Portfolio Properties are comprised of three multifamily properties totaling 986 units located in Missouri (two properties totaling 602 units) and Tennessee (one property totaling 384 units). The Stern Multifamily Portfolio Properties were built between 1967 and 1974. Since acquiring the Stern Multifamily Portfolio Properties in 2017, the borrower sponsor has invested approximately $2.0 million in capital expenditures.

 A-3-105

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

The following table presents detailed information with respect to each of the Stern Multifamily Portfolio Properties.

Stern Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Occupancy(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI

Cypress Village Apartments 11324 Hi Tower Drive Bridgeton, MO 63074	Multifamily	1967	330	95.5%	$18,000,000	40.0%	$27,600,000	$1,851,787	45.0%

Abington Apartments 4616 Scott Crossing Drive Memphis, TN 38128	Multifamily	1974	384	91.9%	$14,500,000	32.2%	$21,100,000	$1,340,192	32.6%

The Reserve at Winding Creek 7381 Normandie Court Hazelwood, MO 63042	Multifamily	1970	272	92.3%	$12,500,000	27.8%	$16,900,000	$919,187	22.4%

Total / Wtd. Avg.			986	93.2%	$45,000,000	100.0%	$65,600,000	$4,111,166	100.0%

(1)	As of November 30, 2018.

Cypress Village Apartments (330 Units, 33.5% of Units, 40.0% ALA). The Cypress Village Apartments property is a 330-unit multifamily property located in Bridgeton, Missouri. The Cypress Village Apartments property was built in 1967. The Cypress Village Apartments property is situated on a 23.04-acre parcel and contains 800 parking spaces, resulting in a parking ratio of approximately 2.4 spaces per unit. The amenities at the Cypress Village Apartments property include a common area laundry facility, a clubhouse, a swimming pool, and a fitness center. The Cypress Village Apartments property was 95.5% occupied as of November 30, 2018.

Abington Apartments (384 Units, 38.9% of Units, 32.2% ALA). The Abington Apartments property is a 384-unit multifamily property located in Memphis Tennessee. The Abington Apartments property was built in 1974. The Abington Apartments property is situated on a 22.92-acre parcel and contains 800 surface parking spaces, resulting in a parking ratio of approximately 2.1 spaces per unit. The amenities at the Abington Apartments property include a playground, a clubhouse, a swimming pool, and a fitness center. The Abington Apartments property was 91.9% occupied as of November 30, 2018. 20 of the units are occupied by tenants whose rent is subsidized, in whole or in part, by Section 8 vouchers.

The Reserve at Winding Creek (272 Units, 27.6% of Units, 27.8% ALA). The Reserve at Winding Creek property is a 272-unit multifamily property located in Hazelwood, Missouri. The Reserve at Winding Creek property was built in 1970. The Reserve at Winding Creek property is situated on a 18.86-acre parcel and contains 420 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per unit. The amenities at The Reserve at Winding Creek property include a sports court, a clubhouse, a swimming pool, a common area kitchen, a common area laundry facility and a fitness center. The Reserve at Winding Creek property was 92.3% occupied as of November 30, 2018.

The following table presents detailed information with respect to the unit mix of each of the Stern Multifamily Portfolio Properties.

Unit Mix
Property Name	# of Units	1 BR/ 1 BA	2 BR/ 1 BA	2 BR/ 1.5 BA	2 BR / 2 BA	3 BR / 1.5BA
Cypress Village Apartments	330	85	77	146	0	22
Abington Apartments	384	0	0	0	384	0
The Reserve at Winding Creek	272	136	136	0	0	0
Total	986	221	213	146	384	22

Environmental Matters. The Phase I environmental reports for the Cypress Village Apartments, Abington Apartments and The Reserve at Winding Creek properties dated November 21, 2018, November 2, 2018 and November 21, 2018, respectively, recommended no further action at the Stern Multifamily Portfolio Properties.

 A-3-106

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	T-12 11/30/2018	U/W	U/W Per Unit
Gross Potential Rent	$8,194,426	$8,097,132	$8,212
Vacancy(2)	(703,375)	(494,072)	($501)
Collection Loss	(331,359)	(332,035)	($337)
Concessions	(151,126)	(80,887)	($82)
Net Rental Income(2)	$7,008,567	$7,190,138	$7,292
Other Income	771,860	739,584	$750
Effective Gross Income	$7,780,427	$7,929,722	$8,042
Total Operating Expenses(3)	3,651,318	3,818,555	$3,873
Net Operating Income	$4,129,109	$4,111,166	$4,170
Capital Expenditures	0	252,144	$256
Net Cash Flow	$4,129,109	$3,859,022	$3,914

(1)	The borrower sponsor acquired the Stern Multifamily Portfolio Properties in 2017. As such, historical cash flows are not available prior to 2018.

(2)	U/W Net Rental Income is based on the third quarter of 2018 collections, which results in an implied economic vacancy of 6.1%. The appraiser concluded vacancy rate is 5.9% and the in-place physical vacancy is 6.8%.

(3)	The Abington Apartments property benefits from a PILOT program with the Health, Educational, and Housing Facility Board of the City of Memphis. Current property taxes payable under the PILOT are $43,476 per year, and the appraisal estimates that taxes will increase to $240,000 per year after the PILOT expires in May 2022. With respect to this property, the lender underwrote taxes of $171,217 per year, which is equal to the average property tax for this property during the loan term.

Partial Release. The borrowers have the right at any time after the lockout period and prior to the open period to obtain the release of individual properties, if, among other things, (i) the borrowers partially defease the Stern Multifamily Portfolio Whole Loan in an amount equal to 120% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio as calculated under the Stern Multifamily Portfolio Whole Loan documents for the remaining properties is greater than 1.26x; (iii) the loan-to-value ratio immediately following such partial release for the remaining properties is less than 68.6%; (iv) no individual property is permitted to be released prior to the release of The Reserve at Winding Creek property (unless such other property is simultaneously being released); and (v) customary REMIC requirements are satisfied.

 A-3-107

2547 Brindle Drive Harrisburg, PA 17110; 149 Emerald Street Keene, NH 03431	Collateral Asset Summary – Loan No. 15 Graham Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,400,000 66.7% 1.36x 7.2%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Acquisition/Recapitalization
Borrower Sponsor:	Mark D. Graham
Borrowers:	149 Emerald Street Owner LLC;
2547 Brindle Drive Owner LLC
Original Balance:	$19,400,000
Cut-off Date Balance:	$19,400,000
% by Initial UPB:	2.9%
Interest Rate:	5.2150%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$0	$0
Insurance:	$3,623	$1,811
TI/LC:	$0	$0
Replacement:	$0	$0
Ground Lease - New Hampshire:	$175,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$91
Balloon Balance / Sq. Ft.:	$91
Cut-off Date LTV:	66.7%
Balloon LTV:	66.7%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.36x
Underwritten NOI Debt Yield:	7.2%
Underwritten NCF Debt Yield:	7.2%
Property Information
Single Asset / Portfolio:	Portfolio of Two Properties
Property Type:	Leased Fee Other
Collateral:	Fee Simple
Location:	Harrisburg, PA and Keene, NH
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	213,415
Property Management:	NAP
Underwritten NOI:	$1,400,000
Underwritten NCF:	$1,400,000
Appraised Value:	$29,100,000
Appraisal Date:	February 15, 2019

Historical NOI(1)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(1)
Most Recent Occupancy:	NAP
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

(1)	Historical NOI and Historical Occupancy for the non-collateral improvements are not presented as the Graham Fee Portfolio Properties (as defined below) are subject to absolute triple net ground leases.

 A-3-108

2547 Brindle Drive Harrisburg, PA 17110; 149 Emerald Street Keene, NH 03431	Collateral Asset Summary – Loan No. 15 Graham Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,400,000 66.7% 1.36x 7.2%

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Allocated Loan Amount ($)(1)	Allocated Loan Amount (%)(1)	Appraised Value	% of Appraised Value
The Shoppes at Susquehanna	Harrisburg, PA	2004	110,339	$14,666,667	75.6%	$22,000,000	75.6%
Center at Colony Mill	Keene, NH	1984	103,076	$4,733,333	24.4%	$7,100,000	25.4%
Total			213,415	$19,400,000	100.0%	$29,100,000	100.0%
(1)	There are no property releases permitted under the Graham Fee Portfolio Loan and allocated loan amounts are based upon Appraised Value.

The Loan. The Graham Fee Portfolio mortgage loan (the “Graham Fee Portfolio Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interests in (i) a 110,339 sq. ft., unanchored retail property located in Harrisburg, Pennsylvania (the “The Shoppes at Susquehanna Property”) and (ii) a 103,076 sq. ft. office and retail mixed-use property located in Keene, New Hampshire (the “Center at Colony Mill Property”, and together with The Shoppes at Susquehanna Property, the “Graham Fee Portfolio Properties”) with an original and cut-off date principal balance of $19.4 million. The Graham Fee Portfolio Loan accrues interest at an interest rate of 5.2150% per annum. The Graham Fee Portfolio Loan has a 10-year term and is interest only for the duration of the loan term.

The Graham Fee Portfolio Loan proceeds were used to acquire the fee simple interest in a ground lease collateralized by The Shoppes at Susquehanna Property of $33.5 million, repay an existing loan on the Center at Colony Mill Property of approximately $3.1 million, pay closing costs of $1.1 million, fund $178,623 of upfront reserves and return $6.4 million of equity to the borrower sponsor. Based on the “as-is” appraised value of $29.1 million as of February 15, 2019, the Cut-off Date LTV is 66.7%.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$19,400,000	43.9%	Purchase Price – The Shoppes at Susquehanna(2)	$33,500,000	75.9%
Leasehold Sale – The Shoppes(2)	$24,750,000	56.1%	Return of Equity	$6,351,073	14.4%
at Susquehanna			Loan Payoff – Center at Colony Mill(3)	$3,054,000	6.9%
			Closing Costs	$1,066,305	2.4%
			Reserves	$178,623	0.4%
Total Sources	$44,150,000	100.0%	Total Uses	$44,150,000	100.0%
(1)	The funding of the Graham Fee Portfolio Loan facilitated (a) the acquisition of the fee interest in The Shoppes at Susquehanna Property and (b) the recapitalization of the Center at Colony Mill Property.

(2)	The fee simple interest in The Shoppes at Susquehanna Property was acquired at closing of the Graham Fee Portfolio Loan for $33.5 million and the borrower sponsor simultaneously sold the leasehold interest to Michael Shabsels and David Shabsels (individually or collectively, the “The Shoppes at Susquehanna Ground Lessee”) for $24.75 million. The ground lease (the “Susquehanna Ground Lease”) has a term of 99 years. The borrower sponsor will receive annual ground rent payments in the amount of $1.05 million for the first ten years of the Susquehanna Ground Lease with rent bumps every five years thereafter (as described herein) (the “Susquehanna Ground Rent”).

(3)	One of the members of the borrowers acquired the fee simple interest in Center at Colony Mill Property in June 2018 for $11.87 million and subsequently executed a 99-year ground lease (the “Colony Ground Lease”; together with the Susquehanna Ground Lease, the “Ground Lease”) with Michael Shabsels and David Shabsels (individually or collectively, the “Colony Ground Lessee”; together with The Shoppes at Susquehanna Ground Lessee, the “Ground Lessee”), in July 2018. In connection with aforementioned transaction, the Ground Lessee acquired the leasehold interest for $6.0 million. The borrower sponsor will receive annual ground rent payments in the amount of $350,000 for the first ten years of the Colony Ground Lease with rent bumps every five years thereafter (as described herein) (the “Colony Ground Rent”; together with the Susquehanna Ground Rent, the “Ground Rent”).

The Borrowers / Borrower Sponsor. The borrowers, 149 Emerald Street Owner LLC and 2547 Brindle Drive Owner LLC, are each a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity. The borrower sponsor and non-recourse carveout guarantor is Mark D. Graham.

Mark D. Graham is an attorney whose practice focuses on real estate finance for lenders and borrowers for commercial real estate properties including electrical and hydroelectric plants, gas stations, manufacturing facilities and general office space. Mark D. Graham is a graduate of Harvard Law School.

Michael and David Shabsels, the Ground Lessee, are the nation’s largest owner of for-profit summer camps. They currently own 26 summer camps in the northeast.

The Properties and Tenants. The non-collateral improvements at The Shoppes at Susquehanna Property consist of an 110,339 sq. ft. open-air shopping and dining destination, located at the intersection of Interstates 81 and 83 in Pennsylvania’s capital city, Harrisburg. Both highways provide accessibility and connectivity to the shopping center. The Shoppes at Susquehanna Property was built in 2004 and was, as of December 31, 2018, 97.7% occupied by 25 tenants, most of which have a national or regional footprint and consist of 9.0% or less of the NRA. The three largest tenants at The Shoppes at Susquehanna Property are Talbots (9,603 sq. ft.), Banana Republic (8,643 sq. ft.) and Harvest Seasonal Grill (7,175 sq. ft.). Both Talbots and Banana Republic have been at The Shoppes at Susquehanna Property in excess of 13 years, and have each extended their leases. Surface parking is available for 576 spaces or (approximately 5.2 spaces per 1,000 sq. ft.). According to the appraisal, the estimated 2018 population within a one, three, and five-mile radius of The Shoppes at Susquehanna Property is 6,971, 75,278 and 169,170, respectively, and the median household income within the same radii are $57,708, $56,958 and $56,084, respectively.

 A-3-109

2547 Brindle Drive Harrisburg, PA 17110; 149 Emerald Street Keene, NH 03431	Collateral Asset Summary – Loan No. 15 Graham Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,400,000 66.7% 1.36x 7.2%

The land is subject to an absolute net ground lease which was executed in connection with the origination of the Graham Fee Portfolio Loan, with an initial term of 99 years, expiring in March 2118. The Susquehanna Ground Rent will be flat for the first 10 years of the lease term with rent increases every five year thereafter.

The non-collateral improvements at the Center at Colony Mill Property consist of a 103,076 sq. ft. mixed-use center which includes a mix of office, medical and service-oriented retail tenants. The Center at Colony Mill Property is located in a commercial corridor in Keene, New Hampshire and is less than 0.25 miles west of Main Street. There is 16,869 sq. ft. (16.4% NRA) of second-floor office space and approximately 67.0% of the net rentable area is occupied by office or medical-oriented tenants. The three largest tenants at the Center at Colony Mill Property are Cheshire Medical Center (20,576 sq. ft.), Barton Associates, Inc. (13,034 sq. ft.) and Making Community Connections (8,081 sq. ft.). The Center at Colony Mill Property, which was built in 1984, was 93.7% occupied by 34 tenants as of February 20, 2019. Surface parking is available for 469 spaces (approximately 4.6 spaces per 1,000 sq. ft.). According to the appraisal, the estimated 2018 population within a one, three, and five-mile radius of the Center at Colony Mill Property is 11,278, 22,785 and 29,219, respectively, and the median household income within the same radii are $46,259, $55,818 and $56,805, respectively.

The land is subject to an absolute net ground lease dated July 20, 2018, with an initial term of 99 years and an expiration date in July 2117. The Colony Ground Rent is flat for the first 10 years of the lease with rent increases every five year thereafter.

Ground Lease Summary. The Ground Leases have the same Ground Lessee, Michael Shabsels and David Shabsels. The initial Ground Rent is different for each Ground Lease but the rent increases have the same structure: (i) rent is flat for the first 10 years (“Initial Ground Rent”), (ii) for each lease year after the first lease year, the ground lessor shall determine a “Target Ground Rent” for the purpose of determining future ground rent payments. The Target Ground Rent means an amount equal to the greater of (a) the prior year’s target ground rent increased by 1.95% or (b) the prior year’s target ground rent multiplied by a CPI adjustment factor, (iii) on the eleventh lease year, Ground Rent will be increased to the then applicable Target Ground Rent payment amount, (iv) commencing on the sixteenth lease year, and every ten lease years thereafter, Ground Rent will be increased by 10.14% and will remain the same for five consecutive lease years and (v) commencing with the twenty first lease year, and every ten lease years thereafter, the Ground Rent will be increased to the then applicable Target Ground Rent’s payment amount (i.e. the Target Ground Rent’s payment amount for the 21st lease year, 31st lease year, 41st lease year and so on), and will remain the same for five consecutive lease years until increased again pursuant to the percentage increase stated above. The Initial Ground Rent for The Shoppes at Susquehanna Property and the Center at Colony Mill Property are $1,050,000 and $350,000, respectively.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent	$1,400,000	$6.56
Value of Vacant Space	0	$0.00
Gross Potential Rent	$1,400,000	$6.56
Total Recoveries	0	$0.00
Other Income	0	$0.00
Less: Vacancy	(0)	($0.00)
Effective Gross Income	$1,400,000	$6.56
Total Operating Expenses	0	$0.00
Net Operating Income	$1,400,000	$6.56
TI/LC	0	$0.00
Capital Expenditures	0	$0.00
Net Cash Flow	$1,400,000	$6.56

 A-3-110

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date: Determination Date:

CONTACT INFORMATION	CONTENTS

	Distribution Summary	2

	Distribution Summary (Factors)	3

	Interest Distribution Detail	4

	Principal Distribution Detail	5

	Reconciliation Detail	6

	Stratification Detail	7

	Mortgage Loan Detail	11

	NOI Detail	12

	Delinquency Loan Detail	13

	Appraisal Reduction Detail	15

	Loan Modification Detail	17

	Specially Serviced Loan Detail	19

	Unscheduled Principal Detail	21

	Liquidated Loan Detail	23

Deal Contact:

Reports Available at sf.citidirect.com	B-1

Distribution Date: Determination Date:

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	B-2

Distribution Date: Determination Date:

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	B-3

Distribution Date: Determination Date:

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	B-4

Distribution Date: Determination Date:

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	B-5

Distribution Date: Determination Date:	Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	B-6

Distribution Date:
Determination Date:

Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	B-7

Distribution Date:
Determination Date:

Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	B-8

Distribution Date:
Determination Date:

Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	B-9

Distribution Date:
Determination Date:

Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	B-10

Distribution Date:
Determination Date:

Mortgage Loan Detail
Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	B-11

Distribution Date:
Determination Date:

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	B-12

Distribution Date:
Determination Date:

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	B-13

Distribution Date:
Determination Date:

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	B-14

Distribution Date:
Determination Date:

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	B-15

Distribution Date:
Determination Date:

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	B-16

Distribution Date:
Determination Date:

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	B-17

Distribution Date:
Determination Date:

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	B-18

Distribution Date:
Determination Date:	Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	B-19

Distribution Date:
Determination Date:	Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	B-20

Distribution Date:
Determination Date:	Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals	There is no unscheduled principal activity for the current distribution period.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	B-21

Distribution Date:
Determination Date:	Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals	There is no historical unscheduled principal activity.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	B-22

Distribution Date:
Determination Date:	Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	B-23

Distribution Date:
Determination Date:	Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	B-24

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: CF 2019-CF1

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: LNR Partners, LLC
Controlling Class Representative: LNR Securities Holdings, LLC

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement dated as of April 1, 2019 (the “PSA”), among KeyBank National Association, as Master Servicer, LNR Partners, LLC, KeyBank National Association and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Citibank, N.A., as Trustee and Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the PSA with respect to the resolution and/or liquidation of the Specially Serviced Loans and provides this Operating Advisor Annual Report.

No information or any other content included in this Operating Advisor Annual Report contravenes any provision of the PSA. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under the PSA during the prior calendar year on an asset-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

Subject to the restrictions in the PSA, this Operating Advisor Annual Report (A) identifies any material deviations, if any (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans and (B) complies with all of the confidentiality requirements described in the PSA.

In connection with the assessment set forth in this report, the Operating Advisor:

1.       Reviewed any annual compliance statement delivered to the Operating Advisor pursuant to Section 10.11 the PSA and the following issues were noted therein: [ ]

Operating Advisor Actions:

2.       Reviewed any annual independent public accountants’ servicing report delivered to the Operating Advisor pursuant to Section 10.13 of the PSA and the following issues were noted therein: [ ]

Operating Advisor Actions:

3.       Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [ ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the PSA, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the PSA.

Terms used but not defined herein have the meaning set forth in the PSA as described herein.

C-1

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC
Its Sole Member

	By:	Park Bridge Financial LLC
Its Sole Member

By:
Name:
Title:

C-2

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective MLPA make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The representations and warranties below are not intended to constitute statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement or any Other Pooling and Servicing Agreement with respect to a Non-Serviced Mortgage Loan and the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or

D-1-1

premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after April 8, 2019.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of

D-1-2

such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement, provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject

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to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be

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expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer.

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for comparable mortgage loans intended for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment)

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obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or Whole Loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was

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authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (provided that the Mortgaged Property generates sufficient cash flow to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial

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Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable)) is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien on the real property interest that is in parity with the Mortgage Loan (or Whole Loan, if applicable)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer

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meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex D-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include

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industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal

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proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1 (including, but not limited to,

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the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan (or Whole Loan, as applicable), the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a

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supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule D-3 to Annex D-2.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	3 Columbus Circle (Loan No. 2)	JPMorgan Chase Bank, National Association (“JPMCB”) occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.
(6) Permitted Liens; Title Insurance	AC by Marriott San Jose (Loan No. 6)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender that is not a “Competitor”.
(6) Permitted Liens; Title Insurance	Amazon Distribution Livonia (Loan No. 7)	In the event that the Mortgagor desires to sell the Mortgaged Property, the sole tenant, Amazon, has the right of first offer and a right of first refusal to purchase the Mortgaged Property during the term of its lease. Pursuant to a subordination, non-disturbance and attornment agreement, such rights of first offer and first refusal do not apply to any exercise of remedies by the lender, but would apply to subsequent transfers.
(6) Permitted Liens; Title Insurance	Atrium Two (Loan No. 8)	The tenant Cincinnati Bell, Inc. has a right of first offer to purchase the Mortgaged Property in the event the Mortgagor intends to sell the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer does not apply to any exercise of remedies by the lender, but would apply to subsequent transfers.
(6) Permitted Liens; Title Insurance	Shelbourne Global Portfolio II (Loan No. 17)	The largest tenant, Chase Bank USA (“Chase”), has a right of first refusal (“ROFR”) to purchase a parcel of land known as “Parcel 1B” located at the White Clay Office Park Mortgaged Property. Prior to accepting any bona fide offer for Parcel 1B, the borrower is required to deliver such offer to Chase, from which time Chase will have 30 days to enter into a contract to purchase Parcel 1B. The ROFR does not apply to a foreclosure or deed-in-lieu of foreclosure, but will apply to a subsequent transfer of Parcel 1B. The ROFR does not apply to any sale of the entire Mortgaged Property.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	394 Broadway (Loan No. 16)	The Mortgaged Property is subject to a right of first refusal, which was granted by the Mortgagor to John and Ronald Pasquale (“Pasquale”) in connection with a loan made by Pasquale to the related borrower sponsor (which loan was paid in full prior to the origination of the Mortgage Loan). The right of first refusal requires the Mortgagor to offer to sell the Mortgaged Property to Pasquale on the same terms as set forth in an offer by a potential purchaser, subject to a reduction in purchase price by the greater of 4% or $400,000 of the amount set forth in the original offer. The right of first refusal expires in 2025. Pasquale did not sign an agreement subordinating the right of first refusal to the Mortgage.
(7) Junior Liens (30) Due on Sale and Encumbrance	Atrium Two (Loan No. 8)	The Borrower is permitted to obtain PACE financing pursuant to the applicable Ohio State PACE program; subject to the satisfaction of certain conditions, including that the PACE financing may not exceed $5,000,000 and is required to be used for energy saving features including roof work, chiller/AC work, and elevator modernization.
(16) Insurance	625 North Michigan Avenue (Loan No. 1)	The Declaration of Covenants, Conditions, Restrictions and Easements entered into in connection with the vertical subdivision of the Mortgaged Property requires that insurance proceeds be held by the institution chosen by the vertical subdivision owners rather than the lender (or a trustee appointed by it).
(16) Insurance	3 Columbus Circle (Loan No. 2)	The Mortgage Loan documents permit insurance through a syndicate of insurers through which, if such syndicate consists of five (5) or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
(16) Insurance	Atrium Two (Loan No. 8) Meadowlands Apartments (Loan No. 19)	The Mortgage Loan documents permit insurance through multi-layered policies through which, if five (5) or more insurance companies issue the policies, (A) at least 60% of the insurance coverage (or 75% if four (4) or fewer insurance companies issue the policies) is provided by insurance companies having a claims paying ability rating of “A” or better by S&P (and, to the extent Moody’s rates the insurance companies, “A2” or better by Moody’s) and (B) the remaining 40% of the insurance coverage (or the remaining 25% if four (4) or fewer insurance companies issue the policies) is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P (and, to the extent Moody’s rates the insurance companies, “Baa2” or better by Moody’s).

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(19) No Contingent Interest or Equity Participation	Amazon Distribution Livonia (Loan No. 7)	The Mortgagor is owned by a subsidiary of Cantor Fitzgerald, L.P., which is affiliated with CCRE.
(26) Recourse Obligations	625 North Michigan Avenue (Loan No. 1)	The Mortgage Loan documents do not provide recourse to a guarantor distinct from the Mortgagor for any breach of the environmental covenants contained in the related Loan Documents.
(26) Recourse Obligations	3 Columbus Circle (Loan No. 2)

In the event that the Borrower obtains and maintains an environmental insurance policy naming the lender (together with its successors and assigns) as an additional named insured (the “Environmental Insurance”), then the lender is required to first seek recovery under such Environmental Insurance before seeking indemnity, reimbursement or recovery from the Borrower or the guarantor for losses within the scope of the indemnity under the environmental indemnity agreement that are within the scope of coverage and are not specifically excluded from the terms of the Environmental Insurance.

The loss carveout for misappropriation of rents covers misappropriation of rents only following an event of default.

(28) Financial Reporting and Rent Rolls	3 Columbus Circle (Loan No. 2)	The annual financial statements that are required to be provided under the loan documents are a complete copy of the Mortgagors’ financial statements (which may be on a consolidated basis), and containing statements of profit and loss for the Mortgagors and a balance sheet for the Mortgagors. Such financial statements are not required to be provided on a combined basis.
(29) Acts of Terrorism Exclusion	3 Columbus Circle (Loan No. 2) Atrium Two (Loan No. 8)	All exceptions to Representation 16 are also exceptions to this Representation 29.
(39) Organization of Mortgagor	Fairfax Multifamily Portfolio (Loan No. 5) FIGO Multifamily Portfolio I (Loan No. 11)	The Mortgagors under each of the related Mortgaged Loans are affiliated with each other.

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SCHEDULE D-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

LOANS WITH EXISTING MEZZANINE DEBT

Fairfax Multifamily Portfolio

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SCHEDULE D-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Shelbourne Global Portfolio II

Meadowlands Apartments

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SCHEDULE D-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

CROSSED MORTGAGE LOANS

None.

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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	Irving Market Center (Loan No. 10)	Pursuant to the terms of its lease, the tenth largest tenant, El Fenix (representing approximately 4.3% of the net rentable area), has a right of first offer to purchase its respective tenant space, in the event that all or any material portion of its leased space is offered for sale. Such right of first refusal will not apply in the event of a sale of the entire Mortgaged Property.
(6) Permitted Liens; Title Insurance	Irving Market Center (Loan No. 10)	Sprint Spectrum L.P. (“Sprint”) ground leases certain roof space at the Mortgaged Property for use as a cell tower site. Pursuant to the terms of its ground lease, Sprint has a right of first refusal to purchase a fee title, an easement, a lease, a license, or any other interest in any roof space at the Mortgaged Property, in the event that an offer is received from any person or entity that owns towers or other wireless telecommunications facilities to purchase such fee title, easement, lease, license or any other interest in such roof space. Such right of first offer will not apply in the event of a sale of the entire Mortgaged Property.
(16) Insurance	Key Executive Office (Loan No. 24)	The Mortgaged Property maintains coverage for windstorm, windstorm related perils and/or named storms, in an amount that exceeds the original principal balance of the Mortgage Loan and the full insurable value on a replacement cost basis of the improvements, personality and fixtures included in the Mortgaged Property, in the form of a blanket policy under which two other properties share the $10,000,000 loss limit with the Mortgaged Property. With respect to casualty caused by windstorm, windstorm related perils and/or named storms, the Mortgagor and the guarantor have recourse liability for an amount equal to the difference between the insurance proceeds actually received as a result of such casualty and the amount of insurance proceeds which would have been received had the Mortgagor purchased a standalone policy, plus any rental loss resulting from such casualty up to an amount equal to 12 months’ rental loss.
(16) Insurance	Key Executive Office (Loan No. 24)	The Mortgaged Property does not maintain additional excess flood insurance coverage in an amount as is generally required for comparable mortgage loans intended for securitization or business interruption or rental loss insurance coverage resulting from a flood casualty. With respect to any casualty caused by flood, the Mortgagor and the guarantor have recourse liability for any loss in excess of the $500,000 coverage under the National Flood Insurance Program policy up to an amount equal to an additional $1,000,000 plus any rental loss resulting from such casualty up to an amount equal to 12 months’ rental loss.
(19) No Contingent Interest or Equity	Irving Market Center (Loan No. 10)	An affiliate of the Lender holds a controlling equity interest in the Mortgagor. Proceeds of the Mortgage Loan were used by the Mortgagor to refinance a bridge loan on the Mortgaged Property which was previously securitized in a trust and for which LNR Partners, LLC was the special servicer.

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Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(24) Local Law Compliance	Twin Keys Apartments (Loan No. 30)	The Mortgaged Property is the subject of certain municipal fire code violations.
(25) Licenses and Permits	Village at Camp Bowie (Loan No. 9)	Certain tenants at the Mortgaged Property do not have certificates of occupancy.
(31) Single-Purpose Entity	Irving Market Center (Loan No. 10)	No non-consolidation opinion was obtained at origination.
(31) Single-Purpose Entity	Montgomery Commons (Loan No. 12)	No non-consolidation opinion was obtained at origination.
(31) Single-Purpose Entity	Montgomery Commons (Loan No. 12)	The Mortgagor previously owned an additional condominium unit included in the condominium regime governing the Mortgaged Property.
(31) Single-Purpose Entity	Graham Fee Portfolio (Loan No. 15)	One of the Mortgagors previously owned the improvements on the Shoppes at Susquehanna Mortgaged Property. In connection with the execution of the related ground lease, the related Mortgagor sold the improvements on the Shoppes at Susquehanna Mortgaged Property to the related ground lessees.
(31) Single-Purpose Entity	Pacific Palm (Loan No. 24)	The Mortgagor previously owned an unimproved parcel of land adjacent to the Mortgaged Property.
(31) Single-Purpose Entity	Best Western Plus Crawfordsville (Loan No. 35)	The Mortgagor previously owned two unimproved parcels of land and an improved parcel of land, each adjacent to the Mortgaged Property. Such previously owned parcels, along with the Mortgaged Property, previously secured a prior mortgage loan.
(40) Environmental Conditions	Graham Fee Portfolio (Loan No. 15)	In connection with environmental testing and the removal of an underground storage tank at the Center at Colony Mill Mortgaged Property in 1988, the New Hampshire Department of Environmental Services (“NHDES”) was made aware of impacts to soil and groundwater in connection with volatile organic compounds, metals and other petroleum products identified during such environmental testing. Impacted soil was excavated and removed from the Center at Colony Mill Mortgaged Property, or treated and reused onsite. The NHDES issued a groundwater monitoring permit to monitor the hazardous substances in the groundwater at the Center at Colony Mill Mortgaged Property. The related Phase I environmental site assessment identified that, according to the most recent groundwater sampling conducted twice a year in connection with the NHDES permit, dissolved cadmium was detected at the Center at Colony Mill Mortgaged Property in concentrations above the applicable NHDES water quality standards for cadmium only. The continued exceedances of cadmium above the applicable NHDES water quality standards represents a recognized environmental condition.

D-2-8

SCHEDULE D-1

STARWOOD MORTGAGE CAPITAL LLC

LOANS WITH EXISTING MEZZANINE DEBT

None.

D-2-9

SCHEDULE D-2

STARWOOD MORTGAGE CAPITAL LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Village at Camp Bowie

Irving Market Center

D-2-10

SCHEDULE D-3

STARWOOD MORTGAGE CAPITAL LLC

CROSSED MORTGAGE LOANS

None.

D-2-11

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Licenses and Permits	SSTII Self Storage Portfolio II (Loan No. 3)	With respect to the SSTII Self Storage Portfolio II Mortgage Loan, the related Loan Documents require the Borrower, prior to August 1, 2019, to complete all actions required to register the fuel oil and emergency generator aboveground storage tanks located at the individual Mortgaged Property located at 6 Sun Island Road, Nantucket, MA with the Nantucket Fire Department, and obtain and provide to the related lender permits for such tanks from the Fire Department.
(26) Recourse Obligations

SSTII Self Storage Portfolio II (Loan No. 3)

Wells County MHC Portfolio (Loan No. 23)

Entergy Building (Loan No. 21)

Courtyard by Marriott – Ogden (Loan No. 20)

U-Store Self Storage Richland (Loan No. 36)

With respect to the SSTII Self Storage Portfolio II Mortgage Loan, Courtyard by Marriott – Ogden Mortgage Loan, Entergy Building Mortgage Loan, and U-Store Self Storage Richland Mortgage Loan, the related Loan Documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation”.

With respect to the Wells County MHC Portfolio Mortgage Loan, the related Loan Documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful and intentional misrepresentation” as opposed to “intentional material misrepresentation”.

(27) Mortgage Releases

SSTII Self Storage Portfolio II (Loan No. 3)

Wells County MHC Portfolio (Loan No. 23)

Entergy Building (Loan No. 21)

Courtyard by Marriott – Ogden (Loan No. 20)

U-Store Self Storage Richland (Loan No. 36)

In the event of a taking of any portion of any of a Mortgaged Property by a State or any political subdivision or authority thereof, the Borrower cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions if the related Borrower provides an opinion of counsel to the holder of the Mortgage Loan that the Trust will continue to maintain its status as a REMIC Trust if such amount is not paid.

D-2-12

SCHEDULE D-1

KEYBANK NATIONAL ASSOCIATION

LOANS WITH EXISTING MEZZANINE DEBT

Fairfax Multifamily Portfolio

D-2-13

SCHEDULE D-2

KEYBANK NATIONAL ASSOCIATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Courtyard by Marriott – Ogden

Wells County MHC Portfolio

D-2-14

SCHEDULE D-3

KEYBANK NATIONAL ASSOCIATION

CROSSED MORTGAGE LOANS

None.

D-2-15

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

CIBC Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Liens; Valid Assignment; (6) Permitted Liens; Title Insurance	Fairfield Inn & Suites Marion (Loan No. 31)	The franchisor, Marriott International, Inc., has a right of first refusal in connection with any proposed sale of the related Mortgaged Property to a Competitor (as such term is defined in the related franchise agreement) of the franchisor. Such right of first refusal is subordinate to the rights of lenders under a mortgage or security deed secured by the related Mortgaged Property, only if and as long as: (i) the lender is not a Competitor or Affiliate of a Competitor (as such terms are defined in the related franchise agreement); and (ii) any such mortgage or security deed remains validly recorded and in full force and effect and the Mortgage Loan is in compliance with requirements pertaining to financings or indebtedness in the related franchise agreement.
(16) Insurance	Aloha Mobile Home Park (Loan No. 22)	With respect to insurance for wind/hail and named storm related perils, the related Loan Documents permit a deductible for such coverage in an amount equal to three percent (3%) of the insured value of the related Mortgaged Property. The amount of such deductible may be considered higher than customary.
(16) Insurance	Shannon Park Apartments (Loan No. 32)	With respect to insurance for Named Storm coverage, the related Loan Documents permit a deductible for such coverage in an amount equal to two percent (2%) of the total insurable value of the related Mortgaged Property, with a minimum deductible of $25,000.00. The amount of such deductible may be considered higher than customary.
(24) Local Law Compliance	Shannon Park Apartments (Loan No. 32)	As of the origination of the related Mortgage Loan, a zoning consultant’s report determined that the use of the Mortgaged Property for multifamily use requires a conditional use permit. The current use of the Mortgaged Property is multifamily and is considered legal non-conforming. The related Loan documents require the related Borrower to maintain a down zoning endorsement throughout the term of the related Mortgage Loan, and the related Loan Documents contain a recourse carve out for losses to the Guarantor in the event the related Borrower cannot restore the related Mortgaged Property to the same use.

D-2-16

CIBC Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Single-Purpose Entity	Concord Pike Plaza & Newport Shopping Center (Loan No. 33)	Halakos Commercial Newport, LLC (“Newport”), one of the co-Borrowers of the related Mortgage Loan, is a recycled entity that has previously used a bank account that was also used by affiliates of Newport for properties unrelated to the Mortgaged Property. Newport has opened a new bank account in its name in connection with the origination of the related Mortgage Loan and covenants in the related Mortgage Loan documents and its organizational documents to maintain its own separate bank accounts, payroll and correct, complete and separate books of account during the loan term. In addition, the related Mortgage Loan documents contain a recourse carve out for losses to the Guarantor for the breach of the aforementioned covenant or the failure to have maintained its own separate bank accounts, payroll and correct, complete and separate books of account in the past.

D-2-17

SCHEDULE D-1

CIBC INC.

LOANS WITH EXISTING MEZZANINE DEBT

None.

D-2-18

SCHEDULE D-2

CIBC INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

D-2-19

SCHEDULE D-3

CIBC INC.

CROSSED MORTGAGE LOANS

None.

D-2-20

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
4/30/2019	$18,934,000.00	3/15/2024	$18,934,000.00
5/15/2019	$18,934,000.00	4/15/2024	$18,933,165.12
6/15/2019	$18,934,000.00	5/15/2024	$18,628,543.42
7/15/2019	$18,934,000.00	6/15/2024	$18,337,887.11
8/15/2019	$18,934,000.00	7/15/2024	$18,014,463.67
9/15/2019	$18,934,000.00	8/15/2024	$17,721,151.78
10/15/2019	$18,934,000.00	9/15/2024	$17,426,571.63
11/15/2019	$18,934,000.00	10/15/2024	$17,099,334.48
12/15/2019	$18,934,000.00	11/15/2024	$16,802,065.24
1/15/2020	$18,934,000.00	12/15/2024	$16,472,214.47
2/15/2020	$18,934,000.00	1/15/2025	$16,172,233.17
3/15/2020	$18,934,000.00	2/15/2025	$15,870,954.72
4/15/2020	$18,934,000.00	3/15/2025	$15,474,874.79
5/15/2020	$18,934,000.00	4/15/2025	$15,170,579.76
6/15/2020	$18,934,000.00	5/15/2025	$14,833,900.39
7/15/2020	$18,934,000.00	6/15/2025	$14,526,833.29
8/15/2020	$18,934,000.00	7/15/2025	$14,187,459.64
9/15/2020	$18,934,000.00	8/15/2025	$13,877,596.78
10/15/2020	$18,934,000.00	9/15/2025	$13,566,393.97
11/15/2020	$18,934,000.00	10/15/2025	$13,223,000.69
12/15/2020	$18,934,000.00	11/15/2025	$12,908,966.80
1/15/2021	$18,934,000.00	12/15/2025	$12,562,821.90
2/15/2021	$18,934,000.00	1/15/2026	$12,245,932.74
3/15/2021	$18,934,000.00	2/15/2026	$11,927,673.20
4/15/2021	$18,934,000.00	3/15/2026	$11,516,074.06
5/15/2021	$18,934,000.00	4/15/2026	$11,194,657.65
6/15/2021	$18,934,000.00	5/15/2026	$10,841,337.42
7/15/2021	$18,934,000.00	6/15/2026	$10,517,002.68
8/15/2021	$18,934,000.00	7/15/2026	$10,160,846.03
9/15/2021	$18,934,000.00	8/15/2026	$9,833,568.02
10/15/2021	$18,934,000.00	9/15/2026	$9,504,874.62
11/15/2021	$18,934,000.00	10/15/2026	$9,144,481.64
12/15/2021	$18,934,000.00	11/15/2026	$8,812,807.74
1/15/2022	$18,934,000.00	12/15/2026	$8,449,517.91
2/15/2022	$18,934,000.00	1/15/2027	$8,114,838.05
3/15/2022	$18,934,000.00	2/15/2027	$7,778,710.74
4/15/2022	$18,934,000.00	3/15/2027	$7,351,018.05
5/15/2022	$18,934,000.00	4/15/2027	$7,011,586.24
6/15/2022	$18,934,000.00	5/15/2027	$6,640,756.23
7/15/2022	$18,934,000.00	6/15/2027	$6,298,252.18
8/15/2022	$18,934,000.00	7/15/2027	$5,924,436.15
9/15/2022	$18,934,000.00	8/15/2027	$5,578,833.62
10/15/2022	$18,934,000.00	9/15/2027	$5,231,736.31
11/15/2022	$18,934,000.00	10/15/2027	$4,853,455.93
12/15/2022	$18,934,000.00	11/15/2027	$4,503,220.89
1/15/2023	$18,934,000.00	12/15/2027	$4,121,890.84
2/15/2023	$18,934,000.00	1/15/2028	$3,768,491.27
3/15/2023	$18,934,000.00	2/15/2028	$3,413,563.13
4/15/2023	$18,934,000.00	3/15/2028	$2,998,243.59
5/15/2023	$18,934,000.00	4/15/2028	$2,639,983.22
6/15/2023	$18,934,000.00	5/15/2028	$2,250,853.07
7/15/2023	$18,934,000.00	6/15/2028	$1,889,359.60
8/15/2023	$18,934,000.00	7/15/2028	$1,497,087.09
9/15/2023	$18,934,000.00	8/15/2028	$1,132,332.89
10/15/2023	$18,934,000.00	9/15/2028	$766,000.93
11/15/2023	$18,934,000.00	10/15/2028	$369,025.73
12/15/2023	$18,934,000.00	and thereafter	$0.00
1/15/2024	$18,934,000.00
2/15/2024	$18,934,000.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	23
Risk Factors	65
Description of the Mortgage Pool	158
Transaction Parties	242
Credit Risk Retention	295
Description of the Certificates	298
Description of the Mortgage Loan Purchase Agreements	337
Pooling and Servicing Agreement	347
Certain Legal Aspects of Mortgage Loans	458
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	473
Pending Legal Proceedings Involving Transaction Parties	475
Use of Proceeds	475
Yield and Maturity Considerations	475
Material Federal Income Tax Considerations	489
Certain State, Local and Other Tax Considerations	502
Method of Distribution (Underwriter)	503
Incorporation of Certain Information by Reference	505
Where You Can Find More Information	505
Financial Information	506
Certain ERISA Considerations	506
Legal Investment	509
Legal Matters	510
Ratings	510
Index of Defined Terms	513

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	E-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$586,666,559
(Approximate)

CCRE Commercial Mortgage
Securities, L.P.
Depositor

CF 2019-CF1 Mortgage Trust

(Central Index Key Number 0001771200)
Issuing Entity

CF 2019-CF1 Mortgage Trust

Commercial Mortgage
Pass-Through Certificates,
Series 2019-CF1

Class A-1	$9,039,000
Class A-2	$47,743,000
Class A-SB	$18,934,000
Class A-3	$50,595,000
Class A-4	$154,167,000
Class A-5	$182,897,561
Class X-A	$463,375,561
Class X-B	$123,290,998
Class A-S	$60,404,315
Class B	$32,270,798
Class C	$30,615,885

PROSPECTUS

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Lead Manager and Joint Bookrunner

CIBC World Markets

Co-Manager

Drexel Hamilton

Co-Manager

CastleOak Securities, L.P.

Co-Manager

April 16, 2019